 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1998

                                                REGISTRATION NO. 333-61519

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------
                             SAMSONITE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                       3161                 36-3511556
   (State or Other            (Primary Standard        (I.R.S. Employer
   Jurisdiction of                Industrial            Identification
  Incorporation or              Classification              Number)
    Organization)                Code Number)
                            11200 EAST 45TH AVENUE
                            DENVER, COLORADO 80239
                                (303) 373-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrants' Principal Executive Offices)
                                --------------
                              D. MICHAEL CLAYTON
                             SAMSONITE CORPORATION
                   GENERAL COUNSEL AND VICE PRESIDENT--LEGAL
                            11200 EAST 45TH AVENUE
                            DENVER, COLORADO 80239
                                (303) 373-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                --------------
                                   Copy to:
                          GREGORY A. FERNICOLA, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 735-3000

                                               PRIMARY STANDARD
                                                  INDUSTRIAL    I.R.S. EMPLOYER
                               JURISDICTION OF  CLASSIFICATION  IDENTIFICATION
NAME OF ADDITIONAL REGISTRANT   INCORPORATION       NUMBER          NUMBER
-----------------------------  --------------- ---------------- ---------------
Samsonite Holdings Inc.*......    Delaware           9999         84-1469898

                                --------------
-------
* Address and telephone number of principal executive offices are same as Samsonite Corporation.
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this registration statement.

                                --------------
  If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended ( the "Securities Act"), please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                               Proposed        Proposed
                                 Amount        Maximum          Maximum
  Title of each Class of         to be      Offering Price     Aggregate        Amount of
Securities to be Registered    Registered      Per Unit    Offering Price(1) Registration Fee
---------------------------------------------------------------------------------------------
 13 7/8% Senior
  Redeemable Exchangeable
  Preferred Stock of
  Samsonite
  Corporation(4)........     175,000 shares     $1,000       $175,000,000       $51,625(2)
---------------------------------------------------------------------------------------------
 13 7/8% Senior
  Redeemable Exchangeable
  Preferred Stock of
  Samsonite
  Corporation(4)........       175,000(3)        (3)                               (3)
---------------------------------------------------------------------------------------------
 13 7/8% Junior
  Subordinated Debentures
  due 2010 of Samsonite
  Corporation(4)........                         (4)                               (4)
---------------------------------------------------------------------------------------------
 13 7/8% Senior
  Debentures due 2010 of
  Samsonite Holdings
  Inc.(4)...............                         (4)                               (4)

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(1)Estimated solely for purposes of calculating the registration fee.

(2)Previously paid.

(3) Represents shares of 13 7/8% Senior Redeemable Exchangeable Preferred Stock that may, at the option of Samsonite Corporation, be issued as dividends on the 13 7/8% Senior Redeemable Exchangeable Preferred Stock. No additional registration fee is payable in respect thereof.

(4) The 13 7/8% Senior Redeemable Exchangeable Preferred Stock is exchangeable at the option of Samsonite Corporation for 13 7/8% Junior Subordinated Debentures due 2010 of Samsonite Corporation or at the option of Samsonite Corporation for 13 7/8% Senior Debentures due 2010 of Samsonite Holdings Inc. No additional registration fee is payable in respect of the 13 7/8% Junior Subordinated Debentures of Samsonite Corporation and the 13 7/8% Senior Debentures of Samsonite Holdings Inc.
                                --------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  In addition to the preferred stock and debt securities being registered by Samsonite Corporation, a Delaware corporation (the "Company"), hereby, this registration statement also relates to the possible issuance, at the election of the Company, of debt securities of Samsonite Holdings Inc. ("Holdings") in redemption of and in exchange for the preferred stock being registered hereby. If such election were made, it is currently contemplated that Holdings would become a holding company of the Company through a merger transaction pursuant to Section 251(g) of the Delaware General Corporation Law and, accordingly, the Certificate of Incorporation and By-Laws of Holdings immediately following the effective time of the merger would contain provisions identical to the Certificate of Incorporation and By-Laws of the Company immediately prior to the effective time of the merger and the directors of the Company immediately prior to the effective time of the merger would become or remain the directors of Holdings upon the effective time of the merger. In addition, if such election were made, pursuant to the Certificate of Designation filed with the Secretary of State of the State of Delaware on June 23, 1998, the sole material asset of Holdings would be the capital stock of the Company, and immediately prior to and at the date of election, Holdings would have no material liabilities other than in respect of the debt securities being registered hereby. Holdings is currently a wholly owned subsidiary of the Company with no business operations and no material assets or liabilities.

PROSPECTUS
                           OFFER FOR ALL OUTSTANDING
    13 7/8% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK IN EXCHANGE FOR
       13 7/8% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK, WHICH HAS
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                      OF
                             SAMSONITE CORPORATION

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER
                        28, 1998, UNLESS EXTENDED.

                                --------------

  Samsonite Corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange one share of its 13 7/8% Senior Redeemable Exchangeable Preferred Stock, liquidation preference $1,000 per share (the "New Senior Preferred Stock"), which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for one share of its issued and outstanding 13 7/8% Senior Redeemable Exchangeable Preferred Stock (the "Old Senior Preferred Stock" and, together with the New Senior Preferred Stock, the "Senior Preferred Stock"). The terms of the New Senior Preferred Stock are identical in all material respects to the Old Senior Preferred Stock, except for certain transfer restrictions and registration rights relating to the Old Senior Preferred Stock and except for certain provisions for Additional Dividends (as defined herein) on the Old Senior Preferred Stock under certain circumstances relating to the timing of the Exchange Offer, which rights will terminate upon consummation of the Exchange Offer. As of the date hereof, there are 175,000 shares of Old Senior Preferred Stock outstanding.

  On June 24, 1998, the Company issued 175,000 units consisting of $175,000,000 aggregate liquidation preference of its Old Senior Preferred Stock and warrants to acquire an aggregate of 1,959,000 shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock"). The Old Senior Preferred Stock was issued pursuant to an offering exempt from, or not subject to, registration under the Securities Act and applicable state securities laws.

  The Old Senior Preferred Stock was issued as part of the financing necessary to effect the Recapitalization (as defined herein) which included the repurchase in a tender offer (the "Tender Offer") of 10.5 million shares of Common Stock at a price of $40.00 per share ($420 million in the aggregate). Concurrently with the consummation of the offering of the Old Senior Preferred Stock, the Company and its principal European subsidiary entered into the New Credit Facility (as defined herein) to obtain funds that, together with the net proceeds from the offering of the Old Senior Preferred Stock and a concurrent offering (the "Concurrent Offering") of $350,000,000 aggregate principal amount of the Company's 10 3/4% Senior Subordinated Notes due 2008 (the "Notes"), were used to finance the Recapitalization.

  Holders of the Senior Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum of 13 7/8% of the liquidation preference per share of Senior Preferred Stock, payable quarterly in arrears on each March 15, June 15, September 15 and December 15 (each, a "Dividend Payment Date"), commencing September 15, 1998. Dividends may be paid, at the Company's option, on any Dividend Payment Date occurring on or prior to June 15, 2003, either in cash or by the issuance of additional shares of Senior Preferred Stock with a liquidation preference equal to the amount of such dividends; thereafter, dividends will be payable in cash. If any dividend payable on any Dividend Payment Date subsequent to June 15, 2003 is not paid in full in cash, or if, at any time, any of the events described in clauses (ii) through (vi) of the definition of the Voting Rights Triggering Event (as defined herein) shall have occurred, the per annum dividend rate will be increased by 2% from such Dividend Payment Date or during the continuance of any such Voting Rights Triggering Event, as the case may be. See "Description of Senior Preferred Stock and Exchange Debentures-- The Senior Preferred Stock--Dividends" and "--Voting Rights." The New Credit Facility contains certain limitations on the ability of the Company to pay cash dividends on the Senior Preferred Stock. In addition, the Notes Indenture (as defined herein) contains certain limitations on the Company's ability to pay cash dividends on the Senior Preferred Stock. See "Risk Factors-- Restrictions on Cash Dividends on the Senior Preferred Stock; Restrictive Covenants," "Concurrent Offering" and "New Credit Facility."

                                              (continued on the following page)

                                --------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS WHO TENDER THEIR OLD SENIOR PREFERRED STOCK IN THE EXCHANGE OFFER.

                                --------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is August 26, 1998.

(continued from the cover page)

  The Company is required, subject to certain conditions, to redeem all of the Senior Preferred Stock outstanding on June 15, 2010, at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the redemption date. The Senior Preferred Stock is redeemable at the option of the Company in whole or in part, at any time and from time to time on or after June 15, 2001, at the redemption prices set forth herein, plus, without duplication, all accumulated and unpaid dividends to the redemption date. In addition, the Company, at its option, may redeem up to an aggregate of 35% of the shares of Senior Preferred Stock (whether initially issued or issued as a dividend payment) at any time and from time to time prior to June 15, 2001, at a redemption price equal to 113.875% of the liquidation preference thereof plus, without duplication, all accumulated and unpaid dividends to the redemption date, with the Net Proceeds (as defined herein) of one or more Equity Offerings (as defined herein); provided that at least $113.75 million aggregate liquidation preference of the Senior Preferred Stock remains outstanding immediately after the occurrence of any such redemption. Any such redemption will be required to occur within 90 days after the receipt by the Company of the proceeds of such Equity Offering. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Optional Redemption." Upon the occurrence of a Change of Control (as defined herein), each holder of the Senior Preferred Stock will be entitled to require the Company to purchase such holder's Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the purchase date. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Change of Control."

  The Senior Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company, ranks as the most senior class or series of preferred stock issued by the Company. The Company may not issue shares of any other class or series of common stock or preferred stock ranking, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company, senior to or on a parity with the Senior Preferred Stock without the approval of the holders of at least two-thirds of the Senior Preferred Stock outstanding, voting or consenting, as the case may be, as a single class. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Ranking."

  The Company, at its option, on any Dividend Payment Date may from time to time exchange, in whole or in part, on a pro rata basis, the then outstanding shares of Senior Preferred Stock for 13 7/8% Junior Subordinated Debentures due 2010 of the Company (the "Company Exchange Debentures"); provided that immediately after giving effect to any partial exchange, there shall be outstanding shares of Senior Preferred Stock with an aggregate liquidation preference of not less than $75 million and not less than $75 million aggregate principal amount of Company Exchange Debentures or (ii) exchange all of the outstanding shares of Senior Preferred Stock for 13 7/8% Senior Debentures due 2010 of Samsonite Holdings Inc. (the "Holdings Exchange Debentures" and, together with the Company Exchange Debentures, the "Exchange Debentures"). The Notes Indenture (as defined herein) and the New Credit Facility restrict the Company's ability to exchange the Senior Preferred Stock for Company Exchange Debentures. The Exchange Debentures when, as and if issued, will bear interest at the same rate as the dividend rate on the Senior Preferred Stock and will contain covenants substantially identical to the Senior Preferred Stock. The Company Exchange Debentures when, as and if issued, will rank subordinate in right of payment to all Senior Debt (as defined herein) of the Company to the extent set forth in the Exchange Indenture (as defined herein). The Holdings Exchange Debentures will constitute general unsecured obligations of Samsonite Holdings Inc. ("Holdings"). The Exchange Debentures, when, as and if issued, will also be effectively subordinated to the obligations of the issuer's subsidiaries and will not be guaranteed by any of the issuer's subsidiaries. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Exchange."

  Holders of the Senior Preferred Stock have no voting rights with respect to general corporate matters, except as provided by Delaware law or as set forth in the Certificate of Designation (as defined herein). The Certificate of Designation provides that if the Company: (i) after June 15, 2003, fails to pay cash dividends on the Senior Preferred Stock for two or more quarterly dividend periods (whether or not consecutive); (ii) fails to redeem the Senior Preferred Stock on or before the redemption date thereof; (iii) fails to make an offer to purchase upon a Change of Control or fails to purchase shares validly tendered in such offer; (iv) fails to comply with certain covenants described herein or make certain principal or interest payments in respect of certain indebtedness, then the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting separately and as a class, will have the right to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors of the Company, in each case until such failure is remedied or cured. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Voting Rights."

  For each of the shares of Old Senior Preferred Stock accepted for exchange, the holder of such shares of Old Senior Preferred Stock will receive shares of New Senior Preferred Stock having a liquidation preference equal to that of the surrendered shares of Old Senior Preferred Stock. The shares of New Senior Preferred Stock will accrue dividends from the last date on which dividends were paid on the Old Senior Preferred Stock or, if no dividends have been paid on the Old Senior Preferred Stock, from June 24, 1998. Old Senior Preferred Stock accepted for exchange will cease to accrue dividends from and after the date of consummation of the Exchange Offer. Holders of Old Senior Preferred Stock whose Old Senior Preferred Stock is accepted for exchange will not receive any payment in respect of accrued dividends on such Old Senior Preferred Stock.

  The New Senior Preferred Stock is being offered hereunder in order to satisfy certain obligations of the Company contained in a Registration Rights Agreement (the "Registration Rights Agreement") entered into in connection with the offering of Old Senior Preferred Stock. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company believes that New Senior Preferred Stock issued pursuant to the Exchange Offer in exchange for Old Senior Preferred Stock may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Senior Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Senior Preferred Stock. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of New Senior Preferred Stock, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Senior Preferred Stock and has no arrangement or understanding to participate in a distribution of New Senior Preferred Stock. Each broker-dealer that receives New Senior Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Preferred Stock received in exchange for Old Senior Preferred Stock where such Old Senior Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date (as defined herein), the Company will make this Prospectus, as amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of shares of Old Senior Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Senior Preferred Stock, the Company will promptly return the Old Senior Preferred Stock to the holders thereof. See "The Exchange Offer."

  There is no existing trading market for the New Senior Preferred Stock, and there can be no assurance regarding the future development of a market for the New Senior Preferred Stock, or the ability of holders of the New Senior Preferred Stock to sell their shares of New Senior Preferred Stock or the price at which such holders may be able to sell their shares of New Senior Preferred Stock. CIBC Oppenheimer Corp. (the "Initial Purchaser") has advised the Company that it currently intends to make a market in the New Senior Preferred Stock. The Initial Purchaser is not obligated to do so, however, and any market-making with respect to the New Senior Preferred Stock may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the New Senior Preferred Stock on any securities exchange or stock market.

                          FORWARD-LOOKING STATEMENTS

  This Prospectus contains certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") concerning, among other things, increases in revenue and cash flow and reductions in operating expenses and discussions of the Company's business strategy and expectations concerning the Company's future operations, liquidity and capital resources. When used in this Prospectus, the words "anticipate," "believe," "estimate," "intend," "plan" and "expect" and similar expressions are generally intended to identify forward-looking statements. Prospective investors are cautioned that any forward-looking statements, including statements regarding intent, belief or current expectations of the Company or its management, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's common stock is listed on the Nasdaq Stock Market, and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the Nasdaq Stock Market, Reports Section, at 1735 K Street, Washington, D.C. 20006.

  This Prospectus constitutes a part of a registration statement on Form S-4 filed by the Company and Holdings with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the registration statement, and reference is hereby made to the registration statement and to the exhibits filed or incorporated as a part thereof for further information with respect to the Company, Holdings, the New Senior Preferred Stock, the Company Exchange Debentures and the Holdings Exchange Debentures offered hereby. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to such copy filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits thereto may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Samsonite Corporation, 11200 East 45th Avenue, Denver, Colorado 80239, Attention: D. Michael Clayton, Esq., General Counsel and Vice President-Legal. In order to ensure timely delivery of the documents, any request should be made no less than five business days prior to the expiration of the Exchange Offer.

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference and made a part hereof:

    1. The Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended January 31, 1998;

    2. The Company's reports on Form 8-K dated March 24, 1998, May 13, 1998, May 20, 1998, June 17, 1998, June 19, 1998, July 7, 1998 and August 12,
  1998;

    3. The Company's Quarterly Report on Form 10-Q for the three months ended April 30, 1998;

    4. The Company's definitive proxy statement for the 1998 Annual Meeting of its stockholders; and

    5. All other documents subsequently filed by the Company pursuant to
  Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer.

  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus or incorporated herein by reference. Unless the context otherwise requires all references herein to the "Company" and "Samsonite" are to Samsonite Corporation, a Delaware corporation, and its consolidated subsidiaries. The Company's fiscal year ends on January 31 and references to a fiscal year denote the calendar year in which the fiscal year ended (for example, "fiscal 1998" refers to the 12 months ended January 31, 1998).

                                  THE COMPANY

  Samsonite is one of the world's largest manufacturers and distributors of luggage. The Company markets its products primarily under the Samsonite(R), American Tourister(R) and Lark(R) brand names. The Samsonite brand enjoys worldwide recognition and is the leading brand of luggage products in the United States and Europe. American Tourister is the second most recognized brand of luggage in the United States. Following the Company's acquisition of American Tourister, Inc. ("American Tourister") in 1993, the Company introduced the American Tourister brand in Europe. The Lark brand is well-recognized in the United States and competes in the premium segment of the luggage market. Samsonite and American Tourister luggage products have been manufactured and sold continuously since the 1930s.

  The Company is a major factor in the worldwide luggage market, with net sales of $736.9 million for fiscal 1998. Competition in the luggage market is highly fragmented with the vast majority of individual competitors having less than 10% of the Company's annual luggage sales. Samsonite offers the broadest range of products in the luggage industry, including hardside suitcases, softside suitcases, garment bags, casual bags, hardside and softside business cases and other travel bags. Many of today's most successful luggage products and features--such as suitcases on wheels, suitcases with a built-in luggage cart, full-featured structured garment bags, ultra-light softside suitcases and innovative new wheel systems--were introduced or popularized by Samsonite.

  The Company benefits from its large size through scale driven purchasing and manufacturing economies. The Company's products are sourced through a global network consisting of 14 Company-operated manufacturing facilities and various third-party suppliers throughout the world. By operating its own facilities to produce hardside luggage and more complex softside products, the Company is better able to control manufacturing quality and achieve shorter product introduction lead times and lower delivery costs. In addition, the Company takes advantage of its global sourcing capabilities by buying less complex products from various countries when their product costs or currency exchange rates are favorable.

  The Company's marketing and distribution strategy focuses on the broad middle segment of the luggage market as opposed to the more commodity driven low end of the market or the premium priced high end. In the United States, the Samsonite brand has historically been positioned as high quality, innovative luggage, targeted at frequent business travelers. The American Tourister brand has been positioned as quality luggage at an affordable price, and the Lark brand has been positioned as premium luggage targeted at first and business class travelers. In Europe, the Samsonite brand enjoys more of a premium image than in the United States, and is targeted at first class and frequent business travelers. The Company's marketing theme centers around the Samsonite "Worldproof(TM)" brand image which represents strength, durability, quality and style.

  The Company's products are sold throughout the world in more than 100 countries through approximately 23,000 retail outlets, including department and specialty stores, catalog showrooms, mass merchant retailers, warehouse clubs and Company-owned retail stores located primarily in factory outlet malls in the United States. In addition, Samsonite licenses its trademarks for use on non-luggage products, such as travel accessories, personal leather goods, handbags and furniture. These products are made and sold primarily by independent licensees which pay royalties to Samsonite.

COMPETITIVE STRENGTHS AND NEW GROWTH INITIATIVES

  Management believes that the Company's leading position in the global luggage industry is due to its widely recognized brand names, broad range of innovative luggage products and global manufacturing and distribution network.

  Brand Names. The Company markets its products primarily under the Samsonite, American Tourister and Lark brand names. The Company commits substantial resources to aggressive brand advertising programs that promote the features, durability and quality of the Company's products and target particular segments of the luggage market based on consumer demographics. For each of the last five fiscal years, the Company has invested, either directly or through co-op advertising programs, approximately $50 million in television and print advertising and related promotional activities. A 1994 market survey, the most recent Company sponsored survey conducted by an independent surveying organization, indicated that approximately 93% and 79% of travelers surveyed in the United States recognized the Samsonite and American Tourister brand names, respectively, compared to less than 15% for the next most recognized luggage brand. Similar surveys show that recognition of the Samsonite brand name in most major Western European countries ranges from 60% to 80%.

  Innovative Products. The Company is the industry leader in offering innovative products that meet travelers' needs. The Company has spent over $40 million on product design and development during the last five fiscal years. Many of today's most successful luggage products and features--such as suitcases on wheels, suitcases with a built-in luggage cart, full-featured, structured garment bags, ultra-lightweight, softside suitcases, and innovative new wheel systems--were introduced or popularized by Samsonite. Sales of products that were introduced or substantially redesigned by the Company in the last three years accounted for approximately 60% of the Company's fiscal 1998 sales. The Company currently holds approximately 730 patents worldwide and has over 300 patent applications pending worldwide.

  Global Manufacturing and Distribution Network. The Company's global sourcing network consists of 14 Company-operated manufacturing facilities and various third-party suppliers located principally in the Far East, Eastern Europe and the Dominican Republic. By operating its own facilities to produce hardside luggage and more complex softside products, the Company is better able to control manufacturing quality and reduce lead times and delivery costs. The Company's global sourcing network also enables it to opportunistically source less complex products from countries with low product costs and favorable currency exchange rates. The Company has one of the largest and most technologically advanced luggage distribution networks in both the United States and Europe. Its pan-European distribution network is capable of billing customers in their local currency and delivering products within five days after an order is placed. The Company also has significant distribution relationships in Asia, Australia, Latin America and the Middle East.

  In May 1996, the Company appointed Richard R. Nicolosi as Chief Executive Officer and shortly thereafter announced a strategic plan intended to further strengthen the Company's leadership position in the worldwide luggage market and to improve its financial performance. The plan included a series of initiatives designed to broaden the product and pricing architecture in the U.S. and position products and brands on a consistent basis in the U.S. and Europe; to streamline the organizational structure by adopting a structure based on channel management instead of brand management which relied upon separate organizations to manage each of the Company's three principal brands; and to improve the Company's cost structure by reducing SKUs, standardizing components and instituting global sourcing.

  As a result of the plan initiatives, net sales, EBITDA (as defined herein) and Adjusted EBITDA (as defined herein) increased from $675.2 million, $78.7 million, and $78.3 million, respectively, in fiscal 1996 to $736.9 million, $126.2 million and $112.4 million, respectively, in fiscal 1998. During this period, the Company's European operations posted increases in local currency sales and operating income of 23.9% and 58.6%, respectively. Samsonite's U.S. retail business also recorded significant sales and operating income growth during this period; however, the Company's U.S. wholesale business experienced difficulty implementing certain of the plan initiatives, and began to perform below expectations commencing in the third quarter of fiscal 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  In February 1998, Mr. Luc Van Nevel, a 23-year Samsonite veteran, who previously had responsibility for Samsonite's successful European and International operations, was promoted to President of Samsonite. In May 1998, Mr. Van Nevel was appointed to succeed Mr. Nicolosi as Chief Executive Officer and was elected to the Company's Board of Directors. Mr. Nicolosi will continue to serve as Chairman of the Board of Directors.

  Since the beginning of fiscal 1999, Mr. Van Nevel has continued to refine the successful strategies initiated in 1996 and has taken aggressive action to address the issues facing the Company's U.S. wholesale business, as described below.

  . Emphasize Growth Oriented Product Offerings and Channels of Distribution. The Company plans to introduce more entries in casual bags and business cases in the U.S. in order to expand the Company's sales in these two growth categories. This strategy has already proven to be successful for Samsonite in Europe and Japan. The Company also plans to increase its presence in channels of distribution where it believes it is under-represented by using targeted marketing and sales efforts tailored to each channel. In addition, the Company intends to exploit its manufacturing and sourcing leverage by aggressively pursuing opportunities to sell American Tourister and retailer-labeled products to mass merchant retailers and in other high volume-potential channels throughout the world.

  . Strengthen Marketing and Product Innovation. Samsonite plans to continue to expand its presence in the worldwide luggage market from both a consumer and trade standpoint. The Company's marketing program is expected to include more consumer-preferred products, styles and features, more effective advertising at higher investment levels, strengthened point-of-sale support and better customer service. Recent successful product introductions include the updated ultralite product line in the U.S., the second generation Oyster(TM) product line in Europe, and products incorporating the innovative Big Wheel(R) system worldwide. In addition, other product launches are scheduled for fiscal 1999. For example, the Company's best selling U.S. line, Silhouette(TM) with sales of approximately $64 million in each of the last two fiscal years, will be reintroduced as Silhouette 6 in the second half of fiscal 1999. The Company believes Silhouette 6 will have improved aesthetics and performance and an improved price to value relationship at competitive price points. Silhouette 6 will include separate designs targeted at business travelers, women, and "road warriors"--the ultimate business travelers.

  . Continue Worldwide Expansion. The Company plans to continue expansion worldwide in countries where growing economies and reduced political and trade barriers provide opportunities for long-term growth. Samsonite currently has operations in a number of emerging foreign markets, including China, India, South America and the Pacific Rim. Since the beginning of fiscal 1997, the Company has: (i) acquired luggage distribution companies in Hong Kong, Singapore and South Korea;
     (ii) established manufacturing and distribution joint ventures in India and China; and (iii) established a new venture partnership with a former Samsonite distributor to distribute Samsonite products in Brazil and other major South American markets. During fiscal 1999, the Company intends to take over distribution operations in Taiwan from the Company's current distributor whose contract has expired and also to form a joint venture with the Company's current Argentinian distributor. The Company is currently considering the possible disposal or liquidation of its investment in its manufacturing facilities in China, although the Company intends to maintain its sales and distribution presence in China. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events and Recapitalization."

  . Resolve U.S. Wholesale Issues. In fiscal 1998, the Company's U.S. wholesale operation (which accounted for 37.2% of the Company's fiscal 1998 consolidated sales) produced significant increases in operating income of 89.4% as compared to fiscal 1997. However, commencing with the end of the third quarter of fiscal 1998, this operation began to perform below expectations causing U.S. wholesale sales for fiscal 1998 to be 7.4% below fiscal 1997. This decline was due to various factors including the adverse impact of price increases and other pricing strategies adopted by the Company, market disruptions and retailer discounting taken in connection with various forms of cross distribution-channel selling. In addition, forecasting and production scheduling errors, along with the reduced level of sales, resulted in product availability constraints, significant negative production variances and excess inventory both at the Company and in certain of the Company's distribution channels.

     Since the beginning of fiscal 1999, the Company has taken aggressive action to resolve these issues. These actions have included: (i) replacing the management team responsible for U.S. wholesale operations with experienced luggage industry veterans; (ii) improving customer relationships by eliminating cross distribution-channel selling and by modifying the Company's strategy for its retail operations; (iii) modifying the Company's pricing and co-op advertising strategy by reducing prices from 4% to 6% on certain products with corresponding reductions in co-op advertising allowances and sale promotion costs;
     (iv) reducing production levels, particularly in the Denver hardside plant, to bring volume into line with expected sales, and working in conjunction with the Company's trade customers and Company-owned stores to reduce excess working capital by approximately $45 million over the next 18 months; and (v) rightsizing the cost structure of the Company's U.S. wholesale operations, including implementation of a plan to further restructure its U.S. manufacturing operations. The restructuring plan, which is intended to bring the unit volume and workforce in the Denver plant into line with expected sales and to achieve a better balance between fixed and variable costs with respect to this facility, calls for a substantial reduction in workforce, as well as the disposal of molding and other equipment that represents excess capacity. As a result, during the second quarter of fiscal 1999, the Company has recorded a restructuring charge of approximately $5.5 million (of which approximately $2.2 million is non-cash). The Company also expects to incur additional cash costs of approximately $0.3 million in connection with the restructuring plan that will be expensed as they are incurred. The Company expects that the restructuring will be substantially completed by July 31, 1998, and that the annualized cost savings from the restructuring will be approximately $5.9 million. The foregoing estimate of annual cost savings constitutes forward looking information and involves known and unknown risks, uncertainties and other factors that may cause actual cost savings to be materially different from the foregoing estimate. See "Risk Factors--Implementation of Business Strategy; Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events and Recapitalization."

     Notwithstanding these corrective actions, the Company expects sales and operating results in U.S. wholesale operations through at least the first two quarters of fiscal 1999 to continue to be adversely affected by the factors which adversely affected U.S. wholesale operations in fiscal 1998.

                              THE RECAPITALIZATION

  The Old Senior Preferred Stock was issued as part of the financing necessary to effect a recapitalization of the Company (the "Recapitalization") involving the repurchase pursuant to the Tender Offer of 10.5 million shares of Common Stock at a purchase price of $40.00 per share ($420 million in the aggregate) and the refinancing of certain existing indebtedness. Concurrently with the consummation of the offering of the Old Senior Preferred Stock, the Company and its principal European subsidiary entered into the New Credit Facility to obtain funds that, together with the net proceeds of the offering of the Old Senior Preferred Stock and the Concurrent Offering of Notes, were used to finance the Recapitalization. See "Concurrent Offering" and "Description of New Credit Facility."

  The following table sets forth the sources and uses of funds in connection with the Recapitalization (in millions):

SOURCES:
  New Credit Facility--Term Loan Facilities............................ $ 110.0
  Proceeds from sale of Old Senior Preferred Stock and warrants .......   175.0
  Proceeds from sale of Notes..........................................   350.0
                                                                        -------
    Total.............................................................. $ 635.0
                                                                        =======
USES:
  Tender Offer......................................................... $ 420.0
  Repayment of existing indebtedness...................................   180.0
  Estimated fees and expenses(a).......................................    25.9
  Working capital......................................................     9.1
                                                                        -------
    Total.............................................................. $ 635.0
                                                                        =======

--------
(a) Includes discounts and commissions payable in connection with the offering of the Old Senior Preferred Stock and the Concurrent Offering, fees payable in connection with the New Credit Facility and investment banking, legal, accounting, printing and other miscellaneous fees and expenses in connection with the Recapitalization.

                               THE EXCHANGE OFFER

Issuer......................  Samsonite Corporation.

Securities Offered..........  One share of New Senior Preferred Stock in exchange for one share of issued and outstanding Old Senior Preferred Stock. The terms of the New Senior Preferred Stock and the Old Senior Preferred Stock are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Senior Preferred Stock and except for certain provisions providing for Additional Dividends on the Old Senior Preferred Stock under certain circumstances relating to the timing of the Exchange Offer, which rights in each case will terminate upon consummation of the Exchange Offer.

The Exchange Offer..........  One share of New Senior Preferred Stock is being offered in exchange for one share of Old Senior Preferred Stock. The issuance of the New Senior Preferred Stock is intended to satisfy obligations of the Company contained in the Registration Rights Agreement. See "The Exchange Offer."

Expiration Date; Withdrawal
 Rights.....................  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on September 28, 1998, or such later date and time to which it is extended. The tender of shares of Old Senior Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any shares of Old Senior Preferred Stock not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old Senior Preferred Stock" and "--Withdrawal Rights."

Procedures for Tendering
 Old Senior Preferred
 Stock......................  Holders of shares of Old Senior Preferred Stock wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with either stock certificates for such Old Senior Preferred Stock or a Book-Entry Confirmation (as defined herein) of such Old Senior Preferred Stock into the Book-Entry Transfer Facility (as defined herein), if such procedure is available, and any other required documentation to BankBoston, N.A., acting as the exchange agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company, among other things, that (i) the New Senior Preferred Stock acquired pursuant to the Exchange Offer by the holder and any other person is being obtained in the ordinary course of business of the person receiving such New Senior Preferred Stock, (ii) neither the holder nor such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Senior Preferred Stock and (iii) neither the holder nor such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New Senior Preferred Stock for its own account in exchange for Old Senior Preferred Stock, where such Old Senior Preferred Stock was acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer-- Procedures for Tendering Old Senior Preferred Stock" and "Plan of Distribution."

Special Procedures for
 Beneficial Owners..........  Any beneficial owner whose Old Senior Preferred
                              Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Senior Preferred Stock, either make appropriate arrangements to register ownership of the Old Senior Preferred Stock in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering Old Senior Preferred Stock."

Guaranteed Delivery           Holders who wish to tender their Old Senior
Procedures..................  Preferred Stock and whose Old Senior Preferred
                              Stock is not immediately available or who cannot deliver their Old Senior Preferred Stock or any other documents required by the Letter of Transmittal to the Exchange Agent must tender their Old Senior Preferred Stock according to the guaranteed delivery procedures set forth in "The
                              Exchange Offer--Guaranteed Delivery Procedures."

Certain U.S. Federal Income
 Tax Considerations.........
                              The exchange pursuant to the Exchange Offer should not result in the recognition of income, gain or loss to the holders of Old Senior Preferred Stock for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds.............  There will be no proceeds to the Company from the
                              Exchange Offer.

Exchange Agent..............
                              BankBoston, N.A. is serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent."

             CONSEQUENCES OF EXCHANGING OLD SENIOR PREFERRED STOCK

  Holders who do not exchange their Old Senior Preferred Stock for New Senior Preferred Stock pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Senior Preferred Stock as set forth in the legend thereon as a consequence of the issuance of the Old Senior Preferred Stock pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Senior Preferred Stock may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Senior Preferred Stock under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Senior Preferred Stock issued pursuant to the Exchange Offer in exchange for Old Senior Preferred Stock may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Senior Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Senior Preferred Stock. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Senior Preferred Stock and has no arrangement or understanding to participate in a distribution of New Senior Preferred Stock. Each broker-dealer that receives New Senior Preferred Stock for its own account in exchange of Old Senior Preferred Stock must acknowledge that such Old Senior Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Senior Preferred Stock. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Senior Preferred Stock may not be offered or sold unless it has been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. See "Risk Factors--Consequences of Failure to Exchange and Requirements for Transfer of New Senior Preferred Stock" and "The Exchange Offer--Consequences of Exchanging Old Senior Preferred Stock."

 SUMMARY DESCRIPTION OF THE NEW SENIOR PREFERRED STOCK AND EXCHANGE DEBENTURES

  The terms of the New Senior Preferred Stock and the Old Senior Preferred Stock are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Senior Preferred Stock and except for certain provisions under the Registration Rights Agreement providing for Additional Dividends on the Old Senior Preferred Stock under certain circumstances relating to timing of the Exchange Offer, which rights in each case will terminate upon consummation of the Exchange Offer. The New Senior Preferred Stock accrues dividends from the last date on which dividends were paid on the Old Senior Preferred Stock or, if no dividends have been paid on the Old Senior Preferred Stock, from June 24, 1998. Accordingly, registered holders of New Senior Preferred Stock on the relevant record date for the first Dividend Payment Date following the consummation of the Exchange Offer will receive dividends accruing from the last date on which dividends were paid or, if no dividends were paid, from June 24, 1998. Old Senior Preferred Stock accepted for exchange will cease to accrue dividends from and after the date of consummation of the Exchange Offer. Holders whose Old Senior Preferred Stock is accepted for exchange will not receive any payment in respect of dividends otherwise payable on any Dividend Payment Date the record date for which occurs on or after consummation of the Exchange Offer, which rights will terminate upon consummation of the Exchange Offer.

                           NEW SENIOR PREFERRED STOCK

Issuer......................  Samsonite Corporation.

New Senior Preferred Stock
Offered.....................  One share of 13 7/8% Senior Redeemable
                              Exchangeable Preferred Stock, which has been registered under the Securities Act, for one share of issued and outstanding 13 7/8% Senior Redeemable Exchangeable Preferred Stock.

Dividends...................  Holders of the New Senior Preferred Stock are
                              entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum of 13 7/8% of the liquidation preference per share of Senior Preferred Stock, payable quarterly in arrears on each March 15, June 15, September 15 and December 15 (each, a "Dividend Payment Date"), commencing September 15, 1998. Dividends may be paid, at the Company's option, on any dividend payment date occurring on or prior to June 15, 2003, either in cash or by the issuance of additional shares of Senior Preferred Stock with a liquidation preference equal to the amount of such dividends; thereafter, dividends will be payable in cash. If any dividend payable on any Dividend Payment Date subsequent to June 15, 2003 is not paid in full in cash, or if, at any time, any of the events described in clauses (ii) through (vi) of the definition of the Voting Rights Triggering Event shall have occurred, the per annum dividend rate will be increased by 2% from such Dividend Payment Date or during the continuance of any such voting rights triggering event, as the case may be. See "Description of Senior Preferred Stock and Exchange Debentures-- The Senior Preferred Stock--Dividends" and "-- Voting Rights."

Optional Redemption.........  The Senior Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time and from time to time on or after June 15, 2001, at the redemption prices set forth herein, plus, without duplication, all accumulated and unpaid dividends to the redemption date. In addition, the Company, at its option, may redeem up to an aggregate of 35% of the shares of Senior Preferred Stock (whether initially issued or issued as a dividend payment) at any time and from time to time prior to June 15, 2001, at a redemption price equal to 113.875% of the liquidation preference thereof plus, without duplication, all accumulated and unpaid dividends to the redemption date, with the Net Proceeds of one or more Equity Offerings; provided that at least $113.75 million aggregate liquidation preference of the Senior Preferred Stock remains outstanding immediately after the occurrence of any such redemption. Any such redemption will be required to occur within 90 days after the receipt by the Company of the proceeds of such Equity Offering. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock-- Optional Redemption."

Mandatory Redemption........  The Company is required, subject to certain conditions, to redeem all of the Senior Preferred Stock outstanding on June 15, 2010, at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the redemption date. See "Description of
                              Senior Preferred Stock and Exchange Debentures-- The Senior Preferred Stock--Mandatory Redemption."

Voting Rights...............  Holders of the Senior Preferred Stock have no voting rights with respect to general corporate matters, except as provided by Delaware law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if the
                              Company: (i) after June 15, 2003, fails to pay cash dividends on the Senior Preferred Stock for two or more quarterly dividend periods (whether or not consecutive); (ii) fails to redeem the Senior Preferred Stock on or before the maturity date thereof; (iii) fails to make an offer to purchase upon a Change of Control or fails to purchase shares validly tendered in such offer; or (iv) fails to comply with certain covenants described herein or make certain principal or interest payments in respect of certain indebtedness, then the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting separately and as a class, will have the right to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors of the Company, in each case until remedied or cured. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Voting Rights."

Ranking.....................  The Senior Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company, ranks senior to the Common Stock and any other class or series of common stock or preferred stock of the Company created subsequent to June 24, 1998, the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Ranking."

Change of Control...........  Upon the occurrence of a Change of Control, each holder of the Senior Preferred Stock will be entitled to require the Company to purchase such holder's Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the purchase date. There can be no assurance that the Company will be contractually permitted or have sufficient funds to pay the required purchase price for all the shares of Senior Preferred Stock tendered by holders thereof upon the occurrence of a Change of Control. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock-- Change of Control."

Certain Covenants...........  The Certificate of Designation for the Senior
                              Preferred Stock contains certain restrictive covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined herein) to: (i) incur additional indebtedness; (ii) pay dividends and make certain other distributions; (iii) make certain investments; (iv) enter into transactions with affiliates; or (v) merge or consolidate. These covenants are subject to a number of important exceptions. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Certain Covenants."

Exchange....................  The Company, at its option, on any Dividend
                              Payment Date may either (i) from time to time exchange, in whole or in part, on a pro rata basis, the then outstanding shares of Senior Preferred Stock for Company Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding shares of Senior Preferred Stock with an aggregate liquidation preference of not less than $75 million and not less than $75 million aggregate principal amount of Company Exchange Debentures or (ii) exchange all of the outstanding shares of Senior Preferred Stock for Holdings Exchange Debentures. The Notes Indenture and the New Credit Facility restrict the Company's ability to exchange the Senior Preferred Stock for Company Exchange Debentures. The Exchange Debentures will: (i) bear interest at the same rate as the dividend rate on the Senior Preferred Stock; and (ii) contain covenants substantially identical to the Senior Preferred Stock. The Company Exchange Debentures will rank subordinate in right of payment to all Senior Debt of the Company to the extent set forth in the Exchange Indenture. The Holdings Exchange Debentures will constitute general unsecured obligations of Holdings. The Exchange Debentures will also be effectively subordinated to the obligations of the issuer's subsidiaries and will not be guaranteed by any of the issuer's subsidiaries. See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Exchange."

  For more complete information regarding the New Senior Preferred Stock, including the definitions of certain capitalized terms used above, see "Description of Senior Preferred Stock and Exchange Debentures."

                              EXCHANGE DEBENTURES

Issuer......................  Samsonite Corporation (if Company Exchange
                              Debentures are issued) or Samsonite Holdings Inc. (if Holdings Exchange Debentures are issued) (Samsonite Corporation and Samsonite Holdings Inc., each, an "Issuer").

Exchange Debentures
Offered.....................  The Exchange Debentures will be issuable in exchange for Senior Preferred Stock in an aggregate principal amount equal to the liquidation preference of the Senior Preferred Stock so exchanged, plus accrued and unpaid dividends to the date (the "Exchange Date") fixed for the exchange thereof. See "Description of Senior Preferred Stock and Exchange Debentures-- The Exchange Debentures."

Maturity Date...............  June 15, 2010.

Interest....................  Each Exchange Debenture will bear interest at the rate of 13 7/8% per annum from the Exchange Date or from the payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable quarterly in cash (or, in the case of interest payable on interest payment dates that occur on or prior to June 15, 2003, in additional Exchange Debentures at the option of the issuer) in arrears on each March 15, June 15, September 15 and December 15, commencing with the first such date after the Exchange Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed but not to exceed 30 days. See "Description of Senior Preferred Stock and Exchange Debentures--The Exchange Debentures."

Optional Redemption.........  The Exchange Debentures will be redeemable, at the option of the Issuer, in whole at any time or in part from time to time on or after June 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the redemption date. In addition, the Issuer at its option, may redeem, up to an aggregate of 35% of the aggregate principal amount of Exchange Debentures (whether initially issued or issued in payment of interest obligations thereon) at any time and from time to time prior to June 15, 2001, at a redemption price equal to 112% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the Net Proceeds of one or more Equity Offerings; provided that after any such redemption at least $75 million aggregate principal amount of Exchange Debentures remain outstanding immediately after the occurrence of any such redemption pursuant to an Equity Offering and that any such redemption occurs on or prior to 90 days after the receipt by the Issuer of the proceeds of each such Equity Offering. See

                              "Description of Senior Preferred Stock and
                              Exchange Debentures--The Exchange Debentures-- Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control, each holder of Exchange Debentures will be entitled to require the Issuer to purchase such holders' Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the purchase date. There can be no assurance that the Issuer will be contractually permitted or have sufficient funds to pay the required purchase price for all Exchange Debentures tendered by holders thereof upon the occurrence of a Change of Control. See "Description of Senior Preferred Stock and Exchange Debentures--The Exchange Debentures--Change of Control."

Subordination...............  The Company Exchange Debentures will rank subordinate in right of payment to all Senior Debt of the Company to the extent set forth in the Exchange Indenture. The Holdings Exchange Debentures will constitute general unsecured obligations of Holdings. The Exchange Debentures will also be effectively subordinated to the obligations of the Issuer's subsidiaries and will not be guaranteed by any of the Issuer's subsidiaries. See "Description of Senior Preferred Stock and Exchange Debentures--The Exchange Debentures--Subordination."

Certain Covenants...........  The Exchange Indenture contains certain restrictive covenants that, among other things, limit the ability of the Issuer and any Restricted Subsidiary (as defined herein) of the Issuer to: (i) incur additional indebtedness;
                              (ii) pay dividends and make certain other distributions; (iii) make certain investments;
                              (iv) enter into transactions with affiliates; or
                              (v) merge or consolidate. These covenants are subject to a number of important exceptions. See "Description of Senior Preferred Stock and Exchange Debentures--The Exchange Debentures-- Certain Covenants."

  For more complete information regarding the Exchange Debentures, including the definitions of certain capitalized terms used above, see "Description of Senior Preferred Stock and Exchange Debentures."

Concurrent Offering.........  Concurrently with the offering of the Old Senior
                              Preferred Stock, the Company also issued and sold $350 million aggregate principal amount of Notes in the Concurrent Offering. See "Concurrent Offering."

Use of Proceeds.............  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the offering of the Old Senior Preferred Stock, together with the net proceeds from the Concurrent Offering and borrowings under the New Credit Facility were used to finance the Recapitalization and to pay fees and expenses in connection therewith. See "The Recapitalization," "Use of Proceeds" and "Capitalization."

                                  RISK FACTORS

  Holders of Old Senior Preferred Stock should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus, before making a decision to tender their shares of Old Senior Preferred Stock in the Exchange Offer.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
  The summary historical financial information for the Company presented below has been derived from the Company's audited consolidated financial statements as of and for the fiscal years ended January 31, 1998, 1997, 1996 and 1995, the seven months ended January 31, 1994 and the five months ended June 30, 1993 which have been restated for discontinued operations and from the Company's unaudited consolidated financial statements as of and for the three months ended April 30, 1998 and 1997. The Company's unaudited consolidated financial statements as of and for the three months ended April 30, 1998 and 1997 include, in the opinion of management, all adjustments, consisting only of normal nonrecurring adjustments, which the Company considers necessary for a fair presentation of the financial position and results of operations of the Company for these periods. Operating results for the three months ended April 30, 1998 are not necessarily indicative of the results that may be expected for the full year. The summary historical financial information presented below should be read in conjunction with the other information contained under the captions "Capitalization," "Selected Historical and Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations"and with the Company's consolidated financial statements and related notes thereto included elsewhere in this Prospectus. The pro forma financial information presented below gives effect to the Recapitalization as if it had occurred on February 1, 1997, in the case of the statement of operations and other data, and on the balance sheet date, in the case of the balance sheet data. The summary pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Recapitalization had been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                                            YEAR ENDED JANUARY 31,
                          -------------------------------------------------------------------
                           1994(A)        1995       1996      1997              1998
                          ----------    ---------  --------  --------    --------------------
                                                                         HISTORICAL PRO FORMA
                                                                         ---------- ---------
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS
 DATA:
Net Sales(b)............  $  523,619    $ 635,452  $675,209  $741,138     $736,875  $736,875
Cost of Goods Sold......     309,809      373,967   414,691   449,333      424,349   424,349
                          ----------    ---------  --------  --------     --------  --------
Gross Profit............     213,810      261,485   260,518   291,805      312,526   312,526
Selling, General and
 Administrative
 Expenses...............     163,574      197,716   203,701   233,761(c)   234,257   239,485 (d)
Amortization of
 Intangible Assets(e)...      40,130       67,189    63,824    31,837        7,101     7,101
Provision for
 Restructuring
 Operations.............         --           --      2,369    10,670        1,866     1,866
Other Income--Net(f)....       5,864        2,729     3,967    18,821       28,294    28,294
Interest Expense--
 Net(g).................      24,901       34,966    35,265    34,251       17,344    50,344 (h)
Reorganization Items....     462,447          --        --        --           --        --
Income Tax Expense......       9,110       10,619     9,095    10,389       23,088     8,561 (i)
Minority Interest in
 Earnings of
 Subsidiaries...........      (2,049)        (931)   (1,385)   (1,041)        (287)     (287)
                          ----------    ---------  --------  --------     --------  --------
Income (Loss) from
 Continuing Operations..     442,357      (47,207)  (51,154)  (11,323)      56,877    33,176
Income (Loss) from
 Operations Discontinued
 and Sold, Cumulative
 Effect of Change in
 Accounting Principles
 and Extraordinary
 Items..................     430,946      (64,372)  (10,293)      --       (16,178)  (22,402)
                          ----------    ---------  --------  --------     --------  --------
Net Income (Loss).......  $  873,303    $(111,579) $(61,447) $(11,323)    $ 40,699  $ 10,774
                          ==========    =========  ========  ========     ========  ========
Senior Preferred Stock
 Dividends(j)...........                                                              26,570
                                                                                    --------
Net Income (Loss)
 Available to Common
 Stockholders...........                                                            $(15,796)
                                                                                    ========
Income (Loss) per
 Share--Basic(j):
 Continuing Operations..                $   (3.05) $  (3.24) $   (.71)    $   2.81  $    .68
 Net Income (Loss)......                    (7.22)    (3.89)     (.71)        2.01     (1.62)
Income (Loss) per
 Share--Assuming
 Dilution(j):
 Continuing Operations..                    (3.05)    (3.24)     (.71)        2.70       .62
 Net Income (Loss)......                    (7.22)    (3.89)     (.71)        1.93     (1.49)
OTHER DATA:
EBIT (k)................  $   15,970    $    (691) $ (5,409) $ 34,358     $ 97,596  $ 97,596
Depreciation and
 Amortization...........      55,024       85,486    84,101    53,889       28,594    28,594
                          ----------    ---------  --------  --------     --------  --------
EBITDA(l)...............      70,994       84,795    78,692    88,247      126,190   126,190
Items relating to
 Settlement of
 Contingent Liabilities
 and Other Adjustments..      (4,797)      (2,864)     (357)   (3,368)     (13,762)  (13,762)
                          ----------    ---------  --------  --------     --------  --------
Adjusted EBITDA(m)......  $   66,197    $  81,931  $ 78,335  $ 84,879     $112,428  $112,428
                          ==========    =========  ========  ========     ========  ========
Ratio of Adjusted EBITDA
 to Pro Forma Interest
 Expense--Net(n)........         --           --        --        --           --       2.23x
Ratio of Earnings to
 Fixed Charges(o).......         --           --        --       1.00x        4.39x     1.05x
Capital Expenditures....  $   13,095    $  18,453  $ 21,668  $ 31,093     $ 36,313  $ 36,313
BALANCE SHEET DATA (AS
 OF END OF PERIOD):
Property, Plant and
 Equipment, Net.........  $  131,894(p) $ 137,686  $140,912  $143,959     $142,351  $142,351
Total Assets............   1,111,735(p)   866,000   607,443   592,658      610,049   654,682
Long-Term Obligations
 (Including Current
 Installments)..........     573,197(q)   417,175   310,959   290,617      179,223   484,421
Redeemable Preferred
 Stock..................         --           --        --        --           --    163,080
Stockholders' Equity
 (Deficit)..............     253,693(q)   148,472    25,116    24,998      208,886  (214,759)

                                          (see footnotes on the following pages)

                                              THREE MONTHS ENDED APRIL 30,
                                              ------------------------------
                                                1997            1998
                                              --------  --------------------
                                                        HISTORICAL PRO FORMA
                                                        ---------- ---------
                                                       (UNAUDITED)
                                                (IN THOUSANDS, EXCEPT PER
                                                SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Net Sales.................................... $169,562   $156,676  $156,676
Cost of Goods Sold...........................   99,293     97,273    97,273
                                              --------   --------  --------
Gross Profit.................................   70,269     59,403    59,403
Selling, General and Administrative
 Expenses....................................   54,656     59,621    59,621
Amortization of Intangible Assets(e).........    1,824      1,526     1,526
Provision for Restructuring Operations.......     (600)     2,608     2,608
Other Income--Net(f).........................    6,899        998       998
Interest Expense--Net(g).....................    5,742      4,017    12,617 (h)
Income Tax Expense (Benefit).................    6,829     (2,924)   (6,192)(i)
Minority Interest in Earnings of
 Subsidiaries................................     (218)      (256)     (256)
                                              --------   --------  --------
Income (Loss) from Continuing Operations.....    8,499     (4,703)  (10,035)
Income (Loss) from Operations Discontinued
 and Sold, Cumulative Effect of Change in
 Accounting Principles and Extraordinary
 Items.......................................   (6,633)    (6,224)      --
                                              --------   --------  --------
Net Income (Loss)............................ $  1,866   $(10,927) $(10,035)
                                              ========   ========  ========
Senior Preferred Stock Dividends(j)..........                         7,210
                                                                   --------
Net Income (Loss) Available to Common
 Stockholders................................                      $(17,245)
                                                                   ========
Income (Loss) per Share--Basic(j):
 Continuing Operations....................... $   0.43   $  (0.23) $  (1.74)
 Net Income (Loss)...........................     0.09      (0.54)    (1.74)
Income (Loss) per Share--Assuming
 Dilution(j):
 Continuing Operations.......................     0.41      (0.23)    (1.74)
 Net Income (Loss)...........................     0.09      (0.54)    (1.74)
OTHER DATA:
EBIT (k)..................................... $ 21,288   $ (3,354) $ (3,354)
Depreciation and Amortization................    7,208      6,943     6,943
                                              --------   --------  --------
EBITDA(l)....................................   28,496      3,589     3,589
Items relating to Settlement of Contingent
 Liabilities and Other Adjustments...........   (5,296)     2,302     2,302
                                              --------   --------  --------
Adjusted EBITDA(m)........................... $ 23,200   $  5,891  $  5,891
                                              ========   ========  ========
Ratio of Adjusted EBITDA to Pro Forma
 Interest
 Expense--Net................................      --         --         (n)
Ratio of Earnings to Fixed Charges(o)........     3.17x       --        --
Capital Expenditures......................... $  8,002   $  7,433  $  7,433
BALANCE SHEET DATA (AS OF END OF PERIOD):
Property, Plant and Equipment, Net........... $141,092   $140,964  $140,964
Total Assets.................................  589,404    617,758   636,718
Long-Term Obligations (Including Current
 Installments)...............................  161,728    208,291   481,592
Redeemable Preferred Stock...................      --         --    163,080
Stockholders' Equity (Deficit)...............  173,768    197,509  (219,912)

                                          (see footnotes on the following pages)

              NOTES TO SUMMARY CONSOLIDATED FINANCIAL INFORMATION

(a) Prior to July 14, 1995, the Company was a subsidiary of Astrum International Corp. ("Astrum"). On July 14, 1995, Astrum merged with Samsonite Corporation and changed its name to Samsonite Corporation.
    In June 1993, Astrum completed a financial restructuring pursuant to a plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"). Effective June 30, 1993 and pursuant to the American Institute of Certified Public Accountants Statement of Position 90-7 entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), the Company was required to adjust its assets and liabilities to their fair ("fresh start") values and create a new entity for financial reporting purposes. For purposes of this presentation and in order to compare full fiscal years, the results for the five months ended June 30, 1993 and the seven months ended January 31, 1994 have been combined. As a result of the effects of SOP 90-7 on amortization of intangibles, depreciation, interest expense, and reorganization items, the periods before and after June 30, 1993 are not comparable. See "Selected Historical and Pro Forma Consolidated Financial Data" for a presentation of separate results for such five and seven month periods in accordance with SOP 90-7.
(b) The Company acquired American Tourister in August 1993. Net sales for the combined periods comprising the year ended January 31, 1994 include net sales of $47.7 million of American Tourister for five months. Net sales for the fiscal years ended January 31, 1995, 1996 and 1997 include net sales for American Tourister of $117.8 million, $115.0 million and $147.3 million, respectively. Because of the consolidation of American Tourister wholesale operations with the Company's, comparable American Tourister sales amount are not available for fiscal year 1998.
(c) Selling, General and Administrative Expenses include $5.4 million of expenses during the year ended January 31, 1997 for (i) consulting fees to establish the restructuring plan ($0.8 million), (ii) the cessation of the former chief executive officer's employment and the change in management ($4.1 million) and (iii) expenses in excess of the original provision in fiscal 1996 for the consolidation of American Tourister manufacturing facilities ($0.5 million).
(d) Pro forma Selling, General and Administrative Expenses for the fiscal year ended January 31, 1998 have been adjusted to reflect a $4.8 million charge for estimated expenses associated with the process of exploring alternatives to enhance stockholder value, including the Recapitalization, and a $0.4 million charge for deferred financing costs related to the Company's Old Credit Facility (as defined herein). Such expenses will be charged to operations in fiscal 1999. In connection with the Recapitalization, certain adjustments and modifications have been made to outstanding employee stock options as a result of the consummation of the Tender Offer. Such adjustments will result in increased compensation expense of approximately $3.9 million in the second quarter of fiscal 1999, $0.4 million during the remainder of fiscal 1999 and $0.8 million in fiscal 2000. Such increased compensation expense is not reflected in Pro Forma Selling, General and Administrative Expenses.
(e) As discussed in note (a) above, the Company adjusted its assets and liabilities to their fresh start values effective June 30, 1993. Since June 30, 1993, the Company's statements of operations include amortization and depreciation related to these fresh start adjustments. The most significant fresh start adjustment relates to recording Reorganization Value in Excess of Identifiable Assets, which was amortized over a three-year period which ended in June 1996. In addition, fresh start amortization includes amortization of fresh start adjustments to reflect the fair value of trademarks, licenses, patents and other intangibles, which are being amortized over periods from one to forty years. Fresh start amortization and depreciation also includes depreciation of fresh start adjustments to reflect the fair value of property and equipment, depreciated over their estimated useful lives ranging primarily from two to six years.

  Fresh Start Amortization and Depreciation consists of the following:

                                                           THREE MONTHS ENDED
                                  YEAR ENDED JANUARY 31,        APRIL 30,
                                 ------------------------- -------------------
                                   1996     1997    1998     1997      1998
                                 -------- -------- ------- --------- ---------
                                                (IN THOUSANDS)
   FRESH START AMORTIZATION:
   Amortization of
    Reorganization Value in
    Excess of Identifiable
    Assets...................... $ 55,072 $ 22,947 $   --  $     --  $     --
   Amortization of Licenses,
    Patents and Trademarks and
    Other.......................    7,823    7,976   6,184     1,607     1,432
                                 -------- -------- ------- --------- ---------
     Total Fresh Start
      Amortization Included in
      Amortization of
      Intangibles...............   62,895   30,923   6,184     1,607     1,432
                                 -------- -------- ------- --------- ---------
   FRESH START DEPRECIATION--
    PROPERTY AND EQUIPMENT:
   Included in Cost of Goods
    Sold........................    2,895    2,914   2,093       685       411
   Included in Selling, General
    and Administrative
    Expenses....................      643      647     461       151        90
                                 -------- -------- ------- --------- ---------
     Total Fresh Start
      Depreciation..............    3,538    3,561   2,554       836       501
                                 -------- -------- ------- --------- ---------
   Total Fresh Start
    Amortization and
    Depreciation................ $ 66,433 $ 34,484 $ 8,738 $   2,443 $   1,933
                                 ======== ======== ======= ========= =========

    For information with respect to the impact of fair value adjustments attributable to the reorganization of Astrum, restructuring and certain other expenses, see "Selected Historical and Pro Forma Consolidated Financial Information."

                                      (footnotes continue on the following page)

(f) Other Income--Net for fiscal 1996, 1997 and 1998 and for the three months ended April 30, 1997 and 1998 consists of the following:

                                                        THREE MONTHS ENDED
                             YEAR ENDED JANUARY 31,         APRIL 30,
                             ------------------------  ----------------------
                              1996    1997     1998     1997     1998
                             ------  -------  -------  -------  -------
                                 (IN THOUSANDS)
   Net realized gains from
    foreign currency
    forward delivery
    contracts..............  $ (494) $ 2,829  $ 6,463  $   918  $   675
   Rental income...........   1,735    1,987    1,633      522      252
   Equity in loss of uncon-
    solidated affiliate....     --       (33)    (547)     (61)    (235)
   Pension expense related
    to merged plans........     --       --      (706)     --       --
   Foreign currency trans-
    action losses, net.....  (1,660)    (211)  (1,834)    (370)     (77)
   Unrealized gains from
    foreign currency
    forward delivery
    contracts..............     --       --       --     2,729      753
   Gain (Loss) on disposi-
    tion of fixed assets,
    net....................    (245)     (62)    (377)      (7)     737
   Other, net..............    (737)  (1,120)  (1,247)    (418)  (1,107)
   Favorable settlement of
    claims.................     --     3,802    2,060    2,128      --
   Adjustment of allowances
    relating to previous
    operations.............     --       529    5,299    1,458      --
   Adjustment of contingent
    tax accruals...........     --       --    12,700      --       --
   Collection of loans to
    settlement trust.......     --       --     4,850      --       --
   Adjustment of liability
    for PBGC claims........     --    11,100      --       --       --
   Gain on sale of televi-
    sion station...........   5,368      --       --       --       --
                             ------  -------  -------  -------  -------
                             $3,967  $18,821  $28,294  $ 6,899  $   998
                             ======  =======  =======  =======  =======

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information with respect to the items comprising Other Income--Net.

(g) Interest Expense--Net consists of interest expense and amortization of debt issuance costs and premium less interest income.

(h) Pro forma Interest Expense-Net gives effect to the issuance of the Notes, and additional borrowings under the New Credit Facility, including the amortization of debt issuance costs. The foregoing increases Interest Expense-Net by approximately $33.0 million and $8.6 million for the year ended January 31, 1998 and the three months ended April 30, 1998, respectively. Pro forma Interest Expense-Net consists of the following (in millions):

                                              YEAR ENDED    THREE MONTHS ENDED
                                           JANUARY 31, 1998   APRIL 30, 1998
                                           ---------------- ------------------
   Notes..................................      $37.6             $ 9.4
   New Credit Facility (8.4% on U.S. Term
    Loan and 6.1% on Europe Term Loan)....        9.2               2.3
   Capital lease obligations and other
    foreign borrowings....................        4.4               1.3
   Non-cash amortization of capitalized
    fees and expenses.....................        1.7               0.4
   Less interest income...................       (2.6)             (0.8)
                                                -----             -----
      Net Interest Expense................      $50.3             $12.6
                                                =====             =====

(i) Pro forma Income Tax Expense reflects the tax effect of the additional interest expense described in note (h) above and the tax effect of certain other expenses referred to in note (d) above (an aggregate decrease of $14.5 million and $3.3 million in Income Tax Expense for the year ended January 31, 1998 and the three months ended April 30, 1998, respectively).

(j) Pro forma income (loss) per share data reflects the deduction of pro-forma dividends, the amortization of issuance costs related to the Senior Preferred Stock and the amortization of the aggregate value assigned to the Warrants of $5.82 million, which will be amortized over the twelve-year term of the Senior Preferred Stock.

(k) EBIT is defined as Income (Loss) from Continuing Operations plus Interest Expense-Net and Income Tax Expense plus Minority Interest in Earnings of Subsidiaries less Reorganization Items plus, in the case of pro forma EBIT, certain expenses described in note (d) above.

(l) EBITDA is defined as EBIT (as defined above) plus amortization and depreciation. The Company believes that EBITDA provides useful information regarding the Company's ability to service its indebtedness, but it should not be considered in isolation or as a

                                      (footnotes continue on the following page)
   substitute for operating income or cash flow from operations (in each case as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance or as a measure of the Company's liquidity. Other companies may calculate EBITDA in a different manner than the Company. EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, and amortization. EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures to replace fixed assets, working capital and other commitments and contingencies.
   EBITDA is not an accounting term and is not used in generally accepted accounting principles.

(m) Adjustments to EBITDA to arrive at Adjusted EBITDA include various income and expense items included in EBIT and EBITDA which management believes should be excluded in order to reflect recurring operating performance. These items include:

    (i) Provision for Restructuring Operations of $2.4 million, $10.7 million and $3.6 million for fiscal 1996, 1997 and 1998, respectively, and $2.6 million for the three months ended April 30, 1998. In fiscal 1998, the Company's statement of operations reflects a net Provision for Restructuring Operations of $1.9 million which is comprised of a gross restructuring charge of $3.6 million for the fiscal year net of a $1.7 million credit for expenses not incurred with respect to fiscal 1997's $10.7 million Provision of Restructuring Operations;

    (ii) Other Income--Net, except for certain recurring transactions including net gains from foreign currency forward delivery contracts, rental income, equity in loss of unconsolidated affiliate and pension expense related to merged plans (which are reflected in the first four line items in note (f) above); and

    (iii) Unfavorable production variances of $4.1 million during the second half of fiscal 1998 arising from production problems in the Company's North American manufacturing operations. These problems primarily related to implementation of the strategic plan announced in May 1996 and, in the judgment of management, were nonrecurring. EBITDA has not been adjusted for production variances in prior years (which totaled $3.0 million and $2.4 million in fiscal 1996 and 1997, respectively) or for $5.0 million of additional production variances in fiscal 1998.

  See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information with respect to these items.

(n) The ratio of Adjusted EBITDA to Pro forma Interest Expense--Net for the 12 months ended April 30, 1998 was 1.90x.

(o) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest (including the interest component of rental expenses), amortization of debt expense and dividends (including the amortization of issuance costs related to the Senior Preferred Stock and the amortization of the aggregate value assigned to the Warrants) on preferred stock. Earnings consist of earnings from continuing operations before taxes, plus fixed charges. For the seven months ended January 31, 1994, the fiscal years ended January 31, 1995 and 1996, the three months ended April 30, 1998 and on a pro forma basis for the three months ended April 30, 1998, earnings were insufficient to cover fixed charges by $19.4 million, $36.6 million, $40.7 million, $7.1 million and $25.9 million, respectively. No ratio of earnings to fixed charges for the year ended January 31, 1994 is presented because it is not meaningful due to the significant effect of applying SOP 90-7. Earnings from continuing operations before taxes include significant nonrecurring amounts related to various items from the settlement of certain continuing liabilities from previous operations.

(p) Includes the effects of SOP 90-7 "fresh start" adjustments recorded at June 30, 1993, net of depreciation and amortization. Pursuant to SOP 90-7, the net book value of property and equipment was increased by $34 million and intangible and other assets were increased by $530 million.

(q) Pursuant to SOP 90-7, under the Plan effected in June 1993, $1.5 billion in long-term debt subject to compromise, including accrued interest, was forgiven in exchange for $500 million principal amount of senior secured notes, approximately $342 million in cash and 15 million shares of common stock. In July 1995, the senior secured notes were redeemed with the proceeds from the sale of the 11 1/8% Series A Senior Subordinated Notes and borrowings under the Company's U.S. banking lines.

                                 RISK FACTORS

  Holders should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following risks before tendering their Old Senior Preferred Stock in the Exchange Offer, although the risk factors set forth below (other than "--Consequences of Failure to Exchange and Requirements for Transfer of New Senior Preferred Stock") are generally applicable to the Old Senior Preferred Stock as well as the New Senior Preferred Stock.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW SENIOR PREFERRED STOCK

  Holders who do not exchange their Old Senior Preferred Stock for New Senior Preferred Stock pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Senior Preferred Stock as set forth in the legend thereon as a consequence of the issuance of the Old Senior Preferred Stock pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Senior Preferred Stock may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Senior Preferred Stock under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Senior Preferred Stock issued pursuant to the Exchange Offer in exchange for Old Senior Preferred Stock may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Senior Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Senior Preferred Stock. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Senior Preferred Stock and has no arrangement or understanding to participate in a distribution of New Senior Preferred Stock. If any holder is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of New Senior Preferred Stock to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Senior Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Preferred Stock received in exchange for Old Senior Preferred Stock where such Old Senior Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, the Company will make this Prospectus, as amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Senior Preferred Stock may not be offered or sold unless it has been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. See "The Exchange Offer--Consequences of Exchanging Old Senior Preferred Stock."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

  As a result of the Recapitalization, the Company is highly leveraged. After giving pro forma effect to the Recapitalization, as of April 30, 1998, the Company would have had total indebtedness of $490.7 million and stockholders' equity would have been a deficit of $225.7 million. The New Credit Facility, the Indenture governing the Notes (the "Notes Indenture"), and the Certificate of Designation permit the Company to incur or guarantee certain additional indebtedness, subject to certain limitations. See "Concurrent Offering" and "Description of New Credit Facility."

  In addition, this substantial leverage will have a negative effect on the Company's net income. For the fiscal year ended January 31, 1998, the Company's net income on a pro forma basis as adjusted to give effect to the Recapitalization would have been $10.8 million, including non-recurring gains, net of tax expense, of approximately $20.3 million, compared to the historical net income of $40.7 million for such period. Pro forma net interest expense would have been $50.3 million for the year ended January 31, 1998, as compared to $17.3 million for the same period on an historical basis.

  The Company's high degree of leverage could have important consequences to holders of Senior Preferred Stock, including but not limited to the following:
(i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations and other purposes, including capital expenditures; (iii) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; (iv) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (v) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or its business or changing market conditions.

  The Company's ability to repay or to refinance its obligations with respect to its indebtedness or to pay cash dividends on or to redeem the Senior Preferred Stock pursuant to the Certificate of Designation will depend on its future financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to certain financial, business, economic and other factors, many of which are beyond the Company's control. These factors could include operating difficulties, increased operating costs, product pricing pressures, the response of competitors, and delays in implementing strategic plans. The Company's ability to meet its debt service and other obligations may depend in significant part on the extent to which the Company can implement successfully its business strategy. There can be no assurance that the Company will be able to implement its strategy fully or that the anticipated results of its strategy will be realized. See""-- Implementation of Business Strategy; Forward-Looking Statements."

  If the Company's cash flow and capital resources are insufficient to fund its debt service obligations or its obligations under the Senior Preferred Stock, the Company may be forced to reduce or delay capital expenditures, sell assets, or seek to obtain additional equity capital, or to refinance or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of principal of, and premium, if any, and interest on its indebtedness or to meet its other obligations in the future, or that any such alternative measures would be successful or would permit the Company to meet its scheduled debt service obligations. In addition, because the Company's obligations under the New Credit Facility bear interest at floating rates, an increase in interest rates could adversely affect, among other things, the Company's ability to meet its financing obligations.

RECENT EVENTS AND RECAPITALIZATION

  On January 7, 1998, the Company announced it had engaged Goldman, Sachs & Co. as financial advisor to assist in the process of exploring various strategic alternatives designed to enhance stockholder value. On March 20, 1998, the Company's Board of Directors approved a recapitalization plan, pursuant to which the Company planned to pay a special cash dividend to stockholders of $12.50 per share. Consummation of this recapitalization plan and payment of the $12.50 dividend per share was subject to a number of conditions, including the closing of a new bank credit facility, the successful retirement of the Company's outstanding 11 1/8% Series B Subordinated Notes (the "Series B Notes") (which were substantially retired in April 1998 as discussed below), and declaration of the dividend by the Company's Board of Directors. The Company also previously announced that it was engaged in discussions with third parties concerning a possible transaction whereby approximately 50% of the Company's equity would be acquired by a third party and stockholders would receive cash payments in the range of $30.00 per share and retain a significant equity interest in the Company. The Company expects to record charges in the second quarter of fiscal 1999 for financial, legal and other expenses associated with the process of exploring these alternative plans which were not ultimately consummated.

  The Company completed a tender offer on April 23, 1998 for $52.3 million out of the $52.8 million outstanding princpal amount of the Series B Notes at a price of $115.35 per $100 of principal. The Company's previous senior credit facility was amended to allow for financing the retirement of the Series B Notes from borrowings thereunder. The Company incurred a pre-tax charge to earnings of approximately $10 million during the first quarter of fiscal 1999 for the premium paid to repurchase the Series B Notes and other charges related to the transaction.

  On March 23, 1998, the Company announced a restructuring of its Torhout, Belgium manufacturing operations. The Company recorded a pre-tax charge of approximately $2.6 million during the first quarter of fiscal 1999 in connection with the restructuring. The restructuring provision is primarily related to termination and severance costs for the elimination of approximately 111 positions.

  As discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company expects U.S. wholesale sales to be depressed through at least the first half of fiscal 1999 because of various factors which affected U.S. wholesale sales in fiscal 1998, including the adverse impact of price increases and pricing strategies, market disruptions and retailer discounting issues associated with various forms of cross distribution-channel sales, and forecasting and production scheduling errors. Commencing in February 1998, management began a detailed study and evaluation of the Company's U.S. hardside production operations in light of declining U.S. hardside sales and various marketing issues that the Company is encountering in the United States. These issues, as well as the decision to source international hardside products from other production facilities located closer to the Company's international customers, instead of from its Denver plant, have resulted in an inventory build-up and reduced hardside production requirements in the United States. Based on management's evaluation, on May 14, 1998, the Company approved a plan to further restructure its U.S. production operations to bring the unit volume and workforce in the Denver plant into line with expected sales and to achieve a better balance between fixed and variable costs with respect to this facility. The restructuring plan calls for a substantial reduction in workforce, as well as the disposal of molding and other equipment that represents excess capacity. As a result, during the second quarter of fiscal 1999, the Company has recorded a restructuring charge of approximately $5.5 million (of which approximately $2.2 million is non-cash). The Company also expects to incur additional cash costs of approximately $0.3 million in connection with the restructuring plan that will be expensed as they are incurred. The Company expects that the restructuring will be substantially completed by July 31, 1998, and that the annualized cost savings from the restructuring will be approximately $5.9 million. The foregoing estimate of annual cost savings constitutes forward looking information and involves known and unknown risks, uncertainties and other factors that may cause actual cost savings to be materially different from the foregoing estimate. In addition to the general factors discussed under "--Implementation of Business Strategy; Forward Looking Statements" such estimate of annual cost savings is based on a variety of other factors and was derived utilizing numerous important assumptions, including (i) achieving estimated reductions in headcount at currently projected severance cost levels, while maintaining work flow, (ii) achieving a sufficient level of sales necessary to yield planned production efficiencies and absorption of fixed costs, (iii) eliminating certain components of fixed overhead without affecting the Company's ability to manage the downsized production facility efficiently, (iv) the willingness of the affected employees to accept more flexible work rules and (v) no disruption to planned production schedules. The failure of one or more of these assumptions to be realized may cause the actual annual cost savings to differ materially from the foregoing estimate.

  In connection with the Recapitalization, certain adjustments and modifications were made to outstanding employee stock options as a result of the consummation of the Tender Offer. Such adjustments will result in increased compensation expense of approximately $3.9 million in the second quarter of fiscal 1999, $0.4 million during the remainder of fiscal 1999 and $0.8 million in fiscal 2000. See note
(d) of "Notes to Summary Consolidated Financial Information." The pro forma financial information contained herein does not reflect such increased compensation expense.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS; CURRENCY RISKS

  Approximately 48% of the Company's net sales for fiscal 1998 were attributable to its European sales and other foreign operations and export sales from the United States. In addition to its European manufacturing and distribution subsidiaries, the Company has a 100% owned Mexican manufacturing and distribution company and is a partner in joint ventures in Singapore, South Korea, India, Brazil and China. The Company also has a wholly owned distribution organization in Hong Kong. The Company's operations may be affected by economic, political and governmental conditions in some of the countries where the Company has manufacturing facilities or where its products are sold. In addition, factors such as changes in economic or political conditions in any of the countries in which the Company operates could result in unfavorable exchange rates, new or additional currency or exchange controls, other restrictions being imposed on the operations of the Company, or expropriation. The Company's operations may also be adversely affected by significant fluctuations in the value of the U.S. dollar or the failure of a partner in an international joint venture to meet performance expectations. When appropriate, the Company enters into foreign exchange contracts in order to reduce its economic exposure on certain foreign operations and/or royalty agreements through the use of forward delivery commitments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

COMPETITION

  The Company competes with many domestic and international companies in its global markets. Samsonite competes on brand name, consumer advertising, product innovation, quality, differentiation of product features, customer service and price. The worldwide luggage market is highly fragmented, with the vast majority of individual competitors having annual sales that are less than 10% of the Company's sales; nevertheless, the Company has many competitors. Barriers to entry into the manufacturing of softside luggage are very low and the Company faces competition from many low cost manufacturers of inexpensive, softside luggage products. In contrast to the softside luggage market, more significant capital costs are necessary to enter the manufacturing of hardside luggage; nonetheless, the Company has several hardside luggage competitors in its major U.S. and European markets. See "Business--Competition."

RESTRICTIONS ON CASH DIVIDENDS ON THE SENIOR PREFERRED STOCK

  The New Credit Facility and the Notes Indenture restrict the Company's ability to pay cash dividends on the Senior Preferred Stock. In addition to the limitations imposed on the payment of dividends by the New Credit Facility and the Notes Indenture, under Delaware law the Company is permitted to pay dividends on its capital stock, including the Senior Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared.

  In determining the Company's ability to pay dividends, Delaware law permits the Board of Directors to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the Senior Preferred Stock.

RESTRICTIVE COVENANTS

  The New Credit Facility contains numerous financial and operating covenants, including restrictions on the ability of the Company to pay dividends; incur indebtedness; merge, consolidate or transfer all or substantially all of its assets; make certain sales of assets; make investments in joint ventures; make capital expenditures; create, incur or permit the existence of certain liens, and requires the Company to achieve and maintain certain financial ratios. See "Description of New Credit Facility." Such financial covenants affect the operating flexibility of the Company. The failure to comply with the covenants would result in a default and permit the lenders under the New Credit Facility to accelerate the maturity of the indebtedness issued thereunder. In addition, the Certificate of Designation, the Notes Indenture and the Exchange Indenture contain a number of restrictive covenants relating to the Company.

RISKS ASSOCIATED WITH EXCHANGE DEBENTURES

  Subject to the satisfaction of certain conditions, the Senior Preferred Stock is exchangeable at the option of the Company for subordinated debt securities of the Company ("the Company Exchange Debentures") or general unsecured debt securities of Holdings ("Holdings Exchange Debentures"). See "Description of Senior Preferred Stock and Exchange Debentures--The Senior Preferred Stock--Exchange."

  Subordination of Company Exchange Debentures; Absence of Subsidiary Guarantees. The Company Exchange Debentures, if issued, will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt of the Company to the extent set forth in the Exchange Indenture. As of April 30, 1998, after giving pro forma effect to the Recapitalization, the aggregate amount of outstanding Senior Debt of the Company would have been approximately $126.7 million. The subordination provisions of the Exchange Indenture provide that no payment other than in Qualified Capital Stock (as defined herein) of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the Company Exchange Debentures and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the Company Exchange Debentures (with terms no less favorable to the Company and the holders of the Designated Senior Debt (as defined herein) than the terms of the Company Exchange Debentures and the Exchange Indenture) may be made by or on behalf of the Company or any Subsidiary (as defined herein), including, without limitation, by way of set-off or otherwise, for or on account of the Company Exchange Debentures or any Obligations (as defined herein) under the Company Exchange Debentures or the Exchange Indenture, or for or on account of the purchase, redemption or other acquisition of the Company Exchange Debentures or any Obligations under the Company Exchange Debentures or the Exchange Indenture, and neither the Trustee (as defined herein) nor any holder or owner of any Company Exchange Debentures shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Company Exchange Debentures or for or on account of the purchase, redemption or other acquisition of the Company Exchange Debentures or in respect of any other Obligations under the Company Exchange Debentures or the Exchange Indenture following the occurrence of a Payment Default (as defined herein) and such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. In addition, upon the occurrence and during the continuance of a Non- Payment Event of Default (as defined herein) on any Designated Senior Debt, no payment or distribution of any assets or securities of the Company of any kind or character other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the Company Exchange Debentures and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the Company Exchange Debentures (with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the Company Exchange Debentures and the Exchange Indenture) may be made by the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Company Exchange Debentures or any Obligations under the Company Exchange Debentures or the Exchange Indenture, or for or on account of the purchase or redemption or other acquisition of Company Exchange Debentures or any other Obligations under the Company Exchange Debentures or the Exchange Indenture for a designated period of time. Upon any payment or distribution of assets of the Company upon liquidation, dissolution, reorganization, insolvency, or any similar proceeding, the holders of Senior Debt will be entitled to receive prior indefeasible payment and satisfaction in full in cash before the holders of the Company Exchange Debentures are entitled to receive any payment. See "Description of the Senior Preferred Stock and Exchange Debentures--The Exchange Debentures--Subordination."

  The Company's obligations under the Company Exchange Debentures, if issued, will be subordinate in right of payment to the New Credit Facility and the Notes. In addition, the Company's obligations under the New Credit Facility are secured by a security interest in certain capital stock of certain subsidiaries of the Company and certain other assets of the Company and certain of its domestic subsidiaries, and the New Credit Facility contains certain restrictions and covenants customary to bank credit facilities, including the maintenance of specified financial ratios. In the event of a default under the New Credit Facility, or a bankruptcy, liquidation or reorganization of the Company or certain of its subsidiaries, the lenders thereunder will have a prior, secured claim on such capital stock and certain other assets. See "Description of New Credit Facility."

  In addition, the rights of the Company and its creditors, including holders of the Exchange Debentures, to realize upon the assets of a Subsidiary of the Company upon such Subsidiary's liquidation or reorganization will be subject to the prior claims of such Subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such Subsidiary; in such case, the Company's claim would nevertheless be subject to any security interests in the assets of such Subsidiary and subordinated to any indebtedness of such Subsidiary senior to claims of the Company. As of April 30, 1998, after giving pro forma effect to the Recapitalization, the liabilities of the Company's Subsidiaries would have totaled $211.6 million, including approximately $109.2 million of trade payables and obligations other than for borrowed money. Approximately 60% of the Company's net sales and approximately 58% of the Company's operating income prior to amortization of intangibles for fiscal 1998 were derived from operations conducted through Subsidiaries.

  Although a majority of the Company's assets is held through Subsidiaries which will not be guarantors of the Company's obligations under the Company Exchange Debentures, the Company is an operating company with substantial assets. In order to afford the Company flexibility to operate its business as an integrated enterprise, the Exchange Indenture does not restrict the Company's ability to transfer assets to its Restricted Subsidiaries. While the Company has no intention of transferring operating assets to its Subsidiaries, except in the ordinary course of business, there is no restriction on the Company's ability to transfer all of its assets to its Restricted Subsidiaries, thereby becoming a holding company whose only assets consist of the capital stock of its Subsidiaries.

  Effective Subordination of Holdings Exchange Debentures. Samsonite Holdings Inc. will be the issuer of the Holdings Exchange Debentures, if issued. If the Company transfers its assets to Samsonite Holdings Inc., then Samsonite Holdings Inc. will be a holding company whose only material asset will be the capital stock of the Company. As a result, Samsonite Holdings Inc. will be dependent upon payments or other transfers of funds from the Company to generate the funds necessary to meet its obligations, including payments in respect of the Holdings Exchange Debentures. The ability of the Company to make such payments or transfers of funds will be subject to, among other things, the availability of sufficient cash and may be subject to the restrictive covenants contained in the New Credit Facility, the Notes Indenture and future debt agreements. The New Credit Facility and the Notes Indenture restrict the Company's ability to make such payments and other transfers of funds, subject to certain limited exceptions. Therefore, no assurance can be given that Samsonite Holdings Inc. will have sufficient funds to make payments in respect of the Holdings Exchange Debentures when due. See "Concurrent Offering," "Description of Senior Preferred Stock and Exchange Debentures--The New Senior Preferred Stock--Exchange" and "New Credit Facility."

CONTROLLING STOCKHOLDER

  Affiliates of Apollo Advisors, L.P. (collectively, "Apollo") beneficially own approximately 34.1% of the outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." By reason of such percentage ownership, Apollo may have significant control over the management and policies of the Company.

LITIGATION AND CONTINGENT OBLIGATIONS

  In May 1993, the United States Bankruptcy Court for the Southern District of New York confirmed Astrum's Chapter 11 Plan of Reorganization, pursuant to which Astrum effected a comprehensive restructuring that, among other things, created certain contingent obligations. In addition, the Company is a party to certain currently pending litigation, including recently filed purported class action lawsuits. See "Business--Legal Proceedings" and Note 14 to the Company's consolidated financial statements included elsewhere in this Prospectus for a description of these matters.

FRAUDULENT CONVEYANCE RISKS

  The incurrence by the Company of indebtedness, including indebtedness in connection with the New Credit Facility and the Notes offered in the Concurrent Offering, and the subsequent transfer of a portion of the proceeds thereof to the Company's stockholders to purchase Common Stock in the Tender Offer, may be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or in a lawsuit by or on behalf of unpaid creditors of the Company. Under these fraudulent conveyance statues, if a court were to find that, at the time of the Recapitalization, (i) the Company incurred the indebtedness and purchased the Common Stock in the Tender Offer with the intent of hindering, delaying or defrauding current or future creditors or
(ii)(a) the Company received less than reasonably equivalent value or fair consideration in connection with the Recapitalization and (b) the Company (1) was insolvent or was rendered insolvent by reason of the Recapitalization, including the incurrence of the indebtedness related thereto, (2) was engaged in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur obligations beyond its ability to pay as such obligations mature (as the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could determine to invalidate such indebtedness, in whole or in part, as a fraudulent conveyance or subordinate such indebtedness to existing or future creditors of the Company.

IMPLEMENTATION OF BUSINESS STRATEGY; FORWARD-LOOKING STATEMENTS

  The Company's business strategy includes plans to broaden product offerings and channels of distribution, strengthen marketing and product innovation, continue worldwide expansion, reduce excess working capital and resolve U.S. wholesale issues. The Company's strategic plan should be considered in light of the risks and expenses associated with implementing these strategies. Successful implementation of these strategies will depend on numerous factors, many of which are beyond the Company's control, including economic, competitive and other conditions and uncertainties and the ability to retain qualified management personnel. No assurance can be given that the Company will be successful in implementing its business strategy.

  Certain statements under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus (including certain documents incorporated herein by reference) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, including foreign currency fluctuations; industry capacity; changes in customer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations, particularly in Europe and Asia; general levels of economic growth in emerging market countries such as India, China, Brazil, Argentina, and other Asian and South American countries; the loss of any significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and various other factors beyond the Company's control.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Issuer will be required to make an offer to purchase all of the outstanding Senior Preferred Stock and/or Exchange Debentures, as the case may be, at a price equal to 101% of the aggregate amount thereof plus accrued and unpaid dividends or interest, as the case may be, thereon to the purchase date. The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the New Credit Facility and might constitute a default under other indebtedness of the Company. In addition, the New Credit Facility prohibits the purchase of the Senior Preferred Stock and/or Exchange Debentures, as the case may be, by the Issuer in the event of a Change of Control, unless and until such time as the indebtedness under the New Credit Facility is repaid in full. The Issuer's failure to purchase the Senior Preferred Stock and/or Exchange Debentures, as the case may be, in such instance would result in a default under each of the Certificate of Designation, the Exchange Indenture and the New Credit Facility. The inability to repay the indebtedness under the New Credit Facility, if accelerated, could have material adverse consequences to the Company and to the holders of the Senior Preferred Stock and/or Exchange Debentures, as the case may be. Future equity or indebtedness of the Issuer may also contain prohibitions of certain events or transactions that could constitute a Change of Control or require such equity or indebtedness to be repurchased upon a Change of Control. See "Description of the Senior Preferred Stock and Exchange Debentures--Change of Control." In the event of a Change of Control, there can be no assurance that the Issuer would have sufficient assets to satisfy all of its obligations under the New Credit Facility and the Senior Preferred Stock and/or Exchange Debentures, as the case may be.

LIMITATION ON NET OPERATING LOSS CARRYFORWARDS

  Following the Recapitalization, the ability of the Company to utilize its net operating loss carryforwards for United States federal income tax purposes may be subject to certain limitations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

EFFECT OF YEAR 2000 ISSUES ON COMPANY OPERATIONS

  The Company has conducted a review of its computer systems to identify the systems that could be affected by the Year 2000 issue which results from computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, resulting in a major system failure or miscalculations. In the U.S., the Company is installing new financial, manufacturing and distribution software which is Year 2000 compliant. The Company is experiencing certain difficulties in connection with the conversion of its systems to its new distribution software, as described in the press release included as an exhibit to the Company's report on Form 8-K, dated August 12, 1998, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference." These new systems are being installed in response to other business needs as well as Year 2000 issues. The Company's European division is updating its systems to be Year 2000 compliant and expects this to be completed during fiscal 1999. Other operations throughout the world are generally using recently purchased software which is Year 2000 compliant. The Company estimates it will spend approximately $8 million in the U.S. for new systems by the end of fiscal 1999; costs incurred in Europe and the remainder of the world for Year 2000 compliance are not expected to be material. Although the Company believes it has identified internal Year 2000 issues which might have a significant impact on operations, no assurance can be given that all such issues have been identified or will be corrected. Additionally, no assurances can be given that the Company's customers, vendors, banks or other third parties will not experience Year 2000 issues which may have a significant impact on the Company's operations.

ABSENCE OF PUBLIC MARKET FOR THE SENIOR PREFERRED STOCK

  The New Senior Preferred Stock is being offered to the holders of the Old Senior Preferred Stock. The Old Senior Preferred Stock was issued on June 24, 1998 to a limited number of institutional investors and is eligible for trading in the Private Offering, Resale and Trading through Automated Linkages Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that shares of Old Senior Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered shares of Old Senior Preferred Stock could be adversely affected. There is no existing trading market for the New Senior Preferred Stock, and there can be no assurance regarding the future development of a market for the New Senior Preferred Stock, or the ability of holders of the New Senior Preferred Stock to sell their shares of New Senior Preferred Stock or the price at which such holders may be able to sell their shares of New Senior Preferred Stock. If such a market were to develop, the New Senior Preferred Stock could trade at prices that may be higher or lower than the initial offering price of the Old Senior Preferred Stock depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the New Senior Preferred Stock, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Senior Preferred Stock. The Company does not intend to apply for listing of the New Senior Preferred Stock on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                             THE RECAPITALIZATION

  The Old Senior Preferred Stock was issued as part of the recapitalization of the Company (the "Recapitalization") involving the repurchase pursuant to the Tender Offer of 10.5 million shares of Common Stock at a purchase price of $40.00 per share ($420 million in the aggregate) and the refinancing of certain existing indebtedness. Concurrently with the consummation of the offering of the Old Senior Preferred Stock, the Company and its principal European subsidiary entered into the New Credit Facility to obtain funds that, together with the net proceeds of the offering of the Old Senior Preferred Stock and the Concurrent Offering of Notes, were used to finance the Recapitalization. See "Concurrent Offering" and "Description of New Credit Facility."

  The following table sets forth the sources and uses of funds in connection with the Recapitalization (in millions):

   SOURCES:
     New Credit Facility--Term Loan Facilities.......................... $110.0
     Proceeds from sale of Old Senior Preferred Stock and warrants......  175.0
     Proceeds from sale of Notes........................................  350.0
                                                                         ------
         Total.......................................................... $635.0
                                                                         ======
   USES:
     Tender Offer....................................................... $420.0
     Repayment of existing indebtedness.................................  180.0
     Estimated fees and expenses(a).....................................   25.9
     Working capital....................................................    9.1
                                                                         ------
         Total.......................................................... $635.0
                                                                         ======

--------
(a) Includes discounts and commissions payable in connection with the offering of the Old Senior Preferred Stock and the Concurrent Offering, fees payable in connection with the New Credit Facility and investment banking, legal, accounting, printing and other miscellaneous fees and expenses in connection with the Recapitalization.

                              CONCURRENT OFFERING

  Concurrently with the consummation of the sale of the Old Senior Preferred Stock, the Company issued and sold $350 million aggregate principal amount of Notes in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. The net proceeds to the Company from the Concurrent Offering were approximately $337.7 million. The interest rate on the Notes is 10 3/4% per annum, payable in cash semi-annually in arrears. The Notes will mature on June 15, 2008.

  The Notes are redeemable at the option of the Company in whole or in part, at any time on or after June 15, 2003, at a premium to principal amount (declining to 100% of principal amount on June 15, 2006), plus accrued and unpaid interest thereon to the redemption date. In addition, the Company, at its option, may redeem in the aggregate up to 40% of the principal amount of the Notes originally issued, at any time and from time to time prior to June 15, 2001, at a redemption price equal to 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date with the Net Proceeds of one or more Equity Offerings; provided that at least $210 million aggregate principal amount of Notes remain outstanding immediately after any such redemption and that any such redemption occurs within 90 days after the receipt by the Company of the proceeds of such Equity Offering. The Notes will be redeemable at the option of the holders thereof upon a Change of Control of the Company at a redemption price of 101% of principal amount, plus accrued and unpaid interest thereon to the purchase date.

  The Notes Indenture contains certain restrictive covenants customary for similar securities, including limitations on the ability of the Company and its Restricted Subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends and make certain other distributions; (iii) issue capital stock of Restricted Subsidiaries; (iv) make certain investments; (v) repurchase stock;
(vi) create liens; (vii) enter into transactions with affiliates; (viii) create dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) merge or consolidate; and (x) sell or transfer assets. These covenants are subject to a number of important exceptions.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the offering of the Old Senior Preferred Stock were approximately $168.9 million, after deducting discounts and commissions and expenses related to the offering of the Old Senior Preferred Stock. The Company used such net proceeds, together with the net proceeds from the Concurrent Offering and borrowings under the New Credit Facility, to repurchase 10.5 million shares of its outstanding Common Stock pursuant to the Tender Offer, to refinance certain existing indebtedness and to pay related fees and expenses. The existing indebtedness of the Company repaid consisted of borrowings under the Company's then existing senior credit facility (the "Old Credit Facility"), which was terminated upon completion of the offering of the Old Senior Preferred Stock. As of April 30, 1998, there were approximately $186.7 million of outstanding borrowings under the Old Credit Facility which bore interest at a weighted average rate of approximately 5.8% per annum. An affiliate of the Initial Purchaser is an agent under the New Credit Facility. See "The Recapitalization," "Capitalization," "Selected Historical and Pro Forma Consolidated Financial Information" and "Plan of Distribution."

                                CAPITALIZATION

  The following table sets forth the cash and cash equivalents, short-term obligations, and capitalization of the Company as of April 30, 1998, as adjusted to give pro forma effect to the Recapitalization as if it had occurred on April 30, 1998. See "The Recapitalization" and "Use of Proceeds." The information set forth below should be read in conjunction with "Selected Historical and Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

                                                AS OF APRIL 30, 1998
                                           --------------------------------
                                                                     AS
                                            ACTUAL    ADJUSTMENTS ADJUSTED
                                           ---------  ----------- ---------
                                                   (IN THOUSANDS)
Cash and cash equivalents................. $   6,911   $   2,301  $   9,212
                                           =========   =========  =========
Short-term debt and current installments
 of long-term obligations................. $  13,746   $     --   $  13,746
                                           ---------   ---------  ---------
Long-term obligations:
  Old Credit Facility.....................   186,699    (186,699)       --
  New Credit Facility.....................       --      110,000    110,000
  Capital leases and other obligations....    16,398         --      16,398
  11 1/8% Series B Senior Subordinated
   Notes..................................       532         --         532
  Notes...................................       --      350,000    350,000
                                           ---------   ---------  ---------
    Total long-term obligations...........   203,629     273,301    476,930
                                           ---------   ---------  ---------
      Total obligations...................   217,375     273,301    490,676
                                           ---------   ---------  ---------
Redeemable Preferred Stock................       --      163,080    163,080 (a)
Stockholders' equity:
  Preferred stock, $.01 par value;
   2,000,000 shares authorized; no shares
   issued and outstanding.................       --          --         --
  Common stock, $.01 par value; 60,000,000
   shares authorized; 20,420,902 shares
   issued and outstanding; 9,920,902
   shares outstanding, as adjusted........       204         --         204
  Additional paid-in capital..............   419,283       5,820    425,103
  Accumulated deficit.....................  (206,098)     (3,241)  (209,339)
  Foreign currency translation adjust-
   ment...................................   (15,857)        --     (15,857)
  Unearned compensation-restricted stock..       (23)        --         (23)
  Treasury stock, at cost.................       --     (420,000)  (420,000)
                                           ---------   ---------  ---------
    Total stockholders' equity (deficit).. $ 197,509   $(417,421) $(219,912)
                                           =========   =========  =========
      Total capitalization (including
       short-term debt, net of cash and
       cash equivalents).................. $ 407,973   $  16,659  $ 424,632
                                           =========   =========  =========

-------
(a) The carrying value of the Senior Preferred Stock (which is mandatorily redeemable) is recorded net of issuance costs of approximately $6.1 million and the aggregate value assigned to the warrants to purchase Common Stock of $5.82 million, which will be amortized over the twelve-year term of the Senior Preferred Stock.

     SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The selected historical consolidated financial information for the Company presented below has been derived from the Company's audited consolidated financial statements as of and for the fiscal years ended January 31, 1998, 1997, 1996 and 1995, the seven months ended January 31, 1994 and the five months ended June 30, 1993 which have been restated for discontinued operations and from the Company's unaudited consolidated financial statements as of and for the three months ended April 30, 1998 and 1997. The Company's unaudited consolidated financial statements as of and for the three months ended April 30, 1998 and 1997 include, in the opinion of management, all adjustments, consisting only of normal nonrecurring adjustments, which the Company considers necessary for a fair presentation of the financial position and results of operations of the Company for these periods. Operating results for the three months ended April 30, 1998 are not necessarily indicative of the results that may be expected for the full year. The selected historical consolidated financial information presented below should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and related notes thereto included elsewhere in this Prospectus. The pro forma financial information presented below gives effect to the Recapitalization as if it had occurred on February 1, 1997, in the case of the statement of operations and other data, and on the balance sheet date, in the case of the balance sheet data. The selected pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Recapitalization had been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                               PREDECESSOR                                 REORGANIZED
                               COMPANY(A)                                   COMPANY(A)
                               -----------   -----------------------------------------------------------------------------
                                                          COMBINED
                                  FIVE          SEVEN      TWELVE
                                 MONTHS        MONTHS      MONTHS
                                  ENDED         ENDED       ENDED                 YEAR ENDED JANUARY 31,
                                JUNE 30,     JANUARY 31, JANUARY 31, -----------------------------------------------------
                                  1993          1994        1994       1995       1996      1997              1998
                               -----------   ----------- ----------- ---------  --------  --------    --------------------
                                                                                                      HISTORICAL PRO FORMA
                                                                                                      ---------- ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Net Sales(b).................   $192,519      $331,100    $523,619   $ 635,452  $675,209  $741,138     $736,875  $736,875
Cost of Goods Sold...........    113,032       196,777     309,809     373,967   414,691   449,333      424,349   424,349
                                --------      --------    --------   ---------  --------  --------     --------  --------
Gross Profit.................     79,487       134,323     213,810     261,485   260,518   291,805      312,526   312,526
Selling, General and Adminis-
 trative
 Expenses....................     66,094        97,480     163,574     197,716   203,701   233,761(c)   234,257   239,485(d)
Amortization of Intangible
 Assets(e)...................        206        39,924      40,130      67,189    63,824    31,837        7,101     7,101
Provision for Restructuring
 Operations..................        --            --          --          --      2,369    10,670        1,866     1,866
                                --------      --------    --------   ---------  --------  --------     --------  --------
Operating Income (Loss)......     13,187        (3,081)     10,106      (3,420)   (9,376)   15,537       69,302    64,074
Interest Income..............        --          4,342       4,342       2,909     4,709     1,419        2,574     2,574
Interest Expense and
 Amortization of Debt Issue
 Costs and Premium...........      4,404(f)     24,839      29,243      37,875    39,974    35,670       19,918    52,918(g)
Other Income--Net(h).........        360         5,504       5,864       2,729     3,967    18,821       28,294    28,294
Reorganization Items.........    462,447           --      462,447         --        --        --           --        --
Income Tax Expense...........      2,313         6,797       9,110      10,619     9,095    10,389       23,088     8,561(i)
Minority Interest in Earnings
 of
 Subsidiaries................       (901)       (1,148)     (2,049)       (931)   (1,385)   (1,041)        (287)     (287)
                                --------      --------    --------   ---------  --------  --------     --------  --------
Income (Loss) from Continuing
 Operations..................    468,376       (26,019)    442,357     (47,207)  (51,154)  (11,323)      56,877    33,176
Income (Loss) from Operations
 Discontinued and Sold,
 Cumulative
 Effect of Change in
 Accounting
 Principles and Extraordinary
 Items.......................    456,448       (25,502)    430,946     (64,372)  (10,293)      --       (16,178)  (22,402)
                                --------      --------    --------   ---------  --------  --------     --------  --------
Net Income (Loss)............   $924,824      $(51,521)   $873,303   $(111,579) $(61,447) $(11,323)    $ 40,699  $ 10,774
                                ========      ========    ========   =========  ========  ========     ========  ========
Senior Preferred Stock
 Dividends(j)................                                                                                      26,570
                                                                                                                 --------
Net Income (Loss) Available
 to Common Stockholders......                                                                                    $(15,796)
                                                                                                                 ========

                                        (table continues on the following page)

(table continued from the previous page)

                          PREDECESSOR                               REORGANIZED
                          COMPANY(A)                                COMPANY(A)
                          ----------- -----------------------------------------------------------------------------
                                                   COMBINED
                             FIVE        SEVEN      TWELVE
                            MONTHS      MONTHS      MONTHS
                             ENDED       ENDED       ENDED                   YEAR ENDED JANUARY 31,
                           JUNE 30,   JANUARY 31, JANUARY 31,    --------------------------------------------------
                             1993        1994        1994          1995      1996      1997            1998
                          ----------- ----------- -----------    --------  --------  --------  --------------------
                                                                                               HISTORICAL PRO FORMA
                                                                                               ---------- ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Income (Loss) per
 Share--Basic(j):
 Continuing Operations..                $(1.68)                  $  (3.05) $  (3.24) $   (.71)  $   2.81  $    .68
 Net Income (Loss)......                 (3.33)                     (7.22)    (3.89)     (.71)      2.01     (1.62)
Income (Loss) per
 Share--
 Assuming Dilution(j):
 Continuing Operations..                 (1.68)                     (3.05)    (3.24)     (.71)      2.70       .62
 Net Income (Loss)......                 (3.33)                     (7.22)    (3.89)     (.71)      1.93     (1.49)
BALANCE SHEET DATA (AS
 OF END OF PERIOD):
Property, Plant and
 Equipment, Net.........                          $  131,894(k)  $137,686  $140,912  $143,959   $142,351  $142,351
Total Assets............                           1,111,735(k)   866,000   607,443   592,658    610,049   654,682
Long-Term Obligations
 (Including Current
 Installments)..........                             573,197(l)   417,175   310,959   290,617    179,223   484,421
Redeemable Preferred
 Stock..................                                 --           --        --        --         --    163,080
Stockholders' Equity
 (Deficit)..............                             253,693(l)   148,472    25,116    24,998    208,886  (214,759)
OTHER DATA:
EBIT(m).................                          $   15,970     $   (691) $ (5,409) $ 34,358   $ 97,596  $ 97,596
Depreciation and
 Amortization...........                              55,024       85,486    84,101    53,889     28,594    28,594
                                                  ----------     --------  --------  --------   --------  --------
EBITDA(n)...............                              70,994       84,795    78,692    88,247    126,190   126,190
Items Relating to
 Settlement of
 Contingent Liabilities
 and Other Adjustments..                              (4,797)      (2,864)     (357)   (3,368)   (13,762)  (13,762)
                                                  ----------     --------  --------  --------   --------  --------
Adjusted EBITDA(o)......                          $   66,197     $ 81,931  $ 78,335  $ 84,879   $112,428  $112,428
                                                  ==========     ========  ========  ========   ========  ========
Ratio of Adjusted EBITDA
 to Pro Forma Interest
 Expense, Net(p)........                                 --           --        --        --         --       2.23x
Ratio of Earnings to
 Fixed Charges(q).......                                 --           --        --       1.00x      4.39x     1.05x
Capital Expenditures....                          $   13,095     $ 18,453  $ 21,668  $ 31,093   $ 36,313  $ 36,313

                                          (see footnotes on the following pages)

                                                 REORGANIZED
                                                 COMPANY(A)
                                  --------------------------------------------
                                        THREE MONTHS ENDED APRIL 30,
                                  --------------------------------------------
                                      1997                  1998
                                  ------------  ------------------------------
                                                  HISTORICAL      PRO FORMA
                                                --------------- --------------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net Sales(b)....................  $    169,562  $     156,676   $     156,676
Cost of Goods Sold..............        99,293         97,273          97,273
                                  ------------  -------------   -------------
Gross Profit....................        70,269         59,403          59,403
Selling, General and Administra-
 tive Expenses..................        54,656         59,621          59,621
Amortization of Intangible
 Assets(e)......................         1,824          1,526           1,526
Provision for Restructuring
 Operations.....................          (600)         2,608           2,608
                                  ------------  -------------   -------------
Operating Income (Loss).........        14,389         (4,352)         (4,352)
Interest Income.................           465            791             791
Interest Expense and
 Amortization of Debt Issue
 Costs and Premium..............         6,207          4,808          13,408 (g)
Other Income--Net(h)............         6,899            998             998
Income Tax Expense (Benefit)....         6,829         (2,924)         (6,192)(i)
Minority Interest in Earnings of
 Subsidiaries...................          (218)          (256)           (256)
                                  ------------  -------------   -------------
Income (Loss) from Continuing
 Operations.....................         8,499         (4,703)        (10,035)
Income (Loss) from Operations
 Discontinued and Sold,
 Cumulative Effect of Change in
 Accounting Principles and
 Extraordinary Items............        (6,633)        (6,224)            --
                                  ------------  -------------   -------------
Net Income (Loss)...............  $      1,866  $     (10,927)  $     (10,035)
                                  ============  =============   =============
Senior Preferred Stock
 Dividends(j)...................                                        7,210
                                                                -------------
Net Income (Loss) Available to
 Common Stockholders............                                $     (17,245)
                                                                =============
Income (Loss) per Share--
 Basic(j):
 Continuing Operations..........  $       0.43  $       (0.23)  $       (1.74)
 Net Income (Loss)..............          0.09          (0.54)          (1.74)
Income (Loss) per Share--
 Assuming Dilution(j):
 Continuing Operations..........          0.41          (0.23)          (1.74)
 Net Income (Loss)..............          0.09          (0.54)          (1.74)
BALANCE SHEET DATA (AS OF END OF
 PERIOD):
Property, Plant and Equipment,
 Net............................  $    141,092  $     140,964   $     140,964
Total Assets....................       589,404        617,758         636,718
Long-Term Obligations (Including
 Current Installments)..........       161,728        208,291         481,592
Redeemable Preferred Stock......           --             --          163,080
Stockholders' Equity (Deficit)..       173,768        197,509        (219,912)
OTHER DATA:
EBIT(m).........................  $     21,288  $      (3,354)  $      (3,354)
Depreciation and Amortization...         7,208          6,943           6,943
                                  ------------  -------------   -------------
EBITDA(n).......................        28,496          3,589           3,589
Items Relating to Settlement of
 Contingent Liabilities and
 Other Adjustments..............        (5,296)         2,302           2,302
                                  ------------  -------------   -------------
Adjusted EBITDA(o)..............  $     23,200  $       5,891   $       5,891
                                  ============  =============   =============
Ratio of Adjusted EBITDA to Pro
 Forma Interest Expense, Net....           --             --               (p)
Ratio of Earnings to Fixed
 Charges(q).....................          3.17x           --              --
Capital Expenditures............  $      8,002  $       7,433   $       7,433

                                          (see footnotes on the following pages)

IMPACT OF FAIR VALUE ADJUSTMENTS ATTRIBUTABLE TO THE REORGANIZATION OF ASTRUM, RESTRUCTURINGS AND CERTAIN OTHER EXPENSES:

  Included in the Company's statements of operations are amortization and depreciation related to adjustments of assets and liabilities to fair value in connection with the adoption of the American Institute of Certified Public Accountants Statement of Position 90-7 entitled "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") in June 1993. The most significant adjustment related to reorganization value in excess of identifiable assets which was amortized over the three-year period ended June 1996. The Company also recorded fresh start adjustments to reflect tradenames, licenses, patents, and other intangibles at their fair values, which are being amortized over periods ranging from one to forty years. Property and equipment adjusted to fair values in connection with the adoption of SOP 90-7 are being depreciated over their respective useful lives, primarily ranging from two to six years. In addition, the Company's statements of operations include provisions for restructuring operations in fiscal 1996, 1997 and 1998 as well as certain other expenses associated with the fiscal 1997 restructuring and management team changes. Such other expenses in fiscal 1997 include those incurred for consulting services in connection with establishing the fiscal 1997 restructuring plan, the cessation of the former chief executive officer's employment, the hiring of new and additional members of the executive management team, and for expenses incurred in excess of the original fiscal 1996 provision for the consolidation of American Tourister manufacturing facilities.

  Due to the significance of these items, management believes that it is useful to isolate their impact on net income (loss) and operating income
(loss) as shown below. This information does not represent and should not be considered an alternative to net income, any other measure of performance as determined by generally accepted accounting principles or as an indicator of operating performance. The information presented may not be comparable to similar presentations reported by other companies.

                                            YEAR ENDED JANUARY 31,
                                  --------------------------------------------
                                      1996            1997           1998
                                  -------------  --------------  -------------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
IMPACT ON NET INCOME OR LOSS
Fresh Start Amortization and
 Depreciation(e)................  $      66,433  $       34,484  $       8,738
Provision for Restructuring
 Operations.....................          2,369          10,670          1,866
Certain Other Expenses
 Associated with the
 Restructuring and Management
 Changes(c).....................            --            5,400            --
Tax Benefit.....................         (5,629)        (11,319)        (4,030)
                                  -------------  --------------  -------------
After-Tax Impact on Net Income
 or Loss........................  $      63,173  $       39,235  $       6,574
                                  =============  ==============  =============
Impact on Net Income or Loss Per
 Share--Assuming Dilution.......  $        4.00  $         2.38  $        0.31
                                  =============  ==============  =============
IMPACT ON OPERATING INCOME
 (LOSS)
Operating Income (Loss).........  $      (9,376) $       15,537  $      69,302
Fresh Start Amortization and
 Depreciation(e)................         66,433          34,484          8,738
Provision for Restructuring
 Operations.....................          2,369          10,670          1,866
Certain Other Expenses
 Associated with the
 Restructuring and Management
 Changes(c).....................            --            5,400            --
                                  -------------  --------------  -------------
Operating Income Before Fresh
 Start Amortization and
 Depreciation, Provision for
 Restructuring Operations and
 Certain Other Expenses
 Associated with the
 Restructuring and Management
 Changes........................  $      59,426  $       66,091  $      79,906
                                  =============  ==============  =============

                                         (see footnotes on the following pages)

 NOTES TO SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) Prior to July 14, 1995, the Company was a subsidiary of Astrum International Corp. ("Astrum"). On July 14, 1995, Astrum merged with Samsonite Corporation and changed its name to Samsonite Corporation. In June 1993, Astrum completed a financial restructuring pursuant to a plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"). Effective June 30, 1993 and pursuant to SOP 90-7, the Company was required to adjust its assets and liabilities to their fair ("fresh start") values and create a new entity for financial reporting purposes. The information for the "Predecessor Company" reflects activity occurring through June 30, 1993, prior to effectiveness of the Plan, and the information for the "Reorganized Company" reflects activity occurring after such date. As a result of the effects of SOP 90-7 on amortization of intangibles, depreciation, interest expense, and reorganization items, the periods before and after June 30, 1993 are not comparable.
(b) The Company acquired American Tourister in August 1993. Net sales for the combined periods comprising the year ended January 31, 1994 include net sales of $47.7 million of American Tourister for five months. Net sales for the fiscal years ended January 31, 1995, 1996 and 1997 include net sales for American Tourister of $117.8 million, $115.0 million and $147.3 million, respectively. Because of the consolidation of American Tourister wholesale operations with the Company's, comparable American Tourister sales amount are not available for fiscal year 1998.
(c) Selling, General and Administrative Expenses include $5.4 million of expenses during the year ended January 31, 1997 for (i) consulting fees to establish the restructuring plan ($0.8 million), (ii) the cessation of the former chief executive officer's employment and the change in management ($4.1 million) and (iii) expenses in excess of the original provision in fiscal 1996 for the consolidation of American Tourister manufacturing facilities ($0.5 million).
(d) Pro forma Selling, General and Administrative Expenses for the fiscal year ended January 31, 1998 have been adjusted to reflect a $4.8 million charge for estimated expenses associated with the process of exploring alternatives to enhance stockholder value, including the Recapitalization and a $0.4 million charge for deferred financing costs related to the Old Credit Facility. Such expenses will be charged to operations in fiscal
    1999. In connection with the Recapitalization, certain adjustments and modifications have been made to outstanding employee stock options as a result of the consummation of the Tender Offer. Such adjustments will result in increased compensation expense of approximately $3.9 million in the second quarter of fiscal 1999, $0.4 million during the remainder of fiscal 1999 and $0.8 million in fiscal 2000. Such increased compensation expense is not reflected in Pro Forma Selling, General and Administrative Expenses.
(e) As discussed in note (a) above, the Company adjusted its assets and liabilities to their fresh start values effective June 30, 1993. Since
    June 30, 1993, the Company's statements of operations include amortization and depreciation related to these fresh start adjustments. The most significant fresh start adjustment relates to recording Reorganization
    Value in Excess of Identifiable Assets, which was amortized over a three-year period which ended in June 1996. In addition, fresh start amortization includes amortization of fresh start adjustments to reflect the fair value of trademarks, licenses, patents and other intangibles, which are being amortized over periods from one to forty years. Fresh start amortization and depreciation also includes depreciation of fresh start adjustments to reflect the fair value of property and equipment, depreciated over their estimated useful lives ranging primarily from two to six years.
  Fresh Start Amortization and Depreciation consists of the following:

                                                           THREE MONTHS ENDED
                                   YEAR ENDED JANUARY 31,      APRIL 30,
                                   ---------------------- --------------------
                                    1996    1997    1998   1997    1998
                                   ------- ------- ------ ------- -------
                                               (IN THOUSANDS)
   FRESH START AMORTIZATION:
   Amortization of Reorganization
    Value in Excess of Identifi-
    able Assets..................  $55,072 $22,947 $  --  $   --  $   --
   Amortization of Licenses, Pat-
    ents and Trademarks and Oth-
    er...........................    7,823   7,976  6,184   1,607   1,432
                                   ------- ------- ------ ------- -------
     Total Fresh Start Amortiza-
      tion Included in Amortiza-
      tion of
      Intangibles................   62,895  30,923  6,184   1,607   1,432
                                   ------- ------- ------ ------- -------
   FRESH START DEPRECIATION--
    PROPERTY AND EQUIPMENT:
   Included in Cost of Goods
    Sold.........................    2,895   2,914  2,093     685     411
   Included in Selling, General
    and Administrative Expenses..      643     647    461     151      90
                                   ------- ------- ------ ------- -------
     Total Fresh Start Deprecia-
      tion.......................    3,538   3,561  2,554     836     501
                                   ------- ------- ------ ------- -------
   Total Fresh Start Amortization
    and Depreciation.............  $66,433 $34,484 $8,738 $ 2,443 $ 1,933
                                   ======= ======= ====== ======= =======

                                     (footnotes continue on the following page)

(f) In accordance with SOP 90-7, no interest expense on certain indebtedness outstanding prior to the effectiveness of the Plan was accrued from June 25, 1992 through June 30, 1993.

(g) Pro forma Interest Expense and Amortization of Debt Issue Costs and Premium gives effect to the issuance of the Notes, and additional borrowings under the New Credit Facility, including the amortization of debt issuance costs. The foregoing increase Interest Expense and Amortization of Debt Issue Costs and Premium by approximately $33.0 million and $8.6 million for the year ended January 31, 1998 and the three months ended April 30, 1998, respectively. Pro forma Interest Expense and Amortization of Debt Issue Costs and Premium consists of the following
    (in millions):

                                              YEAR ENDED     THREE MONTHS ENDED
                                            JANUARY 31, 1998   APRIL 30, 1998
                                           ----------------- ------------------
   Notes.................................        $37.6             $ 9.4
   New Credit Facility (8.4% on U.S. Term
    Loan and 6.1% on
    Europe Term Loan)....................          9.2               2.3
   Capital lease obligations and other
    foreign borrowings...................          4.4               1.3
   Non-cash amortization of capitalized
    fees and expenses....................          1.7               0.4
                                                 -----             -----
     Pro forma Interest Expense and Amor-
      tization of Debt Issue Costs and
      Premium............................        $52.9             $13.4
                                                 =====             =====

(h) Other Income--Net for fiscal 1996, 1997 and 1998 and for the three months ended April 30, 1997 and 1998 consists of the following:

                                                         THREE MONTHS ENDED
                               YEAR ENDED JANUARY 31,         APRIL 30,
                               ------------------------  --------------------
                                1996    1997     1998      1997       1998
                               ------  -------  -------  ---------  ---------
                                   (IN THOUSANDS)
   Net realized gains from
    foreign currency forward
    delivery contracts.......  $ (494) $ 2,829  $ 6,463  $     918  $     675
   Rental income.............   1,735    1,987    1,633        522        252
   Equity in loss of uncon-
    solidated affiliate......     --       (33)    (547)       (61)      (235)
   Pension expense related to
    merged plans.............     --       --      (706)       --         --
   Foreign currency transac-
    tion losses, net.........  (1,660)    (211)  (1,834)      (370)       (77)
   Unrealized gains from for-
    eign currency forward de-
    livery contracts.........     --       --       --       2,729        753
   Gain (Loss) on disposition
    of fixed assets, net.....    (245)     (62)    (377)        (7)       737
   Other, net................    (737)  (1,120)  (1,247)      (418)    (1,107)
   Favorable settlement of
    claims...................     --     3,802    2,060      2,128        --
   Adjustment of allowances
    relating to previous op-
    erations.................     --       529    5,299      1,458        --
   Adjustment of contingent
    tax accruals.............     --       --    12,700        --         --
   Collection of loans to
    settlement trust.........     --       --     4,850        --         --
   Adjustment of liability
    for PBGC claims..........     --    11,100      --         --         --
   Gain on sale of television
    station..................   5,368      --       --         --         --
                               ------  -------  -------  ---------  ---------
                               $3,967  $18,821  $28,294  $   6,899  $     998
                               ======  =======  =======  =========  =========

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information with respect to the items comprising Other Income--Net.

(i) Pro forma Income Tax Expense reflects the tax effect of the additional interest expense described in note (g) above and the tax effect of certain other expenses described in note (d) above (an aggregate decrease of $14.5 million and $3.3 million in Income Tax Expense for the year ended January 31, 1998 and the three months ended April 30, 1998, respectively).

(j) Pro forma income (loss) per share data reflects the deduction of pro forma dividends, the amortization of issuance costs related to the Senior Preferred Stock and the amortization of the aggregate value assigned to the Warrants of $5.82 million, which will be amortized over the twelve-year term of the Senior Preferred Stock.

                                     (footnotes continue on the following page)

(k) Includes the effects of SOP 90-7 "fresh start" adjustments recorded at June 30, 1993, net of depreciation and amortization. Pursuant to SOP 90-7, the net book value of property and equipment was increased by $34 million and intangible and other assets were increased by $530 million.

(l) Pursuant to SOP 90-7, under the Plan effected in June 1993, $1.5 billion in long-term debt subject to compromise, including accrued interest, was forgiven in exchange for $500 million principal amount of senior secured notes, approximately $342 million in cash and 15 million shares of common stock. In July 1995, the senior secured notes were redeemed with the proceeds from the sale of the 11 1/8% Series A Senior Subordinated Notes and borrowings under the Company's U.S. banking lines.

(m) EBIT is defined as Income (Loss) from Continuing Operations plus Interest Expense and Amortization of Debt Issue Costs and Premium and Income Tax Expense plus Minority Interest in Earnings of Subsidiaries less Reorganization Items plus, in the case of pro forma EBIT, certain expenses described in note (d) above.

(n) EBITDA is defined as EBIT (as defined above) plus amortization and depreciation. The Company believes that EBITDA provides useful information regarding the Company's ability to service its indebtedness, but it should not be considered in isolation or as a substitute for operating income or cash flow from operations (in each case as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance or as a measure of the Company's liquidity. Other companies may calculate EBITDA in a different manner than the Company. EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation and amortization. EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures to replace fixed assets, working capital and other commitments and contingencies. EBITDA is not an accounting term and is not used in generally accepted accounting principles.

(o) Adjustments to EBITDA to arrive at Adjusted EBITDA include various income and expense items included in EBIT and EBITDA which management believes should be excluded in order to reflect recurring operating performance. These items include:

    (i) Provision for Restructuring Operations of $2.4 million, $10.7 million and $3.6 million for fiscal 1996, 1997 and 1998, respectively, and $2.6 million for the three months ended April 30, 1998. In fiscal 1998, the Company's statement of operations reflects a net Provision for Restructuring Operations of $1.9 million which is comprised of a gross restructuring charge of $3.6 million for the fiscal year net of a $1.7 million credit for expenses not incurred with respect to fiscal 1997's $10.7 million Provision for Restructuring Operations;

    (ii) Other Income--Net, except for certain recurring transactions, including net gains from foreign currency forward delivery contracts, rental income, equity in loss of unconsolidated affiliate and pension expense related to merged plans (which are reflected in the first four line items in note (h) above); and

    (iii) Unfavorable production variances of $4.1 million during the second half of fiscal 1998 arising from production problems in the Company's North American manufacturing operations. These problems primarily related to implementation of the strategic plan announced in May 1996 and, in the judgment of management, were nonrecurring. EBITDA has not been adjusted for production variances in prior years (which totaled $3.0 million and $2.4 million in fiscal 1996 and fiscal 1997, respectively) or for $5.0 million of additional production variances in fiscal 1998.

  See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for further information with respect to these items.

                                     (footnotes continue on the following page)

(p) The ratio of Adjusted EBITDA to Pro Forma Interest Expense--Net for the 12 months ended April 30, 1998 was 1.90x.

(q) For purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest (including the interest component of rental expenses), amortization of debt expense and dividends on preferred stock. Earnings consist of earnings from continuing operations before taxes, plus fixed charges. For the seven months ended January 31, 1994, the fiscal years ended January 31, 1995 and 1996, the three months ended April 30, 1998, and on a pro forma basis for the three months ended April 30, 1998, earnings were insufficient to cover fixed charges by $19.4 million, $36.6 million and $40.7 million, $7.1 million and $25.9 million, respectively. No ratio of earnings to fixed charges for the year ended January 31, 1994 is presented because it is not meaningful due to the significant effect of applying SOP 90-7. Earnings from continuing operations before taxes include significant nonrecurring amounts related to various items from the settlement of certain continuing liabilities from previous operations.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Historical and Pro Forma Consolidated Financial Information" and the consolidated financial statements of the Company and notes thereto appearing elsewhere in this Prospectus. The Company's fiscal year ends on January 31. References to a fiscal year denote the calendar year in which the fiscal year ended (for example, "fiscal 1998" refers to the 12 months ended January 31, 1998). The Company's continuing operations consist of a single business segment, the manufacture and sale of luggage and luggage related products.

                             RESULTS OF OPERATIONS

RECENT OPERATING RESULTS

  On August 12, 1998, the Company filed a report on Form 8-K incorporating a press release issued the previous day. The press release announced that, based on currently available information, its preliminary estimate of results for the second quarter ended July 31, 1998 would be substantially below the forecasts included in the Company's report on Form 8-K filed with the Commission on May 20, 1998. It said that net sales for the second quarter are expected to be in the range of $158.0 million to $163.0 million, EBIT is expected to be a loss in the range of $11.0 million to $13.0 million, and Adjusted EBITDA is expected to be in the range of $6.5 million to $8.5 million. The Company's estimate of EBIT reflects $9.3 million of expenses (which were not included in the forecasts prepared in May) associated with the Tender Offer, including expenses associated with adjustments to employee stock options as a result of the Tender Offer, which expenses have been excluded from Adjusted EBITDA. The Company expects to report actual second quarter results on or about September 14, 1998. See "Available Information" and "Incorporation of Certain Documents by Reference."

THREE MONTHS ENDED APRIL 30, 1998 ("FISCAL 1999" OR "CURRENT YEAR") COMPARED TO THREE MONTHS ENDED APRIL 30, 1997 ("FISCAL 1998" OR "PRIOR YEAR")

  General. The following discussion analyzes the Company's results of operations along the lines of the Company's organizational structure as disclosed in Note 8 to the consolidated financial statements as of April 30, 1998 and for the three months ended April 30, 1998 and 1997 included elsewhere herein as follows: (i) "European operations" which consist of its European sales manufacturing and distribution operations whose reporting currency is the Belgian franc, (ii) "the Americas operations" which include sales, manufacturing, and distribution operations in the United States, Mexico, Canada, Latin America, (iii) "Asian operations" which include the sales, manufacturing and distribution operations in India, China, Singapore, South Korea and Hong Kong and (iv) non-luggage licensing operations and corporate overhead.

  Results of European operations were translated from Belgian francs to U.S. dollars in fiscal 1999 and fiscal 1998 at average rates of approximately 37.60 and 33.86 francs to the U.S. dollar, respectively. This decrease in the value of the Belgian franc of approximately 10% resulted in decreases in reported sales, cost of sales and other expenses in fiscal 1999 compared to fiscal 1998. The most significant effects from the difference in exchange rates from last year to the current year are noted in the following analysis and referred to as an "exchange rate difference". The Company enters into forward foreign exchange contracts and option contracts to reduce its economic exposure to fluctuations in currency exchange rates for the Belgian franc and other foreign currencies. Such instruments are marked to market at the end of each accounting period; realized and unrealized gains and losses are recorded in other income. During fiscal 1999, the Company had net gains from such instruments of $1.4 million ($0.8 million of which was unrealized); during fiscal 1998, the Company had net gains on such instruments of $3.6 million ($2.7 million of which was unrealized). The Company estimates the reduction in operating income from the strengthening of the U.S. dollar versus the Belgian franc from the same quarter in the prior year to be approximately $0.7 million and $1.1 million for the three months ended April 30, 1998 and 1997, respectively.

  Net Sales. Consolidated net sales decreased from $169.6 million in fiscal 1998 to $156.7 million in fiscal 1999, a decrease of $12.9 million. Fiscal 1999 sales were adversely affected by depressed U.S. wholesale sales and the strengthening of the U.S. dollar versus the Belgian franc.

  Sales from European operations increased from $65.7 million in fiscal 1998 to $71.9 million in fiscal 1999, an increase of $6.2 million. Expressed in the local European reporting currency (Belgian francs), fiscal 1999 sales increased by 21.6%, or the U.S. constant dollar equivalent of $14.2 million, from fiscal 1998; however, the increase was offset by an $8.0 million exchange rate difference. Sales of hardside product were increased by approximately 18% from prior year while softside product sales were increased by approximately 17%. Sales in almost all the European countries showed significant improvement from the prior year.

  Sales from the Americas operations decreased from $95.3 million in fiscal 1998 to $77.5 million in fiscal 1999, a decrease of $17.8 million or 18.7%. U.S. wholesale sales for the first quarter decreased by $25.3 million from the prior year, retail sales increased by $5.6 million, and sales in the other Americas operations increased by $1.9 million from the prior year. U.S. wholesale sales were adversely affected by the impact of price increases and other pricing strategies instituted during fiscal 1998 and market disruptions and retailer discounting taken in connection with various forms of cross distribution-channel selling during fiscal 1998. For a further discussion of the issues affecting U.S. Wholesale operations and actions being taken with respect to such operations, see "--Recent Events and Recapitalization." U.S. retail sales continued to improve, increasing from $20.2 million in the prior year to $25.8 million in the first quarter of fiscal 1999, an increase of 28%. Comparable store sales increased by approximately $1.0 million or 4.9% from the same quarter in the prior year.

  First quarter sales in fiscal 1999 from Asian operations of $4.9 million were approximately equal to the prior year sales of $5.0 million. Sales in the Pacific Rim operations were decreased by approximately $1.7 million or 34% from the prior year due to the effect of the Asian economic difficulties. This decrease was offset by sales from the new manufacturing and distribution facility in India of approximately $1.6 million.

  Revenues from the Japanese licensee declined $0.7 million due to Asian economic problems and non-luggage licensing revenues also declined $0.3 million from the prior year.

  Gross profit. Consolidated gross profit for fiscal 1999 declined from fiscal 1998 by $10.9 million. Consolidated gross margin decreased by 3.5 margin points, from 41.4% in fiscal 1998 to 37.9% in fiscal 1999.

  Gross margins from European operations declined 3.1 percentage points, from 41.4% in fiscal 1998 to 38.3% in fiscal 1999. The decrease in gross profit margins is due to a higher sales mix of lower gross profit margin mass merchant sales and obsolescence reserves.

  Gross margins for the Americas declined from 41.3% in fiscal 1998 to 36.0% in fiscal 1999. Margins decreased due to lower absorption of manufacturing overhead due to the decrease in sales, discounting on slow moving and obsolete product lines, price reductions on certain product lines, and price markdowns given to customers for existing inventories.

  Selling, General and Administrative Expenses ("SG&A"). Consolidated SG&A increased by $5.0 million from fiscal 1998 to fiscal 1999. As a percent of sales, SG&A was 38.1% in fiscal 1999 and 32.2% in fiscal 1998.

  As a percent of sales, Europe's SG&A was 25.8% in fiscal 1999 versus 27.7% in fiscal 1998. On an absolute basis, SG&A for European operations increased by $0.4 million from fiscal 1998 to fiscal 1999. The exchange rate difference caused SG&A to decrease by $2.1 million. The remainder, an increase of $2.5 million, resulted from an increase in SG&A expressed in Belgian francs of 13.7%. The increase in SG&A was primarily to support the increased sales levels in fiscal 1999.

  Combined SG&A for the Americas increased by $4.5 million due primarily to an increase of $3.7 million in the retail division related to the increase in the number of stores over the prior year and an increase in SG&A for operations in Mexico and Brazil of $0.7 million.

  SG&A for Asia increased by $0.7 million from the prior year primarily due to operations of the new India manufacturing plant.

  SG&A for non-luggage licensing declined by $0.2 million and corporate overhead declined by $0.4 million.

  Provision for restructuring operations. The provision for restructuring operations in the first quarter of fiscal 1999 results from the a restructuring of its Torhout, Belgian manufacturing operations. The restructuring provision is primarily related to termination and severance costs for the elimination of approximately 111 positions. In fiscal 1998, certain excess restructuring reserves of $0.6 million were reversed.

  Amortization of intangible assets. Amortization of intangible assets decreased from $1.8 million in fiscal 1998 to $1.5 million in fiscal 1999 primarily because the cost of intangibles was reduced in fiscal 1998 as a result of the sale of certain trademarks.

  Operating income (loss). Operating income decreased from $14.4 million in fiscal 1998 to an operating loss in fiscal 1999 of $4.4 million, a decrease of $18.8 million. This decrease is a result of the decline in sales and resulting reduction of gross profit of $10.9 million, the increase in SG&A of $5.0 million, the increase in the restructuring provision of $3.2 million, net of the decrease in amortization of intangibles of $0.3 million.

  Interest income. Interest income increased by $0.3 million due to interest income received on a refund of state income taxes.

  Interest expense and amortization of debt issue costs. Interest expense and amortization of debt issue costs decreased from $6.2 million in fiscal 1998 to $4.8 million in fiscal 1999. The decrease was caused primarily by lower average interest rates during fiscal 1999 as a result of the retirement throughout fiscal 1998 and fiscal 1999 of the 11 1/8% Series B Subordinated Notes with the proceeds of lower rate bank financing and an equity offering in fiscal 1998 and lower debt levels in fiscal 1999 as compared to the prior year.

  Other, net. See Note 6 to the consolidated financial statements as of April 30, 1998 and for the three months ended April 30, 1998 and 1997 included elsewhere herein for a comparative analysis of other income (expense). The Company has entered into certain forward exchange contracts to hedge its exposures to changes in exchange rates. The Company estimates the reduction in operating income from the strengthening of the U.S. dollar versus the Belgian franc from the same quarter in the prior year to be approximately $0.7 million and $1.1 million for the three months ended April 30, 1998 and 1997, respectively. Other income for the first quarter of fiscal 1999 includes income from forward exchange contracts of $1.4 million, $0.8 million of which was unrealized. In the first quarter of fiscal 1998, such transactions resulted in income of $3.6 million, $2.7 million of which was unrealized. The income recorded for the three months ended April 30, 1998 results primarily from forward exchange contracts selling forward the Belgian franc which has declined against the U.S. dollar since the contracts were executed. Of the income recorded through April 30, 1998, approximately $0.7 million is unrealized; the ultimate realization of this amount is subject to fluctuations in the exchange rate of the U.S. dollar against the Belgian franc.

  Other income for the three months ended April 30, 1997 includes $2.1 million from favorable settlement of claims for interest on overdue installments of interest accruing prior to the commencement of the bankruptcy of the Company's predecessor in 1993. Other income for the three months ended April 30, 1997 also includes income of approximately $1.5 million for the reversal of allowances for factored receivables from previous operations which were no longer necessary upon the favorable settlement of the receivables for which such allowances were established. See Notes 6(b) and 6(c) to the consolidated financial statements as of April 30, 1998 and for the three months ended April 30, 1998 and 1997 included elsewhere herein for further discussion of these items.

  Income tax benefit (expense). Income tax expense decreased from $6.8 million in fiscal 1998 to an income tax benefit of $2.9 million in fiscal 1999. The decrease in tax expense is due primarily to the consolidated pretax loss in fiscal 1999 and the receipt of $0.8 million of state income tax refunds which related to taxes accrued and paid in prior years. The relationship between the expected income tax benefit computed by applying the U.S. statutory rate to pretax income (loss) and income tax expense recognized results primarily because of (i) foreign income tax expense provided on foreign earnings, and
(ii) state and local income taxes.

  Extraordinary loss. The extraordinary loss for the three months ended April 30, 1998 resulted from the completion of a tender offer for the Company's 11 1/8% Series B Subordinated Notes. The Company retired $52,269,000 principal amount of the Notes and paid redemption premiums and other expenses of the tender offer totaling approximately $8,512,000. These costs along with $1,527,000 of deferred financing costs were charged to expense and classified as an extraordinary item, net of tax effects, for the three months ended April

30, 1998. The extraordinary loss for the three months ended April 30, 1997 resulted from redemption premiums of $8.7 million on the early retirement of $80.8 million principal amount of the Notes and the write-off of related deferred financing costs of $2.6 million, net of tax effects.

  Earnings Before Interest and Taxes. The Company's EBIT (earnings (loss) before net interest expense and taxes), adjusted for certain items recorded in other income which the Company believes should be included in its calculation of EBIT, was $(1.1) million and $15.3 million for the three months ended April 30, 1998 and 1997, respectively. The Company's EBITDA (earnings before interest, taxes, depreciation and amortization) was $5.9 million and $23.2 million for the three months ended April 30, 1998 and 1997, respectively. Items recorded in other income (expense) which management believes should be included in the calculation of EBIT and EBITDA in order to reflect recurring operating performance include realized gains from foreign currency forward delivery contracts, rental income, and equity in loss of unconsolidated affiliate. Other companies may calculate EBIT and EBITDA in a different manner than the Company. EBIT or EBITDA do not take into consideration substantial costs and cash flows of doing business such as interest expense, income taxes, extraordinary items, restructuring provisions, depreciation and amortization and should not be considered in isolation to or as a substitute for other measures of performance. EBIT and EBITDA are not accounting terms and are not used in generally accepted accounting principles.

  Net income (loss). The Company had net income in fiscal 1998 of $1.9 million and a net loss in fiscal 1999 of $10.9 million. The decrease in the net income from the prior year of $12.8 million is caused by the effect of the decreases in operating and other income, offset by the decrease in income taxes, interest expense, and extraordinary loss.

FISCAL 1998 COMPARED TO FISCAL 1997

  The Company analyzes its net sales and operations by the following categories: (i) "European operations," which consist of its European manufacturing and distribution operations whose reporting currency is the Belgian franc, (ii) "the Americas operations," which include sales, manufacturing, and distribution operations in the United States, Mexico, Canada, South America, and Latin America and (iii) "International operations," which include the sales, manufacturing and distribution operations in Singapore, India, Hong Kong, and South Korea, exports to the Far East and Middle East, and global licensing operations. Beginning in mid-fiscal year 1998, Middle East sales are reported with European operations.

  General. Results of European operations were translated from Belgian francs to U.S. dollars in fiscal 1998 and fiscal 1997 at average rates of approximately 35.67 and 30.93 francs to the U.S. dollar, respectively. This decrease in the value of the Belgian franc of 13% resulted in decreases in European reported sales, cost of sales and other expenses in fiscal 1998 compared to fiscal 1997. The most significant effects from the difference in exchange rates from last year to the current year are noted in the following analysis and referred to as an "exchange rate difference." The Company enters into forward foreign exchange contracts and option contracts to reduce its economic exposure to fluctuations in currency exchange rates for the Belgian franc and other foreign currencies. Such instruments are marked to market at the end of each accounting period; realized and unrealized gains and losses are recorded in Other Income--Net. During fiscal 1998, the Company had net gains from such instruments of $6.5 million; during fiscal 1997, the Company had net gains on such instruments of $2.8 million. The Company estimates the reduction in operating income from the year-to-year strengthening of the U.S. dollar versus the Belgian franc to be approximately $5.6 million and $2.9 million in fiscal 1998 and 1997, respectively.

  Net Sales. Consolidated net sales decreased from $741.1 million in fiscal 1997 to $736.9 million in fiscal 1998, a decrease of $4.2 million. Fiscal 1998 sales were adversely affected by the large decrease in the value of the Belgian franc compared to the U.S. dollar in fiscal 1998. Without the effect of the European exchange rate difference, fiscal 1998 sales would have increased by $38.3 million or approximately 5%.

  On a U.S. dollar basis, sales from European operations decreased from $280.8 million in fiscal 1997 to $277.2 million in fiscal 1998, a decrease of $3.6 million. Expressed in the local European reporting currency

(Belgian francs), fiscal 1998 sales increased by 13.8%, or the U.S. constant dollar equivalent of $38.9 million, from fiscal 1997; however, the increase was more than offset by a $42.5 million exchange rate difference. Despite the effect of the strong U.S. dollar on reported sales, Europe's local results were much improved over the prior year. Sales of hardside products were 7% above the prior year due primarily to the success of the new Oyster II product. Sales of softside products were 22% above the prior year because of strong traditional softside luggage sales, the new Trunk & Co product line, and strong computer and other softside business case lines. Sales in most European countries increased over the prior year, with the exceptions of Germany and Belgium, where sales were down approximately 1% from fiscal 1997.

  Sales from the Americas operations increased from $417.6 million in fiscal 1997 to $423.5 million in fiscal 1998, an increase of $5.9 million or 1.4%. The increase was largely due to an increase in U.S. retail sales of $30.4 million or 39% from the prior year. Comparable store sales increased by 15.6% from fiscal 1997 and the number of stores open increased from 149 at January 31, 1997 to 189 at January 31, 1998. The Company has rapidly expanded the number of retail locations during the past two fiscal years which, along with the increase in comparable store sales growth, contributed to the 39% growth in fiscal 1998 sales over fiscal 1997 sales. The Company does not expect to continue the rate of growth in retail store openings in fiscal 1999 and therefore will not sustain the level of retail sales growth achieved in fiscal 1998. U.S. wholesale revenues of $274.0 million were less than the prior year by $21.8 million, or 7.4%. U.S. wholesale sales decreased due to market disruptions caused by the adverse impact of higher pricing strategies, various forms of cross distribution channel selling, dealer bankruptcies and product availability problems associated with forecasting and production issues. The Company has addressed these issues by focusing on traditional disciplined channel management and strategic pricing which targets critical retailer price points and is working on a long-term resolution of forecasting and production issues in its U.S. wholesale business. Although the Company is taking these corrective actions, it expects sales in the U.S. wholesale division to continue to be negatively impacted by the aforementioned factors through at least the first two quarters of fiscal 1999. Sales from other Americas operations, including Mexico, Canada and Latin America, were less than the prior year by an aggregate of $2.7 million. The decrease in the other Americas countries was caused primarily by a decline in Canadian sales caused by issues related to product standardization requirements which have been modified subsequent to January 31, 1998.

  Sales from International operations decreased from $42.7 million in fiscal 1997 to $36.2 million in fiscal 1998, a decrease of $6.5 million. Product sales from export and emerging markets decreased by $4.7 million from fiscal 1997. During fiscal 1998, the Company moved export responsibility for the Middle East from the Americas to Europe resulting in a decrease in sales classified as International operations. Export sales from the U.S. to Asia have been moved to the Company's subsidiaries in Singapore, Hong Kong, and South Korea entities which were formerly the Company's regional distributors. Transition issues resulting from the formation of the joint ventures and the economic problems in Asia resulted in decreased sales in this region. Sales in India were $2.7 million for fiscal 1998. Samsonite products were introduced to the Indian market through the new Indian manufacturing and distribution joint venture which completed construction and began operations in April 1997. Royalties from global licensing operations decreased by $2.2 million from the prior year; $1.7 million of the difference occurred largely because $3.9 million of revenues were realized in fiscal 1997 from a single license sale transaction while fiscal 1998 included approximately $2.2 million from two separate license sales.

  Gross profit. Consolidated gross profit for fiscal 1998 increased from fiscal 1997 by $20.7 million. Gross margin increased by 3.0 percentage points, from 39.4% in fiscal 1997 to 42.4% in fiscal 1998.

  Gross margins from European operations increased by 0.7 percentage points, from 39.2% in fiscal 1997 to 39.9% in fiscal 1998. The improvement is due to price increases in selected product lines and lower costs from standardized global production sources.

  Gross margins for the Americas operations increased 5.1 percentage points from 38.2% in fiscal 1997 to 43.3% in fiscal 1998. U.S. wholesale margins increased from 35.8% to 43.9%, primarily as a result of price increases on product sales to both trade customers and the Company's retail division and product cost improvements from global sourcing and product design improvements. The increase in gross margins was achieved despite negative production variances incurred during the last half of fiscal 1998 of approximately $4.1 million. Margins in the Americas also benefitted from a higher mix of retail versus wholesale sales compared to the prior year. The Company intends to pursue a different marketing and pricing strategy in fiscal 1999 and expects to roll back certain prices approximately 4% to 6% to conform to previously successful pricing strategies and make corresponding reductions in the various co-op advertising and sales promotions costs. Thus, while gross profit margins may decline somewhat from fiscal 1998 levels, the Company believes this strategy will stimulate sales over the long-term and achieve an increased level of operating profit margin percentages from U.S. wholesale sales.

  Selling, General and Administrative Expenses ("SG&A"). Consolidated SG&A increased by $0.5 million from fiscal 1997 to fiscal 1998. As a percent of sales, SG&A was 31.8% in fiscal 1998 and 31.5% in fiscal 1997.

  SG&A for European operations decreased by $5.6 million from fiscal 1997 to fiscal 1998. The exchange rate difference caused SG&A to decrease by $10.7 million. The remaining increase of $5.1 million was due primarily to higher variable selling expenses of $2.5 million related to the higher sales levels, higher advertising expenses of $2.4 million and various other net increases of $0.2 million.

  SG&A for the Americas operations, including worldwide corporate headquarters, increased by $5.5 million in fiscal 1998 compared to fiscal 1997. In fiscal 1998, U.S. wholesale price increases and the relatively high rate of new product introductions were supported by increased co-op advertising allowances and other sales promotion credits given to customers, particularly during the second half of fiscal 1998. The Company is modifying this strategy in fiscal 1999 by reducing prices from 4% to 6% on certain products to better target critical retailer and competitive price points. The Company will make corresponding reductions in co-op advertising allowances and sales promotion costs. The Company believes this strategy will better stimulate sales over the long-term and result in an increased level of operating profit margin, albeit with lower gross profit margins and lower selling, general and administrative expenses. SG&A related to U.S. wholesale operations was approximately equal to fiscal 1997. SG&A related to U.S. retail operations increased by $10.4 million because of an increase in the number of stores open and increased sales volume. As a percent of sales, retail SG&A decreased from 45.9% of sales in fiscal 1997 to 42.6% of sales in fiscal 1998. SG&A for other Americas operations increased by $1.5 million primarily because of a new Brazilian joint venture. Corporate SG&A decreased by $6.4 million from the prior year due primarily to expenses incurred in the prior year related to expenses associated with a restructuring and changing organization structure in fiscal 1997.

  SG&A for International operations increased by $0.6 million from fiscal 1997 due to the addition of new joint venture subsidiaries in the Far East and startup of operations in India, net of various cost savings from the reorganization of export operations from the U.S. to Europe and the Far East.

  Amortization of intangible assets. The Company recorded significant intangible assets as a result of its reorganization in 1993. See Notes 1(b), 1(i) and 7 to the Company's consolidated financial statements included elsewhere herein for a discussion of the recording and amortization of intangible assets.

  Reorganization value in excess of identifiable assets became fully amortized in fiscal 1997, which generally accounts for the decrease in amortization of intangible assets of $24.8 million in fiscal 1998.

  Provision for restructuring operations. Over the past three fiscal years, the Company has recorded a series of restructuring provisions to accrue the costs of consolidating and reorganizing various operations and realigning its management and workforce structure. Net restructuring provisions decreased from $10.7 million in fiscal 1997 to $1.9 million in fiscal 1998. In fiscal 1998, the Company recorded a $3.6 million restructuring provision and reduced the restructuring provision by $1.7 million for excess accruals related to the fiscal 1997 restructuring. The fiscal 1998 restructuring includes the elimination of approximately 180 positions in the Mexico City manufacturing plant and 20 management positions in the U.S. and is expected to be completed by July 31, 1998. The provision consists primarily of costs associated with involuntary employee terminations and is comprised of estimated cash expenditures of $3.3 million and estimated non-cash charges of $0.3 million. See the discussion of the fiscal 1997 restructuring provision under Results of Operations--Fiscal 1997 Compared to Fiscal 1996 and Note 4 to the consolidated financial statements for further information relative to the restructuring provisions.

  As discussed elsewhere herein, the Company expects U.S. wholesale sales to be depressed through at least the first half of fiscal 1999 because of various market factors which affected U.S. wholesale sales in fiscal 1998, including the adverse impact of price increases and pricing strategies, market disruptions and retailer discounting issues associated with various forms of cross distribution channel sales and forecasting and production scheduling errors. The Company is currently evaluating its U.S. wholesale hardside production operations in light of various marketing issues the Company is encountering with its hardside suitcase products in the United States which have resulted in excess inventory, declining sales and reduced production requirements. This evaluation may result in additional restructuring charges related to U.S. wholesale operations in fiscal 1999.

  The Company is also evaluating its investment in Chia Tai Samsonite (H.K.) Ltd., a 50% owned joint venture formed to manufacture and distribute luggage in China, which is encountering difficulties in achieving an adequate level of sales and distribution to support operational expenses and finding qualified personnel to manage the joint venture. As a result of this evaluation, the Company may dispose of or liquidate this investment. At January 31, 1998, the Company had a net investment of approximately $2.4 million in this joint venture.

  Operating income (loss). Operating income increased from $15.5 million in fiscal 1997 to $69.3 million in fiscal 1998. This is a result of increased gross profit of $20.7 million, the decrease in amortization of intangibles of $24.8 million and the decrease in restructuring provisions of $8.8 million, net of the increase in SG&A of $0.5 million.

  Interest income. Interest income increased from the prior year by $1.2 million, primarily as a result of nonrecurring interest income received in fiscal 1998 upon recovery of a loan to the settlement trust created as a result of the reorganization in 1993. See Note 14 to the consolidated financial statements included elsewhere herein and the discussion of the collection of the receivable from the trust under Other income (expense)--net included elsewhere herein.

  Other income (expense)--net. The following is an analysis of other income (expense)--net for fiscal 1998 compared to fiscal 1997:

                                                     YEAR ENDED JANUARY 31,
                                                     ------------------------
                                                        1998         1997
                                                     -----------  -----------
                                                         (IN THOUSANDS)
   Net gains from foreign currency forward delivery
    contracts(a)...................................  $     6,463  $     2,829
   Rental income(b)................................        1,633        1,987
   Equity in loss of unconsolidated affiliate(c)...         (547)         (33)
   Pension expense related to merged plans(d)......         (706)         --
   Foreign currency transaction losses, net (e)....       (1,834)        (211)
   Loss on disposition of fixed assets, net (f)....         (377)         (62)
   Other, net (g)..................................       (1,247)      (1,120)
   Favorable settlement of claims(h)...............        2,060        3,802
   Adjustment of allowances relating to previous
    operations(i)..................................        5,299          529
   Adjustment of contingent tax accruals(j)........       12,700          --
   Collection of loans to settlement trust(k)......        4,850          --
   Adjustment of liability for PBGC claims(l)......          --        11,100
                                                     -----------  -----------
                                                     $    28,294  $    18,821
                                                     ===========  ===========

--------
(a) The Company has entered into certain forward exchange contracts to reduce its exposures to changes in exchange rates. Other income for fiscal 1998 includes gains from such transactions of $6.5 million. In fiscal 1997, such transactions resulted in gains of $2.8 million. The income recorded for fiscal 1998 results primarily from forward exchange contracts selling forward the Belgian franc which has devalued significantly against the U.S. dollar since the contracts were executed. The Company estimates that the reduction in net sales and operating income from the year-to-year strengthening of the U.S. dollar versus the Belgian franc to be approximately $42.5 million and $14.8 million, and $5.6 million and $2.9 million during fiscal 1998 and 1997, respectively.

(b) Rental income represents income from rents received from properties retained by the Company which were used in previous operations and which are held for sale as of January 31, 1998. The Company expects that all of these properties will be sold during fiscal 1999 and that rental income will decline accordingly.
(c) Equity in loss of unconsolidated affiliate represents the Company's 50% equity interest in the losses of its affiliate, Chia Tai Samsonite (H.K.) Ltd., a 50% owned joint venture formed to manufacture and distribute luggage in China. This start-up operation completed construction of a manufacturing plant in Ningbo, China and began operations in fiscal 1998.
(d) Pension expense related to merged plans represents the net periodic pension expense for plans merged with a Company pension plan, as discussed in Note 14 to the consolidated financial statements included elsewhere herein.
(e) Foreign currency transaction losses represent net realized losses on payments for goods and services denominated in currencies other than those used for financial reporting. Foreign currency transaction losses increased from $0.2 million in fiscal 1997 to $1.8 million in fiscal 1998 due to the strengthening of the U.S. dollar versus the Mexican Peso, the Canadian dollar, and certain Asian currencies.
(f) Loss on disposition of fixed assets, net represents losses incurred from the disposition of fixed assets retired or sold in the ordinary course of business.
(g) Other net represents miscellaneous expenses and increased from $1.1 million in fiscal 1997 to $1.2 million in fiscal 1998.
(h) Other income for fiscal 1998 includes $2.1 million from the favorable settlement of claims for interest on overdue installments of interest accruing prior to the commencement of the bankruptcy of the Company's predecessor in 1993. Additionally, the Company has entered into a non-binding agreement-in-principle to settle the remainder of these claims for approximately $9.4 million. The Company has $10.3 million accrued for the payment of such claims at January 31, 1998. Because these claims are in the judicial process, final settlement is not expected to occur for several months.
(i) Other income from the adjustment of allowances for contingencies from previous operations of $5.3 million in fiscal 1998 includes (i) $3.8 million from the adjustment of an accrual for potential environmental liability related to real estate used in previous operations, for which no claims were filed and liability terminated by agreement with the purchasers of the real estate during fiscal 1998, and (ii) $1.5 million for the adjustment of allowances for factored receivables from previous operations which were no longer necessary upon collection of the receivables. Fiscal 1997 included $0.5 million of income from the reversal of excess reserves relating to previous operations that were determined to be unnecessary.
(j) Other income for fiscal 1998 includes adjustments totaling $12.7 million to reduce accruals for certain tax contingencies established in conjunction with the Restructuring referred to in Note 1(b) to the consolidated financial statements included elsewhere herein. The adjustment was made upon the resolution of these contingencies which did not result in any cash payment or future liability for taxes.
(k) As described in Note 14 to the consolidated financial statements included elsewhere herein, under Obligations to Settlement Trust, the Company had made loans of $4.8 million to a trust (the "Trust") established for the benefit of the holders of certain classes of pre-bankruptcy claims against the Company. The Company provided allowances for the full amount of these loans at the time they were funded and accrued no interest on them. The Trust repaid the Company's loan during fiscal 1998 with interest of $1.4 million. As a result, the Company recognized $4.8 million of other income in fiscal 1998 from the collection of the loan, which had no carrying value, and recorded interest income of $1.4 million. The Company believes it is very unlikely it will be required to make any additional loans to the Trust which, under the terms of the Trust Agreement, must settle with its beneficiaries and dissolve by June 8, 1998.
(l) Other income in fiscal 1997 includes $11.1 million from the adjustment of a liability accrued from contingent pension liabilities established during the reorganization in 1993. See Note 14 to the consolidated financial statements included elsewhere herein for a discussion of this matter.

  Interest expense and amortization of debt issue costs and premium. Interest expense and amortization of debt issue costs decreased from $35.7 million in fiscal 1997 to $19.9 million in fiscal 1998. The decrease was caused primarily by retirement of indebtedness out of the proceeds of a public stock offering completed in

February 1997, a lower interest rate on borrowings under the Old Credit Facility which was refinanced in June 1997, and interest savings from the retirement of high interest rate subordinated debt financed by lower rate bank borrowings. See Notes 9 and 18 to the consolidated financial statements included elsewhere herein.

  Income taxes. Income tax expense increased from $10.4 million in fiscal 1997 to $23.1 million in fiscal 1998. The increase in tax expense is due primarily to higher consolidated pretax earnings in fiscal 1998. The difference between expected income tax expense, computed by applying the U.S. statutory rate to income from continuing operations, and income tax expense recognized, results primarily because of (i) the nondeductibility for tax purposes of amortization of reorganization value in excess of identifiable assets, (ii) foreign income tax expense provided on foreign earnings, (iii) certain nontaxable liability adjustments, (iv) foreign tax credits and (v) state and local income taxes. See Note 11 to the consolidated financial statements included elsewhere herein for further analysis of income tax expenses.

  Extraordinary loss. The extraordinary loss of $16.2 million for fiscal 1998 resulted from (i) the payment of $17.3 million of redemption and market premiums and the write-off of deferred financing costs of $4.6 million related to the early retirement of $137.2 million principal amount of the Company's 11 1/8% Series B Senior Subordinated Notes, (ii) the payment of $0.3 million of early retirement fees and the write-off of $3.9 million of deferred financing costs related to refinancing of the Old Credit Facility, and (iii) the tax benefit from the aforementioned transactions of $9.9 million. See Note 9 to the consolidated financial statements included elsewhere herein.

  Net income (loss). The Company had a net loss in fiscal 1997 of $11.3 million and net income in fiscal 1998 of $40.7 million. The increase in the net income from the prior year of $52.0 million is caused by the effect of the increases in operating income and other income and the decrease in interest expense, offset by the increase in income tax expense and the extraordinary loss.

FISCAL 1997 COMPARED TO FISCAL 1996

  General. Results of European operations were translated from Belgian francs to U.S. dollars in fiscal 1997 and fiscal 1996 at average rates of approximately 30.93 and 29.38 francs to the U.S. dollar, respectively. This represented a decrease in the value of the Belgian franc of 5.0%, which resulted in decreases in reported sales, cost of sales and other expenses in fiscal 1997 compared to fiscal 1996. The most significant effects from the difference in exchange rates from fiscal 1997 to fiscal 1996 are noted in the following analysis and referred to as an "exchange rate difference." The Company enters into forward foreign exchange contracts and option contracts to reduce its economic exposure to fluctuations in currency exchange rates for the Belgian franc and other foreign currencies. Such instruments are marked to market at the end of each accounting period; realized and unrealized gains and losses are recorded in Other Income. During fiscal 1997, the Company had net gains from such instruments of $2.8 million.

  Net Sales. Consolidated net sales increased to $741.1 million in fiscal 1997 from $675.2 million in fiscal 1996, an increase of $65.9 million or 9.8%. Adjusted for the European exchange rate difference, sales increased from fiscal 1996 by 12.0%.

  Sales from European operations increased from $271.6 million in fiscal 1996 to $280.8 million in fiscal 1997, an increase of $9.2 million. The exchange rate difference resulted in a $14.8 million decrease in reported sales versus fiscal 1996. The remainder, an increase of $24.0 million, represents an increase in sales expressed in Belgian francs of 8.8% from fiscal 1996. Despite a generally weak European economy, sales increased due to increased market share, increased sales of diversified products (which includes footwear, handbags, and other travel accessories), and consumer acceptance of new product lines. In fiscal 1997, European sales enjoyed strong third and fourth quarters, with strong summer and Christmas sales reversing trends earlier in fiscal 1997.

  Sales from the Americas operations increased from $366.4 million in fiscal 1996 to $417.6 million in fiscal 1997, an increase of $51.2 million or 14.0%. The increase was due to continued broad consumer preference and demand for Samsonite brand products, particularly lines of upright, lightweight softside luggage which were redesigned in fiscal 1996. Additionally, the Company began sales in the third quarter of fiscal 1997 of its new

EZ CART(TM) product. Sales of softside products in the U.S. continued to increase while sales of hardside products decreased from fiscal 1996 to fiscal 1997. U.S. wholesale sales increased from $266.9 million in fiscal 1996 to $295.8 million in fiscal 1997, an increase of $28.9 million or 10.8%. Sales from operations in the other Americas increased from $36.9 million to $43.4 million, an increase of $6.5 million, due to an increase in Mexican sales of $4.5 million, Canadian sales of $1.0 million, and Latin American exports of $1.0 million. Sales from the Company's retail stores increased by $15.8 million or 25.2%, from $62.7 million in fiscal 1996 to $78.5 million in fiscal 1997. Same store sales increased by 10.3% from fiscal 1996. The Company had 149 retail outlets open at January 31, 1997, compared to 126 at January 31, 1996.

  Sales from International operations increased from $37.2 million in fiscal 1996 to $42.7 million in fiscal 1997, an increase of $5.5 million or 14.8%. Of the change in revenues from fiscal 1996, $4.0 million was due to revenue from the sale of McGregor apparel tradenames in certain Pacific Rim countries. The remainder was due primarily to the Singapore distribution company which began operations on January 1, 1996.

  Gross profit. Consolidated gross profit for fiscal 1997 increased from fiscal 1996 by $31.3 million. Gross margin increased by 0.8 percentage point, from 38.6% in fiscal 1996 to 39.4% in fiscal 1997. Without the effect of a sale of tradenames for $4.0 million, gross margin increased 0.4 percentage point to 39.0% in fiscal 1997.

  Gross margins from European operations increased by 1.5 percentage points, from 37.7% in fiscal 1996 to 39.2% in fiscal 1997. The improvement was due to price increases in selected product lines, declining materials costs, and improving productivity variances compared to fiscal 1996.

  Gross profit margins from the Americas operations were 38.2% in fiscal 1997 and fiscal 1996. Certain margin improvements occurred in fiscal 1997, including lower raw materials costs, product cost improvements on certain products, the introduction of innovative products at higher margins, price increases on selected product lines in the fourth quarter of fiscal 1997, higher retail sales (which produce a higher margin than wholesale sales), and decreased sales of obsolete products in fiscal 1997. These improvements were offset by promotional sales discounts, increased sales of certain lower margin products relative to the previous fiscal year, negative productivity variances from the startup of production of new hardside products and the restructuring of operations, and higher than anticipated costs on certain new product lines. The net result of these factors was consistent year-to-year margin percentages.

  Excluding the effect of the tradename sales in fiscal 1997, gross profit margins from International operations decreased by 2.7 percentage points. The decrease was attributable to the lack of price increases and a greater proportion of sales of lower margin products in fiscal 1997.

  In fiscal 1997, the Company began a global standardization project to standardize its product lineup, product components and finished goods purchasing in order to continue to increase gross profit margins. To further enhance gross profit margins, the Company announced price increases in the United States on many of its product lines effective March 1, 1997.

  Selling, General and Administrative Expenses ("SG&A"). Consolidated SG&A increased by $30.1 million from fiscal 1996 to fiscal 1997. As a percent of sales, SG&A was 31.5% in fiscal 1997 and 30.2% in fiscal 1996. Expenses totaling approximately $5.4 million were incurred during fiscal 1997 for consulting fees to establish the restructuring plan, the cessation of the former CEO's employment, the hiring of new and additional members of the executive management team, and for expenses in excess of the original provision in fiscal 1996 for the consolidation of American Tourister manufacturing facilities. Without such expenses, SG&A would have been 30.8% of sales during fiscal 1997.

  SG&A for European operations increased by $5.5 million from fiscal 1996 to fiscal 1997. The exchange rate difference caused SG&A to decrease by $4.0 million. The remainder, an increase of $9.5 million, resulted from an increase in SG&A expressed in Belgian francs of 13.3%. The increase was due to higher variable selling and distribution costs related to the higher sales levels ($2.0 million); higher salaries and employee benefits from the hiring of additional sales and general management personnel to support higher sales levels and growth oriented projects ($2.7 million); higher bad debt expense because of the financial difficulties of a few specific customers ($1.1 million); higher advertising expenses to support new products, entry into the eastern European markets, and brand image in light of a generally weak European economy ($2.3 million); and various other expense categories ($1.4 million).

  SG&A for the Americas operations, including worldwide corporate headquarters, increased by $22.3 million in fiscal 1997 compared to fiscal 1996. The increase was due to higher selling and administrative costs related to the increase in retail sales ($7.9 million); higher national and co-op advertising expenses ($6.8 million); expenses relating to the cessation of the former CEO's employment, expenses of hiring new and additional management team members, consulting fees and the other expenses incurred related to the restructuring ($5.4 million); compensation expense related to restricted stock awards ($0.9 million): and other net increases ($1.3 million).

  SG&A for the International operations increased by $2.3 million primarily due to the expenses incurred in the foreign joint venture operations in Singapore, which began in fiscal 1997.

  Amortization of intangible assets. The Company recorded significant intangible assets as a result of its reorganization in 1993. See Notes 1(b), 1(i) and 7 to the Company's consolidated financial statements included elsewhere herein for a discussion of the recording and amortization of intangible assets.

  Reorganization value in excess of identifiable assets became fully amortized as of June 30, 1996, which generally accounts for the decrease in amortization of intangible assets from $63.8 million in fiscal 1996 to $31.8 million in fiscal 1997.

  Provision for restructuring operations. The fiscal 1996 provision resulted from a restructuring of certain manufacturing and administrative functions of the American Tourister division. The fiscal 1997 provision of $10.7 million resulted from a program to further consolidate functions and operations in North America, Europe and the Far East, and to reduce or eliminate certain other operations. The fiscal 1997 restructuring plan includes further consolidation of hardside luggage production to Samsonite's largest U.S. facility located in Denver, CO from other locations in the Americas, as well as eventual consolidation of many administrative and control functions, primarily to Denver. The Plan included the elimination of as many as 450 positions worldwide, including approximately 150 manufacturing positions and approximately 300 managerial, office and clerical positions. The restructuring provision consisted primarily of costs associated with involuntary employee terminations and was comprised of estimated cash expenditures of $9.7 million and estimated non-cash charges of $1.0 million, both on a pretax basis.

  Operating income (loss). Operating results improved from a loss in fiscal 1996 of $9.4 million to income in fiscal 1997 of $15.5 million, an increase of $24.9 million. This increase was a result of higher revenues and improved margins which increased gross profit by $31.3 million from fiscal 1996 and the decrease in amortization of intangibles of $32.0 million, both of which were partially offset by increases in SG&A of $30.1 million and the higher provision for restructuring of $8.3 million.

  Interest income. Interest income decreased from $4.7 million in fiscal 1996 to $1.4 million in fiscal 1997. Fiscal 1996 interest income included $2.9 million realized from a note receivable collected in connection with the sale of an investment in a television station. Recurring interest income results from temporary investments of cash on hand and is $0.4 million less than in fiscal 1996.

  Other income (expense)--net. The following is an analysis of other income (expense)--net for fiscal 1997 compared to fiscal 1996:

                                                     YEAR ENDED JANUARY 31,
                                                     ------------------------
                                                        1997         1996
                                                     -----------  -----------
                                                         (IN THOUSANDS)
   Net gains from foreign currency forward delivery
    contracts(a)...................................  $     2,829  $      (494)
   Rental income(b)................................        1,987        1,735
   Equity in loss of unconsolidated affiliate(c)...          (33)         --
   Foreign currency transaction losses, net(d).....         (211)      (1,660)
   Loss on disposition of fixed assets, net(e).....          (62)        (245)
   Other, net(f)...................................       (1,120)        (737)
   Favorable settlement of claims(g)...............        3,802          --
   Adjustment of allowances relating to previous
    operations(h)..................................          529          --
   Adjustment of liability for PBGC claims(i)......       11,100          --
   Gain on sale of television station(j)...........          --         5,368
                                                     -----------  -----------
                                                     $    18,821  $     3,967
                                                     ===========  ===========

--------
(a) Beginning in fiscal 1997, the Company entered into certain forward exchange contracts to reduce its exposure to changes in exchange rates. Other income for fiscal 1997 includes gains of $2.8 million from such transactions. The income for fiscal 1997 resulted primarily from forward exchange contracts selling forward the Belgian franc. The Company estimates that the reduction in operating income from the year-to-year strengthening of the U.S. dollar versus the Belgian franc was $2.9 million in fiscal 1997.
(b) Rental income in fiscal 1997 and 1996 represents rents received from properties retained by the Company which were used in previous operations. As discussed elsewhere herein, such properties are expected to be disposed of in fiscal 1999 and rental income will decline accordingly.
(c) Equity in loss of unconsolidated affiliate represents the Company's 50% equity interest in the loss of its affiliate, Chia Tai Samsonite (H.K.) Ltd., a 50% owned joint venture formed in fiscal 1997 to manufacture and distribute luggage in China.
(d) Foreign currency transaction losses represent net realized losses on transactions denominated in currencies other than those used for financial reporting. Foreign currency transaction losses decreased from $1.7 million in fiscal 1996 to $0.2 million in fiscal 1997.
(e) Loss on disposition of fixed assets, net represents losses incurred from the disposition of fixed assets retired or sold in the ordinary course of business.
(f) Other, net represents miscellaneous expenses and increased from $0.7 million in fiscal 1996 to $1.1 million in fiscal 1997.
(g) Other Income in fiscal 1997 included $3.8 million from the favorable settlement for $0.2 million of a claim against the Company by a related party. The Company had previously accrued $4.0 million for such claim. This claim is part of the Contingent Liability with Respect to the Old Notes described in Note 14 to the consolidated financial statements included elsewhere herein and relates to the claim for interest on overdue installments of interest accruing prior to the commencement of the bankruptcy of the Company's predecessor in 1993. The contingent liability was recorded as part of the reorganization. The holders of this claim were Apollo Investment Fund, L.P. ("Apollo") and an affiliate of Apollo. Apollo and its affiliates owned 36.08% of the outstanding shares of the Company's common stock as of March 31, 1997.
(h) Fiscal 1997 included $0.5 million of income from the reversal of excess reserves relating to previous operations that were determined to be unnecessary.
(i) Other income in fiscal 1997 included $11.1 million from the adjustment of a previously recorded liability for contingent pension liabilities. See
    Note 14 to the consolidated financial statements included elsewhere herein for a discussion of this item.
(j) Other income in fiscal 1996 included a $5.4 million gain from the sale of a television station investment related to previous operations.

  Interest expense and amortization of debt issue costs and premium. Interest expense and amortization of debt issue costs and premium decreased from $40.0 million in fiscal 1996 to $35.7 million in fiscal 1997 due to lower levels of outstanding indebtedness in fiscal 1997 and lower average interest rates. The U.S. senior credit facility allowed for lower rates in fiscal 1997 based on improved performance and lower debt levels.

  Income taxes. Income taxes increased from $9.1 million in fiscal 1996 to $10.4 million in fiscal 1997. The increase in tax expense is due to higher consolidated pretax earnings in fiscal 1997, partially offset by amortization of reorganization value in excess of identifiable assets, which is not deductible for tax purposes, in fiscal 1997 as compared to fiscal 1996. The relationship between the expected income tax expense or benefit, computed by applying the U.S. statutory rate to income or loss from continuing operations and income tax expense recognized, resulted primarily because of (i) the nondeductibility for tax purposes of amortization of reorganization value in excess of identifiable assets, (ii) foreign income tax expense provided on foreign earnings and (iii) state and local income taxes. See Note 11 to the consolidated financial statements included elsewhere herein for further analysis of income tax expense.

  Operations discontinued and sold. The loss from discontinued operations in fiscal 1996 includes an adjustment to reduce previously accrued losses on disposal of $2.6 million, net of income taxes of $1.1 million, and a provision for federal income taxes of $3.8 million on the distribution of Culligan stock to certain foreign stockholders.

  Extraordinary item. The extraordinary loss in fiscal 1996 resulted from the payment of an $18.0 million redemption premium upon the early retirement of senior secured notes. The extraordinary loss is presented in the consolidated financial statements net of the unamortized premium on such notes of $4.4 million and the associated income tax benefit of $5.6 million.

  Net loss. The net loss decreased from $61.5 million in fiscal 1996 to $11.3 million in fiscal 1997, a decrease of $50.2 million. The decrease in the net loss was caused by the effect of the increases in operating and other income and the decreases in interest expense, extraordinary loss and loss on discontinued operations, offset by the decrease in interest income and the increase in income tax expense.

                        LIQUIDITY AND CAPITAL RESOURCES

  Although the Company is, as a result of the Recapitalization, more highly leveraged than has recently been the case, the Company believes that cash flow from operating activities and available borrowings under the New Credit Facility and existing lines of credit will be adequate to meet operating cash flow requirements during the next 12 months and to execute its business strategy.

THREE MONTHS ENDED APRIL 30, 1998

  For the three months ended April 30, 1998, cash used in operations as reflected on the Consolidated Statements of Cash Flows included elsewhere herein was $17.4 million; primarily as a result of the loss from operations for the first quarter, increases in inventory, and decreases in accrued liabilities and accounts payable, net of the decrease in accounts receivable, since January 31, 1998. At April 30, 1998, the Company had working capital of $216.2 million compared to $187.2 million at January 31, 1998, an increase of $29.0 million. Current assets increased by $11.7 million primarily due to an increase in inventory of $13.7 million, an increase in cash of $3.8 million, increases in other current assets of $0.8 million, net of the decrease in receivables of $6.6 million. Inventories increased primarily because of sales forecasting issues which caused excess production in the U.S. wholesale division and depressed U.S. wholesale sales as discussed elsewhere herein (see "--Recent Events and Recapitalization"). Current liabilities decreased from $147.2 million at January 31, 1998 to $138.0 million at April 30, 1998, a decrease of $9.2 million. A decrease in accrued liabilities of $9.2 million primarily caused the decrease in total current liabilities and was due to decreases in co-op advertising accruals, returned goods allowances, and current income tax liabilities.

  Long-term obligations increased from $172.2 million at January 31, 1998 to $203.6 million at April 30, 1998, an increase of $31.4 million. Approximately $8.5 million of additional borrowings were used to fund redemption premiums and expenses of the tender offer for the Notes (as discussed elsewhere herein) and the remainder was used to fund operational and investing requirements. At April 30, 1998, the Company had available borrowings under the Old Credit Facility of approximately $48.9 million.

  The Company's cash flow from operations together with amounts available under its credit facilities were sufficient to fund first quarter fiscal 1999 operations, scheduled payments of principal and interest on indebtedness and capital expenditures. Management of the Company believes that cash flow from operations and available borrowings under its credit facilities and new credit facilities in emerging markets will be adequate to fund operating requirements and expansion plans during the next 12 months. In addition, management currently believes the Company will be able to meet long-term cash flow obligations from cash provided by operations and other existing resources.

YEAR ENDED JANUARY 31, 1998

  As reflected in the consolidated statements of cash flows included elsewhere herein, cash flows provided by continuing operating activities decreased by $7.1 million in fiscal 1998 from fiscal 1997. Cash flows from net income, adjusted for nonoperating and noncash charges, increased by $22.4 million, primarily as a result of the increases in operating income described above, while cash flow used for increases in working capital and other operating assets increased by $29.5 million.

  At January 31, 1998, the Company had working capital of $187.2 million compared to $105.4 million at January 31, 1997, an increase of $81.8 million. Current assets increased by $39.3 million primarily due to an increase in receivables of $9.3 million and an increase in inventories of $37.6 million, both of which were partially offset by net decreases in cash and other current assets of $7.6 million. Receivables increased due to a high volume of sales in the second half of the fiscal year and extended terms on certain sales. The increase in inventories of $37.6 million occurred primarily in domestic U.S. operations and resulted from (i) an increase in retail stores' inventories of approximately $15.1 million due to an increase in the number of stores and sales volume and (ii) an increase in wholesale inventories of $15.0 million due to an oversupply of certain new product introductions which were not accepted in the marketplace, an increase in discontinued and obsolete products due to the volume of new product introductions in fiscal 1998, and overproduction in the last half of the fiscal year due to over optimistic sales forecasts. The Company is addressing these problems and intends to reduce inventories through better forecasting and selling discontinued products through its retail store outlets located primarily in factory outlet malls. Subsequent to January 31, 1998, the Company sold two of the four assets held for sale realizing approximately $3.0 million in proceeds, and has a contract to sell another asset for approximately $12.2 million.

  Cash flows used in investing activities increased from $17.0 million in fiscal 1997 to $37.9 million in fiscal 1998, an increase of $20.9 million. Capital expenditures were $36.3 million in fiscal 1998 compared to $31.1 million in fiscal 1997. Capital expenditures in fiscal 1998 consist primarily of tooling for new products, warehouse expansion in Europe, and capital expenditures in India for factory construction. Capital expenditures of $6.1 million in fiscal 1998 were incurred in the less than 100% owned subsidiaries, and were therefore financed in part by the other shareholders in the ventures. The Company has currently budgeted $28.6 million for capital expenditures in fiscal 1999. In fiscal 1997, cash was provided by liquidating assets used in previous operations of $10.4 million, while in fiscal 1998, cash of $4.0 million was used to fund obligations related to these previous operations. The Company expects it will continue to use cash to fund these obligations, totaling approximately $6.3 million through calendar 2000. During fiscal 1998, the Company formed subsidiaries in Korea and Hong Kong to acquire the distributorships from the former distributors in those countries and made initial investments of approximately $2.5 million for inventory, fixed assets, other assets and goodwill.

  Cash flows provided by (used in) financing activities increased from cash used in financing activities in fiscal 1997 of $11.7 million to cash provided by financing activities in fiscal 1998 of $21.1 million, an increase in cash of $32.8 million. The Company completed a public stock offering in February 1997, receiving net cash proceeds from the offering of $130.2 million and $6.6 million from the exercise of stock options by a former chief executive officer in connection with the offering. The Company also received $0.4 million from the exercise of other employee stock options throughout the fiscal year. The Company used the net proceeds of the stock offering approximately as follows: (i) $89.5 million to redeem and purchase in the market $80.8 million principal amount of its 11 1/8% Series B Subordinated Notes (the "Series B Notes"), including $8.7 million for early redemption and market premiums, (ii) $45.0 million to pay down a term loan outstanding under the Old Credit Facility and (iii) the remainder for accrued interest and revolving credit loans under the Old Credit Facility. The Company also amended and refinanced the Old Credit Facility, which permitted it to purchase a limited liquidation amount of the Series B Notes by open market purchases. As a result of the public stock offering and the amended and refinanced Old Credit Facility, a total of $137.2 million principal amount of the Series B Notes were retired from the previously outstanding amount of $190.0 million and a total of $17.6 million of redemption and market premiums were paid. Also, see note 19 to the consolidated financial statements included elsewhere herein which discusses the repurchase of the Series B Notes subsequent to January 31, 1998.

  At January 31, 1998, long-term obligations (including current installments) were $179.2 million compared to $290.6 million at January 31, 1997, a decrease of $111.4 million. At January 31, 1998, the Company had $133.0 million available under its Old Credit Facility. In addition, the Company's foreign subsidiaries have approximately $56 million available borrowings under other short-term lines of credit.

  The Company's cash flow from operations together with amounts available under its credit facilities were sufficient to fund fiscal 1998 operations, scheduled payments of principal and interest on indebtedness, and capital expenditures. As further discussed in Note 14 to the consolidated financial statements under Contingent Pension Liabilities and Contingent Liability with Respect to the Old Notes (included elsewhere herein), the Company has merged two pension plans into one of its pension plans and has reached an agreement-in-principle to settle certain claims arising from the reorganization in 1993 for $9.4 million. The Company does not expect the merger of the pension plans to have a material effect on funding requirements for the merged plans and plans to fund the proposed $9.4 million settlement of the other claims out of available capital resources from operations and/or credit facilities.

  The Company's principal foreign operations are located in Western Europe, the economies of which are not considered to be highly inflationary. The economy in Mexico is considered highly inflationary beginning February 1, 1997. The Company enters into foreign exchange contracts in order to reduce its exposure on certain foreign operations through the use of forward delivery commitments. During the past several years, the Company's most effective hedge against foreign currency changes has been the foreign currency denominated debt balances maintained in respect to its foreign operations. Geographic concentrations of credit risk with respect to trade receivables are not significant as a result of the diverse geographic areas covered by the Company's operations.

  The Company's foreign operations in Asia consist primarily of distributorships organized as joint venture subsidiaries. Economies and local currencies throughout much of Asia have entered a tumultuous period beginning in fiscal 1998 as a result of political turmoil and general economic problems with principal industries. During fiscal 1998, the Company had approximately $25 million of revenues from Asian sales and royalties and, as of January 31, 1998, approximately $17.2 million in investments and receivables from Asian subsidiaries, not including investments in the India joint venture subsidiary. Part of the Company's hedging strategy is to protect against further currency devaluation by hedging its expected operating earnings and investments related to these countries through forward exchange contracts and local borrowings. There can be no assurance given that such strategies will be effective. Additionally, such hedging strategies do not mitigate the effect on sales and operating earnings of the slumping local economies in these countries.

  Because of the relatively small part of the Company's revenues and assets related to Asia, the Company does not believe the Asian economic problems will have a material impact on the overall Company operations. However, if such conditions continue, the Company's expected growth in this area of the world could be adversely affected.

  The Company believes that disclosure of its Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) provides useful information regarding the Company's ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA in a different manner than the Company. EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation and amortization, and should not be considered in isolation to or as a substitute for other measures of performance. EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures to replaces fixed assets, working capital, and other commitments and contingencies. EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, and minority interest in earnings of subsidiaries. The Company's EBITDA for the years ended January 31, 1998, 1997 and 1996 was $126.2 million, $88.2 million and $78.7 million, respectively. However, this amount includes net income of $17.9 million, $3.4 million and $0.4 million for the years ended January 31, 1998, 1997 and 1996, respectively, from
(i) restructuring provisions, (ii) other income primarily related to various items from previous operations and (iii) foreign currency transaction losses, net; loss on disposition of fixed assets, net; and other net (see Note 15 to the consolidated financial statement included elsewhere herein), which management believes should be deducted from the calculation of EBITDA. EBITDA as set forth above reflects the impact of $4.1 million of negative production variances incurred during the last half of fiscal 1998.

  As of January 31, 1998, the Company had net operating loss carryforwards ("NOLs") of approximately $135 million for United States federal income tax purposes. These carryforwards, if not utilized to offset taxable income in future periods, will expire at various dates through fiscal 2012. The Recapitalization, together with certain other changes in the ownership of the Company's stock which have occurred or may occur in the future, could cause the Company to experience an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Following such an ownership change, the ability of the Company and its subsidiaries to utilize for U.S. federal income tax purposes its NOLs arising in periods before the ownership change would be subject to an annual limitation, which would generally be equal to the product of the value of all of the outstanding stock of the Company immediately prior to the ownership change, or if the Recapitalization resulted in an ownership change, immediately after the Recapitalization (less certain capital contributions made within the preceding two years), and the "long-term tax-exempt rate" (determined monthly and, for ownership changes occurring in the month of August 1998, 5.15%). Although the Company cannot currently predict the effect of any limitation on its ability to utilize its net operating loss carryforwards, such limitation could result in additional income tax expense being recorded for financial reporting purposes if the Company determines in the future that it is likely that the limitation will affect its ability to realize net deferred tax assets related to the net operating loss carryforwards.

RECENT EVENTS AND RECAPITALIZATION

  On January 7, 1998, the Company announced it had engaged Goldman, Sachs & Co. as financial advisor to assist in the process of exploring various strategic alternatives designed to enhance shareholder value. On March 20, 1998, the Board of Directors approved a recapitalization plan, pursuant to which the Company planned to pay a special cash dividend to stockholders of $12.50 per share. Consummation of this recapitalization plan and payment of the $12.50 dividend per share was subject to a number of conditions, including the closing of a new bank credit facility, the successful retirement of the Company's outstanding Series B Notes (which were substantially retired in April, 1998 as discussed below) and declaration of the dividend by the Company's Board of Directors. The Company also previously announced that it was engaged in discussions with third parties concerning a possible transaction whereby approximately 50% of the Company's equity would be acquired by a third party and shareholders would receive cash payments in the range of $30.00 per share and retain a significant equity interest in the Company. The Company expects to record charges in the second quarter of fiscal 1999 for financial, legal and other expenses associated with the process of exploring these alternative plans which were not ultimately consummated.

  The Company completed a tender offer on April 23, 1998 for $52.3 million out of the $52.8 million outstanding principal amount of its Series B Notes at a price of $115.35 per $100 of principal. The Old Credit Facility was amended to allow for financing the retirement of the Series B Notes from borrowings thereunder. The Company incurred a pre-tax charge to earnings of approximately $10 million during the first quarter of fiscal 1999 for the premium paid to repurchase the Series B Notes and other charges related to the transaction.

  On March 23, 1998, the Company announced a restructuring of its Torhout, Belgium manufacturing operations. The Company recorded a pre-tax charge of approximately $2.6 million during the first quarter of fiscal 1999 in connection with the restructuring. The restructuring provision is primarily related to termination and severance costs for the elimination of approximately 111 positions.

  As discussed elsewhere herein, the Company expects U.S. wholesale sales to be depressed through at least the first half of fiscal 1999 because of various factors which affected U.S. wholesale sales in fiscal 1998, including the adverse impact of price increases and pricing strategies, market disruptions and retailer discounting issues associated with various forms of cross distribution channel sales, and forecasting and production scheduling errors. Commencing in February 1998, management began a detailed study and evaluation of the Company's U.S. hardside production operations in light of declining U.S. hardside sales and various marketing issues that the Company is encountering in the United States. These issues, as well as the decision to source international hardside products from other production facilities located closer to the Company's international customers, instead of from its Denver plant, have resulted in an inventory build-up and reduced hardside production requirements in the United States. Based on management's evaluation, on May 14, 1998, the Company approved a plan to further restructure its U.S. production operations to bring the unit volume and workforce in the Denver plant into line with expected sales and to achieve a better balance between fixed and variable costs with respect to this facility. The restructuring plan calls for a substantial reduction in workforce, as well as the disposal of molding and other equipment that represents excess capacity. As a result, during the second quarter of fiscal 1999, the Company has recorded a restructuring charge of approximately $5.5 million (of which approximately $2.2 million is non-cash). The Company also expects to incur additional cash costs of approximately $0.3 million in connection with the restructuring plan that will be expensed as they are incurred. The Company expects that the restructuring will be substantially completed by July 31, 1998, and that the annualized cost savings, from the restructuring will be approximately $5.9 million. The foregoing estimate of annual cost savings constitutes forward looking information and involves known and unknown risks, uncertainties and other factors that may cause actual cost savings to be materially different from the foregoing estimate. In addition to the general factors discussed under "Risk Factors--Implementation of Business Strategy; Forward Looking Statements" such estimate of annual cost savings is based on a variety of other factors and was derived utilizing numerous important assumptions, including (i) achieving estimated reductions in headcount at currently projected severance cost levels, while maintaining work flow, (ii) achieving a sufficient level of sales necessary to yield planned production efficiencies and absorption of fixed costs, (iii) eliminating certain components of fixed overhead without affecting the Company's ability to manage the downsized production facility efficiently, (iv) the willingness of the affected employees to accept more flexible work rules and (v) no disruption to planned production schedules. The failure of one or more of these assumptions to be realized may cause the actual annual cost savings to differ materially from the foregoing estimate.

  In connection with the Recapitalization, certain adjustments and modifications were made to outstanding employee stock options as a result of the consummation of the Tender Offer. Such adjustments will result in increased compensation expense of approximately $3.9 million in the second quarter of fiscal 1999, $0.4 million during the remainder of fiscal 1999 and $0.8 million in fiscal 2000.

EFFECT OF YEAR 2000 ISSUES ON COMPANY OPERATIONS

  The Company has conducted a review of its computer systems to identify the systems that could be affected by the Year 2000 issue which results from computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, resulting in a major system failure or miscalculations. In the U.S., the Company is installing new financial, manufacturing and distribution software which is Year 2000 compliant. These new systems are being installed in response to other business needs as well as Year 2000 issues. The Company's European division is updating its systems to be Year 2000 compliant and expects this to be completed during fiscal 1999. Other operations throughout the world are generally using recently purchased software which is Year 2000 compliant. The Company estimates it will spend approximately $8 million in the U.S. for new systems by the end of fiscal 1999; costs incurred in Europe and the remainder of the world for Year 2000 compliance are not expected to be material. Although the Company believes it has identified internal

Year 2000 issues which might have a significant impact on operations, no assurance can be given that all such issues have been identified or will be corrected. Additionally, no assurances can be given that the Company's customers, vendors, banks or other third parties will not experience Year 2000 issues which may have a significant impact on the Company's operations.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock or potential common stock. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This statement is effective for the Company's consolidated financial statements for the year ended January 31, 1998, and has been adopted, resulting in the restatement of earnings per share for all prior periods. Details regarding earnings per share are disclosed at Note 1(k) to the consolidated financial statements.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (Statement 130), which requires comprehensive income to be displayed prominently within the consolidated financial statements. Comprehensive income is defined as all recognized changes in equity during a period from transactions and other events and circumstances except those resulting from investments by owners and distributions to owners. Net income and items that previously have been recorded directly in equity are included in comprehensive income. Statement 130 affects only the reporting, and disclosure of comprehensive income; it does not affect recognition or measurement of income. Statement 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company plans to adopt Statement 130 in the first quarter of fiscal 1999.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (Statement 131). Statement 131 provides guidance for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports of public companies. An operating segment is defined as a component of a business that engages in business activities from which it may earn revenue and incur expenses, a component whose operating results are regularly reviewed by the company's chief operating decision maker, and a component for which discrete financial information is available. Statement 131 establishes quantitative thresholds for determining operating segments of a company. Statement 131 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company plans to adopt Statement 131 in the first quarter of fiscal 1999 by reporting operating segment information on Form 10-Q.

  In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits (Statement 132). This statement revised employers' disclosures about pension and other postretirement benefit plans and standardizes the disclosure requirements to the extent practicable. This statement is effective for the Company's consolidated financial statements for the year ending January 31, 1999. The Company does not expect the adoption of Statement 132 to materially impact the financial statement presentation.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD SENIOR PREFERRED STOCK

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), the Company will accept for exchange shares of Old Senior Preferred Stock which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m. New York City time, on September 28, 1998; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, 175,000 shares of Old Senior Preferred Stock are outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about August 26, 1998, to all holders known to the Company. The Company's obligation to accept Senior Preferred Stock for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Senior Preferred Stock, by giving oral or written notice of such extension to the holders thereof in the manner described below. During any such extension, all Old Senior Preferred Stock previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Senior Preferred Stock not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Shares of Old Senior Preferred Stock tendered in the Exchange Offer must be in denominations of $1,000 liquidation preference per share and any integral multiple thereof.

  The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Senior Preferred Stock not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Senior Preferred Stock as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD SENIOR PREFERRED STOCK

  The tender to the Company of shares of Old Senior Preferred Stock by a holder thereof as set forth below and acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Senior Preferred Stock for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to BankBoston, N.A. (the "Exchange Agent") at the address set forth below under "Exchange Agent" prior to the Expiration Date. In addition, either (i) certificates for such Old Senior Preferred Stock must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Senior Preferred Stock, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD SENIOR PREFERRED STOCK, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SENIOR PREFERRED STOCK SHOULD BE SENT TO THE COMPANY.

  Any beneficial owner whose Old Senior Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Senior Preferred Stock, either make appropriate arrangements to register ownership of the Old Senior Preferred Stock in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Senior Preferred Stock surrendered for exchange pursuant thereto is tendered (i) by a registered holder of the Old Senior Preferred Stock who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of a withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Senior Preferred Stock is registered in the name of a person other than a signer of the Letter of Transmittal, the Old Senior Preferred Stock surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Senior Preferred Stock tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular shares of Old Senior Preferred Stock not properly tendered or to not accept any particular shares of Old Senior Preferred Stock which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular shares of Old Senior Preferred Stock either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Senior Preferred Stock in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular shares of Old Senior Preferred Stock either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Old Senior Preferred Stock for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of shares of Old Senior Preferred Stock for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Senior Preferred Stock, such Old Senior Preferred Stock must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Senior Preferred Stock.

  If the Letter of Transmittal or any Old Senior Preferred Stock or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  By tendering, each holder will represent to the Company that, among other things, the New Senior Preferred Stock acquired pursuant to the Exchange Offer is being obtained in the ordinary course of business of the person receiving such New Senior Preferred Stock, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Senior Preferred Stock. In the case of a holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Company that such holder is not engaged in and does not intend to engage in a distribution of the New Senior Preferred Stock. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Senior Preferred Stock to be acquired pursuant to Exchange Offer, such holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Senior Preferred Stock for its own account in exchange for Old Senior Preferred Stock, where such Old Senior Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Preferred Stock. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD SENIOR PREFERRED STOCK FOR EXCHANGE; DELIVERY OF NEW SENIOR PREFERRED STOCK

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Senior Preferred Stock properly tendered and will issue the New Senior Preferred Stock promptly after acceptance of the Old Senior Preferred Stock. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Senior Preferred Stock for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  For each share of Old Senior Preferred Stock accepted for exchange, the holder of such Old Senior Preferred Stock will receive a share of New Senior Preferred Stock having a liquidation preference equal to that of the surrendered Old Senior Preferred Stock. Holders are entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, dividends on the New Senior Preferred Stock at a rate per annum of 13 7/8% of the liquidation preference per share of Senior Preferred Stock. The New Senior Preferred Stock will accrue dividends from the most recent date to which dividends have been paid on the Old Senior Preferred Stock or, if no dividends have been paid on the Old Senior Preferred Stock, from June 24, 1998. Old Senior Preferred Stock accepted for exchange will cease to accrue dividends from and after the date of consummation of the Exchange Offer. Holders of Old Senior Preferred Stock whose Old Senior Preferred Stock is accepted for exchange will not receive any payment in respect of accrued dividends on such Old Senior Preferred Stock otherwise payable on any Dividend Payment Date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of New Senior Preferred Stock for Old Senior Preferred Stock that is accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Senior Preferred Stock, or a timely Book-Entry Confirmation of such Old Senior Preferred Stock in to the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Senior Preferred Stock is not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Senior Preferred Stock is submitted for a greater liquidation preference than the holder desires to exchange, such unaccepted or non-exchanged Old Senior Preferred Stock will be returned without expense to the tendering holder thereof (or, in the case of Old Senior Preferred Stock tendered by book-entry transfer to the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Senior Preferred Stock will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Senior Preferred Stock at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Senior Preferred Stock by causing the Book-Entry Transfer Facility to transfer such Old Senior Preferred Stock into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Senior Preferred Stock may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Senior Preferred Stock desires to tender such Old Senior Preferred Stock and the Old Senior Preferred Stock is not immediately available, or time will not permit such holder's Old Senior Preferred Stock or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Senior Preferred Stock and the amount of Old Senior Preferred Stock tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the Expiration Date the certificates for all physically tendered Old Senior Preferred Stock, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and
(iii) the certificates for all physically tendered Old Senior Preferred Stock, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

WITHDRAWAL RIGHTS

  Tenders of Old Senior Preferred Stock may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address or, in the case of Eligible Institutions, at the facsimile number, set forth below under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Senior Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the Old Senior Preferred Stock to be withdrawn (including the certificate number or numbers and liquidation preference of such Old Senior Preferred Stock), (iii) contain a statement that such holder is withdrawing his election to have such Old Senior Preferred Stock exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Senior Preferred Stock was tendered (including any required signature guarantees) and
(v) specify the name in which such Old Senior Preferred Stock is registered, if different from that of the Depositor. If Old Senior Preferred Stock has been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Senior Preferred Stock and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Senior Preferred Stock so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Senior Preferred Stock will be issued with respect thereto unless the Old Senior Preferred Stock so withdrawn is validly retendered. Any Old Senior Preferred Stock that has been tendered for exchange but which is not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Senior Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Senior Preferred Stock will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Senior Preferred Stock) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Senior Preferred Stock may be retendered by following the procedures described under "--Procedures for Tendering Old Senior Preferred Stock" above at any time prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Senior Preferred Stock in exchange for, any Old Senior Preferred Stock and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Senior Preferred Stock for exchange or the exchange of the New Senior Preferred Stock for such Old Senior Preferred Stock, any of the following events shall occur:

    (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Senior Preferred Stock pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Company, might result in the holders of New Senior Preferred Stock having obligations with respect to resales and transfers of New Senior Preferred Stock which are greater than those described in the interpretation of the Commission referred to below under "--Consequences of Exchanging Old Senior Preferred Stock," or would otherwise make it inadvisable to proceed with the Exchange Offer; or

    (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by a governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company, have or may have adverse significance with respect to the value of the Old Senior Preferred Stock or the New Senior Preferred Stock; which in the sole judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Senior Preferred Stock tendered, and no New Senior Preferred Stock will be issued in exchange for any such Old Senior Preferred Stock, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this Prospectus is a part or the qualification of the Exchange Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

  BankBoston, N.A. has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                     BankBoston, N.A., Exchange Agent

      By First Class Mail:               By Overnight Courier, Certified or
                                               Express Mail and

                                       By Hand after 4:30 p.m. New York City
        BankBoston, N.A.                                Time

 Attention: Corporate Reorganization          on the Expiration Date:

         P.O. Box 8029
                                               BankBoston, N.A.
  Boston, Massachusetts 02266-8029
                                      Attention: Corporate Reorganization

 By Hand (before 4:30 p.m. New York            150 Royall Street
             City Time):
                                          Canton, Massachusetts 02021


                                               For Information Call:

   Securities Transfer & Reporting           Shareholder Services
         Services, Inc.
                                                (781) 575-3100

    c/o Boston EquiServe LP

                                      By Facsimile Transmission (for Eligible
        1 Exchange Plaza                        Institutions only):

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    New York, New York 10006                   (781) 575-2232 or

                                                (781) 575-2233

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  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers, or others soliciting acceptance of the Exchange Offer. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $150,000.

TRANSFER TAXES

  Holders who tender their Old Senior Preferred Stock for exchange will not be obliged to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Senior Preferred Stock in the name of, or request that Old Senior Preferred Stock not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OLD SENIOR PREFERRED STOCK

  Holders of Old Senior Preferred Stock who do not exchange their Old Senior Preferred Stock for New Senior Preferred Stock pursuant to the Exchange Offer will continue to be subject to the provisions in the Certificate of Designation regarding transfer and exchange of the Old Senior Preferred Stock and the restrictions on transfer of such Old Senior Preferred Stock as set forth in the legend thereon as a consequence of the issuance of the Old Senior Preferred Stock pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Senior Preferred Stock may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Senior Preferred Stock under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Senior Preferred Stock issued pursuant to the Exchange Offer in exchange for Old Senior Preferred Stock may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Senior Preferred Stock is acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Senior Preferred Stock. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Senior Preferred Stock and has no arrangement or understanding to participate in a distribution of New Senior Preferred Stock. If any holder is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Senior Preferred Stock to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Senior Preferred Stock for its own account in exchange for Old Senior Preferred Stock must acknowledge that such Old Senior Preferred Stock was acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Senior Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Preferred Stock received in exchange for Old Senior Preferred Stock where such Old Senior Preferred Stock was acquired as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, the Company will make this Prospectus, as amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Senior Preferred Stock may not be offered or sold unless it has been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

                                   BUSINESS

GENERAL

  Samsonite is one of the world's largest manufacturers and distributors of luggage. The Company markets its products primarily under the Samsonite(R), American Tourister(R) and Lark(R) brand names. The Samsonite brand enjoys worldwide recognition and is the leading brand of luggage products in the United States and Europe. American Tourister is the second most recognized brand of luggage in the United States. American Tourister products are also sold in Europe. The Lark brand is well-recognized in the United States and competes in the premium segment of the luggage market. Samsonite and American Tourister luggage products have been manufactured and sold continuously since the 1930s.

  The Company is a major factor in the worldwide luggage market, with net sales of $736.9 million for fiscal 1998. Competition in the luggage market is highly fragmented with the vast majority of individual competitors having less than 10% of the Company's annual luggage sales. Samsonite offers the broadest range of products in the luggage industry, including hardside suitcases, softside suitcases, garment bags, casual bags, hardside and softside business cases and other travel bags. Many of today's most successful luggage products and features--such as suitcases on wheels, suitcases with a built-in luggage cart, full-featured structured garment bags, ultra-light softside suitcases and innovative new wheel systems--were introduced or popularized by Samsonite.

  The Company benefits from its large size through sale driven purchasing and manufacturing economies. The Company's products are sourced through a global network consisting of 14 Company-operated manufacturing facilities and various third-party suppliers throughout the world. By operating its own facilities to produce hardside luggage and more complex softside products, the Company is better able to control manufacturing quality and to achieve shorter product introduction lead times and lower delivery costs. In addition, the Company takes advantage of its global sourcing capabilities by buying less complex products from various countries when their product costs or currency exchange rates are favorable.

  The Company's marketing and distribution strategy focuses on the broad middle segment of the luggage market as opposed to the more commodity driven low end of the market or the premium priced high end. In the United States, the Samsonite brand has historically been positioned as high quality, innovative luggage, targeted at frequent business travelers. The American Tourister brand has been positioned as quality luggage at an affordable price, and the Lark brand has been positioned as premium luggage targeted at first and business class travelers. In Europe, the Samsonite brand enjoys more of a premium image than in the United States, and is targeted at first class and frequent business travelers. The Company's marketing theme centers around the Samsonite "WorldproofTM" brand image which represents strength, durability, quality, and style.

  The Company's products are sold throughout the world in more than 100 countries through approximately 23,000 retail outlets, including department and specialty stores, catalog showrooms, mass merchant retailers, warehouse clubs and Company-owned retail stores located primarily in factory outlet malls. In addition, Samsonite licenses its trademarks for use on non-luggage products, such as travel accessories, personal leather goods, handbags and furniture. These products are made and sold primarily by independent licensees which pay royalties to Samsonite.

COMPETITIVE STRENGTHS AND NEW GROWTH INITIATIVES

  Management believes that the Company's leading position in the global luggage industry is due to its widely recognized brand names, broad range of innovative luggage products and global manufacturing and distribution network.

  Brand Names. The Company markets its products primarily under the Samsonite, American Tourister and Lark brand names. The Company commits substantial resources to aggressive brand advertising programs that promote the features, durability and quality of the Company's products and target particular segments of the luggage market based on consumer demographics. For each of the last five fiscal years, the Company has invested, either directly or through co-op advertising programs, approximately $50 million in television and print advertising and related promotional activities. A 1994 market survey, the most recent Company sponsored survey conducted by an independent surveying organization, indicated that approximately 93% and 79% of travelers surveyed in the United States recognized the Samsonite and American Tourister brand names, respectively, compared to less than 15% for the next most recognized luggage brand. Similar surveys show that recognition of the Samsonite brand name in most major Western European countries ranges from 60% to 80%.

  Innovative Products. The Company is the industry leader in offering innovative products that meet travelers' needs. The Company has spent over $40 million on product design and development during the last five fiscal years. Many of today's most successful luggage products and features--such as suitcases on wheels, suitcases with a built-in luggage cart, full-featured, structured garment bags, ultra-lightweight, softside suitcases, and innovative new wheel systems--were introduced or popularized by Samsonite. Sales of products that were introduced or substantially redesigned by the Company in the last three years accounted for approximately 60% of the Company's fiscal 1998 sales. The Company currently holds approximately 730 patents worldwide and has over 300 patent applications pending worldwide.

  Global Manufacturing and Distribution Network. The Company's global sourcing network consists of 14 Company-operated manufacturing facilities and various third-party suppliers located principally in the Far East, Eastern Europe and the Dominican Republic. By operating its own facilities to produce hardside luggage and more complex softside products, the Company is better able to control manufacturing quality and reduce lead times and delivery costs. The Company's global sourcing network also enables it to opportunistically source less complex products from countries with low product costs and favorable currency exchange rates. The Company has one of the largest and most technologically advanced luggage distribution networks in both the United States and Europe. Its pan-European distribution network is capable of billing customers in their local currency and delivering products within five days after an order is placed. The Company also has significant distribution relationships in Asia, Australia, Latin America and the Middle East.

  In May 1996, the Company appointed Richard R. Nicolosi as Chief Executive Officer and shortly thereafter announced a strategic plan intended to further strengthen the Company's leadership position in the worldwide luggage market and to improve its financial performance. The plan included a series of initiatives designed to broaden the product and pricing architecture in the U.S. and position products and brands on a consistent basis in the U.S. and Europe; to streamline the organizational structure by adopting a structure based on channel management instead of brand management which relied upon separate organizations to manage each of the Company's three principal brands; and to improve the Company's cost structure by reducing SKUs, standardizing components and instituting global sourcing.

  As a result of the plan initiatives, net sales, EBITDA and Adjusted EBITDA increased from $675.2 million, $78.7 million, and $78.3 million, respectively, in fiscal 1996 to $736.9 million, $126.2 million and $112.4 million, respectively, in fiscal 1998. During this period, the Company's European operations posted increases in local currency sales and operating income of 23.9% and 58.6%, respectively. Samsonite's U.S. retail business also recorded significant sales and operating income growth during this period; however, the Company's U.S. wholesale business experienced difficulty implementing certain of the plan initiatives, and began to perform below expectations commencing in the third quarter of fiscal 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  In February 1998, Mr. Luc Van Nevel, a 23-year Samsonite veteran, who previously had responsibility for Samsonite's successful European and International operations, was promoted to President of Samsonite. In May 1998, Mr. Van Nevel was appointed to succeed Mr. Nicolosi as Chief Executive Officer and was elected to the Company's Board of Directors. Mr. Nicolosi currently serves as Chairman of the Board of Directors.

  Since the beginning of fiscal 1999, Mr. Van Nevel has continued to refine the successful strategies initiated in 1996 and has taken aggressive action to address the issues facing the Company's U.S. wholesale business, as described below.

  . Emphasize Growth Oriented Product Offerings and Channels of Distribution. The Company plans to introduce more entries in casual bags and business cases in the U.S. in order to expand the Company's sales in these two growth categories. This strategy has already proven to be successful for Samsonite in Europe and Japan. The Company also plans to increase its presence in channels of distribution where it believes it is under-represented by using targeted marketing and sales efforts tailored to each channel. In addition, the Company intends to exploit its manufacturing and sourcing leverage by aggressively pursuing opportunities to sell American Tourister and retailer-labeled products to mass merchant retailers and in other high volume-potential channels throughout the world.

  . Strengthen Marketing and Product Innovation. Samsonite plans to continue to expand its presence in the worldwide luggage market from both a consumer and trade standpoint. The Company's marketing program is expected to include more consumer-preferred products, styles and features, more effective advertising at higher investment levels, strengthened point-of-sale support and better customer service. Recent successful product introductions include the updated ultralite product line in the U.S., the second generation Oyster(TM) product line in Europe, and products incorporating the innovative Big Wheel(R) system worldwide. In addition, other product launches are scheduled for fiscal 1999. For example, the Company's best selling U.S. line, Silhouette(TM) with sales of approximately $64 million in each of the last two fiscal years, will be reintroduced as Silhouette 6 in the second half of fiscal 1999. The Company believes Silhouette 6 will have improved aesthetics and performance and an improved price to value relationship at competitive price points. Silhouette 6 will include separate designs targeted at business travelers, women, and "road warriors"--the ultimate business travelers.

  . Continue Worldwide Expansion. The Company plans to continue expansion worldwide in countries where growing economies and reduced political and trade barriers provide opportunities for long-term growth. Samsonite currently has operations in a number of emerging foreign markets, including China, India, South America and the Pacific Rim. Since the beginning of fiscal 1997, the Company has: (i) acquired luggage distribution companies in Hong Kong, Singapore and South Korea;
     (ii) established manufacturing and distribution joint ventures in India and China; and (iii) established a new venture partnership with a former Samsonite distributor to distribute Samsonite products in Brazil and other major South American markets. During fiscal 1999, the Company intends to take over distribution operations in Taiwan from the Company's current distributor whose contract has expired and also to form a joint venture with the Company's current Argentinian distributor. The Company is currently considering the possible disposal or liquidation of its investment in its manufacturing facilities in China, although the Company intends to maintain its sales and distribution presence in China. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events and Recapitalization."

  . Resolve U.S. Wholesale Issues. In fiscal 1998, the Company's U.S. wholesale operation (which accounted for 37.2% of the Company's fiscal 1998 consolidated sales) produced significant increases in operating income of 89.4% as compared to fiscal 1997. However, commencing with the end of the third quarter of fiscal 1998, this operation began to perform below expectations causing U.S. wholesale sales for fiscal 1998 to be 7.4% below fiscal 1997. This decline was due to various factors including the adverse impact of price increases and other pricing strategies adopted by the Company, market disruptions and retailer discounting taken in connection with various forms of cross distribution-channel selling. In addition, forecasting and production scheduling errors, along with the reduced level of sales, resulted in product availability constraints, significant negative production variances and excess inventory both at the Company and in certain of the Company's distribution channels.

     Since the beginning of fiscal 1999, the Company has taken aggressive action to resolve these issues. These actions have included: (i) replacing the management team responsible for U.S. wholesale operations with experienced luggage industry veterans; (ii) improving customer relationships by eliminating cross distribution-channel selling and by modifying the Company's strategy for its retail operations; (iii) modifying the Company's pricing and co-op advertising strategy by reducing prices from 4% to 6% on certain products with corresponding reductions in co-op advertising allowances and sale promotion costs;
     (iv) reducing production levels, particularly in the Denver hardside plant, to bring volume into line with expected sales, and working in conjunction with the Company's trade customers and Company-owned stores to reduce excess working capital by approximately $45 million over the next 18 months; and (v) rightsizing the cost structure of the Company's U.S. wholesale operations, including implementation of a plan to further restructure its U.S. manufacturing operations. The restructuring plan, which is intended to bring the unit volume and workforce in the Denver plant into line with expected sales and to achieve a better balance between fixed and variable costs with respect to this facility, calls for a substantial reduction in workforce, as well as the disposal of molding and other equipment that represents excess capacity. As a result, during the second quarter of fiscal 1999, the Company has recorded a restructuring charge of approximately $5.5 million (of which approximately $2.2 million is non-cash). The Company also expects to incur additional cash costs of approximately $0.3 million in connection with the restructuring plan that will be expensed as they are incurred. The Company expects that the restructuring will be substantially completed by July 31, 1998, and that the annualized cost savings from the restructuring will be approximately $5.9 million. The foregoing estimate of annual cost savings constitutes forward looking information and involves known and unknown risks, uncertainties and other factors that may cause actual cost savings to be materially different from the foregoing estimate. See "Risk Factors--Implementation of Business Strategy; Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events and Recapitalization."

     Notwithstanding these corrective actions, the Company expects sales and operating results in U.S. wholesale operations through at least the first two quarters of fiscal 1999 to continue to be adversely affected by the factors which adversely affected U.S. wholesale operations in fiscal 1998.

THE LUGGAGE MARKET

  The worldwide luggage market covers a wide range of products, values and price points. At the highest end of the market are luxury products (such as Louis Vuitton and Gucci) that have prestige identities, high prices, and tightly confined distribution. Beneath the luxury segment is the broad middle band of the luggage market in which products are differentiated by features, brand name and price. Within this band, unit sales volumes are largest at the middle and lower prices. Product differentiation decreases and breadth of distribution increases with decreasing price levels.

  At the low end of the luggage market, unbranded products with few, if any, differentiating features are sold in significant volumes and at low margins, competing primarily on the basis of price.

  In the United States, luggage is sold to consumers through (i) traditional retail distribution channels, including department and specialty luggage stores and national retail chains, (ii) catalog showrooms and (iii) discount retail distribution channels, including mass merchants, warehouse clubs and Company-owned retail stores.

  In Europe, luggage is sold to consumers primarily through traditional distribution channels, primarily department and specialty luggage stores. In the European discount channels, the Company is distributing several new product lines, including its American Tourister brand. Samsonite operates one Company-owned store in Northern Europe, one in Italy and one in Spain. The Company also has two factory outlet stores, one in Italy and one in Spain. In addition, Samsonite products are sold through a group of ten exclusive franchise stores in Italy.

PRODUCTS

  The Company offers the broadest range of products in the luggage industry, including hardside suitcases, softside suitcases, garment bags, casual bags, hardside and softside (including leather) business cases and laptop computer bags. Hardside suitcases and business cases typically consist of two plastic shells held together by a hinge and secured closed by locking latches. The plastic shells are made by injection molding or vacuum forming, some of which use Samsonite's know-how, proprietary technology and unique designs. Softside products are normally made of textile and closed by a zipper. They are often supported by a frame and/or a pull handle and wheel assembly, including proprietary Samsonite designs. Garment bags are designed to hold garments on coat hangers, and can be opened while hanging up. Casual bags include duffle bags and other bags that do not have a frame. Business and attache cases are constructed of both softside and hardside materials. The following table sets forth an estimate of the percentage of the Company's fiscal 1998 revenues from sales of luggage and travel-related products by product type:

     Softside suitcases....................................................  39%
     Hardside suitcases....................................................  29
     Casual bags (softside)................................................  12
     Garment bags (softside)...............................................   6
     Business cases (hardside and softside)................................   4
     Other products (primarily non-luggage)................................  10
                                                                            ---
                                                                            100%
                                                                            ===

  The Company sells a full range of luggage products under each of its Samsonite, American Tourister and Lark brand names. Although the positioning of the Company's brands and its target consumers vary somewhat from market to market, product lines within each brand are designed to appeal to targeted consumer groups. The following table sets forth, for each of the Company's principal luggage brands, its market position and targeted consumer.

BRAND NAME               MARKET POSITION                            TARGET CONSUMER
----------               ---------------                            ---------------
Samsonite(R)............ Top quality luggage with leading edge      Business/frequent traveler
                         features
American Tourister(R)... High quality luggage offering value,       Value-conscious traveler
                         versatility and durability
Lark(R)................. Premium luggage for upscale consumers with First and business class traveler luxurious styling

  Hardside Luggage. The Company manufactures virtually all of its requirements for hardside luggage in its own factories. Hardside luggage is sold under the Samsonite brand globally. In the United States and Europe, hardside luggage is also sold under the American Tourister brand. Hardside products provide greater protection and security than softside, as well as "wrinkle free" packing for suits and dresses. Both in Europe and in the United States, hardside products are offered in several lines, each including a variety of sizes and styles to suit different consumer needs.

  In Europe, popular Samsonite-branded hardside lines include the Samsonite System 4 Deluxe and System 4 Art lines, priced at the higher end of the market with large cases commanding up to US$550 at retail, the Samsonite Epsilon(R) lines priced in the upper-middle range and Samsonite Oyster II and Oyster products priced at the lower end.

  In the United States, Samsonite-branded hardside products include the Road Warrior(R) 900 Series and the Silhouette(R) 700 Series in the upper range, Ultralite 3(TM) 550 Series in the upper-middle range, as well as Epsilon(R) 2 400 Series and Oyster(TM) 200 Series products in the middle and lower range which are comparable to such products in Europe.

  Globally, Samsonite distributes and sells hardside suitcases which include features to facilitate transport. These include the patented Piggyback(R) product, which incorporates a luggage cart, an extendable handle and a strap allowing additional bags to be attached and transported. As a result of proprietary improvements in molding technology and design, Samsonite is introducing new lighter weight hardside luggage.

  Softside Luggage. The Company sources approximately two-thirds of its requirements for softside luggage and other bags from numerous independent suppliers located worldwide, and produces the balance of its requirements in its own facilities located in several countries. The Company has introduced many innovative features in its softside products in response to consumer needs for better interior organization, ease of use, mobility and portability. The softside products are sold under all of the Company's major brands, Samsonite, American Tourister and Lark. Globally, softside products are grouped into product lines with a variety of matching or complementary suitcases, garment bags and other bags.

  Samsonite has introduced over the years numerous softside products with proprietary features. Examples include the Ultravalet(R) Garment Bag, with a unique wrinkle-free folding system, also available on wheels; the EZ Big Wheel(R) rolling system, which allows effortless passage over carpet and rough surfaces; and the EZ CART(TM) system, whose 4 wheels support all the weight of the case, combined with a push-handle that provides optimum stability and mobility. Virtually all wheeled upright cases are provided with hook-on features that allow transport of accessory pieces such as casual bags, attache cases or handbags.

  Other Luggage. Samsonite utilizes its global manufacturing and product sourcing leverage to compete in the high-volume, discount channels of retail distribution by marketing luggage products under a number of secondary brands and retailer labels. These hardside and softside luggage products are generally lower priced than the Company's Samsonite, American Tourister and Lark products, and usually provide fewer features. Samsonite's secondary brands include Magnum(R) and Royal Traveler(R) in Europe, Tauro(R) in Spain, Azzura(R) and Bogey(R) in Italy, and Legacy(R) in the U.S.

  Licensed Products. The Company licenses Samsonite brand names and McGregor(R) apparel brand names to third parties primarily for the sale of non-luggage products. Licensees most frequently have outstanding competency in their product categories, and sell parallel lines of products under their own or other brands. Currently, licensed products distributed by the Company or by third party licensees include furniture, travel accessories, photo and audio storage gear, personal leather goods, ladies handbags, tool organizers, umbrellas, binoculars, pet carriers, auto accessories, cellular phone cases, back-to-school bags and other childrens' products. Revenue from royalties for licensing the use of Company-owned brand names (including apparel brands) totaled approximately $19.9 million in fiscal 1998.

  New Product Design and Development. The Company devotes significant resources to new product design and development. Most of the Company's products have either been introduced or substantially redesigned since 1990. The Company uses market research to identify consumers' luggage needs and develops product features that address these needs. The Company employs full-time designers and development engineers, and also has sustained long-term outside design relations, ensuring a continuous flow of ideas based on material developments and trends from outside the luggage industry. The Company believes that its intensive product development and emphasis on innovation are fundamental to its continued growth and profitability.

DISTRIBUTION

  The Company's products are sold in more than 100 countries throughout the world through approximately 23,000 retail outlets.

  North America. The Company sells its Samsonite brand products in North America primarily through department stores and luggage specialist stores, and through catalog showrooms and national retailers such as JCPenney and Sears. The acquisition of American Tourister in 1993 increased the Company's presence in discount channels such as mass merchants, warehouse clubs and factory outlets, which are becoming increasingly important in the distribution of luggage. As a result of the strength of its brand names and its targeted marketing strategy, the Company is able to distribute one or more full lines of luggage under each of its principal brand names across different channels of distribution without selling the same product line in more than one channel. In addition, the Company sells luggage products (known as "exclusive label" products) designed exclusively for each of a number of department store and specialty retailing customers and bearing special labels coupled with the Samsonite brand name.

  The following table sets forth an estimate of the percentage of the Company's United States wholesale revenues by distribution channel for fiscal 1998:

     Department/specialty stores...........................................  55%
     Exclusive label.......................................................  15
     Catalog showrooms.....................................................  11
     Mass merchants........................................................  11
     Other.................................................................   8
                                                                            ---
                                                                            100%
                                                                            ===

  The Company has a direct sales force of approximately 75 persons that serves approximately 10,000 stores in the United States. In coordination with its key customers, the Company develops exclusive label product lines, coordinates promotional strategies and establishes merchandise resupply objectives. The Company employs electronic order gathering and fulfillment systems that enhance the Company's level of customer service. Combined with automatic electronic order entry, these systems increase sales by minimizing stockouts at the retail level, help the retailer reduce inventory holding and purchasing costs, and increase inventory turnover. Over 60% of Samsonite luggage sales in the United States are derived from orders received through this electronic system.

  As of January 31, 1998, the Company operated 189 retail stores in the United States. Operating its own retail outlets allows the Company to more efficiently reduce discontinued and obsolete inventory positions.

  Europe. The Company distributes its Samsonite brand products in Europe through specialty luggage stores and department stores. Samsonite brand products are generally not distributed through the discount retailers in Europe in order to preserve the premium image of the Samsonite brand. The Company's American Tourister brand has been introduced in Europe to help balance the Company's retail distribution in each of the primary retail channels and is being used to establish a single pan-European brand name in the discount channel.

  The Company services over 11,000 stores in Europe through a direct sales force and product demonstrators of approximately 120 persons who transmit orders by computer to a central distribution facility in Belgium. The Company delivers its products to its European retailing customers through a proprietary distribution network developed at the Company's European headquarters. Orders received electronically from the Company's sales force are processed centrally in Belgium using specialized software created by the Company which deals in the national currency of each of the Company's customers. The Company's systems are also capable of handling the anticipated introduction of a common European currency. Its integration with a centralized shipping facility, electronic order entry, and preparation of all paperwork necessary for multiple cross-border deliveries permits delivery of products within five days after an order is placed to virtually any location in Europe. To complement its business in countries with a direct sales force, the Company also sells to other European markets through distributors and agents located in over 20 countries. Such distributors and agents, as well as those mentioned under "International" below, handle various non-luggage products in addition to the Company's products. Distribution agreements generally provide for mutual exclusivity, whereby distributors do not handle competitors' luggage products, and the Company does not deal with other distributors or agents in their territory.

  International. In markets outside the United States and Western Europe, the Company primarily sells its products directly, through agents and distributors, and under license. The Company entered the Japanese market in 1964 through a licensing arrangement with Ace Luggage Company ("Ace"), Japan's principal luggage manufacturing company. Samsonite brand products made by Ace are sold primarily in department stores throughout Japan. Products sold in international markets are shipped from the United States, Western Europe or Asia depending upon product type, availability and exchange rate. In some instances, the Company has entered new markets through third party distributors and has acquired these third party distributors as markets have matured. The Company currently has joint ventures in Singapore, South Korea, India, Brazil and China, as well as a wholly-owned distribution organization in Hong Kong. In India and China, the ventures operate newly completed manufacturing facilities to support local sales, and commenced distribution of locally produced

Samsonite luggage in mid fiscal 1998. During fiscal 1998, the Company formed a joint venture with Samsonite's current distributor in Argentina to distribute Samsonite products in Brazil and other major South American markets beginning fiscal 1999.

ADVERTISING

  The Company commits substantial resources to aggressive brand advertising programs that promote the features, durability and quality of the Company's luggage and travel products under the marketing theme "Samsonite--Worldproof." The Company is the only luggage maker which regularly advertises on national television in the United States or in Europe. For each of the last five fiscal years, the Company has invested, either directly or through co-op advertising programs, approximately $50 million in television and print advertising and related promotional activities. A 1994 market survey, the most recent Company sponsored survey conducted by an independent survey organization, indicated that over 93% and 79% of travelers surveyed in the United States recognized the Samsonite and American Tourister brand names, respectively, compared to less than 15% for the next most recognized luggage brand. This market survey was conducted by asking adults who made at least one overnight trip during the previous six months to recognize a brand of luggage when presented with a list of luggage brands. Similar surveys show that recognition of the Samsonite brand name in most major Western European countries ranges from 60% to 80%.

  Reinforcing the Company's marketing strategy, Samsonite brand advertising highlights innovative features and benefits of products that meet the needs of business and frequent travelers. Samsonite advertisements run on television, in news weeklies and in inflight and business publications during key consumer purchase periods throughout the year. The Company also helps its retailing customers coordinate their advertising with the Company's national advertising campaigns. The Company was the first luggage company both in the U.S. and in Europe to use television to build brand awareness, and believes its advertising program is the largest of any luggage maker.

MANUFACTURING AND SOURCING PRODUCTS

  The Company's global sourcing network consists of 14 Company-operated manufacturing facilities and various third-party suppliers located principally in the Far East, Eastern Europe and the Dominican Republic. By operating its own facilities to produce hardside luggage and more complex softside products, the Company is better able to control manufacturing quality and reduce lead times and delivery costs. The Company's global sourcing network also enables it to source less complex products from countries with low product costs and favorable currency exchange rates. Company-operated manufacturing facilities are located in Belgium, France, Hungary, Italy, the Slovak Republic, Mexico, Spain, India, China and the United States. In fiscal 1998, approximately 50% of the Company's sales revenues were from products manufactured at its own facilities.

  The Company currently employs approximately 5,000 people in the manufacture of hardside and softside luggage.

  The Company manufactures virtually all of the hardside luggage products that it distributes. Major hardside production facilities are located in Denver, Colorado; Oudenaarde, Belgium; and Nashik, India; with additional hardside production facilities located in Henin-Beaumont, France; and Ningbo, China.

  In fiscal 1998, approximately one-third of the Company's revenues from softside luggage products were from products manufactured at the Company's own facilities. The Company sources the remainder of its softside luggage products primarily from third party vendors in the Far East, Eastern Europe and the Dominican Republic. The Company believes that the significant volume of its softside luggage purchases has enabled it to obtain a reliable supply of high quality, low cost products and prompt order fulfillment. The Company is able to select different third-party suppliers to take advantage of changes in manufacturing, payment terms and shipping costs. The Company does not rely on any single third-party supplier, the loss of which would be material to the Company.

  In September 1996, Samsonite implemented centralized direction and coordination of all sourcing of finished products components. The Company's strategy is to achieve maximum advantage from its purchasing leverage by aggregating orders from the Company's different locations and by better planning and timing its requirements and purchases. Manufacturing processes and materials and component supply arrangements are factored into new product design or existing product improvements. As a result, products are designed to be manufactured more efficiently.

  The Company maintains a rigorous quality control program for goods manufactured at its own plants and at third party vendor facilities. Products are designed to assure durability and strength, and a prototype of each new product is put through a series of simulation and stress tests. In the Company's manufacturing facilities and its Asian sourcing office, it uses quality control inspectors, engineers and lab technicians to perform inspection and laboratory testing on raw materials, parts and finished goods.

COMPETITION

  Competition in the luggage market is highly fragmented with the vast majority of individual competitors having less than 10% of the Company's annual luggage sales. In the United States, the Company competes based on brand name, consumer advertising, product innovation, quality, differentiation, customer service and price. Price is more important at the lower end of the luggage market where fewer differentiating features are offered. Management of the Company believes that no luggage manufacturer, other than Samsonite, has more than 10% of the United States luggage market. In Europe, the Company competes based on its premium image, brand name, product quality, access to established distribution channels and new product offerings. The Company's principal competition in softside luggage in both Europe and the United States markets is private label luggage manufactured in low labor cost countries, primarily in Asia. The manufacture of softside luggage is labor intensive but not capital intensive, so that the barriers to entry by additional competitors are relatively low. At the very low end of the market is luggage characterized by non-differentiation of features and low margins.

CUSTOMERS

  Customers include most major department stores in the United States and Europe which carry luggage, most specialty stores featuring luggage products, and many other retailers (mass merchants, discounters and other retailers). Samsonite also sells directly to consumers through its retail stores in the United States and Europe. The Company is not dependent on any single customer, and no single customer accounts for more than 5% of the Company's revenues in fiscal 1997 or fiscal 1998.

TRADEMARKS AND PATENTS

  Trademarks and patents are important to the Company. The Company is the registered owner of its Samsonite, American Tourister, Lark and other trademarks and, as of January 31, 1998, has approximately 2,140 trademark registrations in the United States and abroad. The Company also owns approximately 193 United States patents and approximately 538 patents (patents of inventions, industrial design registrations, and utility models) in selected foreign countries. In addition, the Company has approximately 298 patent applications pending worldwide. The Company pursues a policy of seeking patent protection where appropriate for inventions embodied in its products. The Company's patents include EZ CART(TM), Smart Sleeve(TM), Easy Turn(R), Piggyback(R), Ultravalet(R) and Oyster(TM) luggage. The Company has also patented its CPX technology for making luggage shells. Although some companies have sought to imitate some of the Company's patented products, Samsonite has generally been successful in enforcing its worldwide intellectual property rights.

EMPLOYEES AND LABOR RELATIONS

  At January 31, 1998, the Company had approximately 7,800 employees worldwide, with approximately 2,400 employees in the United States and approximately 5,400 employees in other countries. In the United States, approximately 770 employees are unionized under a contract which is renewed every three years and which is due for renewal on April 9, 1999. The Company employs approximately 2,100 workers in its 5 European manufacturing plants located in Belgium, France, Spain, Italy and Hungary. Union membership varies from country to country and is not officially known to the Company; however, it is probable that most of the workers are affiliated with a union. Most European union contracts have a one-year duration. The Company believes its employee relations are good.

PROPERTIES

  The following table sets forth certain information relating to the Company's principal properties and facilities. All of the Company's manufacturing plants, in the opinion of the Company's management, have been adequately maintained and are in good operating condition. The Company believes that its existing facilities have sufficient capacity, together with sourcing capacity from third parties, to handle sales volumes for the foreseeable future. The Company's headquarters in Denver shares the same location as a manufacturing facility.

                                                               APPROXIMATE
                                               OWNED OR       FACILITY SIZE
LOCATION                                        LEASED    (THOUSANDS OF SQ. FT.)
--------                                     ------------ ----------------------
Denver, CO.................................. Owned/Leased         1,290
Tucson, AZ.................................. Owned/Leased            63
Jacksonville, FL............................    Leased              510
Warren, RI..................................    Leased               94
Stratford, Canada...........................    Owned               212
Nogales, Mexico.............................    Leased              313
Mexico City, Mexico.........................    Owned               164
Oudenaarde, Belgium.........................    Owned               649
Ningbo, China...............................    Owned               100
Nashik, India...............................    Owned               150
Torhout, Belgium............................    Owned                79
Henin-Beaumont, France......................    Owned                98
Szekszard, Hungary..........................    Owned                81
Tres Cantos, Spain..........................    Owned                37
Saltrio, Italy..............................    Leased               74
Singapore...................................    Leased               14
Hong Kong...................................    Leased               27
Seoul, South Korea..........................    Leased               24
Sao Paulo, Brazil...........................    Leased               15
Samorin, Slovak Republic....................    Owned                43

  The Company also maintains numerous sales offices, retail outlets and distribution centers in the United States and abroad.

LEGAL PROCEEDINGS AND CONTINGENT OBLIGATIONS

 Litigation

  On March 13, 1998, a complaint was filed in Colorado State District Court, County of Denver, against the Company, certain current and former directors of the Company, Apollo Investment Fund, L.P. and Apollo Advisors, L.P. The purported class action brought on behalf of an alleged class of purchasers of Samsonite Common Stock during the period from September 10, 1996 to December 1, 1997, alleges, among other things, that certain statements and earnings forecasts made in the last 18 months were misleading and/or misrepresented material facts and that the Company is also liable for certain allegedly misleading statements contained in various analysts' reports. In addition, on or about August 18, 1998, a complaint making substantially identical claims and seeking substantially similar relief as the above complaint was filed in the same court by another putative class representative on behalf of the same purported class of purchasers of Samsonite Common Stock. These purported class actions seek, among other things, unspecified compensatory and recissory damages, as well as pre-judgment and post-judgment interest, attorney's fees, expert witness fees and other costs. The Company believes that these complaints are without merit and intends to contest them vigorously.

  On July 1, 1998, a complaint was filed in the Delaware Court of Chancery against the Company and certain members of its Board of Directors. The purported class action brought on behalf of holders of Common Stock challenges the Tender Offer. The purported class action initially sought an order temporarily restraining consummation of the Tender Offer but that application was subsequently withdrawn. The Company believes that the complaint is without merit and intends to contest it vigorously. The complaint, which seeks compensatory and/or rescissory damages as well as other relief, alleges disclosure violations with respect to the Offer and that the Offer was coercive, the product of unfair dealing and violated the directors' duties.

  In addition, the Company is a party to various other legal proceedings and claims in the ordinary course of business. The Company does not believe that the outcome of any pending matters will have a material adverse affect on its consolidated financial position, results of operations or liquidity.

 Obligations to Settlement Trust

  In connection with the Company's restructuring in 1993, a settlement trust (the "Trust") was established for the benefit of the holders of certain classes of pre-bankruptcy claims to resolve certain claims between the Company and other parties affiliated with the previous owner of the Company. The creation of the Trust enabled the Company to emerge from bankruptcy without first resolving these claims. The terms of the Trust require the Company to make loans to the Trust of up to $37 million, if necessary, to provide funds for Trust operations, to pay resolved claims and to distribute to the Trust beneficiaries any remaining balance after settling all liabilities. In prior fiscal years, the Company made loans to the Trust aggregating $4,850,000 and provided an allowance for the full amount of the loans. During the current fiscal year, the Trust repaid the loans together with accrued interest of $1,400,000. As a result, the Company recorded the collection of the loans as other income (see note 15 to the Company's consolidated financial statements included elsewhere in this Prospectus) and recorded the interest income. The Company believes it is very unlikely to be required to make any additional loans to the Trust.

 Contingent Pension Liabilities

  In connection with the Company's restructuring in 1993, the Company accrued a liability of $37.7 million for claims of the Pension Benefit Guaranty Corporation ("PBGC") related to pension liabilities for unpaid contributions and insurance premiums of certain pension plans (the "Plans") which were sponsored by certain companies which were, along with the Company, part of a "controlled group" of companies, as defined by the Employee Retirement Income Security Act of 1974. The amount accrued was based on a PBGC calculated termination liability. As a result of agreements executed in fiscal 1997 giving the Company the right to assume sponsorship of the Plans in the event of certain defaults by the primary plan sponsors, the liability was adjusted to $26.6 million based on the pension benefit obligation of the Plans discounted at 7.25%, reduced by the market value of the Plans' assets. The corresponding reduction in the liability of $11.1 million was recorded in other nonoperating income in fiscal 1997. See note 15 to the Company's consolidated financial statements included elsewhere in this Prospectus.

  As a result of the failure of the Plan sponsors' to meet their obligations to the Plans in fiscal 1998, the Company assumed sponsorship of the Plans and merged them with an existing Company pension plan on October 14, 1997. The accrued liability for this matter was reclassified and is included in the determination of the Company's pension benefit liability at January 31, 1998.

 Contingent Liability with Respect to the E-II Notes

  The 1993 reorganization plan provides for payment in full of 100% of the allowed claim of the holders of certain old notes of E-II Holdings, Inc. (predecessor to Astrum), including approximately $16.4 million of interest on overdue installments of interest accruing prior to the commencement of Astrum's bankruptcy case. Various parties have challenged the allowability of the claim on the basis that interest on overdue installments of interest is not permitted under applicable non-bankruptcy law. The Company provided for this contingent liability in its consolidated financial statements when it emerged from bankruptcy in the amount of $16.4 million.

  During fiscal 1997, $4.0 million of such claims were settled for $0.2 million, resulting in the recording of $3.8 million of other nonoperating income from the favorable settlement of this claim. The holders of the claim were Apollo Investment Fund, L.P. ("Apollo Investments") and an affiliate of Apollo Investments. See "Security Ownership of Certain Beneficial Owners and Management." During fiscal 1998, the Company recorded other income of $2,060,000 from the favorable settlement of $2,139,000 of such claims.

  As a result of a change in New York law in fiscal 1998, which adversely affected the Company's ability to favorably settle the remaining claims, the Company has entered into a non-binding agreement-in-principle to settle the remaining amount of these claims for approximately $9.4 million. At January 31, 1998, other accrued expenses included $10.3 million provided for these remaining claims. The Company expects final settlement to occur in fiscal 1999.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The Company's directors and executive officers and their ages (as of July 31, 1998) are as follows:

NAME                      AGE POSITION
----                      --- --------
Richard R. Nicolosi......  50 Chairman of the Board
Luc Van Nevel............  51 President and Chief Executive Officer and Director
Thomas R. Sandler........  51 President, Samsonite, the Americas
Richard H. Wiley.........  41 Chief Financial Officer
Karlheinz Tretter........  55 President, Samsonite Europe and Asia
Carlo Zezza..............  62 Senior Vice President
D. Michael Clayton.......  49 Vice President, Legal and Assistant Secretary
R. Theodore Ammon........  48 Director
Bernard Attal............  34 Director
Leon D. Black............  47 Director
Robert H. Falk...........  60 Director
Mark H. Rachesky.........  39 Director
Robert L. Rosen..........  51 Director
Marc J. Rowan............  36 Director
Stephen J. Solarz........  57 Director

  Richard R. Nicolosi. Mr. Nicolosi has been Chairman of the Board of Directors of the Company since May 15, 1996. He served as President and Chief Executive Officer of the Company from May 15, 1996 to May 15, 1998. From 1994 to 1996, Mr. Nicolosi was Senior Vice President of Scott Paper Company. From 1992 to 1994, Mr. Nicolosi was President of Nicolosi & Associates, a privately owned business consulting firm. From 1969 to 1992, Mr. Nicolosi was employed by Procter & Gamble in various positions, the latest being President, Pulp and Paper Sector, Corporate Group Vice President, as well as a member of the Executive Committee. He is a member of the Advisory Board of Directors of Domino's Pizza, Inc.

  Luc Van Nevel. Mr. Van Nevel was elected as President of the Company in February 1998 and became Chief Executive Officer and a Director in May 1998. Prior to that time, Mr. Van Nevel held various positions including Chief Operating Officer (since September 1997) and President of Samsonite Europe N.V. (since 1989). Since 1984, he has held the additional position of Managing Director of Samsonite Europe N.V. He joined Samsonite Europe N.V. in 1975 as Manager, Financial Planning and progressed to the position of Controller before being promoted to President of Samsonite Europe in 1989. Mr. Van Nevel worked in audit positions with Touche Ross & Co. in Europe for five years before joining Samsonite.

  Thomas R. Sandler. Mr. Sandler was appointed President of the Americas division of Samsonite effective March 1998. Prior to that Mr. Sandler was the Chief Financial Officer and Treasurer of Samsonite since May 1, 1995. Mr. Sandler also serves as the Secretary. Prior to joining Samsonite, Mr. Sandler was the managing partner of the Denver office of BDO Seidman, an international public accounting firm, since July 1994. Prior to joining BDO Seidman, Mr. Sandler was an audit and consulting partner in the international public accounting firm of KPMG Peat Marwick LLP, specializing in corporate restructurings.

  Mr. Richard H. Wiley. Mr. Wiley has been Chief Financial Officer and Treasurer of Samsonite since March, 1998. Prior to that Mr. Wiley was Chief Financial Officer of the Americas division of Samsonite since May, 1995. Prior to joining Samsonite, Mr. Wiley was an audit and consulting senior manager with BDO Seidman, an international public accounting firm, since July 1994. Prior to that, Mr. Wiley was with KPMG Peat Marwick LLP since 1982, working in the audit and consulting area.

  Karlheinz Tretter. Mr. Tretter was appointed President of Samsonite Europe on October 16, 1997 and additionally as President of Samsonite Asia on February 15, 1998. Prior to that Mr. Tretter was Vice President and Managing Director of Samsonite Europe since May 1994. From 1990 until 1994, Mr. Tretter had served as Vice President of Marketing and/or Sales for Samsonite Europe.

  Carlo Zezza. Mr. Zezza has been Senior Vice President of Samsonite since 1990, with responsibility for new products and licensing. Mr. Zezza joined the Company in 1971 from the J. Walter Thompson advertising agency, where he was Vice President serving Samsonite and other accounts. From 1976 to 1983, Mr. Zezza was President, Samsonite Europe, and in 1984 was responsible for Samsonite USA marketing and operations. From 1985 to 1990, Mr. Zezza was President, Delsey USA, a competitor luggage business in the United States.

  D. Michael Clayton. Mr. Clayton has been General Counsel of Samsonite since 1985 and Vice President--Legal since 1989. Mr. Clayton joined Samsonite in 1974.

  R. Theodore Ammon. Mr. Ammon has been Chairman of the Board of Big Flower Holdings, Inc. since 1993. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriott Corporation. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, Jazz at Lincoln Center, the Institute of International Education, and on the Board of Trustees of Bucknell University.

  Bernard Attal. Mr. Attal has been a director of the Company since March 28, 1996, when the Board of Directors elected him to the Board. Mr. Attal is a Director of Heights Advisors, which acts as a financial advisor and a representative for certain European institutional investors with respect to their investments in the United States. From 1992 to 1995, Mr. Attal was a Vice President at Credit Lyonnais Securities. Prior to 1992, Mr. Attal was Chief Financial Officer of Altus Patrimoine & Gestion, a money management firm. Mr. Attal is a director of New California Life Holdings, Inc. and the Florsheim Group, Inc.

  Leon D. Black. Mr. Black has been a director of the Company since 1993. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments, and of Apollo Real Estate Advisors, L.P., which serves as managing general partner of the Apollo Real Estate Investment Funds, private real estate oriented investment funds. Mr. Black is a director of Converse, Inc., Vail Resorts, Inc., Telemundo Group, Inc. and Sequa Industries, Inc.

  Robert H. Falk. Mr. Falk has been an officer since April 1992 of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which respectively act as general partners of Apollo Advisors, L.P. and Lion Advisors, L.P. Mr. Falk is a limited partner of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and a limited partner of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1992, Mr. Falk was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Falk is a director of Converse, Inc., the Florsheim Group, Inc. and Salant Corporation.

  Mark H. Rachesky, M.D. Dr. Rachesky has been a director of the Company since 1993. Dr. Rachesky is the founder of MHR Capital Partners LP and MHR Institutional Partners, LP, investment funds which invest in distressed securities. Dr. Rachesky is the principal owner and investment manager of the general partner and investment manager of these limited partnerships. Dr. Rachesky has served as a director of Cadus Pharmaceutical Corporation since September 1993.

  Robert L. Rosen. Mr. Rosen is Chief Executive Officer of RLR Partners, LLC, a private investment partnership founded in April 1987. Mr. Rosen is a director of the Municipal Advantage Fund, Inc., Municipal

Partners Fund, Inc., Municipal Partners Fund II, Inc., the Spring Mountain Group, Dialysis Centers of America, Jewish Television Network, AFP Imaging Corp., Paragon Health Networks and WMC Finance Co.

  Marc J. Rowan. Mr. Rowan is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P. and Apollo Investment Fund IV, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Rowan is a director of Vail Resorts, Inc., the owner and operator of the Vail, Beaver Creek, Keystone and Breckenridge ski areas; MTL, Inc., a national tank truck/carrier company; and NRT Incorporated, a leading national real estate brokerage company. Mr. Rowan is also a founding member and serves on the executive committee of the Youth Renewal Fund and is a member of the board of directors of National Jewish Outreach Program and the Undergraduate Executive Board of The Wharton School.

  Stephen J. Solarz. Mr. Solarz was elected, in 1974, to the House of Representatives from Brooklyn's 13th Congressional District and was re-elected eight times. In the House he served on four committees: Foreign Affairs, Merchant Marine and Fisheries, Intelligence and the Joint Economic Committee. Mr. Solarz ranked second in seniority on the House Foreign Affairs Committee, where he chaired the Subcommittee on Asian and Pacific Affairs. Since his departure from the House, Mr. Solarz has been: Senior Counselor at APCO Associates, an international public affairs firm; President of Solarz and Associates, a global consulting firm; Chairman of the Central Asian American Enterprise Fund; Vice Chairman of the International Crisis Group; a Distinguished Fellow at the Carnegie Endowment for International Peace; Professor of International Affairs at George Washington University; a Member of the Board of Directors of the Brandeis University Board of Trustees as well as the National Endowment for Democracy and National Democratic Institute; and a member of the Council on Foreign Relations and the International Rescue Committee. Mr. Solarz is a director of First Philippine Fund and IRI International.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information about persons known to the Company to be the beneficial owner of more than 5% of the Common Stock, and as to the beneficial ownership of the Common Stock by each of the Company's directors and executive officers and all of the Company's directors and executive officers as a group, as of July 16, 1998. Except as otherwise indicated, to the knowledge of the Company, the persons identified below have sole voting and sole investment power with respect to shares they own of record.

NAME AND ADDRESS OF                                  NUMBER OF SHARES
BENEFICIAL OWNER                                    BENEFICIALLY OWNED           PERCENT
-------------------                                 ------------------           -------
   Apollo Investment Fund, L.P.
    c/o Apollo Advisors, L.P.
    2 Manhattan Road
    Purchase, New York 10577
   and
   Lion Advisors, L.P.
    1301 Avenue of the Americas, 38th Floor
    New York, NY 10019................................     3,557,757(a)              34.10%
   CIBC Oppenheimer Corp.
    425 Lexington Avenue
    3rd Floor
    New York, New York 10017..........................       724,830(b)               6.50%
   Richard R. Nicolosi
    c/o Samsonite Corporation
    11200 East 45th Avenue
    Denver, Colorado 80239............................       577,493(c)               5.32%
   Mark H. Rachesky
    Mark Capital Partners
    335 Madison Avenue, 26th Floor
    New York, New York 10017..........................        36,960                   *
   Luc Van Nevel
    c/o Samsonite Europe N.V.
    Westerring 17
    B-9700 Oudenaarde, Belgium........................        71,141(d)                *
   Thomas R. Sandler
    c/o Samsonite Corporation
    11200 East 45th Avenue
    Denver, Colorado 80239............................        74,814(e)                *
   Karlheinz Tretter
    c/o Samsonite Europe N.V.
    Westerring 17
    B-9700 Oudenaarde, Belgium........................        49,299(f)                *
   Richard H. Wiley
    c/o Samsonite Corporation
    11200 East 45th Avenue
    Denver, Colorado 80239............................        12,094(g)                *
   D. Michael Clayton
    c/o Samsonite Corporation
    11200 East 45th Avenue
    Denver, Colorado 80239............................         8,527(h)                *

NAME AND ADDRESS OF                                      NUMBER OF SHARES
 BENEFICIAL OWNER                                       BENEFICIALLY OWNED      PERCENT
-------------------                                     ------------------      -------
   Carlo Zezza
    c/o Samsonite Corporation
    11200 East 45th Avenue
    Denver, Colorado 80239.............................       16,800(i)            *
   Bernard Attal
    1301 Avenue of the Americas, 38th Floor
    New York, New York 10019...........................          457               *
   R. Theodore Ammon
    Big Flower Press Holdings, Inc.
    3 E. 54th Street, 19th Floor
    New York, New York 10022...........................          402               *
   Leon D. Black
    1301 Avenue of the Americas, 38th Floor
    New York, NY 10019.................................          402(j)            *
   Robert H. Falk
    1301 Avenue of the Americas, 38th Floor
    New York, NY 10019.................................          402(j)            *
   Robert L. Rosen
    RLR Partners, L.P.
    825 Third Avenue, 40th Floor
    New York, New York 10022...........................          402               *
   Marc J. Rowan
    1301 Avenue of the Americas, 38th Floor
    New York, NY 10019.................................          402(j)            *
   Stephen J. Solarz
    APCO Associates, Inc.
    1615 L Street, N. W., Suite 900
    Washington, DC 20036...............................           65               *
   All Directors and Executive Officers as a group.....      849,660(k)          7.68%

--------
 *Less than 1.0%
(a) Includes 1,779,234 shares held by Apollo Investment Fund, L.P. ("Apollo") and 1,778,523 shares beneficially held by Lion Advisors, L.P. ("Lion") on behalf of an investment account under management over which Lion has exclusive investment, voting and dispositive power. Lion is affiliated with Apollo Advisors, L.P., the general partner of Apollo Investments.
(b) Represents warrants to acquire Common Stock issued in connection with the offering of Old Senior Preferred Stock on June 24, 1998.
(c) Includes options to purchase 425,532 shares of Common Stock exercisable as of July 16, 1998.
(d) Includes options to purchase 67,171 shares of Common Stock exercisable as of July 16, 1998.
(e) Includes options to purchase 64,814 shares of Common Stock exercisable as of July 16, 1998.
(f) Includes options to purchase 37,334 shares of Common Stock exercisable as of July 16, 1998.
(g) Represents options to purchase 12,094 shares of Common Stock exercisable as of July 16, 1998.
(h) Includes options to purchase 8,430 shares of Common Stock exercisable as of July 16, 1998.
(i) Includes options to purchase 16,000 shares of Common Stock exercisable as of July 16, 1998.
(j) Includes shares issued under the Directors Stock Plan. Does not include shares held by Apollo or Lion. Each of Messrs. Falk and Rowan, directors of the Company, together with Mr. Black, a director of the Company, who is also a director of Apollo Capital Management, Inc., the general partner of Apollo Advisers, L.P., and of Lion Capital Management, Inc., the general partner of Lion, disclaims beneficial ownership of the securities held by Apollo and Lion.
(k) Excludes shares listed above for Apollo and Lion. If such shares were included, the aggregate number of shares beneficially owned by all directors and executive officers as a group would be 4,407,417, representing 39.83%.

         DESCRIPTION OF SENIOR PREFERRED STOCK AND EXCHANGE DEBENTURES

                          THE SENIOR PREFERRED STOCK

  The summary contained herein of certain provisions of the Senior Preferred Stock issued by the Company on June 24, 1998 does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation relating thereto. The definitions of certain capitalized terms used in the following summary are set forth under "--Certain Definitions" below. Other capitalized terms used herein and not otherwise defined under "--Certain Definitions" below are defined in the Certificate of Designation. As used in this Description of Senior Preferred Stock and Exchange Debentures, the term "Company" means Samsonite Corporation, a Delaware company, excluding its Subsidiaries.

GENERAL

  The Executive Committee of the Board of Directors of the Company adopted resolutions creating a maximum of 350,000 shares of Senior Preferred Stock and the Company filed a Certificate of Designation with respect thereto with the Secretary of State of the State of Delaware as required by Delaware law. Of the 350,000 authorized shares of Senior Preferred Stock, 175,000 shares were issued on June 24, 1998, and the balance are reserved for issuance as dividends in the event the Company elects to pay dividends on the Senior Preferred Stock by issuing additional shares of Senior Preferred Stock. See "--Dividends" below. Subject to certain conditions, the Senior Preferred Stock is exchangeable for Exchange Debentures at the option of the Company on any Dividend Payment Date. See "--Exchange" below. The Senior Preferred Stock is fully paid and nonassessable, and the holders thereof do not have any subscription or preemptive rights.

RANKING

  The Senior Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, ranks (i) senior to the extent described below to all classes of Common Stock of the Company, and to each other class of capital stock or series of Preferred Stock established after June 24, 1998 by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) subject to certain conditions, on a parity with any class of capital stock or series of Preferred Stock issued by the Company established after June 24, 1998 by the Board of Directors of the Company the terms of which expressly provide that such class will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions, junior to each other class of capital stock or series of Preferred Stock issued by the Company established after June 24, 1998 by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively, referred to as "Senior Securities"). The Senior Preferred Stock is subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Company may not issue any new class of Parity Securities (other than the issuance of additional shares of Senior Preferred Stock to satisfy dividend payments on outstanding shares of Senior Preferred Stock) or Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Parity Securities or Senior Securities) without the approval of the holders of at least two-thirds of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class.

  No full dividends may be declared or paid on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the

Senior Preferred Stock. If full dividends are not paid, the Senior Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid on any Junior Securities (except dividends on Junior Securities payable in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired (except in exchange for Junior Securities) if full cumulative dividends have not been paid in full (or deemed paid) on the Senior Preferred Stock for all full quarterly dividend periods ended prior to the date of such payment in respect of Junior Securities.

DIVIDENDS

  Holders of the Senior Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum equal to 13 7/8% of the liquidation preference per share of Senior Preferred Stock, payable quarterly. All dividends will accumulate on a daily basis whether or not earned or declared from June 24, 1998 and will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year (each, a "Dividend Payment Date"), commencing on September 15, 1998, to holders of record on March 1, June 1, September 1, and December 1 immediately preceding the relevant Dividend Payment Date. All unpaid dividends will compound on a quarterly basis. Dividends may be paid, at the Company's option, on any Dividend Payment Date occurring on or prior to September 15, 2003 either in cash or by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. If any dividend payable on any Dividend Payment Date subsequent to June 15, 2003 is not paid in full in cash, or if, at any time, any of the events described in clauses (ii) through
(vi) of the definition of the "Voting Rights Triggering Event" shall have occurred, the per annum dividend rate will be increased by 2% from such Dividend Payment Date or during the continuance of any such Voting Rights Triggering Event, as the case may be. After the date on which such dividend is paid in cash or such default ceases to exist, the dividend rate will revert to the rate originally borne by the Senior Preferred Stock. The Original Credit Agreement contains certain limitations on the ability of the Company to pay dividends on the Senior Preferred Stock in cash. In addition, the Notes Indenture contains certain limitations on the Company's ability to pay cash dividends on the Senior Preferred Stock. See "Concurrent Offering" and "Description of New Credit Facility."

  Unpaid dividends accumulating after June 15, 2003 on the Senior Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

  The dividend rate on the Senior Preferred Stock is subject to increase, and such Additional Dividends will be payable on the Dividend Payment Dates set forth above, in certain circumstances, if the Senior Preferred Stock (or other securities substantially similar to the Senior Preferred Stock) is not registered with the Commission within the prescribed time periods.

OPTIONAL REDEMPTION

  The Senior Preferred Stock will be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after June 15, 2001, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of liquidation preference, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, other than dividends which have accumulated since the last Dividend Payment Date) set forth below (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date) if redeemed during the 12-month period beginning June 15 of each of the years set forth below:

        YEAR                                           PERCENTAGE
        ----                                           ----------
        2001..........................................     110%
        2002..........................................     108%
        2003..........................................     106%
        2004..........................................     104%
        2005..........................................     102%
        2006..........................................     101%
        2007 and thereafter...........................     100%

  In addition, on or prior to June 15, 2001, the Company may, at its option, use the Net Proceeds of one or more Equity Offerings to redeem for cash up to an aggregate of 35% of the shares of Senior Preferred Stock (whether initially issued or issued as a dividend payment) at a redemption price equal to 113.875% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date); provided, however, that after any such redemption, there is at least $113.75 million aggregate in liquidation preference of the Senior Preferred Stock outstanding. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Company of the proceeds of such Equity Offering.

  In the event of partial redemptions of Senior Preferred Stock, the shares to be redeemed will be determined pro rata, except that the Company may redeem all shares held by any holders of fewer than ten shares (or shares held by holders who would hold less than ten shares as a result of such redemption), as may be determined by the Company. No optional redemption may be made unless prior thereto or simultaneously therewith all accumulated and unpaid dividends on the Senior Preferred Stock shall have been paid in cash or a sum set apart for such payment.

  The Notes Indenture and the Original Credit Agreement restrict the ability of the Company to redeem the Senior Preferred Stock. See "Concurrent Offering" and "Description of New Credit Facility."

MANDATORY REDEMPTION

  The Senior Preferred Stock is subject to mandatory redemption (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on June 15, 2010 at a price equal to the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption. The Notes Indenture and the Original Credit Agreement restrict the ability of the Company to redeem the Senior Preferred Stock and will prohibit any such redemption in certain instances and other future agreements or certificates of designation with respect to Senior Securities or Parity Securities may contain similar restrictions and/or prohibitions. See "Description of New Credit Facility."

PROCEDURE FOR REDEMPTION

  On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of Senior Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. If a notice of redemption shall have been given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the redemption date on the shares to be redeemed and, at the close of business on the day when such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be holders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Senior Preferred Stock, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of Senior Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company.

EXCHANGE

  The Company may at its option on any Dividend Payment Date either (i) from time to time exchange, in whole or in part, on a pro rata basis, the then outstanding shares of Senior Preferred Stock for Company Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding shares of Senior Preferred Stock with an aggregate liquidation preference of not less than $75 million and not less than $75 million aggregate principal amount of Company Exchange Debentures or (ii) exchange all of the outstanding Senior Preferred Stock for Holdings Exchange Debentures; provided, however, that, in either case, (a) on the date of such exchange there are no accumulated and unpaid dividends on the Senior Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (b) there shall be sufficient surplus under Delaware law to permit such exchange; (c) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Notes Indenture and no default or event of default under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; and (d) the Exchange Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), if such qualification is required at the time of exchange. The Company intends to comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with the exchange, to the extent applicable. The Notes Indenture and the Original Credit Agreement restrict the exchange of the Senior Preferred Stock for Company Exchange Debentures. See "Description of New Credit Facility."

  Upon any Exchange referred to in the preceding paragraph, the holders of outstanding shares of Senior Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 liquidation preference of Senior Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Senior Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Senior Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Senior Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of Senior Preferred Stock not less than 30 nor more than 60 days before the date fixed for such exchange. On and after the exchange date, dividends will cease to accrue on the outstanding shares of Senior Preferred Stock that are to be exchanged, and all rights of the holders of Senior Preferred Stock that is to be exchanged (except the right to receive the Exchange Debentures and, if the Company so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. See "--The Exchange Debentures."

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Senior Preferred Stock will be entitled to receive, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), and no more, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of Senior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

  The Certificate of Designation for the Senior Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Senior Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Senior Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Senior Preferred Stock will exceed its par value. Consequently, there will be no restriction upon the surplus of the Company solely because the liquidation preference of the Senior Preferred Stock will exceed the par value and there will be no remedies available to holders of the Senior Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Senior Preferred Stock and its par value.

VOTING RIGHTS

  Holders of the Senior Preferred Stock will have no voting rights with respect to general corporate matters except as provided by Delaware law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (i) after June 15, 2003 dividends on the Senior Preferred Stock required to be paid in cash are in arrears and unpaid for two or more quarterly dividend periods (whether or not consecutive) or (ii) the Company fails to redeem the Senior Preferred Stock on or before June 15, 2010 or (iii) the Company fails to make a Change of Control Offer if such an offer is required by the provisions set forth under "--Change of Control" below or fails to purchase shares of Senior Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer or (iv) a breach or violation of any of the provisions described under the caption "--Certain Covenants" below occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Senior Preferred Stock then outstanding or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $50 million or more at any time, in each case, after a 30-day period during which such default shall not have been cured or such acceleration rescinded or (vi) the Company fails to make any scheduled payment of principal or interest on any Indebtedness the outstanding principal amount of which aggregate $50 million or more, after a

180-day period during which such default shall not have been cured, then the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting separately and as a class, will have the right to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the Senior Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied, cured (including, but not limited to, in the case of clause (v), through the issuance of Indebtedness permitted to be incurred by the Certificate of Designation or the waiver of any breach or default by the holders of such Indebtedness) or waived by the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (vi) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holder's exclusive remedy at law or in equity.

  In addition, the Certificate of Designation provides that the Company will not authorize any additional shares of Senior Preferred Stock or any class of Senior Securities or Parity Securities without the affirmative vote or consent of holders of at least two-thirds of the shares of Senior Preferred Stock of the Company then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of the holders of shares of Senior Preferred Stock, or authorize the issuance of any shares of Senior Preferred Stock in addition to the 350,000 authorized, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Senior Preferred Stock which are entitled to vote thereon, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or
(b) the increase or decrease in the amount of authorized capital stock of any class, including any Preferred Stock, shall not require the consent of the holders of Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Senior Preferred Stock.

  Under Delaware law, holders of Senior Preferred Stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation of the Company, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

CHANGE OF CONTROL

  Within 15 business days after the Company knows, or reasonably should know, of the occurrence of each Change of Control, the Company will make an offer to purchase (the "Change of Control Offer") the outstanding Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

  The Company will within 15 days after it knows, or reasonably should know, of the Change of Control (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Senior Preferred Stock, at the address appearing in the register maintained by the Transfer Agent (as defined herein), a notice stating:

    (i) that the Change of Control Offer is being made pursuant to this covenant and that all Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

    (ii) the Change of Control Purchase Price and the purchase date (which shall be a business day no earlier than 20 business days nor more than 60 business days from the date such notice is mailed (the "Change of Control Payment Date"));

    (iii) that any Senior Preferred Stock not tendered will continue to accrue dividends;

    (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

    (v) that holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Company at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date;

    (vi) that holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Preferred Stock purchased;

    (vii) that holders whose Senior Preferred Stock is being purchased only in part will be issued new Senior Preferred Stock equal to the unpurchased portion of the Senior Preferred Stock surrendered, provided that each share purchased and each such new certificate for Senior Preferred Stock issued shall be in an original liquidation preference in denominations of $1,000 and integral multiples thereof; and

    (viii) a summary of any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

  On the Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment Senior Preferred Stock or portions thereof tendered pursuant to the Change of Control Offer and promptly mail to each holder of Senior Preferred Stock so accepted payment in an amount equal to the purchase price for such Senior Preferred Stock, and the Company shall execute and issue a new certificate representing Senior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered.

  The Certificate of Designation provides that, prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which the Company has actual knowledge of a Change of Control, the Company covenants that if the purchase of the Senior Preferred Stock would violate or constitute a default under any then outstanding Indebtedness, then the Company will, to the extent needed to permit such purchase of Senior Preferred Stock, either (i) repay in full all Indebtedness on the basis required to permit such purchase of Senior Preferred Stock or (ii) obtain the requisite consents under the instrument(s) governing such Indebtedness to permit the repurchase of the Senior Preferred Stock as provided above. The Company will first be required to comply with the covenant in the preceding sentence before it will be required to repurchase Senior Preferred Stock pursuant to the provisions described above; the failure to comply with such covenant will constitute a Voting Rights Triggering Event, and the voting rights provided for above shall be the holder's exclusive remedy at law or in equity for such failure to comply with such covenant.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the Senior Preferred Stock pursuant to a Change of Control Offer.

  This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company in certain instances as contemplated by clause (iv) of the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of Senior Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of Senior Preferred Stock but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the redemption price for all the Senior Preferred Stock that the Company might be required to redeem. Moreover, as of June 24, 1998, after giving effect to the Recapitalization, the Company would not have had sufficient funds available to redeem all the Senior Preferred Stock pursuant to a Change of Control Offer. In the event that the Company is required to redeem the Senior Preferred Stock pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its redemption obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Notes Indenture and the Original Credit Agreement restrict the Company's ability to redeem the Senior Preferred Stock, including pursuant to a Change of Control Offer. See "Concurrent Offering" and "Description of New Credit Facility."

  None of the provisions in the Certificate of Designation relating to a repurchase upon a Change of Control may be waived by the Board of Directors of the Company.

CERTAIN COVENANTS

  The Certificate of Designation contains the following covenants:

  Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial information is available at the date of determination) is at least equal to 1.75:1; but no Restricted Subsidiary may incur Indebtedness which is not Permitted Indebtedness unless its Consolidated Fixed Charge Coverage Ratio is at least equal to 2.75:1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or such Restricted Subsidiary and the inclusion in the Company's or such Restricted Subsidiary's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's or such Restricted Subsidiary's Consolidated EBITDA in making the determinations described above and (b) no Voting Rights Triggering Event shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

  Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

    (i) any Voting Rights Triggering Event shall have occurred and be continuing; or

    (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

    (iii) the aggregate amount of Restricted Payments declared or made after June 24, 1998 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (A) 50% of the Company's Consolidated Net Income for the period (taken as one accounting period) commencing with the first full fiscal quarter of the Company which commenced after June 24, 1998 to and including the fiscal quarter of the Company ended immediately prior to the date of each calculation (or in the event Consolidated Net Income is a deficit minus 100% of such deficit), plus (B) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after June 24, 1998, of Qualified Capital Stock (other than Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Qualified Capital Stock of the Company which have been so converted or exercised or exchanged, as the case may be, plus (C) $10 million provided, that the amount of Restricted Payments permitted by this clause (C) shall not be reduced by any negative amounts that occur under clause (A) above.

  (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (A) payments with respect to the purchase or redemption of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an Emerging Market Subsidiary) of, Qualified Capital Stock; (B) payments in respect of any redemption, repurchase, acquisitions, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar rights, in each case held by officers, directors or employees of the Company or any of its Subsidiaries (or former officers, directors or employees) (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment of any such Person pursuant to the terms of any employee benefit plan or any other agreement under which shares of Capital Stock or stock appreciation or similar rights were issued or acquired, and the purchase of shares of Capital Stock by the Company or any Restricted Subsidiary for the purpose of contributing such shares to any employee benefit plan (provided, that all such payments and purchases referred to in this clause (B) may not exceed $2 million in any 12 month period after June 24, 1998); (C) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the foregoing provisions;
(D) the consummation of a cash tender offer by the Company for shares of Capital Stock of the Company in an aggregate amount not exceeding $430 million in connection with the Recapitalization; or (E) cash payments (and/or the issuance or delivery of any note, instrument, agreement or other obligation providing for future cash payments) resulting from antidilution or other adjustments made in connection with the Recapitalization to options to purchase Capital Stock or restricted or unvested Capital Stock held by employees, directors or former employees or directors of the Company or any of its Subsidiaries, to the extent that such adjustments and cash payments are approved by the Board of Directors of the Company. Each Restricted Payment made or paid in accordance with this paragraph, except those made pursuant to clause (D) or clause (E), shall be counted (without duplication) for purposes of computing amounts utilized for Restricted Payments pursuant to clause
(a)(iii) of the immediately preceding paragraph. No payments made or paid pursuant to clause (C) of this paragraph shall be counted for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph to the extent such amount was already counted for such purposes.

  Limitations on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to June 24, 1998 unless (i) such Affiliate Transaction is between or among the Company and its Restricted Subsidiaries; or (ii) such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. In any Affiliate Transaction involving an amount or having a value in excess of $5 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors determining that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction, from a financial point of view to the Company or such Restricted Subsidiary, as the case may be, from an independent investment banking firm.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not apply to: (i) Restricted Payments that are not prohibited by the covenant described under "--Limitation on Restricted Payments"; (ii) transactions permitted by, and complying with, the provisions of the covenant described under "--Merger, Consolidation and Sale of Assets";
(iii) transactions in the ordinary course of business (including expense advances) between the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, on the one hand, and any employee thereof, on the other hand; (iv) employment contracts existing on June 24, 1998 and employment contracts approved by the Board of Directors of the Company the terms of which are consistent with past practice; (v) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of directors of the Company that are disinterested with respect to such transaction; (vi) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally; (vii) any Permitted Investments; (viii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ix) transactions exclusively between or among the Company and any of its Subsidiaries, provided such transactions are not otherwise prohibited by the Certificate of Designation; (x) any agreement as in effect as of June 24, 1998 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on June 24, 1998; (xi) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company; (xii) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries (or any amendment or adjustment thereto) pursuant to Plans and employment contracts and stock option, stock bonus, restricted stock and similar agreements approved by the Board of Directors of the Company; (xiii) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5 million at any one time outstanding; and (xiv) transactions, including, without limitation, the repurchase of the Company's Common Stock, entered into in connection with the Recapitalization and the financing therefor.

  Merger, Consolidation and Sale of Assets. Without the affirmative vote of the holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, the Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (i) either (1) the Company is the survivor of such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes all the obligations of the Company under the Senior Preferred Stock and the Certificate of Designation;
(ii) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Senior Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and (iv) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Voting Rights Triggering Event has occurred and is continuing. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (iii) and (iv) of the preceding sentence but subject to clauses (i) and (ii) thereof (a) the Company may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary of the Company so long as all assets of the Company immediately prior to such transaction are owned by such Restricted Subsidiary immediately after the consummation thereof and (b) the Company may merge with an Affiliate that is a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of (A) reincorporating the Company in the same or another jurisdiction of the United States, any state thereof or the District of Columbia or (B) the creation of a holding company of the Company.

  Transfer Agent and Registrar. Boston EquiServe is the transfer agent (the "Transfer Agent") and registrar for the Senior Preferred Stock.

  Reports. So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to file the information required thereby with the Commission and will furnish such information to holders of Senior Preferred Stock within 15 days of filing thereof with the Commission. The Certificate of Designation provides that if the Company is not required to file such information with the Commission, it will nonetheless continue to furnish such information to holders of Senior Preferred Stock within 15 days of the date on which filing with the Commission would have been required.

                            THE EXCHANGE DEBENTURES

  The Exchange Debentures, if issued, will be issued under an Exchange Indenture (the "Exchange Indenture"), dated as of June 24, 1998 between the Company, or, to be dated as of the Exchange Date between Holdings, as the case may be, and, in each case, United States Trust Company of New York, as Trustee (the "Trustee"). The following summary of certain provisions of the Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA, and to all of the provisions of the Exchange Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Indenture by reference to the TIA as in effect on the date of the Exchange Indenture. The definitions of certain capitalized terms used in the following summary are set forth under "--Certain Definitions" below. The Notes Indenture and the Original Credit Agreement restrict the Company's ability to issue the Exchange Debentures. See "Concurrent Offering" and "Description of New Credit Facility."

  The Exchange Debentures will be general unsecured obligations of the Company or Holdings, as the case may be, and will be limited in aggregate principal amount to the liquidation preference of the Senior Preferred Stock, plus, without duplication, all accumulated and unpaid dividends on the Senior Preferred Stock, on the date or dates on which it is exchanged for Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only, in denominations of $1,000 and integral multiples thereof (other than as described in "--The Senior Preferred Stock--Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). If issued, the Holdings Exchange Debentures will be general unsecured obligations of Holdings or, if issued, the Company Exchange Debentures will be subordinated to all existing and future Senior Debt (including the Notes and amounts outstanding under any Credit Agreement).

  Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange at the office of the Paying Agent and Registrar. At the Issuer's option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. The Issuer may change any Paying Agent and Registrar without prior notice to holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

  The Exchange Debentures will mature on June 15, 2010. Each Exchange Debenture will bear interest at the rate of 13 7/8% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable quarterly in cash (or, in the case of interest payable on interest payment dates that occur on or prior to June 15, 2003, in additional Exchange Debentures, at the option of the Issuer) in arrears on each March 15, June 15, September 15 and December 15, commencing with the first such date after the Exchange Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (but not to exceed 30 days).

OPTIONAL REDEMPTION

  The Exchange Debentures will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after June 15, 2001 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

        YEAR                                           PERCENTAGE
        ----                                           ----------
        2001..........................................     110%
        2002..........................................     108%
        2003..........................................     106%
        2004..........................................     104%
        2005..........................................     102%
        2006..........................................     101%
        2007 and thereafter...........................     100%

  In addition, on or prior to June 15, 2001, the Issuer may, at its option, use the Net Proceeds of one or more Equity Offerings to redeem for cash up to an aggregate of 35% of the aggregate principal amount of the Exchange Debentures whether initially issued or issued in payment of interest obligations thereon at a redemption price equal to 112% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date; provided, however, that after any such redemption, the aggregate principal amount of Exchange Debentures outstanding must equal at least $75 million. Any such redemption will be required to occur on or prior to 90 days after the receipt by the Issuer of the proceeds of each such Equity Offering.

  The Notes Indenture and the Original Credit Agreement restrict the Company's ability to optionally redeem the Company Exchange Debentures. See "Concurrent Offering" and "Description of New Credit Facility."

CHANGE OF CONTROL

  The Issuer shall notify the Trustee within five business days after the Issuer knows, or reasonably should know, of the occurrence of a Change of Control. Within 15 business days after the Issuer knows, or reasonably should know, of the occurrence of each Change of Control, the Issuer will make an offer to purchase (the "Change of Control Offer") the outstanding Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

  The Issuer will within 15 days after it knows, or reasonably should know, of the Change of Control (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Exchange Debentures, at the address appearing in the register maintained by the Registrar of the Exchange Debentures, a notice stating:

    (i) that the Change of Control Offer is being made pursuant to this covenant and that all Exchange Debentures tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

    (ii) the Change of Control Purchase Price and the purchase date (which shall be a business day no earlier than 20 business days nor more than 60 business days from the date such notice is mailed (the "Change of Control Payment Date"));

    (iii) that any Exchange Debentures not tendered will continue to accrue interest;

    (iv) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

    (v) that holders accepting the offer to have their Exchange Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Debentures to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date;

    (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Exchange Debentures delivered for purchase, and a statement that such holder is withdrawing his election to have such Exchange Debentures purchased;

    (vii) that holders whose Exchange Debentures are being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered, provided that each Exchange Debenture purchased and each such new Exchange Debenture issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

    (viii) a summary of any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

    (ix) the name and address of the Paying Agent.

  On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Exchange Debentures so accepted together with an officers' certificate stating the Exchange Debentures or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to each holder of Exchange Debentures so accepted payment in an amount equal to the purchase price for such Exchange Debentures, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered; provided that each such new Exchange Debenture shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

  In the case of Company Exchange Debentures, the Exchange Indenture provides that, prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which the Company has actual knowledge of a Change of Control, the Company covenants that if the purchase of the Company Exchange Debentures would violate or constitute a default under the Notes Indenture or any other then outstanding Senior Debt, then the Company will, to the extent needed to permit such purchase of Company Exchange Debentures, either (i) repay in full all Indebtedness on the basis required by the Notes Indenture and such Senior Debt or (ii) obtain the requisite consents under the Notes Indenture and the instrument(s) governing such other Senior Debt to permit the repurchase of the Company Exchange Debentures as provided above. The Company will first be required to comply with the covenant in the preceding sentence before it will be required to repurchase Company Exchange Debentures pursuant to the provisions described above; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (iii) under "Events of Default" below (after the passage of time referred to therein).

  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Exchange Debentures pursuant to a Change of Control Offer.

  This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Issuer in certain instances as contemplated by the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of Exchange Debentures protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of Exchange Debentures, but would not constitute a Change of Control. The Issuer could, in the future, enter into certain transactions, including certain recapitalizations of the Issuer, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all Exchange Debentures that the Company might be required to purchase. Moreover, as of June 24, 1998, after giving effect to the Recapitalization, the Issuer would not have had sufficient funds available to purchase all the Exchange Debentures, assuming they had been issued, pursuant to a Change of Control Offer. In the event that the Issuer was required to purchase Exchange Debentures pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can no assurance that the Issuer would be able to obtain such financing on favorable terms, if at all. In addition, the Notes Indenture and the Original Credit Agreement restrict the Company's ability to repurchase the Company Exchange Debentures, including pursuant to a Change of Control Offer. See "Concurrent Offering" and "Description of New Credit Facility."

  None of the provisions in the Exchange Indenture relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer. In addition, the Trustee may not waive the right of any holder of the Exchange Debentures to redeem its Exchange Debentures upon a Change of Control, except to the extent the Trustee is acting at the direction of the holders of the Exchange Debentures then outstanding.

SUBORDINATION

  If issued, the Obligations represented by the Company Exchange Debentures will be, to the extent and in the manner provided in the Exchange Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Debt of the Company, including the Notes offered in the Concurrent Offering.

  In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "--Certain Covenants-- Merger, Consolidation and Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Debt will be entitled to receive indefeasible payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Debt before the holders of the Company Exchange Debentures are entitled to receive or retain any payment or distribution of any kind on account of the Company Exchange Debentures or any Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture. In the event that, notwithstanding the foregoing, the Trustee or any holder of Company Exchange Debentures receives any payment or distribution of assets or securities of the Company of any kind or any other distribution on account of the Company Exchange Debentures or any Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the

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Company Exchange Debentures or any Obligations under the Company Exchange
Debentures the Registration Rights Agreement or the Exchange Indenture before all Senior Debt is indefeasibly paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Debt or of the Company Exchange Debentures may recover more, ratably, than the holders of the Company Exchange Debentures.

  No payment or distribution of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Company Exchange Debentures by the Company, other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the Company Exchange Debentures and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the Company Exchange Debentures, with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the Company Exchange Debentures and the Exchange Indenture) may be made by or on behalf of the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Company Exchange Debentures or any Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture, or for or on account of the purchase, redemption or other acquisition of the Exchange Debentures or any Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture, and neither the Trustee nor any holder or owner of any Company Exchange Debentures shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Company Exchange Debentures or for or on account of the purchase, redemption or other acquisition of the Company Exchange Debentures or in respect of any other Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture upon the occurrence and during the continuation of a Payment Default and such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Company Exchange Debentures, including any missed payments.

  Upon the occurrence and during the continuance of a Non-Payment Event of Default, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Company Exchange Debentures by the Company other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the Company Exchange Debentures and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the Company Exchange Debentures, with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the Company Exchange Debentures and the Exchange Indenture) may be made by the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Company Exchange Debentures or any Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture, or for or on account of the purchase or redemption or other acquisition of Exchange Debentures or any other Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the Exchange Indenture, and neither the Trustee nor any holder or owner of any Company Exchange Debentures shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Company Exchange Debentures or any such other Obligations under the Company Exchange Debentures, the Registration Rights Agreement or the

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Exchange Indenture for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Debt shall have been paid in full in cash or
(z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Company Exchange Debentures, including any missed payments. Notwithstanding any other provision of the Exchange Indenture, in no event shall any Payment Blockage Period commenced in accordance with the provisions of the Exchange Indenture described in this paragraph extend beyond 179 days after the date of the receipt by the Trustee of the notice referred to above (such 179 day period, an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period or any other Payment Blockage Period; provided, however, that no such additional Payment Blockage Period commenced during an existing Payment Blockage Period shall extend beyond 179 days after the date of receipt by the Trustee of the notice which commences such Initial Blockage Period. After the expiration of any Payment Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the such Payment Blockage Period. Notwithstanding any other provision of the Exchange Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived or cured for a period of not less than 90 consecutive days.

  If the Company fails to make any payment on the Company Exchange Debentures when due or within any applicable grace period, whether or not on account of such payment blockage provisions, such failure would constitute an Event of Default under the Exchange Indenture and would enable the holders of the Company Exchange Debentures to accelerate the maturity thereof. See "--Events of Default."

  A holder of Company Exchange Debentures by his acceptance of Exchange Debentures agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Exchange Indenture and appoints the Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

  The Exchange Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness. The Issuer will not, and will not permit any Restricted Subsidiary of the Issuer to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Issuer and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Issuer's Consolidated Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four full fiscal quarters of the Issuer for which financial information is available at the date of determination) is at least equal to 1.75:1; but no Restricted Subsidiary of the Company may incur Indebtedness which is not Permitted Indebtedness unless its Consolidated Fixed Charge Coverage Ratio is at least equal to 2.75:1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Issuer or such Restricted Subsidiary and the inclusion in the Issuer's or such Restricted Subsidiary's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the

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Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Issuer's or such Restricted Subsidiary's Consolidated EBITDA in making the determinations described above and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

  Notwithstanding the foregoing, if the Holdings Exchange Debentures are issued, Holdings will not (i) issue any Pari Passu Debt or (ii) incur any Indebtedness which by is terms (or by the terms of any agreement governing such Indebtedness) is subordinate in right of payment to any of the Indebtedness of Holdings unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Holdings Exchange Debentures pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of Holdings.

  Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

    (i) any Default or Event of Default shall have occurred and be continuing; or

    (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

    (iii) the aggregate amount of Restricted Payments declared or made after June 24, 1998 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (A) 50% of the Issuer's Consolidated Net Income for the period (taken as one accounting period) commencing with the first full fiscal quarter of the Company which commenced after June 24, 1998 to and including the fiscal quarter of the Issuer ended immediately prior to the date of each calculation (or in the event Consolidated Net Income is a deficit minus 100% of such deficit), plus (B) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after June 24, 1998 but prior to the Exchange Date, and by the Issuer from the issue or sale thereafter, of Qualified Capital Stock (other than Capital Stock of the Issuer issued to any Restricted Subsidiary of the Issuer) of the Company, if prior to the Exchange Date, and of the Issuer thereafter, or any Indebtedness or other securities of the Company, if prior to the Exchange Date, and of the Issuer thereafter, convertible into or exercisable or exchangeable for Qualified Capital Stock of the same Issuer as the underlying security which have been so converted or exercised or exchanged, as the case may be, plus (C) $10 million, provided that the amount of Restricted Payments permitted by this clause
  (C) shall not be reduced by any negative amounts that occur under clause
  (A) above.

  (b) Notwithstanding the foregoing, if no other Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prohibit (A) payments with respect to the purchase or redemption of Capital Stock, or Subordinated Debt of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or an Emerging Market Subsidiary) of, Qualified Capital Stock; (B) payments in respect of any redemption, repurchase, acquisitions, cancellation or other retirement for value of shares of Capital Stock of the Issuer or options, stock appreciation or similar rights, in each case held by officers, directors or employees of the Issuer, or any of its Subsidiaries (or former officers, directors or employees) (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment of any such Person pursuant to the terms of any employee benefit plan or any other agreement under which shares of Capital Stock or stock appreciation or similar rights were issued or acquired, and the purchase of shares of Capital Stock by the Issuer or any Subsidiary for the purpose of contributing such shares to any employee benefit plan (provided, that all such payments and purchases referred to in this clause (B) may not exceed $2 million in any 12 month period after June 24,
1998); (C) the payment of

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dividends (whether in cash or otherwise) on the Senior Preferred Stock or the payment of any other dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the foregoing provisions; (D) any purchase or defeasance of Subordinated Debt upon a Change of Control or an Asset Sale to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued, but only if the Issuer in the case of a Change of Control, has complied with its obligations under the provisions described under the covenant entitled "Change of Control"; (E) the consummation of a cash tender offer by the Company for shares of Capital Stock of the Company in an aggregate amount not exceeding $430 million in connection with the Recapitalization; (F) the exchange of Senior Preferred Stock for Exchange Debentures or the retirement of the Senior Preferred Stock in accordance with the optional and mandatory redemption provisions thereof, in each case as provided in the Certificate of Designation as in effect on June 24, 1998; or (G) cash payments (and/or the issuance or delivery of any note, instrument, agreement or other obligation providing for future cash payments) resulting from antidilution or other adjustments made in connection with the Recapitalization to options to purchase Capital Stock or restricted or unvested Capital Stock held by employees, directors or former employees or directors of the Company or any of its Subsidiaries, to the extent that such adjustments and cash payments are approved by the Board of Directors of the Company. Each Restricted Payment made or paid in accordance with this paragraph, except those made pursuant to clause (E), clause (F) or clause (G), shall be counted (without duplication) for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph. No payments made or paid pursuant to clause
(C) of this paragraph shall be counted for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph to the extent such amount was already counted for such purposes.

  Limitations on Transactions with Affiliates. The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to June 24, 1998 unless (i) such Affiliate Transaction is between or among the Issuer and its Restricted Subsidiaries; or (ii) such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be. In any Affiliate Transaction involving an amount or having a value in excess of $5 million which is not permitted under clause (i) above, the Issuer must obtain a resolution of the board of directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10 million which are not permitted under clause (i) above, the Issuer must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not apply to: (i) Restricted Payments that are not prohibited by the covenant described under "--Limitation on Restricted Payments"; (ii) transactions permitted by, and complying with, the provisions of the covenant described under "--Merger, Consolidation and Sale of Assets";
(iii) transactions in the ordinary course of business (including expense advances) between the Issuer or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, on the one hand, and any employee thereof, on the other hand; (iv) employment contracts existing on June 24, 1998 and employment contracts approved by the Board of Directors of the Issuer the terms of which are consistent with past practice; (v) the granting and performance of registration rights for shares of Capital Stock of the Issuer under a written registration rights agreement approved by a majority of directors of the Company that are disinterested with respect to such transaction; (vi) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Issuer or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally; (vii) any Permitted Investments; (viii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors; (ix) transactions exclusively between or among the Issuer and any of its Subsidiaries, provided such transactions are not otherwise prohibited by the Exchange Indenture; (x) any agreement as in effect as of June 24, 1998 or any amendment

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thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on June 24, 1998; (xi) any payment of the Notes, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Issuer; (xii) the grant of stock options or similar rights to employees and directors of the Issuer and its Subsidiaries (or any amendment or adjustment thereto) pursuant to Plans and employment contracts and stock option, stock bonus, restricted stock and similar agreements approved by the Board of Directors of the Issuer; (xiii) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5 million at any one time outstanding; (xiv) transactions, including the repurchase of Company Common Stock, entered into in connection with the Recapitalization and the financing therefor.

   Merger, Consolidation and Sale of Assets. The Issuer will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (i) (1) the Issuer is the survivor of such merger, consolidation, sale, assignment, sale, assignment, transfer, lease, conveyance or other disposition or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indenture all the obligations of the Issuer under the Exchange Debentures and the Exchange Indenture; (ii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Issuer or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and (iv) the Issuer has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the Exchange Indenture, that the surviving Person agrees by supplemental indenture to be bound thereby, and that all conditions precedent in the Exchange Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer. Notwithstanding the foregoing clauses (ii) and (iii) of the preceding sentence but subject to clauses (i) and (iv) thereof (a) the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary of the Issuer so long as all assets of the Issuer immediately prior to such transaction are owned by such Restricted Subsidiary immediately after the consummation thereof and (b) the Company may merge with an Affiliate that is a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of (A) reincorporating the Company in the same or another jurisdiction of the United States, any state thereof or the District of Columbia or (B) the creation of a holding company of the Company.

EVENTS OF DEFAULT

  The following events are defined in the Exchange Indenture as "Events of Default": (i) the failure to pay interest on any Exchange Debentures when the same becomes due and payable and the Default continues for a period of 30 days (whether or not, in the case of the Company Exchange Debentures, such payment is prohibited by the subordination provisions of the Exchange Indenture); (ii) the failure to pay the principal, or premium, if any, on any Exchange Debentures, when such principal becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the subordination provisions of the Exchange Indenture); (iii) the Issuer fails to make a Change of Control Offer if such offer is required by the provisions set forth under "--Change of Control" above or fails to purchase Exchange Debentures from holders who elect to

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have such Exchange Debentures purchased pursuant to the Change of Control
Offer; (iv) a breach or violation of any of the provisions described under the caption "--Certain Covenants" above occurs and the breach or violation continues for a period of 60 days after the Issuer receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures; (v) the Company fails to pay at the final stated maturity (after giving effect to any extension thereof) the principal amount of any Indebtedness, or the final stated maturity of any Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness in default for failure to pay principal at the final stated maturity (after giving effect to any extensions thereof) or which has been accelerated, aggregates $50 million or more at any time, in each case, after a 30-day period during which such default shall not have been cured or such acceleration rescinded; (vi) the Company fails to make any scheduled payment of principal or interest on any Indebtedness the outstanding principal amount of which aggregate $50 million or more, after a 180-day period during which such default shall not have been cured; and (vii) certain events of bankruptcy, insolvency or reorganization affecting the Issuer or any of its Significant Restricted Subsidiaries.

  Upon the happening of any Event of Default specified in the Exchange Indenture, the Trustee may, and the Trustee upon the request of 25% in principal amount of the Exchange Debentures shall or the holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures may, declare the principal of and accrued but unpaid interest, if any, on all the Exchange Debentures to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) in the case of Company Exchange Debentures, if there are any amounts outstanding under any of the instruments constituting Designated Senior Debt, will become due and payable upon the first to occur of an acceleration under any of the instruments constituting Designated Senior Debt or five business days after receipt by the Company and the Representative of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings with respect to the Issuer occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Exchange Debentures.

  The Exchange Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Debentures as described in the preceding paragraph, the holders of a majority in principal amount of the Exchange Debentures then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction,
(ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Exchange Debentures that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Exchange Debentures) on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default (with respect to the Issuer) of the type described in clause (vi) of the description above of Events of Default, the Trustee has received an officers' certificate and an opinion of counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of the Exchange Debentures may waive any existing Default or Event of Default under the Exchange Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Debentures.

  The Issuer will deliver to the Trustee, on or before 120 days after the end of the Issuer's fiscal year a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year and whether the Issuer has complied with its obligations under the Exchange Indenture. In addition, the Issuer will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default within five business days after the Issuer becomes aware of the same.

  Subject to the provisions of the Exchange Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Exchange Indenture at the request or direction of any of the holders of the

                                      98
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Exchange Debentures unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the Exchange Indenture, the holders of a majority in principal amount of the outstanding Exchange Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SATISFACTION AND DISCHARGE OF EXCHANGE INDENTURE; DEFEASANCE

  The Exchange Indenture provides the Issuer may elect either (a) to defease and be discharged from any and all obligations with respect to the Exchange Debentures (except for the obligations to register the transfer or exchange of such Exchange Debentures, to replace temporary or mutilated, destroyed, lost or stolen Exchange Debentures, to maintain an office or agency in respect of the Exchange Debentures and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Exchange Debentures under certain covenants contained in the Exchange Indenture and described above under "--Certain
Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Exchange Debentures on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Exchange Indenture. Such a trust may only be established if, among other things, the Issuer had delivered to the Trustee an opinion of counsel (as specified in the Exchange Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and
(ii) to the effect that holders of the Exchange Debentures or persons in their positions will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of a defeasance only, must be based upon a private ruling concerning the Exchange Debentures, a published ruling of the Internal Revenue Service (the "IRS") or a change in applicable federal income tax law.

REPORTS TO HOLDERS

  So long as the Issuer is subject to the periodic reporting requirements of the Exchange Act, it will continue to file the information required thereby with the Commission and will furnish such information to holders of the Exchange Debentures within 15 days of filing thereof with the Commission. The Exchange Indenture provides that even if the Issuer is not required to file such information with the Commission, it will nonetheless continue to furnish such information to holders of the Exchange Debentures within 15 days of the date on which filing with the Commission would have been required.

MODIFICATION OF THE EXCHANGE INDENTURE

  From time to time, the Issuer and the Trustee may, without the consent of the holders of the Exchange Debentures, amend the Exchange Indenture or the Exchange Debentures or supplement the Exchange Indenture for certain specified purposes, including curing any ambiguity, defect or inconsistency or making any change that does not materially and adversely affect the rights of any of the holders of Exchange Debentures. The Exchange Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Exchange Debentures, to modify or supplement the Exchange Indenture and the Exchange Debentures except that, without the consent of each holder of the Exchange Debentures affected thereby, no such modification shall: (i) reduce the amount of Exchange Debentures whose holders must consent to an amendment, supplement or waiver to the Exchange Indenture or the Exchange Debentures; (ii) reduce the rate of or change the time for payment of, interest on any Exchange Debentures; (iii) reduce the principal of or premium on or change the stated maturity of any Exchange Debenture; (iv) make any Exchange Debentures payable in money other than that stated in the Exchange Debentures or change the place of payment from New York, New York; (v) change the amount or time of any payment required by the Exchange

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Debentures or reduce the premium payable upon any redemption of Exchange
Debentures or change the time before which no redemption may be made; (vi) waive a default in the payment of principal or interest on, or redemption payment with respect to any Exchange Debentures; or (vii) take any other action otherwise prohibited by the Exchange Indenture to be taken without the consent of each holder affected thereby. In addition, as long as any shares of Senior Preferred Stock remain outstanding, the holders of Senior Preferred Stock will have the right to vote together with holders of Exchange Debentures with respect to amendments and modifications to the Exchange Indenture.

  The consent of holders of Exchange Debentures is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Certificate of Designation and the Exchange Indenture. Reference is made to the Certificate of Designation and the Exchange Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

  "Affiliate" means, of any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the ownership of at least 10% of the voting power of the Common Stock of a Person, either directly or indirectly, shall be deemed control.

  "Asset Sale" means the sale, transfer or other disposition (other than to the Issuer or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $1 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Issuer other than in a transaction where the Issuer or such Restricted Subsidiary receives therefor one or more properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Issuer or the Restricted Subsidiary (with such fair market values being determined by the Board of Directors of the Issuer), (b) all or substantially all of the assets of the Issuer or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any division, line of business or comparable business segment of the Issuer or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (x) sales, leases, conveyances, transfers or other dispositions to the Issuer or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, or (y) the sale of all or substantially all of the assets of the Issuer or a Restricted Subsidiary in a transaction complying with the "Merger, Consolidation and Sale of Assets" covenant, in which case only the assets not so sold shall be deemed an Asset Sale, or (z) any sale, issuance or other disposition of Capital Stock of any Joint Venture Subsidiary.

  "Board of Directors", "Board of Directors of the Company" or "Board of Directors of the Issuer" means the Board of Directors of the Company or of the Issuer, as the context requires, or any duly authorized committee thereof (a "Board Committee"); provided that the term "Board of Directors" as used in the definition of "Change of Control" and as used under "--The Senior Preferred Stock--Voting Rights" shall not include any Board Committee.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of Common Stock and Preferred Stock of such Person and warrants or options to purchase any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.


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

  "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

  A "Change of Control" of the Issuer will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Issuer's Common Stock unless, as a result of such transaction, the ultimate direct or indirect ownership of the Issuer is substantially the same immediately after such transaction as it was immediately prior to such transaction, (ii) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 35% of the total voting power of the Issuer's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Issuer than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer, (iii) there shall be consummated any consolidation or merger of the Issuer in which the Issuer is not the continuing or surviving corporation or pursuant to which the Common Stock of the Issuer would be converted into cash, securities or other property, other than a merger or consolidation of the Issuer in which the holders of the Common Stock of the Issuer outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Issuer.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's Common Stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such Common Stock.

  "Company Exchange Debentures" means the 13 7/8% Junior Subordinated Debentures due 2010 issuable by the Company in exchange for the Senior Preferred Stock in accordance with the Certificate of Designation with respect to the Senior Preferred Stock and pursuant to the Exchange Indenture, including additional Company Exchange Debentures issued as interest on outstanding Company Exchange Debentures pursuant to the Exchange Indenture.

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

  "Consolidated EBITDA" means, for any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person and its Restricted Subsidiaries in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense (including, for this purpose, dividends on the Senior Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) Consolidated Non-Cash Charges, plus
(iv) without duplication, charges attributable to the exercise or adjustment of employee options and fees and expenses, in each case, incurred in connection with the Recapitalization or the transactions described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events and Proposed Recapitalization" plus (v) without duplication, for any four quarter period that includes one or more fiscal quarters of fiscal 1998 or the first two fiscal quarters of fiscal 1999, restructuring charges, in an aggregate amount not to exceed $12 million, but only to the extent actually incurred during each such applicable quarter and minus (vi) without duplication, the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to Consolidated Non-Cash Charges that were added back in determining Consolidated EBITDA for such period or any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" on any date of determination (the "Transaction Date") means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate amount of Consolidated Fixed Charges of such Person during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness (other than Indebtedness incurred under any revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) or the issuance of any Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom (other than a repayment of Indebtedness outstanding under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) to the extent used to retire Indebtedness or Preferred Stock) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; (d) the repayment of any Indebtedness (other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business), Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date with the proceeds of any sale or other disposition of assets or properties referred to in clause
(f) below will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (e) the acquisition during the Reference Period or subsequent thereto and on or prior to the Transaction Date of any other Person which, as a result of such acquisition, becomes a Subsidiary, will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; and (f) any sale or other disposition of assets or properties constituting an existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) outside the ordinary course of business occurring during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period.

  "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period (excluding amortization or write-off of deferred financing fees and expenses) and (ii) without duplication, Redeemable Dividends of such Person and its

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Restricted Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Disqualified Capital Stock and Preferred Stock accrued during such period in accordance with GAAP (but in the case of such Preferred Stock, only to the extent that the aggregate amount of dividends paid or accrued from and after the Issue Date exceeds the aggregate net cash proceeds to such Person from the issuance and sale of such Preferred Stock), in each case excluding items eliminated in consolidation of such Person and its Restricted Subsidiaries; provided, that dividends accrued or paid on the Senior Preferred Stock shall not be included in the calculation of Consolidated Fixed Charges.

  "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Restricted Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Issuer), minus interest income for such period.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income of any Person including of any Emerging Market Subsidiary or Unrestricted Subsidiary (each, an "Other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to any of its Restricted Subsidiaries, (b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Exchange Debentures) shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (ii) any net gain or net loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual or non-recurring gains and losses shall be excluded and (e) gains and losses associated with discontinued and terminated operations shall be excluded.

  "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash items (which do not reflect an accrual of a cash expense which may be incurred in the future) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries less any such non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

  "Credit Agreement" means (i) one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans or facilities to the Company, any Subsidiaries, domestic or foreign, or any or all of such Persons, including the Credit Agreement, dated on or as in effect on or about the Issue Date, among the Company and Samsonite Europe N.V., as borrowers, Bank of America National Trust and Savings Association and BankBoston, N.A., and certain other lenders party thereto from time to time, as the same may be amended, modified, restated or supplemented from time to time and (ii) any one or more agreements governing advances, loans or facilities provided to refund, refinance, replace or renew (including subsequent or successive refunding, refinancing,

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replacements and renewals) Indebtedness under the agreement or agreements referred to in the foregoing clause (i), as the same may be amended, modified, restated or supplemented from time to time.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement designed to address fluctuations in currency values.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Debt" means (i) Indebtedness under the Original Credit Agreement (and any guarantees thereof), and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25 million (or accreted value of at least such amount in the case of Indebtedness issued at a discount) and is specifically designated as "Designated Senior Debt" by the Company and, so long as the Original Credit Agreement is in effect, by the representative under the Original Credit Agreement, and certified as such in an officers' certificate delivered to the Trustee.

  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to (i) the mandatory redemption date of the Senior Preferred Stock, in the case of the Senior Preferred Stock or (ii) the final maturity date of the Exchange Debentures, in the case of the Exchange Debentures. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Issuer, (ii) any Preferred Stock of the Issuer, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary of the Issuer is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the Senior Preferred Stock or the maturity date of the Exchange Debentures, as the case may be, and (iii) as long as the Senior Preferred Stock remains outstanding, Senior Securities and Parity Securities; provided, however, that Preferred Stock of the Issuer or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Issuer or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Certificate of Designation and Exchange Indenture, as the case may be, described under "--Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that the Senior Preferred Stock shall not be considered Disqualified Capital Stock.

  "Emerging Market Subsidiary" means (i) any Initial Emerging Market Subsidiary, (ii) any majority-owned Subsidiary of the Company the principal operations of which are not located in the United States, Canada, Western Europe or Japan that, at the time of determination, shall be an Emerging Market Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (iii) any majority-owned Subsidiary of an Emerging Market Subsidiary. The Board of Directors of the Company may designate (1) any Unrestricted Subsidiary of the Company to be an Emerging Market Subsidiary, and (2) any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Emerging Market Subsidiary if it meets the geographic test set forth above and (a) no Voting Rights Triggering Event in the case of the Senior Preferred Stock and Default or Event of Default in the case of the Exchange Debentures is existing or will occur as a consequence thereof, (b) with respect to previously existing Restricted Subsidiaries, immediately after giving effect to such designation, on a pro forma basis, the Issuer could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness" and (c) such Restricted Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Issuer or any Restricted Subsidiary that is not a Subsidiary of the Restricted Subsidiary to be so designated. At the time that a previously existing Restricted Subsidiary of the Company is designated an Emerging Market Subsidiary, the Company shall be deemed to make an "Investment" in such Emerging Market Subsidiary in an

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

amount equal to its Pro Rata Interest in the fair market value of the net assets of such Restricted Subsidiary. A Restricted Subsidiary of the Company shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Company. The Board of Directors of the Company may designate any Emerging Market Subsidiary to be a Restricted Subsidiary, provided that (i) no Voting Rights Triggering Event in the case of the Senior Preferred Stock and Default or Event of Default in the case of the Exchange Debentures is existing or will occur as a consequence thereof and (ii) either
(x) immediately after giving effect to such designation, on a pro forma basis, the Issuer could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" or (y) the Consolidated Fixed Charge Coverage Ratio of the Issuer immediately after giving effect to such designation, on a pro forma basis, exceeds the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior (and without giving effect) to such designation. In the case of the Exchange Debentures, each such designation shall be evidenced by the filing with the Trustee of a certified copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

  "Equity Offering" means a sale by the Issuer of shares of its Qualified Capital Stock.

  "Exchange Date" means the date of original issuance of the Exchange
Debentures.

  "Exchange Debentures" means either the Company Exchange Debentures or the Holdings Exchange Debentures, as applicable.

  "Exchange Indenture" means the Indenture dated as of June 24 , 1998 between the Company, in the case of Exchange Debentures issued by the Company, or Holdings, and, in either case, United States Trust Company of New York, as trustee, governing the Exchange Debentures.

  "Foreign Credit Agreement" means one or more Credit Agreements among one or more Foreign Restricted Subsidiaries and the lenders party thereto.

  "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company that is incorporated or otherwise organized in a jurisdiction other than the United States, any state thereof or the District of Columbia.

  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

  "Holdings" means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, which is organized after June 24, 1998, and of which the capital stock of the Company is its sole material asset and which immediately prior to and at the time of the Exchange Date has no material liabilities other than the Holdings Exchange Debentures.

  "Holdings Exchange Debentures" mean the 13 7/8% Senior Debentures due 2010 issuable by Holdings in exchange for the Senior Preferred Stock in accordance with the Certificate of Designation with respect to the Senior Preferred Stock and pursuant to the Exchange Indenture, including additional Holdings Exchange Debentures issued as interest on outstanding Holdings Exchange Debentures pursuant to the Exchange Indenture.

  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; provided, further, that the amortization of original issue discount on

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Indebtedness issued with original issue discount or the accumulation of distributions on Disqualified Capital Stock shall not be deemed an incurrence of Indebtedness.

  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities or accrued expenses arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets) other than a Lien securing an obligation which is not Indebtedness, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof and, in the case of Holdings, any Preferred Stock of the Company and (vi) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Issuer or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

  "Initial Emerging Market Subsidiary" means each of (i) Chia Tai Samsonite (H.K.) Limited, (ii) Ningbo Chia Tai Samsonite Luggage Co. Ltd., (iii) Samsonite Argentina S.A., (iv) Samsonite Brasil Ltda., (v) Samsonite India Limited, (vi) Samsonite Korea Limited, (vii) Samsonite Mercosur Limited,
(viii) Samsonite Mauritius Limited, and (ix) Samsonite Singapore Limited.

  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

  "Investment" by any Person in any other Person means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stocks, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, such other Person or the making of any investment by such Person in any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the

Notes, the Company Exchange Debentures or the Senior Preferred Stock by the Company or the Holdings Exchange Debentures by Holdings or any other security or evidence of Indebtedness issued by the Company or Holdings, respectively. Notwithstanding the foregoing, the following shall not be considered Investments by a Person in any other Person: (i) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP, (ii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in good faith bona fide settlement of delinquent ordinary course of business trade receivables of customers, (iii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables, (iv) an Interest Rate Agreement or Currency Agreement with an unaffiliated Person provided that such agreements comply with the requirements of clause (iv) of the definition of Permitted Indebtedness, (v) Investments received as consideration for, or customary indemnities given in connection with, an Asset Sale, and (vi) Investments for which the sole consideration provided is Qualified Capital Stock. The Issuer shall be deemed to make an "Investment" in an amount equal to its Pro Rata Interest in the fair market value of the net assets of any previously existing Restricted Subsidiary, at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be; and any property transferred, directly or indirectly (whether by merger or otherwise) to an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be, from the Company or a Restricted Subsidiary after the time of such designation shall be deemed an Investment valued at its fair market value at the time of such transfer. A Restricted Subsidiary of the Company shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary or an Unrestricted Subsidiary, as the case may be, at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Company.

  "Issuer" means (i) the Company in the case of Senior Preferred Stock or the Company Exchange Debentures and (ii) Holdings, in the case of the Holdings Exchange Debentures.

  "Joint Venture Subsidiary" means a Restricted Subsidiary of the Company in which one or more Persons who have provided or are providing operating assets or services to such Restricted Subsidiary beneficially own not less than 50% of the Capital Stock of such Restricted Subsidiary not owned by the Company or a Restricted Subsidiary of the Company.

  "Lien" means any consensual lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Issuer, the aggregate net proceeds received by the Issuer, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Qualified Capital Stock of the Issuer, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Issuer upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Issuer in connection therewith).

  "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

  "Notes" means the 10 3/4% Senior Subordinated Notes due 2008 offered concurrently with the Senior Preferred Stock pursuant to an indenture dated as of June 24, 1998 between the Company and United States Trust Company of New York, as trustee.

  "Notes Indenture" means the indenture governing the Notes.

  "Obligations" means all obligations for principal, premium, interest (including post-petition interest and, in the case of Exchange Debentures, any additional interest or liquidated damages from time to time payable pursuant to the Registration Rights Agreement), penalties, fees, costs, indemnifications, reimbursements, repurchase, redemption, retirement or defeasance obligations, damages and other liabilities and obligations payable under the documentation governing, or otherwise relating to, any Indebtedness.

  "Original Credit Agreement" means the referenced Credit Agreement described in clause (i) of the definition of Credit Agreement dated on or as in effect on or about the Issue Date, as the same may be amended, modified, restated or supplemented from time to time, and any one replacement agreement or facility existing at any time provided to refund, refinance, replace or renew (including subsequent or successive refundings, refinancings, replacements and renewals) the Original Credit Agreement; such replacement agreement or facility to be designated by the Company and certified in an officers' certificate delivered to the Trustee.

  "Pari Passu Debt" means any Indebtedness (secured or unsecured) of the Issuer that ranks pari passu in right of payment with the Exchange Debentures.

  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

  "Permitted Holders" mean Apollo Advisors, L.P. and any Affiliate thereof.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (i) Indebtedness under the Exchange Debentures and the Exchange Indenture, including any Exchange Debentures issued in accordance with the Exchange Indenture as payment of interest on the Exchange Debentures;

    (ii) Indebtedness incurred pursuant to any Credit Agreement (and the guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed $260 million;

    (iii) all other Indebtedness of the Issuer and its Restricted
  Subsidiaries outstanding on the Issue Date, including under the Notes and the Notes Indenture;

    (iv) (a) Obligations under Interest Rate Agreements of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Certificate of Designation or the Exchange Indenture and not for speculative purposes to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates and (b) Indebtedness under Currency Agreements incurred by the Company in the ordinary course of business to the extent that such obligations have been entered into to protect against fluctuations in currency exchange rates and not for speculative purposes; provided, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (v) Indebtedness of a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by the Issuer or a Restricted Subsidiary of the Issuer, in each case with no Lien securing such Indebtedness held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; provided that if as of any date any Person other than the Issuer or a Restricted

  Subsidiary of the Issuer owns or holds any such Indebtedness or holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (v);

    (vi) Indebtedness of the Issuer to a Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by a Restricted Subsidiary of the Issuer, in each case with no Lien securing such Indebtedness; provided that
  (a) any Indebtedness of the Issuer to any Restricted Subsidiary of the Issuer is subordinated, pursuant to a written agreement, to the Issuer's Obligations under the Exchange Indenture and the Exchange Debentures and
  (b) if as of any date any Person other than a Restricted Subsidiary of the Issuer owns or holds any such Indebtedness or any Person holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
  (vi);

    (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $15 million;

    (viii) Acquired Indebtedness of any Restricted Subsidiaries, provided that such Indebtedness was not incurred by a Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer and provided further that after giving effect to such incurrence or assumption of such Acquired Indebtedness the Consolidated Fixed Charge Ratio of the Issuer and its Restricted Subsidiaries, taken as whole, and the Restricted Subsidiary making such acquisition independently, are at least equal to 1.75:1 as calculated in accordance with the covenant described under "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness";

    (ix) Refinancing Indebtedness;

    (x) Indebtedness solely in respect of performance bonds, surety agreements, documentary letters of credit used for payment of goods consistent with past practice, or other guarantees of performance (in each case other than an obligation for the payment of borrowed money) incurred in the ordinary course of business;

    (xi) additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not to exceed $100 million at any one time outstanding; and

    (xii) Indebtedness incurred pursuant to any Foreign Credit Agreement in an aggregate principal amount at any time not to exceed $35 million (and any guarantees thereof).

  "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

    (i) Investments by the Issuer, or by a Restricted Subsidiary thereof, in the Issuer or a Restricted Subsidiary thereof;

    (ii) Cash Equivalents;

    (iii) Investments by the Issuer, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Issuer or a Restricted Subsidiary;

    (iv) Investments by the Company or any of its Restricted Subsidiaries in Emerging Market Subsidiaries in the aggregate amount after the Issue Date not to exceed $50 million;

    (v) reasonable and customary loans made to employees not to exceed $500,000 to any employee, and not to exceed $5 million in the aggregate at any one time outstanding;

    (vi) an Investment that is made by the Issuer or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Issuer or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;

    (vii) accounts receivable of the Issuer and its Restricted Subsidiaries generated in the ordinary course of business;

    (viii) investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

    (ix) additional Investments of the Issuer and its Restricted Subsidiaries from time to time of an amount not to exceed $10 million.

  Notwithstanding the foregoing, amounts available for Investments under clauses (iv) and (ix) shall be increased by the aggregate amount of Returned Investments received by the Issuer on or before the date of such Investment.

  "Person" means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Issuer or any Restricted Subsidiary of the Issuer, or any successor plan thereof, and "Plans" shall have a correlative meaning.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

  "Pro Rata Interest" of any Person in any other Person means a fraction, the numerator of which is the amount of the equity or other ownership interest in such other Person that are beneficially owned by such Person and its Restricted Subsidiaries, and the denominator of which is the aggregate amount of all equity or other ownership interests in such other Person that are outstanding (for this purpose, equity or other ownership interests subject to presently exercisable options, warrants or other rights to acquire such interests shall be deemed to be outstanding and shall be included in both the numerator and denominator). The Pro Rata Interest of any Person in any item of income or expense or in the fair market value of the assets or liabilities of any other Person means the amount obtained by multiplying (i) the amount of such income or expense or the fair market value of the relevant asset or liability, as the case may be, of such other Person by (ii) the Pro Rata Interest of such Person in such other Person.

  "Purchase Money Indebtedness" of any Person means any Indebtedness incurred or assumed by a Person to finance the cost (including the cost of construction) of an item of real or personal property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith and provided that such Indebtedness is incurred or assumed within 90 days of the acquisition of, or improvement to, such property; and provided that any lien securing such Indebtedness does not extend to any property or assets other than the real or personal property financed with such Indebtedness.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Recapitalization" means the transactions described as such in this Offering Memorandum.

  "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock or Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock or Preferred Stock, as the case may be.

  "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Preferred Stock or the Exchange Debentures; provided, that if the Transaction Date in question is more than 90 days after the end of such Person's most recently completed fiscal year or more than 45 days after the end of such Person's most recently completed fiscal quarter (other than the fourth fiscal quarter), then "Reference Period" shall mean the four full fiscal quarters ended on the last day of such fiscal year or fiscal quarter, as the case may be, unless financial information for a later period of four full fiscal quarters is available.

  "Refinancing Indebtedness" means an extension, renewal, replacement, refinancing or refunding of any Indebtedness which is Permitted Indebtedness or is otherwise incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (such Indebtedness is collectively referred to as "Refinancing Indebtedness"); provided, that (1) the maximum principal amount of the relevant Refinancing Indebtedness (or, if such Refinancing Indebtedness (if not a revolving credit or similar arrangement) does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Refinancing Indebtedness) may not exceed (x) the maximum principal amount of the relevant Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded, plus unpaid interest, prepayment penalties, redemption premiums, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith (collectively, "Refinancing Costs"), or (y) if such Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness plus Refinancing Costs, (2) if Pari Passu Debt, in the case of the Company Exchange Debentures, or Disqualified Capital Stock, such Refinancing Indebtedness has a Weighted Average Life to Maturity and a final maturity that is equal to or greater than the Pari Passu Debt or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded at the time of such extension, renewal, replacement, refinancing or refunding, (3) with respect to Indebtedness or Disqualified Capital Stock of the Issuer or any Restricted Subsidiaries, the relevant Refinancing Indebtedness shall rank in right of payment with respect to the Senior Preferred Stock and the Exchange Debentures, as the case may be, to an extent no less favorable in respect thereof to the holders of Senior Preferred Stock and the Exchange Debentures, as the case may be, than the Indebtedness or Disqualified Capital Stock being refinanced, extended, renewed, replaced or refunded and (4) Refinancing Indebtedness incurred by a Restricted Subsidiary of the Issuer shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary or any other Restricted Subsidiary of the Issuer.

  "Representative" means the representative appointed by the holders of Designated Senior Debt.

  "Restricted Payment" means the following:

    (A) For purposes of the Exchange Indenture, (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Issuer's Capital Stock, other than the Senior Preferred Stock pursuant to the Certificate of
  Designation as in effect on the Issue Date, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Issuer or any warrants, rights or options to acquire shares of Capital Stock of the Issuer, other than the exchange of shares of Senior Preferred Stock for the Exchange Debentures or other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Subordinated Debt, (iv) the making of any Investment (other than a Permitted Investment) (provided that the amount of any Investment for purposes of this clause (iv) shall be calculated by subtracting the amount of any applicable Returned Investments, if any, on any such Investment), (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors or (vi) forgiveness of any Indebtedness of an Affiliate of the Issuer to the Issuer or a Restricted Subsidiary; provided, however, that the term "Restricted Payment" does not include (a) any defeasance, redemption, repurchase or retirement for value, in whole or in part, of Indebtedness of the Issuer or the Senior Preferred Stock payable solely in shares of Qualified Capital Stock or Subordinated Debt or (b) the repayment or retirement of Subordinated Debt with the proceeds of Refinancing Indebtedness incurred in accordance with clause (ix) of the definition of Permitted Indebtedness. For purposes of determining the amount available to make Restricted Payments pursuant to clause (a)(iii) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments", the amount of any Restricted Payments made pursuant to clauses (iv) or (v) above shall be calculated after giving effect to any Returned Investments.

    (B) For purposes of the Certificate of Designation, (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock and other than dividends or distributions (in cash or otherwise) on the Senior Preferred Stock) on shares of the Company's Junior Securities, (ii) the purchase, redemption, retirement or other acquisition for value of any Junior Securities of the Company, or any warrants, rights or options to acquire shares of Junior Securities of the Company, other than through the exchange of such Junior Securities or any warrants, rights or options to acquire shares of any class of such Junior Securities for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,
  (iii) the making of any Investment (other than a Permitted Investment) (provided that the amount of any Investment for purposes of to this clause
  (iii) shall be calculated by subtracting the amount of any applicable Returned Investments, if any, on any such Investment), (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors and (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount available to make Restricted Payments pursuant to clause (a)(iii) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments", the amount of any Restricted Payments made pursuant to clauses (iii) or
  (iv) above shall be calculated after giving effect to any Returned
  Investments.

  "Restricted Subsidiary" means a Subsidiary of the Issuer other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company (other than the Initial Emerging Market Subsidiaries) existing as of the Issue Date. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that the Company may not designate any Emerging Market Subsidiary to become a Restricted Subsidiary unless such designation complies with the requirements set forth in the definition of "Emerging Market Subsidiary" relating thereto.

  "Returned Investments" mean, with respect to all Investments made in Emerging Market Subsidiaries or Unrestricted Subsidiaries pursuant to clause
(iv) or (ix), respectively, of the definition of "Permitted Investments" or pursuant to clauses (A)(iv) or (v) of the definition of "Restricted Payment" for purposes of the

Exchange Indenture or clauses (B)(iii) or (iv) for purposes of the Certificate of Designation, the aggregate amount of (i) all payments made in respect of such Investments, other than interest, dividends or other distributions not in the nature of a return or repurchase of capital or a repayment of principal, that have been paid or returned, without restriction, in cash to the Issuer and its Restricted Subsidiaries and (ii) the Pro Rata Interest of the Issuer and its Restricted Subsidiaries in the fair market value of the net assets of all Emerging Market Subsidiaries or Unrestricted Subsidiaries, as the case may be, that have been designated a Restricted Subsidiary of the Issuer after the Issue Date, such fair market value to be determined as of the date of such designation; provided, that amounts under the foregoing clause (ii) with respect to each such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be, shall not constitute Returned Investments to the extent that such amount exceeds the total amount of Investments by the Company and its Restricted Subsidiaries in such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be. Notwithstanding the foregoing, Returned Investments shall be credited to the amounts available for Investments pursuant to clauses (iv) or (ix) of the definition of "Permitted Investments" or Investments made pursuant to the provisions of clauses (A)(iv) or (v) for purposes of the Exchange Indenture or (B)(iii) or (iv) for purposes of the Certificate of Designation, as the case may be, only to the extent that such Returned Investments are in respect of Investments made pursuant to each such clause or provision.

  "Senior Debt" means, the principal of, premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, obligations in respect of letters of credit, bankers acceptances and similar transactions, indemnities and other amounts owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness and Obligations of the Company and its Subsidiaries owed under each Credit Agreement (and any guarantees thereof) and the Notes and the Notes Indenture,
(b) all obligations of the Company with respect to any Interest Rate Agreement or Currency Agreement to the extent incurred pursuant to (iv) of the definition of Permitted Indebtedness, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Exchange Debentures and (e) all deferrals, renewals, extensions, replacements, refinancings and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Issuer to any of its Subsidiaries, (ii) Indebtedness represented by the Exchange Debentures, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of the Exchange Indenture.

  "Senior Preferred Stock" means the 13 7/8% Senior Redeemable Exchangeable Preferred Stock, liquidation preference $1,000 per share of the Company.

  "Significant Restricted Subsidiary" of the Company means any Restricted Subsidiary of the Company which satisfies the requirements for being a "significant subsidiary" as defined in Regulation S-X under the Securities Act and the Exchange Act.

  "Subordinated Debt" means Indebtedness of the Issuer or any Subsidiary that is subordinated in right of payment by its express terms or by the express terms of any related document to the Exchange Debentures.

  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Unrestricted Subsidiary" means (a) any Emerging Market Subsidiary, (b) any Subsidiary of an Unrestricted Subsidiary or an Emerging Market Subsidiary and
(c) any Subsidiary of the Issuer which is classified after the Issue Date as an Unrestricted Subsidiary or an Emerging Market Subsidiary by a resolution adopted by the Board of Directors of the Issuer; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "--Certain Covenants--Limitation on Restricted Payments"; provided, further, that a Subsidiary may not be classified as an Emerging Market Subsidiary unless such classification would be in compliance with the provisions of the definition of "Emerging Market Subsidiary." The Trustee shall be given prompt notice by the Issuer of each resolution adopted by the Board of Directors of the Issuer under this provision, together with a copy of each such resolution adopted.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                         BOOK-ENTRY; DELIVERY AND FORM

  The certificates representing the New Senior Preferred Stock will be issued in fully registered form. Except as described below, the New Senior Preferred Stock initially will be represented by a single, global certificate, in definitive, fully registered form (the "Global Certificate") and will be deposited with BankBoston, N.A. c/o Boston EquiServe, L.P. (the "Registrar") for the New Senior Preferred Stock, as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co. or such other nominee as DTC may designate.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Upon the issuance of the Global Certificate, DTC or its custodian will credit, on its internal system, the respective liquidation preference of the New Senior Preferred Stock represented by such Global Certificate to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the Global Certificate will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

  So long as DTC or its nominee is the registered owner or holder of the Global Certificate, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the New Senior Preferred Stock represented by such Global Certificate for all purposes under the Certificate of Designation and the New Senior Preferred Stock. No beneficial owners of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures in addition to those provided for under the Certificate of Designation. Owners of beneficial interests in the Global Certificate will not be entitled to have the New Senior Preferred Stock represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated Senior Preferred Stock in definitive form and will not be considered to be the owners or holders of any New Senior Preferred Stock under the Global Certificate. Accordingly, each person owning a beneficial interest in the Global Certificate must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any right of a holder of New Senior Preferred Stock under the Global Certificate. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Certificate desires to take any action that DTC, as the holder of the Global Certificate, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Payments of the liquidation preference of, and dividends on the New Senior Preferred Stock represented by the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Registrar, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that DTC or its nominee, upon receipt of any payment of liquidation preference of, or dividends on the New Senior Preferred Stock, in respect of the Global Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the liquidation preference of such Global Certificate, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfer between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of New Senior Preferred Stock in certificated form ("Certificated New Senior Preferred Stock") for any reason, including to sell New Senior Preferred Stock to persons in states which require such delivery of such New Senior Preferred Stock or to pledge such New Senior Preferred Stock, such holder must transfer its interest in the Global Certificate, in accordance with the normal procedures of DTC and the procedures set forth in the Certificate of Designation.

  Unless and until it is exchanged in whole or in part for Certificated New Senior Preferred Stock in definitive form, the Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

  Beneficial owners of New Senior Preferred Stock registered in the name of DTC or its nominee will be entitled to be issued, upon request, New Senior Preferred Stock in definitive certificated form.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of New Senior Preferred Stock (including the presentation of New Senior Preferred Stock for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Certificate are credited and only in respect of such portion of the aggregate liquidation preference of New Senior Preferred Stock as to which such participant or participants has or have given such direction.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Certificate among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Subject to certain conditions, any person having a beneficial interest in the Global Certificate may, upon request to the Registrar, exchange such beneficial interest for New Senior Preferred Stock in the form of Certificated New Senior Preferred Stock. Upon any such issuance, the Trustee is required to register such Certificated New Senior Preferred Stock in the name of, and cause the same to be delivered to such person or persons (or the nominee of any thereof). In addition, if DTC is at any time unwilling or unable to continue as a depositary for the Global Certificate and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated New Senior Preferred Stock in exchange for the Global Certificate.

  Each holder of Old Senior Preferred Stock who wishes to exchange Old Senior Preferred Stock for New Senior Preferred Stock in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Old Senior Preferred Stock acquired directly from the Company for its own account, (ii) any New Senior Preferred Stock to be received by it was acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Senior Preferred Stock. In addition, in connection with any resales of New Senior Preferred Stock, any broker-dealer (a "Participating Broker-Dealer") who acquired the New Senior Preferred Stock for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Senior Preferred Stock (other than a resale of an unsold allotment from the original sale of the Old Senior Preferred Stock) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this Prospectus in connection with the resale of such New Senior Preferred Stock.

  In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer Registration Statement is not declared effective on or prior to November 21, 1998 or the Exchange Offer is not consummated on or prior to December 21, 1998, upon the request of the Initial Purchaser or if the Initial Purchaser is not permitted by applicable law or interpretations of the staff of the Commission to participate in the Exchange Offer and thereby receive freely tradeable New Senior Preferred Stock, or if a holder of the Old Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable New Senior Preferred Stock pursuant to the Exchange Offer, the Company will, in lieu of effecting the registration of the New Senior Preferred Stock pursuant to the registration statement of which this Prospectus is a part and at the Company's cost, (a) on or prior to August 23, 1998 file with the Commission the Shelf Registration Statement (the "Shelf Registration Statement") covering resales of the Transfer Restricted Senior Preferred Stock (as defined herein) (or within 60 days of the delivery of the Shelf Notice (as defined in the Registration Rights Agreement), as the case may be (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to November 21, 1998 (or within 90 days of the delivery of the Shelf Notice to holders of Transfer Restricted Senior Preferred Stock), as the case may be, and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period that will terminate when all of the Transfer Restricted Senior Preferred Stock covered by the Shelf Registration Statement has been sold pursuant thereto or cease to be outstanding). The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Transfer Restricted Senior Preferred Stock copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Transfer Restricted Senior Preferred Stock has become effective and take certain other actions as are required to permit unrestricted resales of the Transfer Restricted Senior Preferred Stock. A holder of Transfer Restricted Senior Preferred Stock who sells such Senior Preferred Stock pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  For purposes of the foregoing, "Transfer Restricted Senior Preferred Stock" means each share of Old Senior Preferred Stock until (i) the date on which such share of Old Senior Preferred Stock has been exchanged for a freely transferable share of New Senior Preferred Stock in the Exchange Offer, (ii) the date on which such share of Old Senior Preferred Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such share of Old Senior Preferred Stock is sold to the public pursuant to Rule 144 under the Securities Act or (iv) until such share of Old Senior Preferred Stock ceases to be outstanding for purposes of the Certificate of Designation.

  In the event that: (i) the registration statement of which this Prospectus is a part is not filed on or prior to August 23, 1998 or, if required to be filed on behalf of the holders of Transfer Restricted Senior Preferred Stock, the Shelf Registration Statement is not filed on or prior to August 23, 1998 (or within 60 days following delivery of the Shelf Notice to holders of Transfer Restricted Senior Preferred Stock), as the case may be; (ii) the registration statement of which this Prospectus is a part or Shelf Registration Statement is not declared effective on or prior to November 21, 1998 (or within 90 days following delivery of the Shelf Notice to holders of Transfer Restricted Senior Preferred Stock), as the case may be; or
(iii) either (A) the Company has not exchanged the New Senior Preferred Stock for all Old Senior Preferred Stock validly tendered in accordance with the terms of the Exchange Offer on or prior to December 21, 1998 or (B) the registration statement of which this Prospectus is a part ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date; (each such event referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to holders of the Transfer Restricted Senior Preferred Stock will be the immediate assessment of additional dividends ("Additional Dividends") as follows: the per annum dividend rate on the Transfer Restricted Senior Preferred Stock will increase by 50 basis points; and the per annum dividend rate will increase by an additional 25 basis points for each subsequent 90 day period during which the Registration Default remains uncured, up to a maximum additional dividend rate of 100 basis points per annum in excess of the dividend rate originally borne by the Senior Preferred Stock (as shown on the front cover page of this Prospectus). All Additional Dividends will be payable to holders of the Transfer Restricted Senior Preferred Stock in cash on each March 15, June 15, September 15 and December 15, commencing with the first such date occurring after any such Additional Dividend commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the dividend rate on the Senior Preferred Stock will revert to the dividend rate originally borne by the Senior Preferred Stock (as shown on the front cover page of this Prospectus).

  Dividends on each share of New Senior Preferred Stock will accrue from June 24, 1998 or from the most recent Dividend Payment Date to which dividends were paid on the Old Senior Preferred Stock surrendered in exchange therefor or on the New Senior Preferred Stock, as the case may be. Holders of New Senior Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, dividends on the New Senior Preferred Stock at a rate per annum of 13 7/8% of the liquidation preference per share of New Senior Preferred Stock, except that, if any dividends accrue on the New Senior Preferred Stock in respect of any period prior to its issuance, such dividends will accrue at the rate or rates borne by the Old Senior Preferred Stock from time to time during such period.

                      DESCRIPTION OF NEW CREDIT FACILITY

  The following summary of the principal terms of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the provisions of the credit agreement and other related documents.

  On June 24, 1998, the Company entered into the New Credit Facility with Bank of America National Trust and Savings Association, as Administrative Agent ("B of A"), and BankBoston, N.A., as Syndication Agent (together, the "Credit Facility Banks"). Pursuant to the New Credit Facility, the Credit Facility Banks have agreed to provide the Company with a $100 million revolving credit facility (the "Revolving Credit Facility"), a term loan facility in the amount of $60 million (the "U.S. Term Loan Facility") to be borrowed by the Company and a $50 million term loan facility (the "European Term Loan Facility") to be borrowed by Samsonite Europe N.V. (the Revolving Credit Facility, the U.S. Term Loan Facility and the European Term Loan Facility are collectively referred to herein as the "New Credit Facility"). The Company has the option in certain circumstances to add additional lenders as parties to the New Credit Facility and in connection therewith to increase the Revolving Credit Facility by up to an additional $50 million. The Revolving Credit Facility and the European Term Loan Facility mature on June 24, 2003. The U.S. Term Loan Facility requires principal repayments in each of the first five years of 1.0% of the original principal balance and principal repayments in each of the sixth and seventh years of 47.5% of the original principal balance.

  All loans made to the Company under the Revolving Credit Facility will bear interest either at the higher of .50% per annum above the latest Federal Funds Rate and the B of A reference rate (the "Base Rate") or the Eurodollar rate (as defined in the definitive documentation relating thereto), plus, in each case, the "Applicable Margin," which initially is 2.75% per annum with respect to any portion of the U.S. Term Loan Facility that is a Eurodollar rate loan, 2.5% per annum with respect to any other loan that is a Eurodollar rate loan, 1.75% per annum with respect to any portion of the U.S. Term Loan Facility that is a Base Rate loan and 1.5% per annum with respect to any other Base Rate loans. The Applicable Margin on documentary letters of credit is initially 1.9375% per annum. All loans made to Samsonite Europe N.V. under the Revolving Credit Facility (including foreign standby letters of credit) and the European Term Loan Facility will bear interest at the Eurodollar rate plus the "Applicable Margin." The Applicable Margin will rise or fall depending upon the financial performance of the Company. The Company will pay a commitment fee which initially will be 0.5% per annum on the unused portion of the Revolving Credit Facility. The fees paid in respect of domestic and foreign standby and documentary letters of credit will rise and fall depending on the financial performance of the Company, but in any event will not exceed 1.9375% per annum of the aggregate undrawn face amount of a foreign or domestic documentary letter of credit.

  The obligations under the U.S. Term Loan Facility and the Revolving Credit Facility are secured by inventory, accounts receivable, personal property and other intangibles of the Company and will be secured by intellectual property by the 60th day following the closing of the New Credit Facility, and the Company has already pledged 100% of the capital stock of its major domestic subsidiaries and 66% of the capital stock of Samsonite Europe N.V. and other major non-domestic subsidiaries.

  The New Credit Facility contains customary financial and other covenants that, among other things, limit the ability of the Company (subject to customary and negotiated exceptions) to (i) incur additional liens, (ii) incur additional indebtedness, (iii) make certain kinds of investments, (iv) prepay subordinate indebtedness, (v) make distributions and dividend payments to its stockholders, (vi) engage in affiliate transactions, (vii) make certain asset dispositions, (viii) make acquisitions and (ix) participate in certain mergers.

                         DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock par value $.01 per share (the "Preferred Stock"). As of August 4, 1998, there were 10,433,756 shares of Common Stock issued and outstanding. The following description of the capital stock of the Company and of certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Charter") and the Company's By-Laws (the "By-Laws") is a summary of the principal terms thereof. Reference is hereby made to the full text of the Charter and By-Laws, copies of which are filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, incorporated by reference herein.

COMMON STOCK

  The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock would be entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

  The Board of Directors of the Company has the authority to issue the Preferred Stock in one or more classes or series and to fix the designations, powers, preferences and rights of the shares of each such class or series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preference and the number of shares constituting each such class or series, without any further vote or action by the stockholders. The Company has not issued, and has no present plans to issue, any shares of the Preferred Stock, other than the Senior Preferred Stock issued on June 24, 1998.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Common Stock is BankBoston, N.A.

CERTAIN CHARTER AND BY-LAWS PROVISIONS

  The Charter and the By-Laws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise.

  Classified Board of Directors and Related Provisions. The Charter provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible. Class I directors, who will serve for a term ending with the annual meeting of stockholders to be held in 1999, currently consist of three directors, Class II directors, who will serve for a term ending with the annual meeting of stockholders to be held in 2000, currently consist of three directors and Class III directors, who will serve for a term ending with the annual meeting of stockholders to be held in 1998, currently consist of three directors. A director may be removed by the stockholders, but only for cause, and only by the affirmative vote of the holders, voting as a single class of a majority of the total number of votes entitled to be cast by all holders voting stock (which shall include the Common Stock and any class or series of Preferred Stock which by its terms may be voted on all matters submitted to stockholders of the Company generally).

  The purpose of a classified board is to promote conditions of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors, by guaranteeing that in the ordinary course at least two-thirds of the directors will at all times have had at least one year's experience as directors of the Company. However, for similar reasons, a classified board may deter certain mergers, tender offers or other takeover attempts which some or a majority of the holders of the Company's stock may deem to be in their best interest, since it would take two annual meetings of stockholders to elect a majority of the Board of Directors. Similarly, a classified board structure would delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board of Directors at a single annual meeting.

  Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. The By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

  The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of the Company's Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting, only such business may be conducted as has been specified in the notice of the meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or brought before the meeting by, or at the direction of, the Board of Directors (or any duly authorized committee thereof) or by a stockholder who has given timely written notice to be Secretary of the Company of such stockholder's intention to bring such business before such meeting.

  Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made or business to be conducted at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice must be delivered by the stockholder to the Company not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the ninetieth day prior to such meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.

  In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or conduct certain business at an annual meeting must contain certain specified information. If the Board of Directors determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

STOCKHOLDER RIGHTS PLAN

  On May 12, 1998, the Company declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to stockholders of record at the close of business on May 20, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), at a purchase price of $70, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and BankBoston, N.A. as Rights Agent.

  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a distribution date (the "Distribution Date"), will occur upon the earlier of
(i) ten business days following a public announcement that a person has become an Acquiring Person (the "Stock Acquisition Date"), or (ii) ten business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. "Acquiring Person" means any person who or which, together with all affiliates and associates of such person, shall be the beneficial owner of 15% or more of the Shares then outstanding, but shall exclude (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company, (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Exempted Person (i.e., certain persons whose 15% ownership prior to the execution of the Rights Plan was "grandfathered"), (vi) any person, together with such person's affiliates and associates, whose percentage beneficial ownership is increased to more than 15% of the outstanding Shares by reason of any repurchase of Common Stock by the Company, provided that, in the case of clause (vi), such person, together with such person's affiliates and associates, (a) does not acquire any Common Stock after the public announcement of the repurchase of Common Stock by the Company in connection with the Offer, as the same may be amended or modified and (b) does not acquire any shares of Common Stock following any repurchase of Common Stock by the Company if such repurchase would result in such person, together with such person's affiliates and associates, owning in excess of 15% of the outstanding Common Stock.

  Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined herein) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series B Preferred Stock will be issued.

  The Rights are not exercisable until the Distribution Date and will expire at the 5:00 p.m. (New York City time) on May 31, 2000, unless earlier redeemed or extended by the Board of Directors of the Company as described below.

  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

  In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

  For example, at an exercise price of $70 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $140 worth of Common Stock (or other consideration, as noted above) for $70. Assuming that the Common Stock had a per share value of $35 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $70.

  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger which follows an offer described in the second paragraph) or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each

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

holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second paragraph are referred to as the "Triggering Events."

  At any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.005 redemption price.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for Common Stock of the Acquiring Company as set forth below.

  Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen a time period relating to when the Rights may be redeemed may be made at such time as the Rights are not redeemable.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at any time until 10 business days following the Stock Acquisition Date.

STATUTORY PROVISIONS

  Section 203 of the Delaware General Corporation Law (the "DCL") prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting. A Delaware corporation, pursuant to a provision in its certificate of incorporation or by-laws, may elect not to be governed by Section 203 of the DCL in which case such election becomes effective one year after its adoption. In the Charter, the Company has elected not to be governed by Section 203 of the DCL.

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

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general discussion of certain U.S. federal income tax consequences associated with the exchange of the Old Senior Preferred Stock for the New Senior Preferred Stock pursuant to the Exchange Offer and the ownership and disposition of New Senior Preferred Stock and Company Exchange Debentures to a U.S. person (as defined below) who acquired the Old Senior Preferred Stock at the initial offering from the Initial Purchaser for the original offering price thereof and who acquires the New Senior Preferred Stock pursuant to the Exchange Offer. This discussion is based on provisions of the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to subsequent purchasers of the Senior Preferred Stock or Company Exchange Debentures and is limited to investors who hold Senior Preferred Stock and Company Exchange Debentures as capital assets. Furthermore, this discussion does not address U.S. federal alternative minimum tax consequences and does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have acquired Senior Preferred Stock and Company Exchange Debentures as part of a straddle, hedge, conversion transaction or other integrated investment).

  As used herein, the term "U.S. person" means a holder of Senior Preferred Stock or Company Exchange Debentures that is, for U.S. federal income tax purposes, (i) a citizen or resident of the U.S., (ii) a corporation or partnership created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

  EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SENIOR PREFERRED STOCK AND COMPANY EXCHANGE DEBENTURES, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

EXCHANGE OFFER

  There should be no U.S. federal income tax consequences to a holder who exchanges Old Senior Preferred Stock for New Senior Preferred Stock pursuant to the Exchange Offer and the New Senior Preferred Stock received should be treated as a continuation of the Old Senior Preferred Stock in the hands of such holder. Accordingly, any such holder should have the same adjusted tax basis and holding period in the New Senior Preferred Stock as it had in the Old Senior Preferred Stock immediately before the exchange.

  Because the Company sold the Old Senior Preferred Stock together with certain stock warrants as a unit, the two instruments will likely be treated as an investment unit for U.S. federal income tax purposes. In such case, the purchase price of a unit should be allocated between the Old Senior Preferred Stock and the warrants based on their relative fair market values at the time of purchase. The Company intends to allocate $966.74 and $33.26 of the purchase price of a unit to the Old Senior Preferred Stock and the warrant, respectively, and such allocation should establish the issue price and initial tax basis in the Old Senior Preferred Stock. No assurance can be given, however, that the IRS will not challenge the Company's allocation of the purchase price and, if successful, such challenge could result in a different issue price and initial tax basis for the Old Senior Preferred Stock.

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

DISTRIBUTIONS ON NEW SENIOR PREFERRED STOCK

  Distributions on the New Senior Preferred Stock, whether paid in cash, in additional shares of Senior Preferred Stock or as constructive distributions (as discussed below under "Redemption Premium"), will be taxable as ordinary income to the extent that the amount of cash or the fair market value of any Senior Preferred Stock distributed does not exceed the portion of the Company's current and accumulated earnings and profits attributable to such distribution (as determined for U.S. federal income tax purposes). To the extent that the amount of distributions paid on the New Senior Preferred Stock exceeds such earnings and profits, such distributions will be treated first as a return of capital, reducing the holder's adjusted tax basis in the New Senior Preferred Stock, with any excess taxable as gain from the sale or exchange of a capital asset. Any such capital gain will be long-term capital gain if the holder has held the New Senior Preferred Stock for more than one year immediately prior to such distribution. Under recently adopted amendments to the Code, capital gain recognized by an individual investor upon a disposition of a capital asset that has been held for more than one year immediately prior to such disposition will generally be subject to a maximum income tax rate of 20% or, in the case of a capital asset that has been held for one year or less, will be subject to tax at ordinary income tax rates. Corporate holders will generally be taxed on capital gains (short-term and long-term) at a rate of 35%. It is unclear whether the Company will have sufficient earnings and profits to cause distributions on the New Senior Preferred Stock to be taxable as dividends for U.S. federal income tax purposes. For purposes of the remainder of this discussion, unless the context indicates otherwise, the term "dividend" refers to a distribution taxed as ordinary income as described above.

  A holder's initial tax basis in any additional shares of New Senior Preferred Stock distributed by the Company will be equal to their fair market value on the date of distribution. A holder's holding period for such additional shares will commence with their distribution and will not include its holding period for the New Senior Preferred Stock with respect to which the additional shares were distributed.

  Subject to various limitations, including certain holding period requirements, the "debt financed portfolio stock" rules and limitations based on a holder's taxable income, dividends received by a corporate holder which owns less than 20% of the Company's stock (by vote or value) generally will be eligible for the 70% dividends-received deduction. In addition, the rules of
Section 1059 of the Code may apply, requiring certain corporate holders to reduce their adjusted tax basis (but not below zero) in the New Senior Preferred Stock by the amount of the dividends-received deduction resulting from any "extraordinary dividend" on the New Senior Preferred Stock. Moreover, such holders would immediately recognize capital gain to the extent such adjusted tax basis would have been reduced below zero as a result of the above described rule. "Extraordinary dividend" is broadly defined and may include a redemption of New Senior Preferred Stock that is treated as a dividend, without regard to the size of such redemption or the length of time a holder has held the stock. Corporate holders should consult their tax advisors regarding the availability of the dividends-received deduction and the possible application of Section 1059 of the Code.

  As part of President Clinton's Fiscal Year 1999 Budget Proposal, which was submitted to Congress on February 2, 1998, the Administration proposed adoption of a provision that would, except in limited circumstances, eliminate the dividends-received deduction for certain preferred stock (such as the New Senior Preferred Stock). The proposal would be effective for stock issued after the date of enactment. There can be no assurance that any legislation, including the Administration's proposal, enacted after the date hereof would not apply to the New Senior Preferred Stock. Corporate holders of New Senior Preferred Stock should consult their tax advisors regarding the possible effects of the Administration's proposal.

REDEMPTION PREMIUM

  If the redemption price of redeemable preferred stock (such as the New Senior Preferred Stock) exceeds its issue price by more than a de minimis amount, such excess may be treated as a constructive distribution of additional stock on such preferred stock, over the term of the preferred stock, using a constant yield method.

Based on the purchase price allocation discussed in "Exchange Offer" above, the Senior Preferred Stock will be deemed to have been issued with more than a de minimis amount of redemption premium. The Company's determination as to whether there is a constructive distribution is binding on all holders of the Senior Preferred Stock, other than a holder that explicitly discloses that its determination as to whether there is a constructive distribution differs from that of the Company. Such disclosure must be made on a statement attached to the holder's timely filed U.S. federal income tax return for the taxable year that includes the date the holder acquired the Senior Preferred Stock. A constructive distribution of additional Senior Preferred Stock will generally be subject to the same rules as described above in "Distributions on Senior Preferred Stock."

  In addition, Senior Preferred Stock distributed in lieu of cash dividends on the New Senior Preferred Stock may also be subject to the foregoing rules, depending on the issue price of such additional Senior Preferred Stock.

  Constructive distributions on the Senior Preferred Stock may arise due to its optional redemption provisions only if, based on all of the facts and circumstances as of the issuance date, an optional redemption was more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption (i.e., a premium paid as a result of changes in economic or market conditions over which neither the issuer nor the holder has control, such as changes in prevailing dividend rates). Applicable Treasury regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if the issuer and the holder are unrelated, there are not arrangements that effectively require the issuer to redeem the stock and exercise of the option to redeem would not reduce the yield of the stock. Although no assurances can be given, the Company believes that the optional redemption provisions will not give rise to a constructive distribution, based on one or more of the following positions: (i) that such provisions would not be treated as more likely than not to be exercised under these rules, (ii) that the redemption premium is in the nature of a penalty for premature redemption or (iii) that the safe harbor would apply. Moreover, a holder's right to require a redemption of the Senior Preferred Stock upon the occurrence of a contingency (such as a change of control of the Company) could under certain circumstances result in constructive distributions, although the Company does not believe that such result should apply to the Senior Preferred Stock.

REDEMPTION, SALE OR EXCHANGE OF THE NEW SENIOR PREFERRED STOCK

  A holder generally will recognize taxable gain or loss upon the sale or disposition (other than a redemption or an exchange of New Senior Preferred Stock for Company Exchange Debentures, as discussed below) of New Senior Preferred Stock equal to the difference between the amount of cash or the fair market value of property received and the holder's adjusted tax basis in the shares. Such capital gain will be long-term gain or loss if the holder's holding period for the New Senior Preferred Stock exceeds one year immediately prior to such disposition. Such capital gain or loss will be subject to the capital gains rates discussed above under "Distributions on New Senior Preferred Stock."

  A redemption by the Company of the New Senior Preferred Stock for cash or an exchange of the New Senior Preferred Stock for Company Exchange Debentures should be treated as a dividend to the extent that the amount of cash or the fair market value of the Company Exchange Debentures exchanged therefor does not exceed the Company's current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) attributable thereto unless such redemption or exchange (i) results in a "complete termination" of the holder's stock interest in the Company under Section 302(b)(3) of the Code,
(ii) is "substantially disproportionate" with respect to the holder under
Section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code. In determining whether any of these tests have been met, the holder must take into account not only stock which such holder actually owns, but also stock which such holder constructively owns under the attribution rules of Section 318 of the Code. If a holder is treated as having received a dividend upon a redemption of New Senior Preferred Stock for cash or an exchange of New Senior Preferred Stock for Company Exchange Debentures, a holder's tax basis in (x) such Company Exchange Debentures should equal their fair market value on the date of exchange and (y) its New Senior Preferred Stock so redeemed or exchanged should be transferred to any remaining stockholdings of the holder in the Company. If the holder does not retain any stock ownership in the Company, such holder may lose such tax basis entirely. If any of the three tests described above are met, except as described below, such redemption or exchange generally should be treated in the same manner as a sale or exchange of such shares described in the preceding paragraph.

  If a redemption of New Senior Preferred Stock in exchange for Company Exchange Debentures is treated as a sale or exchange, each exchanging holder of the New Senior Preferred Stock should recognize capital gain or loss equal to the difference between the "issue price" of the Company Exchange Debentures (as defined below) and such holder's adjusted tax basis in the New Senior Preferred Stock surrendered in exchange therefor, and a holder's tax basis in the Company Exchange Debentures should equal their "issue price." Assuming the Company Exchange Debentures are traded on an established market at any time during the 60-day period ending 30 days after their issue date, the issue price of the Company Exchange Debentures should be their fair market value on the issue date. If the New Senior Preferred Stock, but not the Company Exchange Debentures issued in exchange therefor, is traded on an established market at any time during the 60-day period ending 30 days after the issue date of the Company Exchange Debentures, the issue price of the Company Exchange Debentures should be the fair market value of the New Senior Preferred Stock exchanged therefor at the time of exchange. If neither the New Senior Preferred Stock nor the Company Exchange Debentures are so traded, the issue price of the Company Exchange Debentures should be their stated liquidation amount or, in the event the Company Exchange Debentures do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, their "imputed liquidation amount" (generally, the present value of all payments due under the Company Exchange Debentures, discounted at the appropriate "applicable federal rate").

THE COMPANY EXCHANGE DEBENTURES

INTEREST AND ORIGINAL ISSUE DISCOUNT ("OID")

  If the terms of the Company Exchange Debentures permit the Company to issue additional Company Exchange Debentures in lieu of paying cash interest (which generally should be the case only if the Company Exchange Debentures are issued prior to June 15, 2003), the Company Exchange Debentures will be deemed to have been issued with OID for U.S. federal income tax purposes. Consequently, holders will be required to include OID in ordinary income over the period that they hold the Company Exchange Debentures in advance of the receipt of cash attributable thereto under a constant yield method. If the issuance of additional Company Exchange Debentures would not reduce the yield to maturity on the Company Exchange Debentures (which generally should be the case if the issue price of the Company Exchange Debentures is at least equal to their stated principal amount) and the Company does not elect to issue additional Company Exchange Debentures, the amount of OID includible in ordinary income over the remaining term of the Company Exchange Debentures will be equal to the excess of (i) the sum of the stated principal amount of the Company Exchange Debentures plus all remaining cash payments of stated interest over (ii) the issue price of the Company Exchange Debentures. The amount of OID includible in a holder's income during a calendar year should generally equal the amount of scheduled interest payments during such year.

  If the issuance of additional Company Exchange Debentures would not reduce the yield to maturity on the Company Exchange Debentures, and the Company elects to issue additional Company Exchange Debentures, the issuance of additional Company Exchange Debentures would not be treated as a payment of interest and the Company Exchange Debentures would be deemed to be "reissued" on each date that additional Company Exchange Debentures are issued solely for purposes of computing the amount of OID includible in income during the then remaining term of the Company Exchange Debentures. Under these rules, the Company

Exchange Debentures would be deemed to be reissued at their then adjusted issue price (i.e., their original issue price plus accrued OID less previous payments of interest in cash) and any additional Company Exchange Debentures would be treated as part of the original Company Exchange Debentures to which such additional Company Exchange Debentures relate. The amount of OID includible in a holder's income over the remaining term of a Company Exchange Debenture, determined under the constant yield method described above, would be equal to (i) the stated principal amount due at maturity (including the stated principal amount of any additional Company Exchange Debentures treated as part of such Company Exchange Debenture) plus all remaining cash payments of stated interest over (ii) the adjusted issue price of the Company Exchange Debentures.

  If the issuance of additional Company Exchange Debentures would reduce the yield to maturity on the Company Exchange Debentures (which generally should be the case if the issue price of the Company Exchange Debentures is less than their stated principal amount) and the Company elects to issue additional Company Exchange Debentures in lieu of paying cash interest, the amount of OID includible in income in respect of a Company Exchange Debenture should generally be equal to (i) the stated principal amount due at maturity (including the stated principal amount of the additional Company Exchange Debentures, assuming the Company issued Company Exchange Debentures in lieu of paying cash interest on all interest payment dates prior to June 15, 2003) plus all remaining cash payments of stated interest on such Company Exchange Debenture over (ii) the issue price of the Company Exchange Debenture. If the issuance of additional Company Exchange Debentures would reduce the yield to maturity on the Company Exchange Debentures and the Company pays cash interest prior to June 15, 2003 rather than issuing additional Company Exchange Debentures in lieu thereof, a portion of such cash payment would be treated as a partial prepayment of the Company Exchange Debentures, which could result in the recognition of capital gain and generally would reduce the amount of OID inclusions for subsequent periods.

  In the event the Company Exchange Debentures are not issued with OID, which may be the case if the terms thereof do not permit the Company to issue additional Company Exchange Debentures in lieu of paying cash interest and the Company Exchange Debentures' stated redemption price at maturity is less than or equal to their issue price or does not exceed their issue price by more than a de minimis amount, stated interest should be included in income by a holder in accordance with its method of tax accounting.

BOND PREMIUM

  If the issue price of a Company Exchange Debenture exceeds its stated principal amount, the Company Exchange Debenture may be treated as having been issued with amortizable bond premium, in which case a holder may be entitled to amortize the bond premium over the life of the Company Exchange Debenture.

SALE, EXCHANGE OR REDEMPTION OF COMPANY EXCHANGE DEBENTURES

  A holder generally will recognize taxable gain or loss upon the sale, exchange or redemption of Company Exchange Debentures equal to the difference between the amount of cash or the fair market value of property received (except to the extent that such cash or property is attributable to accrued, but previously untaxed, interest) and the holder's adjusted tax basis in the Company Exchange Debentures. A holder which receives Company Exchange Debentures in exchange for New Senior Preferred Stock generally should have an adjusted tax basis in the Company Exchange Debentures equal to the "issue price" of the Company Exchange Debentures, increased by any accrued OID thereon included in the holder's income prior to such sale, exchange or redemption, and reduced by (i) any cash payments of interest other than qualified stated interest and (ii) the amount of any previously amortized bond premium, as discussed above. Such gain or loss will be long-term capital gain or loss if the holder's holding period for the Company Exchange Debentures exceeds one year immediately prior to such sale, exchange or redemption and will be subject to the capital gains rates discussed above under "Distributions on New Senior Preferred Stock."

APPLICATION OF AHYDO RULES

  The applicable high yield discount obligation ("AHYDO") rules may affect the Company's ability to deduct interest payments made on the Company Exchange Debentures. Under those rules, the Company would not be entitled to deduct a portion of the OID accruing on the Company Exchange Debentures and would be allowed to deduct the remainder of the OID only when paid. The AHYDO rules apply to debt instruments that have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points over the "applicable federal rate" and that have "significant OID". Because the amount of OID, if any, will be determined at the time that a Company Exchange Debenture is issued, it is not possible to determine if the AHYDO rules will apply. If the AHYDO rules applied to a Company Exchange Debenture, a corporate holder may be treated as receiving dividend income (to the extent of the Company's current and accumulated earnings and profits) solely for purposes of the dividends received deduction, with respect to that portion of the OID for which the Company is denied a deduction.

BACKUP WITHHOLDING

  "Backup withholding" at a rate of 31% may apply to payments of dividends on New Senior Preferred Stock, payments of principal and interest made on a Company Exchange Debenture, and to payments of the proceeds of a sale or exchange of New Senior Preferred Stock or Company Exchange Debentures (before maturity) that are made to a non-corporate holder if such holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder's U.S. federal income tax liability provided that correct information is provided to the IRS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Senior Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Senior Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Senior Preferred Stock received in exchange for Old Senior Preferred Stock where such Old Senior Preferred Stock was acquired as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, the Company will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until November 24, 1998 (90 days from the date of this Prospectus), all dealers effecting transactions in the New Senior Preferred Stock may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Senior Preferred Stock by broker-dealers. New Senior Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Senior Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchaser of any such New Senior Preferred Stock. Any broker-dealer that resells New Senior Preferred Stock that was received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Senior Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Senior Preferred Stock and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Senior Preferred Stock) other than commissions or concessions of any broker-dealers and will indemnify the holders of the Senior Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in connection with the New Senior Preferred Stock, Company Exchange Debentures and Holdings Exchange Debentures offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

  The consolidated financial statements of the Company as of January 31, 1998 and 1997, and for each of the years in the three-year period ended January 31, 1998, and the related financial statement schedule and the balance sheet of Samsonite Holdings Inc. as of August 5, 1998 have been included or incorporated by reference herein and in the registration statement of which this Prospectus is a part, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, included or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                             SAMSONITE CORPORATION

                                                                         PAGE
                                                                        NUMBER
                                                                        ------
AS OF AND FOR THE THREE MONTHS ENDED APRIL 30, 1998 AND 1997

Unaudited Consolidated Balance Sheet as of April 30, 1998..............  F-2
Unaudited Consolidated Statements of Operations for the three months ended April 30, 1998 and 1997.........................................  F-3
Unaudited Consolidated Statement of Stockholders' Equity for the three months ended
 April 30, 1998........................................................  F-4
Unaudited Consolidated Statements of Cash Flows for the three months ended
 April 30, 1998 and 1997...............................................  F-5
Unaudited Notes to Consolidated Financial Statements...................  F-6

AS OF AND FOR THE YEARS ENDED JANUARY 31, 1998 AND 1997

Independent Auditors' Report...........................................  F-14
Consolidated Balance Sheets as of January 31, 1998 and 1997............  F-15
Consolidated Statements of Operations for each of the years in the three-year period
 ended January 31, 1998................................................  F-16
Consolidated Statements of Stockholders' Equity for each of the years in the three-year period
 ended January 31, 1998................................................  F-17
Consolidated Statements of Cash Flows for each of the years in the three-year period
 ended January 31, 1998................................................  F-18
Notes to Consolidated Financial Statements.............................  F-19

                            SAMSONITE HOLDINGS INC.

Independent Auditors' Report...........................................  F-43
Balance Sheet as of August 5, 1998.....................................  F-44
Note to Balance Sheet..................................................  F-45

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                              AS OF APRIL 30, 1998

                                                                     APRIL 30,
                                                                        1998
                                                                     ----------
                                                                        (IN
                                                                     THOUSANDS)
                               ASSETS
Current assets:
  Cash and cash equivalents......................................... $   6,911
  Trade receivables, net of allowances for doubtful accounts of
   $8,891...........................................................    91,839
  Notes and other receivables.......................................    11,299
  Inventories (Note 2)..............................................   186,347
  Deferred income tax assets........................................    33,437
  Prepaid expenses and other current assets.........................    15,899
  Assets held for sale..............................................     8,471
                                                                     ---------
    Total current assets............................................   354,203
Investments in affiliates...........................................     2,204
Property, plant and equipment, net (Note 3).........................   140,964
Intangible assets, less accumulated amortization of $207,756 (Note
 4).................................................................   115,506
Other assets and long-term receivables, net of allowance for doubt-
 ful accounts of $706...............................................     4,881
                                                                     ---------
                                                                     $ 617,758
                                                                     =========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt (Note 5).......................................... $   9,084
  Current installments of long-term obligations (Note 5)............     4,662
  Accounts payable..................................................    48,096
  Accrued liabilities...............................................    76,168
                                                                     ---------
    Total current liabilities.......................................   138,010
Long-term obligations, less current installments (Note 5)...........   203,629
Deferred income tax liabilities.....................................    13,252
Other noncurrent liabilities........................................    59,164
                                                                     ---------
    Total liabilities...............................................   414,055
                                                                     ---------
Minority interests in consolidated subsidiaries.....................     6,194
Stockholders' equity (Note 7):
  Preferred stock ($.01 par value; 2,000,000 shares authorized; no
   shares issued)...................................................       --
  Common stock ($.01 par value; 60,000,000 shares authorized;
   20,420,902 shares issued and outstanding)........................       204
  Additional paid-in capital........................................   419,283
  Accumulated deficit...............................................  (206,098)
  Foreign currency translation adjustment...........................   (15,857)
  Unearned compensation--restricted shares..........................       (23)
                                                                     ---------
    Total Stockholders' equity......................................   197,509
                                                                     ---------
                                                                     $ 617,758
                                                                     =========
Commitments and contingencies (Notes 1B and 1D)

          See accompanying notes to consolidated financial statements.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED APRIL 30, 1998 AND 1997

                                                               THREE MONTHS
                                                             ENDED APRIL 30,
                                                             -----------------
                                                               1998     1997
                                                             --------  -------
                                                              (IN THOUSANDS,
                                                             EXCEPT PER SHARE
                                                                  DATA)
Net sales (Note 1G)......................................... $156,676  169,562
Cost of goods sold..........................................   97,273   99,293
                                                             --------  -------
  Gross profit..............................................   59,403   70,269
Selling, general and administrative expenses................   59,621   54,656
Provision for restructuring operations (Note 1B)............    2,608     (600)
Amortization of intangible assets...........................    1,526    1,824
                                                             --------  -------
  Operating income (loss)...................................   (4,352)  14,389
Other income (expense):
  Interest income...........................................      791      465
  Interest expense and amortization of debt issue costs.....   (4,808)  (6,207)
  Other--net (Note 6).......................................      998    6,899
                                                             --------  -------
  Income (loss) before income taxes, minority interest, and
   extraordinary item.......................................   (7,371)  15,546
Income tax benefit (expense)................................    2,924   (6,829)
Minority interest in earnings of subsidiaries...............     (256)    (218)
                                                             --------  -------
  Income (loss) before extraordinary item...................   (4,703)   8,499
Extraordinary item--loss on extinguishment of debt, net of
 income tax benefit of $3,815 and $4,609 (Note 5)...........   (6,224)  (6,633)
                                                             --------  -------
  Net income (loss)......................................... $(10,927)   1,866
                                                             ========  =======
Income (loss) per share--basic:
  Continuing operations before extraordinary item........... $  (0.23)    0.43
  Extraordinary loss........................................    (0.31)   (0.34)
                                                             --------  -------
    Net income (loss) per share............................. $  (0.54)    0.09
                                                             ========  =======
Income (loss) per share--assuming dilution:
  Continuing operations before extraordinary item........... $  (0.23)    0.41
  Extraordinary loss........................................    (0.31)   (0.32)
                                                             --------  -------
    Net income (loss) per share............................. $  (0.54)    0.09
                                                             ========  =======

          See accompanying notes to consolidated financial statements.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED APRIL 30, 1998

                                                                    FOREIGN     UNEARNED
                                           ADDITIONAL              CURRENCY   COMPENSATION-
                          PREFERRED COMMON  PAID-IN   ACCUMULATED TRANSLATION  RESTRICTED
                            STOCK   STOCK   CAPITAL     DEFICIT   ADJUSTMENT     SHARES
                          --------- ------ ---------- ----------- ----------- -------------
                                          (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE, FEBRUARY 1,
 1998...................    $--      204    418,462    (195,171)    (14,449)      (160)
Issuance of 1,372 shares
 to directors for
 services...............     --      --          44         --          --         --
Amortization of
 restricted stock award
 to compensation
 expense................     --      --         --          --          --         137
Compensation expense
 accrued for stock bonus
 awards.................     --      --         118         --          --         --
Exercise of employee
 stock options, issuance
 of stock award shares,
 and related income tax
 benefits...............     --      --         659         --          --         --
Foreign currency
 translation
 adjustment.............     --      --         --          --       (1,408)       --
Net income (loss).......     --      --         --      (10,927)        --         --
                            ----     ---    -------    --------     -------       ----
BALANCE, APRIL 30,
 1998...................    $--      204    419,283    (206,098)    (15,857)       (23)
                            ====     ===    =======    ========     =======       ====


          See accompanying notes to consolidated financial statements.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED APRIL 30, 1998 AND 1997

                                                  THREE MONTHS ENDED APRIL 30,
                                                  ----------------------------
                                                       1998           1997
                                                  --------------  --------------
                                                         (IN THOUSANDS)
Cash flows provided by (used in) operating
 activities:
 Net income (loss)..............................  $      (10,927)         1,866
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Loss on extinguishment of debt................           6,224          6,633
  Loss (gain) on disposition of fixed assets....            (737)             8
  Depreciation and amortization of property,
   plant and equipment..........................           5,417          5,384
  Amortization of intangible assets.............           1,526          1,824
  Amortization of debt issue costs..............              76            468
  Provision for doubtful accounts...............             459          1,052
  Amortization of stock awards and stock issued
   for services.................................             299            358
  Adjustment of reserve for discontinued
   operations...................................             --          (1,458)
  Provision (adjustment) to restructuring
   reserve......................................           2,608           (600)
  Changes in operating assets and liabilities:
   Trade and other receivables..................           6,231         (8,618)
   Inventories..................................         (13,682)           773
   Prepaid expenses and other current assets....          (2,026)        (2,593)
   Accounts payable.............................          (1,125)         5,531
   Accrued liabilities..........................          (8,364)        (4,196)
  Other adjustments--net........................          (3,378)        (2,352)
                                                  --------------  -------------
    Net cash provided by (used in) operating
     activities.................................         (17,399)         4,080
                                                  --------------  -------------
Cash flows provided by (used in) investing
 activities:
  Purchases of property, plant and equipment....          (7,433)        (8,002)
  Net cash received from (used in) operations
   discontinued and sold........................            (894)        (1,350)
  Proceeds from sale of assets held for sale and
   property and equipment.......................           5,250            305
                                                  --------------  -------------
    Net cash provided by (used in) investing
     activities.................................          (3,077)        (9,047)
                                                  --------------  -------------
Cash flows provided by (used in) financing
 activities:
  Proceeds from public stock offering, net of
   offering costs...............................             --         130,297
  Proceeds from exercise of employee stock
   options......................................             133          7,258
  Retirement of subordinated notes..............         (52,269)       (80,800)
  Redemption premium and expenses on retirement
   of subordinated notes........................          (8,512)        (8,684)
  Net borrowings (payments) of short-term
   obligations..................................           3,344           (580)
  Net borrowings (payments) on long-term
   obligations..................................          82,520        (44,611)
  Other, net....................................             106          1,101
                                                  --------------  -------------
    Net cash provided by (used in) financing
     activities.................................          25,322          3,981
                                                  --------------  -------------
Effect of exchange rate changes on cash and cash
 equivalents....................................          (1,069)        (5,247)
                                                  --------------  -------------
    Net decrease in cash and cash equivalents...           3,777         (6,233)
Cash and cash equivalents, beginning of period..           3,134          9,343
                                                  --------------  -------------
Cash and cash equivalents, end of period........  $        6,911          3,110
                                                  ==============  =============
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for interest......  $        5,000          2,851
                                                  ==============  =============
  Cash paid during the period for income taxes..  $          479          1,132
                                                  ==============  =============

          See accompanying notes to consolidated financial statements.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

             UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. GENERAL

 A. Business

  Samsonite Corporation and subsidiaries (the "Company") was formerly known as Astrum International Corp. ("Astrum"). On July 14, 1995, Astrum merged with its wholly-owned subsidiary, Samsonite Corporation, and changed its name to Samsonite Corporation. The Company is engaged in the manufacture and sale of luggage and related products throughout the world, primarily under the Samsonite, American Tourister, and Lark brand names. The principal customers of the Company are department/specialty retail stores, mass merchants, catalog showrooms and warehouse clubs. The Company also sells its luggage and other travel related products through its Company-owned stores.

 B. Recent Events and Recapitalization

  The Company recently announced a planned recapitalization of the Company (the "Recapitalization") involving the repurchase pursuant to a tender offer (the "Tender Offer") of up to 10.5 million shares of the Company's common stock at a purchase price of $40.00 per share (up to $420 million in the aggregate) and the refinancing of certain existing indebtedness. The Company intends to finance the Recapitalization through the sale of $350,000,000 of senior subordinated notes, $175 million of senior redeemable exchangeable preferred stock, and a new senior credit facility. The Recapitalization is conditioned on the Company's having obtained sufficient financing to purchase the shares of Company common stock pursuant to the Tender Offer, to refinance existing indebtedness and to pay related fees and expenses. Certain pro forma financial information giving effect to the Recapitalization is included in the Form 8-K filed by the Company on May 20, 1998. See Note 9--Subsequent Events.

  On January 7, 1998, the Company announced it had engaged Goldman, Sachs & Co. as financial advisor to assist in the process of exploring various strategic alternatives designed to enhance shareholder value. This process ultimately resulted in the Recapitalization plan. In addition to the charges discussed below, the Company expects to record charges in the second quarter of fiscal 1999 for financial, legal and other expenses associated with the process of exploring these alternative plans which were not ultimately consummated.

  During the three months ended April 30, 1998, the Company completed a tender offer for the Series B Notes (the "Series B Notes") and retired $52,269,000 principal amount of the Series B Notes and paid redemption premium and other expenses of the tender offer totaling approximately $8,512,000. These costs, along with $1,527,000 of deferred financing costs, were charged to expense and classified as an extraordinary item, net of tax effects, in the accompanying statement of operations for the three months ended April 30, 1998. The Company's previous senior credit facility was amended to allow for financing the retirement of the Series B Notes from borrowings thereunder.

  On March 23, 1998, the Company announced a restructuring of its Torhout, Belgium manufacturing operations. The Company recorded a pre-tax charge of approximately $2.6 million during the three months ended April 30, 1998 in connection with the restructuring. The restructuring provision is primarily related to termination and severance costs for the elimination of approximately 111 positions.

  On May 14, 1998, the Company approved a plan to further restructure its U.S. production operations to bring the unit volume and workforce in the Denver plant into line with expected sales and to achieve a better balance between fixed and variable costs with respect to this facility. The restructuring plan calls for a substantial reduction in workforce, as well as the disposal of certain molding and other equipment that represents excess capacity. As a result, during the second quarter of fiscal 1999, the Company will record a restructuring charge of

                    SAMSONITE CORPORATION AND SUBSIDIARIES
approximately $5.5 million (of which approximately $2.2 million is non-cash). The Company also expects to incur additional cash costs of approximately $0.3 million in connection with the restructuring plan that will be expensed as they are incurred. The Company expects that the restructuring will be completed by approximately July 1, 1998.

  The Company is evaluating its investment in Chia Tai Samsonite (H.K.) Ltd., a 50% owned joint venture formed to manufacture and distribute luggage in China which is encountering difficulties in achieving an adequate level of sales and distribution to support operational expenses and finding qualified personnel to manage the joint venture. As a result of this evaluation, the Company may incur a charge in fiscal 1999 related to the disposal or liquidation of this investment. At April 30, 1998, the Company had a net investment of approximately $2.2 million in this joint venture.

 C. Basis of Presentation

  On May 25, 1993, the United States Bankruptcy Court for the Southern District of New York confirmed the Amended Plan of Reorganization (the "Plan") for Astrum. Pursuant to the terms of the Plan, which became effective on June 8, 1993, Astrum completed a comprehensive financial reorganization which reduced debt and annual interest expense (the "Restructuring").

  The Restructuring has been accounted for pursuant to the American Institute of Certified Public Accountants Statement of Position 90-7, entitled "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires that assets and liabilities be adjusted to their fair values ("fresh-start" values) and that a new reporting entity be created. On June 30, 1993, for accounting purposes, the Plan was consummated and SOP 90-7 was adopted. The consolidated financial statements include the ongoing impact of fresh-start reporting. The most significant fresh start adjustment relates to recording Reorganization Value in Excess of Identifiable Assets. In addition, the Company recorded fresh start adjustments to reflect tradenames, licenses, patents and other intangibles at their fair values.

 D. Interim Financial Statements

  The accompanying unaudited consolidated financial statements reflect all adjustments, which are normal and recurring in nature, and which, in the opinion of management, are necessary to a fair statement of the financial position as of April 30, 1998 and results of operations for the three months ended April 30, 1998 and 1997. These consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

  See Note 14 to the aforementioned consolidated financial statements included in the 1998 Form 10-K for a description of litigation, commitments and contingencies. A discussion of the effect of Year 2000 issues on the Company's operations is included in the 1998 Form 10-K under Item 7. Management's Discussion and Analysis of Financial Conditions and Results of Operations.

 E. Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

 F. Per Share Data

  The Company has adopted and retroactively applied the requirements of Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") to all periods presented. This change does not have a material impact on the computation of the earnings per share data. SFAS 128 requires the disclosure of "basic" earnings per share and "diluted" earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period. The dilutive effect of stock options, warrants, and their equivalents is calculated using the treasury stock method.

  Loss from continuing operations before extraordinary item per share and net loss per share for the three months ended April 30, 1998 is computed based on a weighted average number of shares of common stock outstanding during the period of 20,413,536. Basic earnings per share and earnings per share-- assuming dilution are the same for the three months ended April 30, 1998 because of the antidilutive effect of stock options and awards when there is a loss from continuing operations.

  The following table presents a reconciliation of the numerators and denominators of basic earnings per share and the earnings per share--assuming dilution for the three months ended April 30, 1997:

                                               INCOME FROM
                                               CONTINUING             PER-SHARE
                                               OPERATIONS    SHARES    AMOUNT
                                               ----------- ---------- ---------
Basic Earnings per Share:
  Income before extraordinary item............ $8,499,000  19,848,865  $   .43
                                                                       =======
  Added dilutive effect of stock options and
   awards.....................................        --      841,445
                                               ----------  ----------
Earnings per Share-Assuming Dilution:
  Income before extraordinary item available
   to
   common stockholders and shares
   including assumed conversions.............. $8,499,000  20,690,310  $   .41
                                               ==========  ==========  =======

 G. Royalty Revenues

  The Company licenses its brand names to certain unrelated third parties as well as certain foreign subsidiaries and joint ventures. Net sales include royalties earned of $3,777,000 and $4,763,000 for the three months ended April 30, 1998 and 1997, respectively.

 H. Reclassifications

  Certain items previously reported in specific financial statement captions have been reclassified to conform with the fiscal 1999 presentation.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

2. INVENTORIES

  Inventories consisted of the following:

                                                                    APRIL 30,
                                                                       1998
                                                                  --------------
                                                                  (IN THOUSANDS)
   Raw Materials.................................................    $ 53,909
   Work in Process...............................................       9,624
   Finished Goods................................................     122,814
                                                                     --------
                                                                     $186,347
                                                                     ========

3. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following:

                                                                    APRIL 30,
                                                                       1998
                                                                  --------------
                                                                  (IN THOUSANDS)
   Land..........................................................   $  11,996
   Buildings.....................................................      64,438
   Machinery, equipment and other................................     130,259
                                                                    ---------
                                                                      206,693
   Less accumulated amortization and depreciation................     (65,729)
                                                                    ---------
                                                                    $ 140,964
                                                                    =========

  Depreciation included in cost of goods sold and selling, general and administrative expenses related to adjustments of assets and liabilities to fair value in connection with the adoption of SOP 90-7 consisted of the following (in thousands):

                                                                 THREE MONTHS
                                                                     ENDED
                                                                   APRIL 30,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
                                                                (IN THOUSANDS)
   "Fresh Start" Depreciation in Cost of Goods Sold............ $   411    685
   "Fresh Start" Depreciation in Selling, General and
    Administrative Expenses....................................      90    151
                                                                ------- ------
     Total "Fresh Start" Depreciation.......................... $   501    836
                                                                ======= ======

  Property and equipment revalued in connection with the adoption of SOP 90-7 are being depreciated over their respective estimated useful lives, primarily ranging from two to six years.

4. INTANGIBLE ASSETS

  Intangible assets, net of accumulated amortization, consisted of the following:

                                                                    APRIL 30,
                                                                       1998
                                                                  --------------
                                                                  (IN THOUSANDS)
   Trademarks....................................................    $107,682
   Licenses, Patents and Other...................................       7,824
                                                                     --------
                                                                     $115,506
                                                                     ========

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  Amortization of intangible assets, including amortization related to the adjustments of assets and liabilities to fair value in connection with the adoption of SOP 90-7, consisted of the following (in thousands):

                                                           THREE MONTHS ENDED
                                                               APRIL 30,
                                                           -------------------
                                                             1998      1997
                                                           --------- ---------
                                                             (IN THOUSANDS)
   "Fresh Start" Amortization of Tradenames, Licenses,
    Patents and Other..................................... $   1,432    1,607
   Other..................................................        94      217
                                                           --------- --------
                                                           $   1,526    1,824
                                                           ========= ========

  "Fresh Start" amortization represents the expense arising from the adoption of "fresh start" accounting in accordance with SOP 90-7. The reorganization value in excess of identifiable assets was amortized over a three-year period ending June 1996; licenses, patents and other are amortized over a period ranging from one to twenty-three years, and tradenames are amortized primarily over a period of forty years.

5. DEBT

  Debt consisted of the following:

                                                                  APRIL 30,
                                                                     1998
                                                                --------------
                                                                (IN THOUSANDS)
   Senior Credit Facility(a)...................................    $186,699
   Other(b)....................................................      23,668
   Capital lease obligations...................................       6,476
   Series B Senior Subordinated Notes(c).......................         532
                                                                   --------
     Total debt................................................     217,375
   Less short-term debt and current installments of long-term
    obligations................................................     (13,746)
                                                                   --------
                                                                   $203,629
                                                                   ========

--------
(a) The Senior Credit Facility provides for a $200 million revolving credit facility due June 12, 2002 ("Revolving Credit Facility A") and a $50 million revolving credit facility ("Revolving Credit Facility B") due June 10, 1999. The Revolving Credit Facility A is a multicurrency facility which allows for loans of $160 million U.S. dollars and $40 million in various European currencies.

  The following amounts were outstanding at April 30, 1998 under the Senior Credit Facility:

   Revolving Credit Facility A:
     Borrowings................................................. $135.5 million
     Letters of Credit..........................................  $15.6 million
   Revolving Credit Facility B..................................  $50.0 million

  Available borrowings were $48.9 million at April 30, 1998.

The Senior Credit Facility is secured by 100% of the stock of significant domestic subsidiaries and 66% of the stock of the Company's principal foreign subsidiaries. The agreement contains financial covenants requiring the Company to maintain certain financial ratios and minimum stockholders' equity. The agreement

                    SAMSONITE CORPORATION AND SUBSIDIARIES
   also contains covenants which limits the incurrance of additional indebtedness, the payment of dividends, the disposition of assets, and other restrictions. The agreement generally allows the Company to pay dividends not to exceed 30% of its net income.

(b) Other obligations consist of various notes payable to banks by foreign subsidiaries aggregating $19.6 million and $5.1 million of secured financing arrangements with foreign banks.

(c) The Series B Senior Subordinated Notes (the "Notes") bear interest at 11 1/8% and have a maturity date of July 15, 2005. During the three months ended April 30, 1998, the Company completed a tender offer for the Series B Notes and retired $52,269,000 principal amount of the Notes and paid redemption premium and other expenses of the tender offer totaling approximately $8,512,000. These costs, along with $1,527,000 of deferred financing costs, were charged to expense and classified as an extraordinary item, net of tax effects, in the accompanying statement of operations for the three months ended April 30, 1998.

6. OTHER INCOME (EXPENSE)--NET

  Other income (expense)--net consisted of the following:

                                                              THREE MONTHS
                                                                 ENDED
                                                               APRIL 30,
                                                             ----------------
                                                              1998     1997
                                                             -------  -------
                                                             (IN THOUSANDS)
   Net gains from foreign currency forward delivery
    contracts(a)............................................ $ 1,428   3,647
   Rental income............................................     252     522
   Equity in loss of unconsolidated affiliate...............    (235)    (61)
   Pension expense related to merged plans..................     --      --
   Foreign currency transaction losses, net.................     (77)   (370)
   Gain (loss) on disposition of fixed assets, net..........     737      (7)
   Other, net...............................................  (1,107)   (418)
   Favorable settlement of claims(b)........................     --    2,128
   Adjustment of allowances relating to previous
    operations(c)...........................................     --    1,458
                                                             -------  ------
                                                             $   998   6,899
                                                             =======  ======

--------
(a) Net gains from foreign currency forward delivery contracts for the three months ended April 30, 1998 and 1997 includes $753,000 and $2,729,000, respectively, of unrealized exchange gains related to open forward exchange contracts entered into to reduce foreign currency exposure on certain foreign operations.

(b) Other income of $2,128,000 for the three months ended April 30, 1997 resulted from the favorable settlement for approximately $11,000, including legal expenses, of claims against the Company. The Company had previously accrued $2,139,000 for such claims as part of its reorganization in bankruptcy. The claims are part of the Contingent Liability with Respect to the Old Notes described in Note 14 to the consolidated financial statements in the 1998 Form 10-K and relate to interest on overdue installments of interest occurring prior to the bankruptcy of the Company's predecessor in 1993.

(c) During the three months ended April 30, 1997, the Company recorded other income of $1,458,000 for the reversal of allowances for factored receivables from previous operations which were no longer necessary upon the favorable settlement of receivables for which such allowances were established.

7. EMPLOYEE STOCK OPTIONS

  The Company has authorized 2,550,000 shares for the granting of options under the 1995 Stock Option and Award Plan. See Note 10 to the consolidated financial statements included in the 1998 Form 10-K for a description of such plan. In addition, the Company has outstanding options and stock bonus awards to current executives in connection with employment agreements.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

       UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)



  At April 30, 1998, the Company had outstanding options for a total of 2,494,319 shares at options prices ranging from $10.875 to $47.875 per share. Options for 1,042,357 shares were exercisable at April 30, 1998 at a weighted average exercise price of $21.93 per share. Options for 9,573 shares under the 1995 Stock Option and Award Plan were exercised at an average exercise price of $13.875 per share during the three months ended April 30, 1998.

  In May 1996, the Company granted stock bonuses for a total of 116,667 shares to certain officers payable if the officer remains continually employed by the Company through the earlier of May 15, 1999 or one year after a change of control event or in the event of certain types of termination. The Company is recognizing compensation expense equal to the fair market value at the date of the grant ($18.25 per share) over the vesting period. Upon the termination of one of the executive's employment with the Company, 38,889 of such shares vested and were issued to the executive during the three months ended April 30, 1998.

8. SEGMENT INFORMATION

  The Company has one line of business: the manufacture and distribution of luggage and other travel-related products. Management of the business and evaluation of operating results is organized along geographic lines dividing responsibility for the Company's operations as follows: The Americas, which include the United States, Canada, Mexico, and South America; Europe; Asia, which includes India, China, Singapore, South Korea, and Hong Kong; and Other which primarily includes licensing revenues from non-luggage brand names owned by the Company and royalties from the Japanese luggage licensee, and corporate overhead. Net outside sales and operating income by segment for the three months ended April 30, 1998 and 1997 are as follows:

                                                          THREE MONTHS ENDED
                                                               APRIL 30,
                                                          ---------------------
                                                             1998       1997
                                                          ----------  ---------
                                                             (IN THOUSANDS)
   Net outside sales:
     Europe(a)........................................... $   71,949     65,700
     Americas............................................     77,470     95,296
     Asia................................................      4,889      5,035
     Other...............................................      2,368      3,531
                                                          ----------  ---------
                                                          $  156,676    169,562
                                                          ==========  =========
   Operating income (loss):
     Europe(a)........................................... $    5,872      8,564
     Americas............................................     (8,130)     7,493
     Asia................................................        (81)        87
     Other...............................................     (1,253)      (218)
     Eliminations........................................       (760)    (1,537)
                                                          ----------  ---------
                                                          $   (4,352)    14,389
                                                          ==========  =========

--------
(a) Without the effect of the provision for restructuring operations, Europe's operating income would have been approximately $8.5 million for the three months ended April 30, 1998. Additionally, the depressing effects of the strengthened U.S. dollar versus the Belgian franc causes reported sales and operating income for the three months ended April 30, 1998 to be reduced by approximately $8.0 million and $0.7 million, respectively.

9. SUBSEQUENT EVENTS

  On June 23, 1998, the Company completed the Tender Offer, repurchasing 10.5 million shares of the Company's common stock at a purchase price of $40.00 per share. On June 24, 1998, the Company completed the financing of the Recapitalization through the private placement of $350,000,000 of senior subordinated notes, $175 million of senior redeemable exchangeable preferred stock and a new senior credit facility.

  On July 1, 1998, a complaint was filed in the Delaware Court of Chancery against the Company and certain members of its Board of Directors. The purported class action brought on behalf of holders of Common Stock challenges the Company's offer to purchase shares of Common Stock for a purchase price of $40.00 per share, which offer was upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 20, 1998, as supplemented by the Supplement dated June 9, 1998, and in the related Letter of Transmittal (which together constitute the "Offer"). The purported class action initially sought an order temporarily restraining consummation of the Offer but that application was subsequently withdrawn. The Company believes that the complaint is without merit and intends to contest it vigorously. The complaint, which seeks compensatory and/or rescissory damages as well as other relief, alleges disclosure violations with respect to the Offer and that the Offer was coercive, the product of unfair dealing and violated the directors' duties.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Samsonite Corporation:

  We have audited the accompanying consolidated financial statements of Samsonite Corporation and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Samsonite Corporation and subsidiaries as of January 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended January 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Denver, Colorado
March 17, 1998, except as to
 Note 19, which is as of April 24, 1998.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           JANUARY 31, 1998 AND 1997
                                 (IN THOUSANDS)

                                                               JANUARY 31,
                                                            -------------------
                                                              1998       1997
                                                            ---------  --------
                          ASSETS
Current assets:
 Cash and cash equivalents................................  $   3,134     9,343
 Trade receivables, net of allowances for doubtful ac-
  counts of $8,766 and $7,431.............................     91,523    83,276
 Notes and other receivables..............................     10,129     9,045
 Inventories (note 5).....................................    172,665   135,071
 Deferred income tax assets (note 11).....................     31,623    36,365
 Prepaid expenses and other current assets................     13,873    13,012
 Assets held for sale.....................................     11,471     9,002
                                                            ---------  --------
  Total current assets....................................    334,418   295,114
Investments in affiliates.................................      2,425     2,989
Property, plant and equipment, net (note 6)...............    142,351   143,959
Intangible assets, less accumulated amortization of
 $206,260 and $203,039
 (notes 2 and 7)..........................................    116,908   127,655
Other assets and long-term receivables, net of allowances
 for doubtful accounts of
 $706 and $5,556 (note 12)................................     13,947    22,941
                                                            ---------  --------
                                                            $ 610,049   592,658
                                                            =========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt (note 8).................................  $   5,640     2,095
 Current installments of long-term obligations (note 9)...      6,977    22,862
 Accounts payable.........................................     49,221    46,777
 Accrued interest expense.................................      1,223     2,183
 Accrued compensation and employee benefits...............     17,228    21,540
 Other accrued expenses (note 14).........................     66,917    94,262
                                                            ---------  --------
  Total current liabilities...............................    147,206   189,719
Long-term obligations, less current installments (notes 9
 and 19)..................................................    172,246   267,755
Deferred income tax liabilities (note 11).................     15,730    30,921
Other noncurrent liabilities (notes 12 and 14)............     59,838    75,125
                                                            ---------  --------
  Total liabilities.......................................    395,020   563,520
                                                            ---------  --------
Minority interests in consolidated subsidiaries...........      6,143     4,140
                                                            ---------  --------
Stockholders' equity (notes 9, 10 and 18):
 Preferred stock..........................................        --        --
 Common stock.............................................        204       160
 Additional paid-in capital...............................    418,462   266,752
 Accumulated deficit......................................   (195,171) (235,870)
 Foreign currency translation adjustment..................    (14,449)   (5,337)
 Unearned compensation--restricted shares.................       (160)     (707)
                                                            ---------  --------
  Total stockholders' equity..............................    208,886    24,998
                                                            ---------  --------
Commitments and contingencies (notes 9, 10, 12, 14 and 19)
                                                            $ 610,049   592,658
                                                            =========  ========

          See accompanying notes to consolidated financial statements.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      YEAR ENDED JANUARY 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     --------  -------  -------
Net sales..........................................  $736,875  741,138  675,209
Cost of goods sold.................................   424,349  449,333  414,691
                                                     --------  -------  -------
 Gross profit......................................   312,526  291,805  260,518
Selling, general and administrative expenses.......   234,257  233,761  203,701
Amortization of intangible assets..................     7,101   31,837   63,824
Provision for restructuring operations (note 4)....     1,866   10,670    2,369
                                                     --------  -------  -------
 Operating income (loss)...........................    69,302   15,537   (9,376)
Other income (expense):
 Interest income...................................     2,574    1,419    4,709
 Interest expense and amortization of debt issue
  costs and premium................................   (19,918) (35,670) (39,974)
 Other income--net (notes 14 and 15)...............    28,294   18,821    3,967
                                                     --------  -------  -------
  Income (loss) from continuing operations before
   income taxes, minority interest, and
   extraordinary item..............................    80,252      107  (40,674)
Income tax expense (note 11).......................   (23,088) (10,389)  (9,095)
Minority interest in earnings of subsidiaries......      (287)  (1,041)  (1,385)
                                                     --------  -------  -------
  Income (loss) from continuing operations before
   extraordinary item..............................    56,877  (11,323) (51,154)
Operations discontinued and sold (note 3):
 Loss on discontinuance--net, after income tax
  expense of $1,062................................       --       --    (2,251)
                                                     --------  -------  -------
  Income (loss) before extraordinary item..........    56,877  (11,323) (53,405)
Extraordinary item--loss on extinguishment of debt,
 net of income tax benefit of $9,930 and $5,589
 (note 9)..........................................   (16,178)     --    (8,042)
                                                     --------  -------  -------
  Net income (loss)................................  $ 40,699  (11,323) (61,447)
                                                     ========  =======  =======
  Income (loss) per common share--basic:
   Continuing operations before extraordinary
    item...........................................  $   2.81     (.71)   (3.24)
   Operations discontinued and sold................       --       --      (.14)
   Extraordinary item..............................      (.80)     --      (.51)
                                                     --------  -------  -------
   Net income (loss) per share.....................  $   2.01     (.71)   (3.89)
                                                     ========  =======  =======
  Income (loss) per common share--assuming
   dilution:
   Continuing operations before extraordinary
    item...........................................  $   2.70     (.71)   (3.24)
   Operations discontinued and sold................       --       --      (.14)
   Extraordinary item..............................      (.77)     --      (.51)
                                                     --------  -------  -------
   Net income (loss) per share.....................  $   1.93     (.71)   (3.89)
                                                     ========  =======  =======

          See accompanying notes to consolidated financial statements.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                   FOREIGN     UNEARNED       NOTE
                                            ADDITIONAL ACCUMU-    CURRENCY   COMPENSATION- RECEIVABLE
                         PREFERRED  COMMON   PAID-IN    LATED    TRANSLATION  RESTRICTED      FROM
                         STOCK(1)  STOCK(2)  CAPITAL   DEFICIT   ADJUSTMENT     SHARES      OFFICER
                         --------- -------- ---------- --------  ----------- ------------- ----------
Balance, February 1,
 1995...................   $--       155     312,989   (163,100)    (1,572)        --           --
 Net loss...............    --       --          --     (61,447)       --          --           --
 Issuance of 425,532
  shares to officer in
  exchange for note
  receivable (note 10)..    --         4       9,996        --         --          --       (10,000)
 Spinoff of water
  treatment business
  (note 3)..............    --       --      (61,143)       --         --          --           --
 Foreign currency
  translation
  adjustment............    --       --          --         --        (766)        --           --
                           ----      ---     -------   --------    -------      ------      -------
Balance, January 31,
 1996...................    --       159     261,842   (224,547)    (2,338)        --       (10,000)
 Net loss...............    --       --          --     (11,323)       --          --           --
 Issuance of 55,000
  shares of common stock
  to an officer for cash
  (note 10).............    --       --        1,004        --         --          --           --
 Stock award of 60,000
  shares of restricted
  common stock to an
  officer (note 10).....    --         1       1,094        --         --       (1,095)         --
 Issuance of 513 shares
  to directors for
  services (note 10)....    --       --           19        --         --          --           --
 Amortization of
  restricted stock award
  to compensation
  expense (note 10).....    --       --          --         --         --          388          --
 Compensation expense
  accrued for stock
  bonus awards (note
  10)...................    --       --          503        --         --          --           --
 Exercise of employee
  stock options and
  related income tax
  benefits (note 10)....    --       --          591        --         --          --           --
 Reclassification of
  accrued compensation
  for stock options
  exercised.............    --       --        1,699        --         --          --           --
 Foreign currency
  translation
  adjustment............    --       --          --         --      (2,999)        --           --
 Payment of note
  receivable (note 10)..    --       --          --         --         --          --        10,000
                           ----      ---     -------   --------    -------      ------      -------
Balance, January 31,
 1997...................    --       160     266,752   (235,870)    (5,337)       (707)         --
 Net income.............    --       --          --      40,699        --          --           --
 Issuance of 3,300,000
  shares of common stock
  in public offering,
  net of offering costs
  and underwriting
  discount of $8,303
  (note 18).............    --        33     130,209        --         --          --           --
 Issuance of 4,032
  shares to directors
  for services (note
  10)...................    --       --          174        --         --          --           --
 Issuance of 1,033,203
  shares for exercise of
  employee stock options
  and related income tax
  benefits, net of
  889,450 shares
  exchanged (notes 10
  and 18)...............    --        11      20,617        --         --          --           --
 Amortization of
  restricted stock award
  to compensation
  expense (note 10).....    --       --          --         --         --          547          --
 Compensation expense
  accrued for stock
  bonus awards (note
  10)...................    --       --          710        --         --          --           --
 Foreign currency
  translation
  adjustment............    --       --          --         --      (9,112)        --           --
                           ----      ---     -------   --------    -------      ------      -------
Balance, January 31,
 1998...................   $--       204     418,462   (195,171)   (14,449)       (160)         --
                           ====      ===     =======   ========    =======      ======      =======

--------
(1) $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding at January 31, 1998 or 1997.
(2) $.01 par value; 60,000,000 shares authorized; 20,371,068 and 16,033,833 shares issued and outstanding at January 31, 1998 and 1997, respectively.

          See accompanying notes to consolidated financial statements.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED JANUARY 31,
                                                  ----------------------------
                                                    1998      1997      1996
                                                  ---------  -------  --------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)..............................  $  40,699  (11,323)  (61,447)
 Adjustments to reconcile net income (loss) to
  net cash provided by continuing operating
  activities:
 Nonoperating loss (gain) items:
   Loss on extinguishment of debt...............     16,178      --      8,042
   Loss on discontinuance of operations.........        --       --      2,251
   Loss on disposition of fixed assets, net.....        377       62       245
   Gain on sale of other asset..................        --       --     (5,368)
  Depreciation and amortization of property,
   plant and equipment..........................     21,493   22,052    20,277
  Amortization of debt issue costs and
   premium......................................        888    1,932       803
  Amortization of intangible assets.............      7,101   31,837    63,824
  Amortization of stock awards and stock issued
   for services.................................      1,431      910       --
  Deferred income tax expense (benefit).........     (4,750)   1,365     2,809
  Adjustment of liability for PBGC claims.......        --   (11,100)      --
  Adjustment of allowances for contingencies
   from previous operations.....................     (5,299)     --        --
  Adjustment of liability for contingent
   accruals.....................................    (12,700)     --        --
  Net provision for doubtful accounts...........      4,341    2,815     2,627
  Net provision for restructuring operations....      1,866   10,670     2,369
  Changes in operating assets and liabilities:
   Trade and other receivables..................    (13,177) (17,850)    3,544
   Inventories..................................    (35,686) (19,335)   (6,404)
   Other current assets.........................       (440)   3,431      (620)
   Accounts payable and accrued liabilities.....      1,234    9,027   (11,114)
  Other adjustments--net........................     (5,345)     853    (2,170)
                                                  ---------  -------  --------
   Net cash provided by continuing operating
    activities..................................     18,211   25,346    19,668
                                                  ---------  -------  --------
 CASH FLOWS PROVIDED BY (USED IN) INVESTING
  ACTIVITIES:
 Proceeds from sales of fixed assets and other
  asset.........................................  $   1,625    2,323    15,086
 Purchases of property, plant and equipment:
  By Company and wholly-owned subsidiaries......    (30,189) (25,465)  (19,668)
  By less than 100% owned subsidiaries..........     (6,124)  (5,628)   (2,000)
 Cash received from spinoff of operations.......        --       --    112,000
 Net cash received from (used in) previous
  operations....................................     (3,999)  10,446    10,483
 Acquisition of foreign distributorships........     (2,547)     --        --
 Acquisition of Mexico subsidiary, net of cash
  acquired of $1,469............................        --       --      1,275
 Other..........................................      3,292    1,307      (280)
                                                  ---------  -------  --------
   Net cash provided by (used in) investing
    activities..................................    (37,942) (17,017)  116,896
                                                  ---------  -------  --------
 CASH FLOWS PROVIDED BY (USED IN) FINANCING
  ACTIVITIES:
 Net borrowings (payments) of senior credit
  facility......................................  $  53,628   (8,000)   58,000
 Proceeds from issuance of senior notes.........        --       --    190,000
 Issuance costs for senior notes and credit
  facility......................................       (467)     --    (13,472)
 Retirement of senior notes.....................   (137,199)     --   (375,217)
 Redemption premium on retirement of long-term
  obligations...................................    (17,556)     --    (18,000)
 Proceeds from long-term obligations--other.....      4,657   26,206    19,910
 Payments of long-term obligations--other.......    (25,980) (35,901)  (15,201)
 Proceeds from (payments of) short-term debt--
  net...........................................      4,096   (7,231)  (14,022)
 Proceeds from public stock offering, net of
  offering costs................................    130,242      --        --
 Proceeds from sale of common stock and
  exercise of stock options.....................      7,012    1,327       --
 Payment of note receivable from officer........        --    10,000       --
 Other, net.....................................      2,621    1,907    (1,384)
                                                  ---------  -------  --------
   Net cash provided by (used in) financing
    activities..................................     21,054  (11,692) (169,386)
                                                  ---------  -------  --------
 Effect of exchange rate changes on cash and
  cash equivalents..............................     (7,532)  (2,473)   (1,813)
                                                  ---------  -------  --------
   Net decrease in cash and cash equivalents....     (6,209)  (5,836)  (34,635)
 Cash and cash equivalents, beginning of year...      9,343   15,179    49,814
                                                  ---------  -------  --------
 Cash and cash equivalents, end of year.........  $   3,134    9,343    15,179
                                                  =========  =======  ========
 Supplemental disclosures of cash flow
  information:
 Cash paid during the year for interest.........  $  20,451   33,194    46,755
                                                  =========  =======  ========
 Cash paid during the year for income taxes,
  net...........................................  $   8,733    3,210     5,315
                                                  =========  =======  ========
 Noncash transactions:
 During the years ended January 31, 1998, 1997,
  and 1996, property and equipment was acquired
  under capital lease financing transactions
  aggregating $924, $1,281 and $2,307,
  respectively. Other noncash transactions are
  described in notes 3, 10, 14, and 15.

          See accompanying notes to consolidated financial statements.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           JANUARY 31, 1998 AND 1997

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)General Business

    Samsonite Corporation and subsidiaries (the "Company") was formerly known as Astrum International Corp. ("Astrum"). On July 14, 1995, Astrum merged with its wholly-owned subsidiary, Samsonite Corporation, and changed its name to Samsonite Corporation. The Company is engaged in the manufacture and sale of luggage and related products throughout the world, primarily under the Samsonite, American Tourister, and Lark brand names. The principal customers of the Company are department/specialty retail stores, mass merchants, catalog showrooms, and warehouse clubs. The Company also sells its luggage and other travel-related products through its Company-owned stores.

    Previously, Astrum was a holding company with subsidiaries involved in the water treatment business and apparel manufacturing business in addition to the luggage business. As more fully explained in note 3, the Company spun off the water treatment and discontinued the apparel manufacturing business segments.

  (b)Basis of Presentation

    On May 25, 1993, the United States Bankruptcy Court for the Southern District of New York confirmed the Amended Plan of Reorganization (the "Plan") for Astrum. Pursuant to the terms of the Plan, which became effective on June 8, 1993 (the "Effective Date"), Astrum completed a comprehensive financial reorganization which reduced debt and annual interest expense (the "Restructuring").

    The Restructuring has been accounted for pursuant to the American Institute of Certified Public Accountants Statement of Position 90-7, entitled "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires that assets and liabilities be adjusted to their fair values ("fresh-start" values) and that a new reporting entity be created. On June 30, 1993, for accounting purposes, the Plan was consummated and SOP 90-7 was adopted. The accompanying consolidated financial statements include the ongoing impact of the fresh-start reporting, the most significant of which included the recording of Reorganization Value in Excess of Identifiable Assets. Reorganization Value in Excess of Identifiable Assets was amortized over a three-year period which ended in June 1996.

  (c)Principles of Consolidation

    The consolidated financial statements include the financial statements of Samsonite Corporation and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company's foreign subsidiaries generally have December 31 year ends.

    Minority interests consist of other stockholders' ownership interests in majority-owned subsidiaries of the Company.

  (d)Use of Estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  (e)Cash Equivalents

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  (f)Inventories

    The Company values inventories at the lower of cost, using the first-in, first-out ("FIFO") method, or market.

  (g)Investments in Affiliates

    Investments in affiliates for which the Company owns 20% to 50% are accounted for under the equity method.

    At January 31, 1998, investments in affiliates primarily represent the Company's investment in Chia Tai Samsonite (H.K.) Ltd., a 50% owned joint venture formed to manufacture and distribute luggage in China.

  (h)Property, Plant and Equipment

    Property, plant and equipment acquired subsequent to the adoption of fresh-start reporting are stated at cost. In connection with the adoption of fresh-start reporting at June 30, 1993, the Company was required to adjust property, plant and equipment to fair value. Assets under capital leases are stated at the present value of the future minimum lease payments. Improvements which extend the life of an asset are capitalized. Maintenance and repair costs are expensed as incurred.

    Assets held for sale are assets not used in the Company's luggage manufacturing or distribution operations; the majority of such assets were sold, or were under contract for sale, subsequent to January 31, 1998. These assets are recorded at the lower of cost or net realizable value (fair value less costs to sell).

    Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets as follows:

     Buildings................................................... 20 to 65 years
     Machinery, equipment and other..............................  2 to 20 years

  (i)Intangible Assets

    As a result of adopting fresh-start reporting in 1993, the Company recorded Reorganization Value in Excess of Identifiable Assets which became fully amortized in June of 1996. Tradenames, licenses, patents and other intangibles were recorded at fair value based upon independent appraisals. These assets are amortized on a straight-line basis over their estimated useful lives which are primarily as follows:

     Tradenames...................................................      40 years
     Licenses, patents and other.................................. 1 to 23 years

    The Company accounts for these intangible assets at the lower of amortized cost or fair value. On an ongoing basis, the Company reviews the valuation and amortization of intangible assets, taking into consideration any events or circumstances which may have diminished the recorded value.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  (j)Debt Issuance Costs

    Costs incurred in connection with the issuance of new debt instruments are deferred and included in other assets. Such costs are amortized over the term of the related debt obligation.

  (k)Per Share Data

    The Company has adopted and retroactively applied the requirements of Statement of Financial Account Standards No. 128, Earnings Per Share ("SFAS 128") to all periods presented. This change does not have a material impact on the computation of the earnings per share data. SFAS 128 requires the disclosure of "basic" earnings per share and "diluted" earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period. The dilutive effect of stock options, warrants, and their equivalents is calculated using the treasury stock method. The following table presents a reconciliation of the numerators and denominators of basic earnings per share and earnings per share--assuming dilution for the year ended January 31, 1998:

                                                                       PER SHARE
                                                  INCOME      SHARES    AMOUNT
                                                ----------- ---------- ---------
     Basic earnings per share:
      Income from continuing operations before
       extraordinary item available to common
       stockholders...........................  $56,877,000 20,235,802   $2.81
                                                                         =====
      Add dilutive effect of stock options and
       awards.................................           --    850,783
                                                ----------- ----------
     Earnings per share--assuming dilution:
      Income from continuing operations before
       extraordinary item available to common
       stockholders plus assumed conversions..  $56,877,000 21,086,585   $2.70
                                                =========== ==========   =====

    Loss from continuing operations before extraordinary item per share and net loss per share for the years ended January 31, 1997 and 1996 is computed based on a weighted average number of shares of common stock outstanding during the period of 15,971,157 and 15,806,675, respectively. Basic earnings per share and earnings per share--assuming dilution are the same for the years ended January 31, 1997 and 1996 because of the antidilutive effect of stock options and awards when there is a loss from continuing operations.

  (l)Income Taxes

    The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for operating loss and tax credit carryforwards and the estimated future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Measurement of deferred tax assets and liabilities is based upon enacted tax rates expected to apply to taxable income in the years in which carryforwards and temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

    Deferred tax assets are reduced by a valuation allowance for the portion of such assets for which it is more likely than not the amount will not be realized. Deferred tax assets and liabilities are classified as current or noncurrent based on the classification of the underlying asset or liability giving rise to the temporary difference or the expected date of utilization of carryforwards.

  (m)Insurance

    The Company maintains self-insurance programs for certain workers' compensation risks up to $300,000 per individual claim. The Company purchases excess workers' compensation coverage for individual claims in excess of $300,000.

  (n)Foreign Exchange Risk and Financial Instruments

    The accounts of the Company's foreign subsidiaries and affiliates are generally measured using the local currency as the functional currency. For those operations, assets and liabilities are translated into U.S. dollars at period-end exchange rates. Income and expense accounts are translated at average monthly exchange rates. Net exchange gains or losses resulting from such translation are excluded from results of operations and accumulated as a separate component of stockholders' equity. Gains and losses from foreign currency transactions are included in other income (expense). See note 15.

    The Company enters into foreign exchange contracts in order to reduce its economic exposure to fluctuations in currency exchange rates on certain foreign operations and royalty agreements through the use of forward delivery commitments. Generally, open forward delivery commitments are marked to market at the end of each accounting period and corresponding gains and losses are recognized in other income (expense). See note 15.

    With respect to trade receivables, concentration of credit risk is limited due to the diversity in the Company's customer base and geographic areas covered by the Company's operations. In certain European countries, the Company receives negotiable trade acceptances as payment for goods with maturities from 60 to 90 days from the date of issuance. These instruments are generally discounted to banks with recourse. At January 31, 1998, approximately $13,586,000 of such instruments had been discounted and, by the terms of their maturity dates, were uncollected by the holders. Any probable bad debt losses for trade receivables or acceptances have been reserved for in the allowance for doubtful accounts.

  (o)Accounting for Long-lived Assets

    The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"). SFAS 121 requires impairment losses to be recorded on long-lived assets, and certain identifiable intangible assets, used in operations when indicators of impairment are present and the undiscounted future cash flows (without interest charges) estimated to be generated by such assets are less than the assets' carrying amount. Impairment is measured by the excess of the assets' carrying amount over fair value. SFAS 121 also requires that long-lived assets and certain identifiable intangibles that are expected to be disposed of be reported at the lower of the carrying amount or fair value less costs to sell.

  (p)Revenue Recognition

    Revenues from wholesale product sales are recognized at the time of shipment, and provisions are made for markdown allowances, returns and discounts. Revenues from retail sales are recognized at the point-of-sale.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

    The Company licenses its brand names to certain unrelated third parties as well as certain foreign subsidiaries and joint ventures. Net sales include royalties earned of $19,925,000, $20,548,000, and $17,056,000 for the years ended January 31, 1998, 1997, and 1996, respectively. Royalty revenues in fiscal 1998 and 1997 include approximately $2,200,000 and $3,900,000, respectively, from the sale of apparel trademarks in certain foreign countries.

(2)PURCHASE OF SOUTH KOREA AND HONG KONG DISTRIBUTORSHIPS

  During the year ended January 31, 1998, the Company formed a subsidiary, Samsonite Korea Limited ("SKL"), which is owned 71% by the Company and 29% by the Company's former distributor in South Korea. The Company contributed $832,000 to SKL for its equity interest. SKL acquired the inventory, fixed assets, and other assets of the distributorship and recorded approximately $200,000 of goodwill. By agreement with its joint venture partner, the Company will acquire an additional 9% interest in SKL on October 1, 1998.

  During the year ended January 31, 1998, the Company formed a 100% owned subsidiary, Samsonite Hong Kong Limited ("HKL"), which purchased the assets of the Company's former Hong Kong distributor. The Company made investments or advances to HKL of $1,715,000 for the purchase of inventory, fixed assets, and other assets from the former Hong Kong distributor. Approximately $439,000 of goodwill was recorded as a result of the purchase.

(3)OPERATIONS DISCONTINUED AND SOLD

  During fiscal 1995, the Company's Board of Directors adopted a plan to (i) separate the water treatment business from its other operations through a spinoff in the form of a one-for-one stock dividend to the Company's holders and (ii) to sell or otherwise discontinue its apparel manufacturing and pet food businesses. During fiscal 1996, the Company distributed its stock in the water treatment business to the Company's stockholders and charged the amount of the net assets of the water treatment business of $61.1 million at the date of distribution to additional paid-in capital. As part of the spinoff, the water treatment business repaid $112 million of intercompany indebtedness. Additionally, the Company closed its apparel manufacturing operations and sold all related inventories and equipment to unrelated third parties. The pet food segment was sold in fiscal 1995. The loss on discontinuance during fiscal 1996 includes an adjustment to reduce previously accrued losses on disposal of $2.6 million, net of income taxes of $1.1 million, and a provision for federal income taxes on the distribution of the common stock of the water treatment business to certain foreign stockholders of $3.8 million.

(4)PROVISION FOR RESTRUCTURING OPERATIONS

  Fiscal 1998

  The Company recorded a pretax restructuring provision in fiscal 1998 of $3,589,000 and adjusted for excess fiscal 1997 restructuring accruals by $1,723,000, resulting in a net expense for restructuring operations in fiscal 1998 of $1,866,000. The fiscal 1998 restructuring provision was provided primarily for costs associated with the involuntary termination of 180 manufacturing positions in Mexico and twenty management positions in the U.S. and is comprised of estimated cash expenditures estimated of $3,283,000 and non-cash charges of $306,000. Through January 31, 1998, $1,945,000 of severance costs had been charged against the accrual.

  Fiscal 1997

  The Company recorded a restructuring provision of $10,670,000 in fiscal 1997 as a result of a restructuring program to consolidate functions and operations in North America, Europe, and the Far East, and to reduce or eliminate certain other operations.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  The restructuring plan included further consolidation of hardside luggage production to Samsonite's largest U.S. facility located in Denver, Colorado from other locations in the Americas, as well as consolidation of many administrative and control functions to Denver. The plan included the elimination of as many as 450 positions worldwide, including approximately 150 manufacturing positions and approximately 300 managerial, office and clerical positions. The restructuring provision consisted primarily of costs associated with involuntary employee terminations and was comprised of cash expenses of $9,670,000 and non-cash expenses of $1,000,000, both on a pretax basis. Through January 31, 1998, approximately $8,183,000 had been charged against the accrual for restructuring expenses, approximately $1,723,000 was determined to be overaccrued and was credited to expense, and approximately $764,000 remains accrued at January 31, 1998 for certain pension settlement costs yet to be incurred.

  Fiscal 1996

  In the fourth quarter of fiscal 1996, management initiated a plan to restructure the manufacturing and various administrative functions of its American Tourister division. The restructuring plan included relocation of manufacturing operations from Jacksonville, Florida to the Company's Denver, Colorado manufacturing facility. Certain administrative functions were also consolidated in Denver. A provision for restructuring and corresponding liability of $2,369,000 was recorded in fiscal 1996 primarily for costs associated with involuntary employee terminations and the disposal of assets. The restructuring plan included the termination of 137 employees by August 1996. This restructuring was completed during fiscal 1997 with actual costs incurred and the number of employees terminated approximating plan.

(5)INVENTORIES

  Inventories consisted of the following:

                                                                JANUARY 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
                                                               (IN THOUSANDS)
     Raw materials and supplies.............................. $ 47,814   38,532
     Work in process.........................................   10,476   10,842
     Finished goods..........................................  114,375   85,697
                                                              --------  -------
                                                              $172,665  135,071
                                                              ========  =======

(6)PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following:

                                                                JANUARY 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
                                                               (IN THOUSANDS)
     Land.................................................... $ 12,266   13,324
     Buildings...............................................   60,524   62,561
     Machinery, equipment and other..........................  133,778  121,875
                                                              --------  -------
                                                               206,568  197,760
     Less accumulated depreciation and amortization..........  (64,217) (53,801)
                                                              --------  -------
                                                              $142,351  143,959
                                                              ========  =======

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  Property, plant and equipment includes property and equipment under capital leases as follows:

                                                                 JANUARY 31,
                                                                ---------------
                                                                 1998     1997
                                                                -------  ------
                                                                (IN THOUSANDS)
     Buildings................................................. $ 4,178   4,856
     Machinery, equipment and other............................   2,707   2,323
                                                                -------  ------
                                                                  6,885   7,179
     Less accumulated amortization.............................  (1,388) (1,090)
                                                                -------  ------
                                                                $ 5,497   6,089
                                                                =======  ======

(7)INTANGIBLE ASSETS

  The following is a summary of intangible assets, net of accumulated amortization:

                                                                  JANUARY 31,
                                                                ----------------
                                                                  1998    1997
                                                                -------- -------
                                                                 (IN THOUSANDS)
     Tradenames................................................ $108,556 115,838
     Licenses, patents and other...............................    8,352  11,817
                                                                -------- -------
                                                                $116,908 127,655
                                                                ======== =======

(8)SHORT-TERM DEBT

  As of January 31, 1998 and 1997, the Company had $5,640,000 and $2,095,000
of short-term debt outstanding under foreign lines of credit, respectively. During the year ended January 31, 1998, the weighted average interest rate on foreign short-term borrowings was 6.26% and the average interest rate at January 31, 1998 was 7.50%. The European subsidiaries had unused available borrowings on foreign lines of credit and other foreign borrowing arrangements totaling approximately $47 million as of January 31, 1998, which are generally restricted for working capital purposes.

  Other foreign subsidiaries had approximately $8.6 million available under bank credit lines at January 31, 1998.

(9)LONG-TERM OBLIGATIONS

  Long-term obligations represent long-term debt and capital lease obligations as follows:

                                                                JANUARY 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
                                                               (IN THOUSANDS)
     Senior Credit Facility (a).............................. $102,533   50,000
     Other obligations (b)...................................   19,587   45,526
     Capital lease obligations (c)...........................    4,302    5,091
     11 1/8% Series B Senior Subordinated Notes (d)..........   52,801  190,000
                                                              --------  -------
                                                               179,223  290,617
     Less current installments...............................   (6,977) (22,862)
                                                              --------  -------
                                                              $172,246  267,755
                                                              ========  =======

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  (a) Senior Credit Facility

    Effective June 12, 1997, the Company entered into an amended and restated Senior Credit Facility agreement. The new agreement provides for a $200 million revolving credit facility ("Revolving Credit Facility A") due June 12, 2002 and a $50 million revolving credit facility ("Revolving Credit Facility B") due June 11, 1998. The Revolving Credit Facility A is a multicurrency facility which allows for loans of $140 million in U.S. dollars and $60 million in various European currencies.

  The following amounts were outstanding at January 31, 1998 under the Senior Credit Facility:

     Revolving Credit Facility A:
      Borrowings................................................ $102.5 million
      Letters of Credit......................................... $ 14.5 million
     Revolving Credit Facility B................................ $           --

    Borrowings under the agreement accrue interest at rates adjusted periodically depending on the Company's financial performance as measured by certain financial ratios each quarter. At January 31, 1998, U.S. loans outstanding under the Senior Credit Facility bear interest at approximately 6% and foreign currency loans outstanding bear interest at approximately 5%. Additionally, a facility fee of .125% to .350% of the total commitment depending on financial performance, whether used or unused, is payable quarterly. At January 31, 1998, the facility fee was .150%.

    The Senior Credit Facility is secured by 100% of the stock of significant domestic subsidiaries and 66% of the stock of the Company's principal foreign subsidiaries. The agreement contains financial covenants requiring the Company to maintain certain financial ratios and minimum stockholders' equity. The agreement also contains covenants which limit the incurrance of additional indebtedness, the payment of dividends, the disposition of assets, and other restrictions. The agreement generally allows the Company to pay dividends not to exceed 30% of its net income.

    As a result of entering into the amended and restated Senior Credit Facility, which has significantly different terms and conditions than the previous facility, the Company charged to expense the balance of deferred financing costs relating to the previous facility totaling $3,989,000 and paid prepayment penalties of $279,000. These charges are recorded as part of the extraordinary item from loss on extinguishment of debt, net of tax effects, in the accompanying consolidated statement of operations for the year ended January 31, 1998.

  (b) Other Obligations

    As of January 31, 1998, other obligations consist of various notes payable to banks by foreign subsidiaries aggregating $16.0 million and a $3.6 million secured financing arrangement with a European leasing corporation. The obligations bear interest at varying rates and mature through 2002.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  (c) Leases

    Future minimum payments under noncancelable capital leases, which relate primarily to property and equipment, and noncancelable operating leases, which relate primarily to retail floor space rental, at January 31, 1998 were as follows:

                                                             CAPITAL  OPERATING
                                                             LEASES    LEASES
                                                             -------  ---------
                                                              (IN THOUSANDS)
     Year ending January 31:
      1999.................................................  $ 1,473   11,811
      2000.................................................    1,421    8,607
      2001.................................................      721    6,723
      2002.................................................      593    5,073
      2003.................................................      479    2,437
      Thereafter...........................................      986    1,782
                                                             -------   ------
       Total minimum lease payments........................    5,673   36,433
                                                                       ======
     Less amount representing interest.....................   (1,371)
                                                             -------
      Present value of net minimum capital lease payments..    4,302
     Less current installments of minimum capital lease
      payments.............................................   (1,055)
                                                             -------
     Long-term obligations under capital leases, excluding
      current installments.................................  $ 3,247
                                                             =======

  Rental expense under cancelable and noncancelable operating leases pertaining to continuing operations consisted of the following:

                                                             YEAR ENDED JANUARY
                                                                    31,
                                                            --------------------
                                                             1998    1997  1996
                                                            ------- ------ -----
                                                               (IN THOUSANDS)
     Minimum rentals....................................... $10,421 10,723 8,650
     Contingent rentals....................................   1,358    714   523
                                                            ------- ------ -----
                                                            $11,779 11,437 9,173
                                                            ======= ====== =====

  Aggregate maturities of long-term obligations at January 31, 1998 were as follows (in thousands):

     Year ending January 31:
     1999............................................................. $  5,922
     2000.............................................................    4,840
     2001.............................................................    4,224
     2002.............................................................    1,734
     2003.............................................................  103,662
     Thereafter.......................................................   54,539
                                                                       --------
                                                                        174,921
      Obligations under capital leases................................    4,302
                                                                       --------
       Total.......................................................... $179,223
                                                                       ========

                    SAMSONITE CORPORATION AND SUBSIDIARIES

(d)Series B Senior Subordinated Notes

    Interest on the 11 1/8% Series B Senior Subordinated Notes ("Series B Notes") is payable semiannually with principal due July 15, 2005. The Series B Notes may be redeemed after July 15, 2000 with the payment of certain redemption premiums; however, up to one-third of the outstanding Series B Notes were allowed to be redeemed (at a premium) before July 15, 1998, from the proceeds of the first two public equity offerings the Company may have completed after the issuance of the Series B Notes. As described in note 18, the Company completed a public equity offering on February 11, 1997 and used a portion of the offering proceeds to redeem Series B Notes and repurchase Series B Notes in the market. Additional Series B Notes were purchased using bank borrowings under the Senior Credit Facility. A total of $137,199,000 principal amount of Series B Notes were retired during the year ended January 31, 1998. Redemption premiums of $17,277,000 paid in connection with the retirement of the notes and deferred financing costs of $4,563,000 were charged to expense and classified as part of the extraordinary item from loss on extinguishment of debt, net of tax effects, in the accompanying consolidated statement of operations for the year ended January 31, 1998. The terms of the Series B Notes include financial covenants to maintain certain financial ratios and covenants which restrict payment of any dividends, amounts of additional debt issuances, asset sales, and amounts of investments in emerging market subsidiaries. See note 19.

(10)EMPLOYEE STOCK OPTIONS AND AWARDS

  At January 31, 1998, the Company has outstanding options under its 1995 Stock Option and Incentive Award Plan and under an employment agreement with its chief executive officer. The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for stock options and awards. Accordingly, no compensation cost has been recognized for stock options granted at exercise prices at or above fair market value at the date of grant. Additionally, no performance based options were issued during the three years ended January 31, 1998.

  The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation ("SFAS 123") which provides for an alternative method of recognizing compensation expense for stock options based upon a fair value determination. The Company has elected not to adopt the recognition and measurement provisions of SFAS
123. Had the Company determined compensation cost for the stock options based on the fair value at the grant dates consistent with the provisions of SFAS 123, pro forma net income (loss) per share would have been as follows:

                                                      YEAR ENDED JANUARY 31,
                                                      ------------------------
                                                       1998    1997     1996
                                                      ------- -------  -------
                                                       (IN THOUSANDS, EXCEPT
                                                        PER SHARE AMOUNTS)
   Net income (loss):
    As reported...................................... $40,699 (11,323) (61,447)
                                                      ======= =======  =======
    Pro forma........................................ $38,343 (12,922) (61,781)
                                                      ======= =======  =======
   Net income (loss) per share--basic:
    As reported...................................... $  2.01   (0.71)   (3.89)
                                                      ======= =======  =======
    Pro forma........................................ $  1.89   (0.81)   (3.91)
                                                      ======= =======  =======
   Net income (loss) per share--assuming dilution:
    As reported...................................... $  1.93   (0.71)   (3.89)
                                                      ======= =======  =======
    Pro forma........................................ $  1.82   (0.81)   (3.91)
                                                      ======= =======  =======

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in the three years ended January 31, 1998: no dividend yield for any year; expected volatility of 29% for fiscal 1998 and 28% for fiscal 1997 and 1996; weighted-average risk-free interest rate of 5.5% for fiscal 1998 and 6.2% for fiscal 1997 and 1996; and weighted average expected lives of 4.3 years for fiscal 1998, 3.5 years for fiscal 1997, and 1.8 years for fiscal 1996. Options granted during the year ended January 31, 1996 were granted at exercise prices which significantly exceeded the market value of the stock at the grant date.

  Pro forma net income (loss) reflects only options granted in the three years ended January 31, 1998. Therefore, the full impact of calculating compensation cost for stock options under SFAS 123 is not reflected in the pro forma net income (loss) amounts presented because compensation cost is reflected over option vesting periods (ranging from 2 to 5 years) and compensation cost for options granted prior to February 1, 1995 is not considered.

  Directors' Stock Plan

  In fiscal 1996, the Company adopted the Samsonite Corporation 1996 Directors' Stock Plan (the "Plan") and reserved 200,000 shares of its common stock for issuance under the Plan. Under the Plan, each non-employee director may elect to receive common stock for directors' fees valued at fair market value in lieu of cash. At January 31, 1998, 4,545 shares of common stock had been issued under the Plan.

  1995 Stock Option and Incentive Award Plan

  The 1995 Stock Option and Incentive Award Plan (as Amended in 1996) ("the 1995 Plan") reserves 2,550,000 shares for the issuance of options as determined by the compensation committee of the Board of Directors. The 1995 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards or other forms of awards consistent with the purposes of the 1995 Plan. Incentive stock options must be issued at exercise prices no less than the market value of the common stock at the date of the grant. Nonqualified stock options may be granted at option prices at or below the market value, but not at less than 50% of the market value of the common stock at the date of the grant. Options granted under the 1995 Plan may vest over a period of not more than ten years as determined by the compensation committee. At January 31, 1998, all awards under the 1995 Plan were nonqualified stock options issued at option prices equal to, or in excess of, the market value at the date of grant.

  Chief Executive Officer Employment Agreement

  On May 15, 1996, the Company retained a new Chief Executive Officer, Richard
R. Nicolosi. Pursuant to his employment contract, the Company has granted Mr. Nicolosi options to purchase 425,532 shares of common stock at an exercise price of $18.25 per share (subject to customary antidilution adjustments). Options to purchase 186,170 shares of common stock (the "Series A Options") are time-vesting options and options to purchase 239,362 shares of common stock (the "Series B Options") are subject to certain performance requirements with respect to accelerating vesting. The options have a five-year term. Fifty percent (50%) of the Series A Options vested on May 15, 1997 and the remaining fifty percent (50%) will vest on May 15, 1998, so long as Mr. Nicolosi remains continually employed by the Company through such date. All of the Series B Options shall vest on April 15, 2001, so long as he remains continually employed by the Company through April 15, 2001, subject to accelerated, performance-based vesting as follows. The Series B Options will vest on May 15, 1998 if Mr. Nicolosi remains continually employed by the Company through such date and the average market value of the common stock equals or exceeds $30.00 per share in any period of 30 consecutive days prior to May 15, 1998. Notwithstanding the foregoing, if a change of control event occurs prior to May 15, 1998,

                    SAMSONITE CORPORATION AND SUBSIDIARIES

(i) all of the Series A Options will automatically vest and (ii) all of the Series B Options will vest if Mr. Nicolosi remains continually employed by the Company through the date of such event and either the average market value of the common stock in any period of 30 consecutive days prior to such event or the market value of the common stock as of the date of such event, equals or exceeds $30.00 per share. During the term of the Series B Options, the Company's common stock has reached an average market value of $30.00 per share for 30 consecutive days.

  Also in connection with the performance by Mr. Nicolosi of services pursuant to his employment, the Company issued to Mr. Nicolosi 60,000 shares of restricted common stock (the "Restricted Shares"). So long as Mr. Nicolosi remains continually employed with the Company, the shares will vest on May 15, 1998; provided that if a change of control event occurs and Mr. Nicolosi remains continually employed by the Company through the date of such event, then all Restricted Shares that have not vested will become vested as of the date of such event. The Company is recognizing compensation expense for the market value ($18.25 per share) of the shares at the date of grant over the two-year vesting period.

  Additionally, on June 6, 1996, the Company sold and issued to Mr. Nicolosi 55,000 shares of common stock at the market value of $18.25 per share, or an aggregate purchase price of $1,003,750.

  Former Chief Executive Officer

  Pursuant to an employment agreement with the former Chief Executive Officer
(CEO) dated April 13, 1995, certain options previously granted were canceled and options to purchase 653,668 shares of common stock (granted June 8, 1993 at market value) became fully vested and exercisable at $11.87 per share, as adjusted by the terms of the option agreement for the spinoff of the water treatment business. Under the employment agreement, the former CEO was also granted options for 500,000 shares of common stock at $24.85 per share and 1,000,000 shares of common stock at $32.85 per share, as adjusted by the terms of the option agreement for the spinoff of the water treatment business. Options for 300,000 of such shares lapsed. The remaining options for 1,200,000 shares of common stock became fully exercisable upon the cessation of the former CEO's employment as of May 15, 1996. On February 11, 1997, the former CEO exercised all outstanding options for a total of 1,853,668 shares. The exercise price was paid by the return of 889,450 shares of common stock owned by the former CEO to the Company and cash of $6,622,139. See note 18.

  Also under the employment agreement, the Company sold 425,532 shares of common stock to the former CEO for a $10 million promissory note which was presented in the accompanying consolidated financial statements as a reduction of stockholders' equity until it was repaid in full on October 11, 1996. The note bore interest at 8 1/8% per annum and the Company agreed to pay the former CEO additional compensation equal to the interest due on the note.

  Other Options and Stock Awards

  In October 1996, a former officer exercised options to purchase 17,500 shares granted under an individual stock option agreement at an exercise price of $11.14 per share.

  Effective May 15, 1996, the Company entered into agreements with three executive officers to provide stock bonuses to each of them of 38,889 shares of common stock, payable if the executive remains continually employed by the Company through the earlier of May 15, 1999 or one year after a change of control event. The shares are also issuable in the event of certain types of terminations. The Company is recognizing compensation expense equal to the market value of the shares at May 15, 1996 ($18.25 per share) over the vesting period.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

Stock Option Summary

  A summary of stock option transactions follows:

                                                YEAR ENDED JANUARY 31,
                             --------------------------------------------------------------
                                     1998                 1997                 1996
                             --------------------- -------------------- -------------------
                                         WEIGHTED-            WEIGHTED-           WEIGHTED-
                                          AVERAGE              AVERAGE             AVERAGE
                                         EXERCISE             EXERCISE            EXERCISE
                               SHARES      PRICE    SHARES      PRICE    SHARES     PRICE
                             ----------  --------- ---------  --------- --------- ---------
   Outstanding at beginning
    of year................   4,579,072   $24.79   2,171,168   $24.51     671,168  $11.85
   Granted.................     213,953   $40.16   2,754,142   $25.52   1,500,000  $30.18
   Exercised:
    By former Chief
     Executive Officer.....  (1,853,668)  $23.73         --       --          --      --
    By others..............     (68,985)  $12.82     (28,870)  $11.18         --      --
   Forfeited...............    (305,322)  $32.27    (317,368)  $30.47         --      --
                             ----------            ---------            ---------
   Outstanding at end of
    year...................   2,565,050   $26.27   4,579,072   $24.79   2,171,168  $24.51
                             ==========            =========            =========
   Options exercisable at
    end of year............     897,192   $21.82   2,176,945   $22.67     671,168  $11.85
                             ==========            =========            =========
   Weighted-average fair
    value of options
    granted during the
    year...................  $    13.17            $    7.59            $    1.04
                             ==========            =========            =========

  The following table summarizes information about stock options outstanding at January 31,1998:

                                         OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                            --------------------------------------------- ----------------------------
                                        WEIGHTED-AVERAGE
           RANGE OF           NUMBER       REMAINING     WEIGHTED-AVERAGE   NUMBER    WEIGHTED-AVERAGE
       EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE  EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
       ---------------      ----------- ---------------- ---------------- ----------- ----------------
   $10.875 to $20.75.......  1,324,419     4.6 years          $16.34        633,202        $15.82
   $28.50 to $47.875.......  1,240,631     8.4 years          $36.79        263,990        $36.22
                             ---------                                      -------
                             2,565,050                                      897,192
                             =========                                      =======

                     SAMSONITE CORPORATION AND SUBSIDIARIES

(11)INCOME TAXES

  Income tax expense (benefit) attributable to income (loss) from continuing operations consists of:

                                                       CURRENT  DEFERRED TOTAL
                                                       -------  -------- ------
                                                           (IN THOUSANDS)
   Year ended January 31, 1998:
    U.S. federal...................................... $ 9,068    4,246  13,314
    Foreign...........................................   7,841   (1,108)  6,733
    U.S. state and local..............................   1,429    1,612   3,041
                                                       -------   ------  ------
                                                       $18,338    4,750  23,088
                                                       =======   ======  ======
   Year ended January 31, 1997:
    U.S. federal...................................... $   923    1,408   2,331
    Foreign...........................................   7,443     (249)  7,194
    U.S. state and local..............................     658      206     864
                                                       -------   ------  ------
                                                       $ 9,024    1,365  10,389
                                                       =======   ======  ======
   Year ended January 31, 1996:
    U.S. federal...................................... $  (426)   1,944   1,518
    Foreign...........................................   5,699      257   5,956
    U.S. state and local..............................   1,013      608   1,621
                                                       -------   ------  ------
                                                       $ 6,286    2,809   9,095
                                                       =======   ======  ======

  Components of income (loss) from continuing operations before income taxes, minority interest, and extraordinary item are as follows:

                                                       YEAR ENDED JANUARY 31,
                                                       ------------------------
                                                        1998    1997     1996
                                                       ------- -------  -------
                                                           (IN THOUSANDS)
   United States...................................... $63,633 (10,408) (59,634)
   Other nations......................................  16,619  10,515   18,960
                                                       ------- -------  -------
     Total............................................ $80,252     107  (40,674)
                                                       ======= =======  =======

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  Income tax expense (benefit) attributable to income (loss) from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35% for fiscal 1998 and 34% for fiscal 1997 and 1996 as a result of the following:

                                                     YEAR ENDED JANUARY 31,
                                                     ------------------------
                                                      1998     1997    1996
                                                     -------  ------  -------
                                                         (IN THOUSANDS)
   Computed "expected" tax expense (benefit)........ $28,088      36  (13,829)
   Increase (decrease) in taxes resulting from:
    Adjustment of contingent tax accruals (see note
     15)............................................  (4,445)    --       --
    Foreign tax credits, net of valuation
     allowance......................................  (3,337)    --       --
    Reduction in valuation allowance................  (1,950)    --       --
    Tax rate differential on foreign earnings.......   3,923   3,320    3,609
    Amortization of intangibles.....................     --    7,746   18,668
    State income taxes, net of federal benefit......   1,977     570    1,070
    Other, net......................................  (1,168) (1,283)    (423)
                                                     -------  ------  -------
   Income tax expense............................... $23,088  10,389    9,095
                                                     =======  ======  =======

  The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

                                                               JANUARY 31,
                                                             -----------------
                                                               1998     1997
                                                             --------  -------
                                                              (IN THOUSANDS)
   Deferred tax assets:
    Accounts receivable valuation allowances...............  $  5,550    7,513
    Inventory costs capitalized for tax purposes...........       931    1,194
    Other accruals and reserves accrued for financial
     reporting purposes....................................    38,088   40,364
    Postretirement benefits accrued for financial reporting
     purposes..............................................     6,338    6,636
    Foreign tax credit carryforwards.......................     8,820       --
    Net operating loss and minimum tax carryforwards.......    53,111   54,197
                                                             --------  -------
     Total gross deferred tax assets.......................   112,838  109,904
    Less:
     Valuation allowance...................................   (34,888) (33,961)
                                                             --------  -------
      Deferred tax assets, net of valuation allowance......    77,950   75,943
                                                             --------  -------
   Deferred tax liabilities:
    Plant, equipment and intangibles, due to differences as
     a result of fresh start...............................    45,484   54,340
    Plant and equipment, due to differences in depreciation
     methods...............................................    10,037    9,738
    Other accruals and reserves............................     6,536    6,421
                                                             --------  -------
     Total gross deferred tax liabilities..................    62,057   70,499
                                                             --------  -------
      Net deferred tax asset...............................  $ 15,893    5,444
                                                             ========  =======

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  The components of the net current deferred tax asset and net noncurrent deferred tax liability were as follows:

                                                                  JANUARY 31,
                                                                 --------------
                                                                  1998    1997
                                                                 ------- ------
                                                                 (IN THOUSANDS)
   Net current deferred tax asset:
    U.S. federal................................................ $27,341 28,361
    Foreign.....................................................   2,222  2,115
    U.S. state and local........................................   2,060  5,889
                                                                 ------- ------
                                                                  31,623 36,365
                                                                 ------- ------
   Net noncurrent deferred tax liability:
    U.S. federal................................................   1,045 10,172
    Foreign.....................................................  13,886 16,958
    U.S. state and local........................................     799  3,791
                                                                 ------- ------
                                                                  15,730 30,921
                                                                 ------- ------
     Net deferred tax asset..................................... $15,893  5,444
                                                                 ======= ======

  The valuation allowance for deferred tax assets was increased from $33,961,000 at January 31, 1997 to $34,888,000 at January 31, 1998 primarily to allow for potential unused foreign tax credit carryforwards, net of decreases to the valuation allowance for certain fully reserved loss carryforwards utilized in certain foreign jurisdictions during the current year. Management of the Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax asset of $15,893,000 at January 31, 1998. If the Company should recognize a tax benefit for pre-reorganization net operating losses, for which a valuation allowance had been established, it would be applied to reduce intangible assets until exhausted and then to increase additional paid-in capital.

  At January 31, 1998, the Company has net operating loss carryforwards of approximately $135 million for federal income tax purposes, expiring at various dates through 2012. As a result of the reorganization, the Company had a change in ownership as defined by Section 382 of the Internal Revenue Code. Consequently, utilization of the net operating loss carryforwards is subject to an annual limitation of $17,200,000 per year, as adjusted for unused yearly limitations.

  Deferred income taxes have been provided on undistributed earnings of foreign subsidiaries to the extent that management plans to remit these earnings in the future. Undistributed earnings of foreign subsidiaries and affiliates that are permanently invested, and for which no deferred taxes have been provided, amounted to approximately $81,660,000 and $73,000,000 as of January 31, 1998 and 1997, respectively.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

(12)PENSION AND OTHER EMPLOYEE BENEFITS

  Certain subsidiaries of the Company have pension plans which provide retirement benefits for eligible employees, generally measured by length of service, compensation and other factors.

  Net pension cost of continuing operations included the following components:

                                                     YEAR ENDED JANUARY 31,
                                                    ---------------------------
                                                      1998      1997     1996
                                                    --------  --------  -------
                                                         (IN THOUSANDS)
   Service cost.................................... $  2,332     2,576    2,466
   Interest cost...................................    6,460     6,435    6,521
   Actual return (income) loss on plan assets......  (27,741)  (14,472) (21,990)
   Net amortization and deferral...................   18,492     6,711   14,792
                                                    --------  --------  -------
     Net pension expense (income).................. $   (457)    1,250    1,789
                                                    ========  ========  =======

  The funded status of the plans at January 31, 1998 and 1997 was as follows:

                                                                PLANS WITH
                                              PLANS WITH        ACCUMULATED
                                           ASSETS EXCEEDING      BENEFITS
                                              ACCUMULATED        EXCEEDING
                                               BENEFITS           ASSETS
                                           ------------------  --------------
                                             1998      1997     1998    1997
                                           --------  --------  ------  ------
                                                   (IN THOUSANDS)
   Projected benefit obligation for
    service rendered to date.............. $160,428    59,617  31,289  30,464
   Plan assets at fair value..............  178,640    89,017  28,712  24,501
                                           --------  --------  ------  ------
   Plan assets in excess (deficiency) of
    projected benefit obligation..........   18,212    29,400  (2,577) (5,963)
   Unrecognized prior service cost........     (270)      (80)  1,203   1,357
   Unrecognized net gain..................  (35,569)  (21,341) (7,442) (4,355)
                                           --------  --------  ------  ------
    Prepaid (accrued) pension cost
     included in other assets
     (liabilities)........................ $(17,627)    7,979  (8,816) (8,961)
                                           ========  ========  ======  ======
   Accumulated benefit obligation:
    Vested................................ $153,209    45,420  30,000  28,864
                                           ========  ========  ======  ======
    Nonvested............................. $    987     1,063   1,035   1,160
                                           ========  ========  ======  ======

  Net periodic pension cost during the years ended January 31, 1998, 1997 and 1996 assumed an expected long-term rate of return on plan assets of 7.5% to 8.5% for domestic plans and 7.5% to 15% for foreign plans. The valuations of the projected benefit obligation assumed weighted-average discount rates of 7.0% to 7.25% for domestic plans and 7.5% to 13% for foreign plans at January 31, 1998, and 7.0% to 7.25% for domestic plans and 7.5% to 13% for foreign plans at January 31, 1997. The rate of increase in future compensation levels ranged from 3.50% to 5% for domestic plans and 5.5% to 10% for foreign plans at January 31, 1998 and 1997. As a result of the employee terminations associated with restructurings described in note 4, a plan curtailment occurred resulting in the acceleration of the amortization of prior service cost and unrecognized net gains. The effect of the curtailment was a reduction in fiscal 1998 pension expense of $1.1 million.

  Plan assets are primarily invested in cash equivalents, equity securities and fixed income instruments. The plans do not have significant liabilities other than benefit obligations. The Company's funding policy is to contribute amounts equal to the minimum funding requirements of ERISA. During fiscal 1998, the McCrory and Schenley Plans (see note 14--Contingent Pension Liabilities) were merged with a Company pension plan.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  The Company sponsors defined contribution plans, qualified under Sections 401(a) and 401(k) of the Internal Revenue Code, which are offered to certain groups of employees of substantially all U.S. operations. Expense related to continuing operations for these plans was $792,000, $1,237,000, and $1,052,000 for the years ended January 31, 1998, 1997, and 1996, respectively.

  The Company provides postretirement health care benefits primarily for certain groups of employees of substantially all U.S. operations. Qualifying employees become eligible for these benefits upon reaching normal or early retirement age, and if they have accumulated the specified number of years of service. The Company recognizes the cost of providing postretirement health care benefits over the employee's service period.

Postretirement benefit costs were as follows:

                                                       YEAR ENDED JANUARY 31,
                                                       ------------------------
                                                        1998     1997    1996
                                                       -------  ------- -------
                                                           (IN THOUSANDS)
   Service cost--benefits earned during period........ $   465     486      699
   Interest cost on projected benefit obligation......     715     684      907
   Other..............................................    (386)   (314)    (169)
                                                       -------  ------  -------
     Total postretirement benefit costs............... $   794     856    1,437
                                                       =======  ======  =======

  The health care cost trend rates used to measure the expected cost in each of the years in the three-year period ended January 31, 1998 were between 9.5% and 15%, graded down to an ultimate trend rate of between 5.5% and 6.0% to be achieved over the next 10 years. The effect of a one-percentage-point increase in the health care cost trend rate for future periods would increase the annual postretirement benefit cost by $166,000. The accumulated postretirement benefit obligation would increase by $1,410,000.

  The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.25% at January 31, 1998 and 1997.

  The funded status of the postretirement plans were as follows:

                                                               JANUARY 31,
                                                             -----------------
                                                               1998     1997
                                                             --------  -------
                                                              (IN THOUSANDS)
   Plan assets at fair value................................ $    --       --
   Accumulated postretirement benefit obligation............  (10,620) (10,468)
   Unrecognized cumulative net gain.........................   (6,196)  (6,092)
                                                             --------  -------
    Postretirement benefit liability included in other
     liabilities............................................ $(16,816) (16,560)
                                                             ========  =======

(13)DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and Cash Equivalents, Trade Receivables, Accounts Payable, Short-term Debt, and Accrued Expenses

  The carrying amount approximates fair value because of the short maturity or duration of these instruments.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  Series B Senior Subordinated Notes

  There is no established public trading market for the Company's Series B Senior Subordinated Notes. The Company estimates that the fair value of the Series B Senior Subordinated Notes at January 31, 1998 approximates $60,193,000 based on recent interdealer transactions which were priced at approximately 114.

  Senior Credit Facility and Other Long-term Obligations

  The carrying value approximates the fair value of these instruments, which primarily have floating interest rates that are fixed for periods not exceeding six months.

  Foreign Currency Forward Delivery Contracts

  The fair value of foreign currency forward delivery contracts (see note 1n) is estimated by reference to market quotations received from banks. At January 31, 1998 and 1997, the contract value of foreign currency forward delivery agreements outstanding was approximately $26,357,000 and $50,644,000, respectively. The settlement value of these instruments was approximately $24,963,000 and $50,025,000, respectively.

  Limitations

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(14)LITIGATION, COMMITMENTS AND CONTINGENCIES

  Litigation

  On March 13, 1998, a complaint was filed in Colorado State District Court, County of Denver against the Company, certain current and former directors of the Company, Apollo Investment Fund, L.P., and Apollo Advisors, L.P. The purported class action brought on behalf of an alleged class of purchasers of Samsonite common stock during the period from September 10, 1996 to December 1, 1997 alleges, among other things, that certain statements and earnings forecasts made in the last 18 months were misleading and/or misrepresented material facts and that the Company is also liable for certain allegedly misleading statements contained in various analysts' reports. The Company believes that the complaint is without merit and intends to contest it vigorously. The class action seeks, among other things, compensatory and rescissory damages, as well as pre-judgment and post-judgment interest, and attorneys fees, expert witness fees and other costs.

  In addition, the Company is a party to various other legal proceedings and claims in the ordinary course of business. The Company does not believe that the outcome of any pending matters will have a material adverse affect on its consolidated financial position, results of operations or liquidity.

  Obligations to Settlement Trust

  In connection with the Restructuring in 1993, a settlement trust (the "Trust") was established for the benefit of the holders of certain classes of pre-bankruptcy claims to resolve certain claims between the Company and other parties affiliated with the previous owner of the Company. The creation of the Trust enabled the Company to emerge from bankruptcy without first resolving these claims. The terms of the Trust require the Company to make loans to the Trust of up to $37 million, if necessary, to provide funds for Trust operations, to pay resolved

                    SAMSONITE CORPORATION AND SUBSIDIARIES
claims, and to distribute to the Trust beneficiaries any remaining balance after settling all liabilities. In prior fiscal years, the Company made loans to the Trust aggregating $4,850,000, and provided an allowance for the full amount of the loans. During the current fiscal year, the Trust repaid the loans together with accrued interest of $1,400,000. As a result, the Company recorded the collection of the loans as other income (see note 15) and recorded the interest income. The Company believes it is very unlikely to be required to make any additional loans to the Trust, which by its terms must settle with its beneficiaries and dissolve by June 8, 1998.

  Contingent Pension Liabilities

  In connection with the Restructuring in 1993, a liability of $37.7 million for claims of the Pension Benefit Guaranty Corporation ("PBGC") related to pension liabilities for unpaid contributions and insurance premiums of certain pension plans (the "Plans") which were sponsored by certain companies which were, along with the Company, part of a "controlled group" of companies as defined by the Employee Retirement Income Security Act of 1974. The amount accrued was based on a PBGC calculated termination liability. As a result of agreements executed in fiscal 1997 giving the Company the right to assume sponsorship of the Plans in the event of certain defaults by the primary plan sponsors, the liability was adjusted to $26.6 million based on the pension benefit obligation of the Plans discounted at 7.25%, reduced by the market value of the Plans' assets. The corresponding reduction in the liability of $11.1 million was recorded in other nonoperating income in fiscal 1997 (see note 15).

  As a result of the failure of the Plan sponsors' to meet their obligations to the Plans in fiscal 1998, the Company assumed sponsorship of the Plans and merged them with an existing Company pension plan on October 14, 1997. The accrued liability for this matter was reclassified and is included in the determination of the Company's pension benefit liability at January 31, 1998.

  Contingent Liability with Respect to the Old Notes

  The reorganization plan provides for payment in full of 100% of the allowed claim of the holders of certain old notes ("Old Notes") of E-II Holdings, Inc. (predecessor to Astrum), including approximately $16.4 million of interest on overdue installments of interest accruing prior to the commencement of Astrum's bankruptcy case. Various parties have challenged the allowability of the claim on the basis that interest on overdue installments of interest is not permitted under applicable non-bankruptcy law. The Company provided for this contingent liability in its consolidated financial statements when it emerged from bankruptcy in the amount of $16.4 million.

  During fiscal 1997, $4.0 million of such claims were settled for $0.2 million, resulting in the recording of $3.8 million of other nonoperating income from the favorable settlement of this claim. The holders of the claim were Apollo Investment Fund, L.P. ("Apollo") and an affiliate of Apollo. At January 31, 1997, Apollo and its affiliates owned 45.75% of the Company's issued and outstanding common stock. During fiscal 1998, the Company recorded other income of $2,060,000 from the favorable settlement of $2,139,000 of such claims. Also, see note 15.

  As a result of a change in New York law in fiscal 1998, which adversely affected the Company's ability to favorably settle the remaining claims, the Company has entered into a non-binding agreement-in-principle to settle the remaining amount of these claims for approximately $9.4 million. At January 31, 1998, other accrued expenses include $10.3 million provided for these remaining claims. The Company expects final settlement to occur in fiscal 1999.

  Union Agreements

  Union membership in the Company's European manufacturing plants varies from country to country and is not officially known; however, it is probable that most of the workers are affiliated with a union. Most European

                    SAMSONITE CORPORATION AND SUBSIDIARIES
union contracts have a one-year term. In the United States, 770 production employees are unionized under a contract which next expires on April 9, 1999.

(15)OTHER INCOME (EXPENSE)--NET

  Other income (expense)--net from continuing operations consisted of the following:

                                                     YEAR ENDED JANUARY 31,
                                                     ------------------------
                                                      1998     1997     1996
                                                     -------  -------  ------
                                                         (IN THOUSANDS)
   Net gains from foreign currency forward delivery
    contracts....................................... $ 6,463  $ 2,829    (494)
   Rental income....................................   1,633    1,987   1,735
   Equity in loss of unconsolidated affiliate.......    (547)     (33)    --
   Foreign currency transaction losses, net.........  (1,834)    (211) (1,660)
   Favorable settlement of claims (note 14).........   2,060    3,802     --
   Adjustment of allowances relating to previous
    operations (a)..................................   5,299      529     --
   Adjustment of contingent tax accruals (b)........  12,700      --      --
   Collection of loan to settlement trust (note
    14).............................................   4,850      --      --
   Adjustment of liability for PBGC claims (note
    14).............................................     --    11,100     --
   Loss on disposition of fixed assets, net.........    (377)     (62)   (245)
   Gain on sale of television station...............     --       --    5,368
   Other, net.......................................  (1,953)  (1,120)   (737)
                                                     -------  -------  ------
                                                     $28,294  $18,821   3,967
                                                     =======  =======  ======

--------
(a) During fiscal 1998, the Company recorded other income resulting from the adjustment of accruals and allowances of $5,299,000 for potential environmental liability on real estate and factored receivables related to previous operations. The adjustments were made upon the termination of the claim period for the environmental matter and upon collection of the factored receivables.
(b) During fiscal 1998, certain contingencies related to tax matters arising prior to and accrued in conjunction with the Restructuring referred to in
    Note 1(b) have been resolved. As a result, the Company reduced the related accruals by $12,700,000. The resolution of such matters did not result in any cash payment or additional liability for taxes.

                     SAMSONITE CORPORATION AND SUBSIDIARIES

(16)QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  The following is a summary of the unaudited quarterly financial information:

                                              THREE MONTHS ENDED
                                  --------------------------------------------
                                  APRIL 30,  JULY 31,  OCTOBER 31, JANUARY 31,
                                    1997       1997       1997        1998
                                  ---------  --------  ----------- -----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
   Net sales..................... $169,562   179,545     211,104     176,664
                                  ========   =======     =======     =======
   Gross profit.................. $ 70,269    78,228      89,859      74,170
                                  ========   =======     =======     =======
   Income from continuing
    operations before
    extraordinary item........... $  8,499    20,291      23,519       4,568
                                  ========   =======     =======     =======
   Net income.................... $  1,866    17,301      16,955       4,577
                                  ========   =======     =======     =======
   Income per share--basic:
    Continuing operations before
     extraordinary item.......... $    .43      1.00        1.15         .22
                                  ========   =======     =======     =======
    Net income................... $    .09       .85         .83         .22
                                  ========   =======     =======     =======
   Income per share--assuming
    dilution:
    Continuing operations before
     extraordinary item.......... $    .41       .96        1.11         .22
                                  ========   =======     =======     =======
    Net income................... $    .09       .82         .80         .22
                                  ========   =======     =======     =======
                                              THREE MONTHS ENDED
                                  --------------------------------------------
                                  APRIL 30,  JULY 31,  OCTOBER 31, JANUARY 31,
                                    1996       1996       1996        1997
                                  ---------  --------  ----------- -----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
   Net sales..................... $169,867   179,440     203,817     188,014
                                  ========   =======     =======     =======
   Gross profit.................. $ 68,665    68,692      80,404      74,044
                                  ========   =======     =======     =======
   Income (loss) from continuing
    operations before
    extraordinary item........... $(10,802)   (6,183)      3,372       2,290
                                  ========   =======     =======     =======
   Net income (loss)............. $(10,802)   (6,183)      3,372       2,290
                                  ========   =======     =======     =======
   Income (loss) per share--
    basic:
    Continuing operations before
     extraordinary item.......... $  (0.68)    (0.39)       0.21        0.14
                                  ========   =======     =======     =======
    Net income (loss)............ $  (0.68)    (0.39)       0.21        0.14
                                  ========   =======     =======     =======
   Income (loss) per share--
    assuming dilution:
    Continuing operations before
     extraordinary item.......... $  (0.68)    (0.39)       0.20        0.13
                                  ========   =======     =======     =======
    Net income (loss)............ $  (0.68)    (0.39)       0.20        0.13
                                  ========   =======     =======     =======

                    SAMSONITE CORPORATION AND SUBSIDIARIES

(17)INDUSTRY AND GEOGRAPHICAL AREA INFORMATION

  The Company operates primarily in one industry consisting of the manufacture, marketing, and distribution of luggage, including softside and hardside suitcases, garment bags, casual bags, business cases and other travel bags. The Company's operations in non-luggage products and licensing of non-luggage products are not significant.

  Certain geographical data was as follows:

                                                      YEAR ENDED JANUARY 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
   Net sales:
    United States................................... $426,191  428,450  378,723
    Europe..........................................  284,641  285,841  276,219
    Other...........................................   52,275   43,551   27,881
    Eliminations....................................  (26,232) (16,704)  (7,614)
                                                     --------  -------  -------
                                                     $736,875  741,138  675,209
                                                     ========  =======  =======
   Operating income (loss):
    United States................................... $ 31,215   20,023   22,323
    Europe..........................................   36,722   28,492   27,569
    Other...........................................    4,106   (1,640)  (1,265)
                                                     --------  -------  -------
                                                       72,043   46,875   48,627
    Unallocated costs--net..........................   (2,741) (31,338) (58,003)
                                                     --------  -------  -------
     Operating income (loss) (a).................... $ 69,302   15,537   (9,376)
                                                     ========  =======  =======

                                                                  JANUARY 31,
                                                                ----------------
                                                                  1998    1997
                                                                -------- -------
                                                                 (IN THOUSANDS)
   Identifiable assets:
    United States.............................................. $371,965 342,148
    Europe.....................................................  162,286 169,696
    Other......................................................   59,327  39,035
    Corporate..................................................   16,471  41,779
                                                                -------- -------
     Total..................................................... $610,049 592,658
                                                                ======== =======

--------
(a) The Company enters into foreign exchange contracts in order to reduce its exposure to fluctuations in currency exchange rates (primarily the Belgian franc) on certain foreign operations and royalty agreements through the use of forward delivery commitments. For the years ended January 31, 1998, 1997 and 1996, the Company had net gains (losses) from such transactions of $6,463,000, $2,829,000 and $(494,000), respectively, which are included in nonoperating income (see note 15).

  Net sales and operating income in the United States includes export sales and the resulting operating income for products produced within the United States.

  Operating income (loss) represents net sales less operating expenses. In computing operating income (loss) none of the following items have been added or deducted: interest income, interest expense, other-- net, income taxes, minority interest, operations discontinued and sold and extraordinary items. General corporate expenses and amortization of reorganization value in excess of identifiable assets are included in unallocated costs-net.

                    SAMSONITE CORPORATION AND SUBSIDIARIES

  Identifiable assets by geographic area are those assets that are used in the Company's operations in each geographic area. Corporate assets consist of inactive corporations which hold cash, fixed assets, other receivables, investments and reorganization value in excess of identifiable assets.

  For its foreign subsidiaries, the Company translates net assets at exchange rates prevailing at the period ending date. Income and expenses are translated at the average exchange rate during the period.

  Net assets of the foreign subsidiaries were $135,347,000 and $124,047,000 at January 31, 1998 and 1997, respectively. Included as a reduction to stockholders' equity is the cumulative foreign currency translation adjustment amounting to $14,449,000 and $5,337,000 at January 31, 1998 and 1997,
respectively.

(18)PUBLIC STOCK OFFERING

  On February 11, 1997, the Company completed the sale of 3,300,000 shares of its common stock in a public offering and received net cash proceeds therefrom of approximately $130,200,000. In addition, the former CEO (see note 10) exercised options for 1,853,668 common shares and sold these shares in the public offering. The Company received approximately $6,600,000 in cash from the exercise of these options.

(19)SUBSEQUENT EVENT--REPURCHASE OF SUBSTANTIALLY ALL OF THE 11 1/8% SERIES B SUBORDINATED NOTES.

  Subsequent to year end, the Company announced an offer to purchase and consent solicitation of the holders of the 11 1/8% Series B Subordinated Notes (the "Series B Notes"). The amount payable by the Company to purchase all of the Series B Notes and obtain consents of the holders thereof, as determined pursuant to the offer and consent solicitation, was 115.35% of the principal amount plus accrued interest. The amount payable consisted of 112.35% of the principal amount representing the purchase price of the Series B Notes tendered and 3% of the principal amount for the consent to certain amendments to the subordinated note indenture.

  The offer expired on April 23, 1998 with the Company repurchasing $52,269,000 principal amount of the Series B Notes on April 24, 1998 for an aggregate purchase price of $60,290,000. The Company also paid accrued interest of $1,599,000. The Company will record an extraordinary loss of approximately $6,300,000 in the first quarter of fiscal 1999 representing the purchase premium of $8,021,000, the write-off of the deferred financing costs of $1,527,000, and other expenses of the transaction, net of tax benefit.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Samsonite Holdings Inc.

  We have audited the accompanying balance sheet of Samsonite Holdings Inc. as of August 5, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Samsonite Holdings Inc. as of August 5, 1998 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Denver, Colorado
August 6, 1998

                            SAMSONITE HOLDINGS INC.
              (A WHOLLY OWNED SUBSIDIARY OF SAMSONITE CORPORATION)

                                 BALANCE SHEET
                              AS OF AUGUST 5, 1998

Current asset - cash...................................................... $100
                                                                           ====
Stockholder's equity:
 Common stock ($.01 par value; 1,000 shares authorized;
  10 shares issued and outstanding)....................................... $ --
 Additional paid-in capital...............................................  100
                                                                           ----
  Total stockholder's equity.............................................. $100
                                                                           ====



                    See accompanying note to balance sheet.

                            SAMSONITE HOLDINGS INC.
             (A WHOLLY OWNED SUBSIDIARY OF SAMSONITE CORPORATION)

                             NOTE TO BALANCE SHEET
                                AUGUST 5, 1998

(1) GENERAL

  Samsonite Holdings Inc. ("Holdings") was incorporated on August 3, 1998 under Delaware law and is a wholly owned subsidiary of Samsonite Corporation ("Samsonite"). Holdings has no operations.

  Holdings was formed in the event that Samsonite elects to exchange its outstanding senior preferred stock for debt securities of Holdings. If such election were made, it is currently contemplated that Holdings would become a holding company of Samsonite through a merger transaction pursuant to Section 251(g) of the Delaware General Corporation Law. Subsequent to the merger, the sole material asset of Holdings would be the capital stock of Samsonite and Holdings would have no material liabilities other than in respect of the debt securities issued by Holdings in exchange for the outstanding senior preferred stock of Samsonite.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, HOLDINGS OR THE INITIAL PURCHASER. THIS PRO-SPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES NOR DOES IT CONSTITUTE
AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                ---------------
                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Forward-Looking Statements............................................... iii
Available Information.................................................... iii
Incorporation of Certain Documents by Reference.......................... iii
Prospectus Summary.......................................................   1
Risk Factors.............................................................  19
The Recapitalization.....................................................  27
Concurrent Offering......................................................  28
Use of Proceeds..........................................................  28
Capitalization...........................................................  29
Selected Historical and Pro Forma Consolidated Financial Information.....  30
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  38
The Exchange Offer.......................................................  56
Business.................................................................  63
Management...............................................................  74
Security Ownership of Certain Beneficial Owners and Management...........  77
Description of Senior Preferred Stock and Exchange Debentures............  79
Book-Entry; Delivery and Form............................................ 115
Description of New Credit Facility....................................... 119
Description of Capital Stock............................................. 120
Certain U.S. Federal Income Tax
 Considerations.......................................................... 124
Plan of Distribution..................................................... 130
Legal Matters............................................................ 130
Experts.................................................................. 130
Index to Consolidated Financial Statements............................... F-1

  UNTIL NOVEMBER 24, 1998 (90 DAYS FOLLOWING THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW SENIOR PREFERRED STOCK WHETHER OR
NOT PARTICIPATING IN THE EXCHANGE OFFER MAY BE REQUIRED TO DELIVER A
PROSPECTUS.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                             SAMSONITE CORPORATION

     SHARES OF 13 7/8% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK

             13 7/8% JUNIOR SUBORDINATED DEBENTURES DUE 2010

                            SAMSONITE HOLDINGS INC.

                    13 7/8% SENIOR DEBENTURES DUE 2010


                            ----------------------

                                  PROSPECTUS

                            ----------------------

                             AUGUST 26, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

      Samsonite Corporation's (the "Company") Amended and Restated Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors of the Company as an employee or agent of the Company or as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company, in accordance with the By-Laws of the Company, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware (the "DGCL"), as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Company's Amended and Restated Certificate of Incorporation also specifically authorizes the Company to enter into one or more agreements with any person which provide for indemnification greater or different than that provided by the Company's Amended and Restated Certificate of Incorporation.

      The Company's By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the next paragraph with respect to Proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

      Pursuant to the Company's By-Laws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The Company's By-Laws provide that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The Company's By-Laws provide that following any "change in control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

      The Company's By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the Company's By-Laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-Laws permit the Company to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. In addition, the Company's By-Laws authorize the Company, to the extent authorized from time to time by the Company's Board of Directors, to grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any Proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of the Company's By-Laws with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

      The Company's By-Laws provide that the right to indemnification conferred therein shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the Company's By-Laws or otherwise.

      If the Company elects to have Samsonite Holdings Inc. ("Holdings") issue the 13 7/8% Senior Debentures due 2010 of Holdings registered hereby, it is currently contemplated that Holdings would become a holding company of the Company through a merger transaction pursuant to
    Section 251(g) of the Delaware General Corporation Law and, accordingly, the Certificate of Incorporation and By-Laws of Holdings immediately following the effective time of the merger would contain provisions identical to the Certificate of Incorporation and By-Laws of the Company immediately prior to the effective time of the merger.

    INDEMNIFICATION AGREEMENTS

      The Company has entered into indemnification agreements with certain of the Company's directors and officers. The indemnification agreements require, among other things, the Company to indemnify the directors and officers to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company will also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although such indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Company's Amended and Restated Certificate of Incorporation and the Company's By-Laws, they provide greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights provided therein. Indemnification for officers of the Company is or will be provided for in their respective employment agreements.

ITEM 21. EXHIBITS.

  The following is a list of Exhibits, which were previously filed, are filed herewith or incorporated herein by reference:

 EXHIBIT                         DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  2.1    Distribution Agreement, dated as of July 14, 1995, between the Company and Culligan Water Technologies, Inc.(1)
  2.2    Tax Sharing Agreement, dated as of July 14, 1995, between the Company and Culligan Water Technologies, Inc.(1)
  2.3    Company's Second Amended Plan of Reorganization Under Chapter 11 of
         the Bankruptcy Code, dated February 17, 1993 (the "Plan").(2)
  2.4    Modification of the Plan, dated May 21, 1993.(3)
  2.5    Notice to holders of Notes regarding the Stock Elections described in the Plan.(3)
  2.6    Order of the United States Bankruptcy Court for the Southern District
         of New York, dated May 25, 1993, confirming the Plan and authorizing and directing certain actions in connection therewith.(3)
  3.1    Amended and Restated Certificate of Incorporation of the Company.(4)
  3.2    Certificate of Ownership and Merger dated July 14, 1995.(1)
  3.3    By-Laws of the Company.(4)
  3.4    Certificate of Incorporation of Samsonite Holdings Inc.*
  3.5    By-Laws of Samsonite Holdings Inc.*
  4.1    Certificate of Designation of the Powers, Preferences and Relative,
         Participating, Optional and other Special Rights of 13 7/8% Senior
         Redeemable Exchangeable Preferred Stock and Qualifications,
         Limitations and Restrictions thereof.*
  4.2    Certificate of Correction to the Certificate of Designation of the
         Powers, Preferences and Relative, Participating, Optional and other
         Special Rights of 13 7/8% Senior Redeemable Exchangeable Preferred
         Stock and Qualifications, Limitations and Restrictions thereof.*
  4.3    Indenture, in respect of the 13 7/8% Junior Subordinated Debentures due 2010 of the Company, dated as of June 24, 1998, between the
         Company and United States Trust Company of New York.*
  4.4    Form of Indenture, in respect of the 13 7/8% Senior Debentures due
         2010 of Holdings, to be dated as of the Exchange Date, between
         Samsonite Holdings Inc. and United States Trust Company of New York.*
  4.5    Registration Rights Agreement, in respect of the 13 7/8% Senior
         Redeemable Exchangeable Preferred Stock, dated as of June 24, 1998, between the Company and CIBC Oppenheimer Corp.*
  4.6    Indenture, in respect of the 10 3/4% Senior Subordinated Notes due
         2008, dated as of June 24, 1998, between the Company and United States
         Trust Company of New York.*
  4.7    Registration Rights Agreement, in respect of the 10 3/4% Senior
         Subordinated Notes due 2008, dated as of June 24, 1998, by and among the Company, CIBC Oppenheimer Corp., BancAmerica Robertson Stephens,
         BancBoston Securities Inc. and Goldman, Sachs & Co.*
  5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
 10.1    Second Amended and Restated Multicurrency Revolving Credit and Term
         Loan Agreement, dated as of June 24, 1998, between the Company,
         Samsonite Europe N.V. and Bank of America National Trust and Savings
         Association, BankBoston N.A. and various other lending institutions,
         Bank of America National Trust and Savings Association, as
         Administrative Agent, BankBoston, N.A., as Syndication Agent, Canadian
         Imperial Bank of Commerce, as Documentation Agent and BancAmerica
         Robertson Stephens and BancBoston Securities Inc., as Arrangers.*
 10.2    Rights Agreement, dated as of May 12, 1998, between the Company and
         BankBoston, N.A. as Rights Agent, including the form of Certificate of
         Designation, Preferences and Rights setting forth the terms of the
         Series B Junior Participating Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series B Junior Participating
         Preferred Stock as Exhibit C.(14)
 10.3    Stock Option Agreement, dated as of May 15, 1996, between the Company and Richard R. Nicolosi.(8)

 EXHIBIT                         DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.4    Form of Indemnification Agreement entered into or to be entered into by the Company with each of R. Theodore Ammon, Leon D. Black, Robert
         H. Falk, Thomas J. Leonard, Marc J. Rowan, Stephen J. Solarz, Gregory
         Wm. Hunt, Carl C. Ichan, Mark H. Rachesky and Robert L. Rosen.(3)
 10.5    Employment Agreement, dated as of February 1, 1998, between the
         Company and Thomas R. Sandler.(13)
 10.6    Consulting Agreement, dated as of February 1, 1998, between Samsonite
         Europe N.V. and Luc Van Nevel.(13)
 10.7    Executive Management Agreement, dated February 1, 1998, between the
         Company and Luc Van Nevel.(13)
 10.8    Employment Agreement, dated as of February 1, 1998, between Samsonite
         GmbH and Karlheinz Tretter.(13)
 10.9    Overall Agreement, dated as of February 1, 1998, between the Company and Karlheinz Tretter.(13)
 10.10   Samsonite Corporation 1995 Stock Option and Incentive Award Plan (as
         amended in 1996).(10)
 10.11   Samsonite Corporation 1995 Stock Option and Incentive Award Plan,
         Second Amendment.(9)
 10.12   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Thomas J. Leonard.(4)
 10.13   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Thomas R. Sandler.(4)
 10.14   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Luc Van Nevel.(4)
 10.15   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Karlheinz Tretter.(4)
 10.16   Registration Rights Agreement, dated as of May 15, 1996, between the
         Company and Richard R. Nicolosi.(5)
 10.17   Stock Sale Agreement, dated as of May 16, 1996, between the Company and Richard R. Nicolosi.(5)
 10.18   Agreement, made as of June 11, 1998, between the Company and Luc Van
         Nevel.*
 10.19   Agreement, made as of June 11, 1998, between the Company and Thomas R.
         Sandler.*
 10.20   Form of Stock Option Agreement for Awards under the 1995 Stock Option and Incentive Award Plan (as amended in 1996).(8)
 10.21   Samsonite Corporation 1996 Directors' Stock Plan.(10)
 10.22   Final Settlement Agreement, made as of June 20, 1996, among the
         Company, the Pension Benefit Guaranty Corporation and others named therein (including exhibits thereto), with respect to the Schenley
         Pension Plan.(6)
 10.23   Final Settlement Agreement, made as of June 20, 1996, among the
         Company, the Pension Benefit Guaranty Corporation and others named therein (including exhibits thereto), with respect to the McCrory
         Pension Plan.(6)
 10.24   Purchase Agreement, dated as of June 13, 1996, between the Company and
         Artemis America Partnership and Apollo Investment Fund, L.P.(6)
 10.25   Employment Agreement, effective as of August 1, 1996, between the
         Company and John P. Murtagh.(7)
 10.26   Amended and Restated Employment Agreement, dated as of October 1,
         1997, between the Company and John P. Murtagh.(11)
 10.27   Employment Agreement, effective as of September 16, 1996, between the
         Company and Robert P. Baird, Jr.(7)
 10.28   Employment Agreement, effective as of August 4, 1996, between the
         Company and James E. Barch.(7)
 10.29   Employment Agreement, effective as of September 10, 1996, between the
         Company and Gary D. Ervick.(7)

 EXHIBIT                         DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.30   Amended and Restated Option Agreement, dated as of October 1, 1997, between the Company and John P. Murtagh.(11)
 10.31   Stock Option Agreement, dated as of September 16, 1996, between the
         Company and Robert P. Baird, Jr.(7)
 10.32   Stock Option Agreement, dated as of August 5, 1996, between the
         Company and James E. Barch.(7)
 10.33   Stock Option Agreement, dated as of August 21, 1996, between the
         Company and Gary D. Ervick.(7)
 10.34   Stock Option Agreement, dated as of October 29, 1996, between the
         Company and Thomas R. Sandler.(12)
 10.35   Stock Option Agreement, dated as of October 29, 1996, between the
         Company and Karlheinz Tretter.(12)
 10.36   Stock Option Agreement, dated as of January 16, 1997, between the
         Company and Gary D. Ervick.(12)
 10.37   Employment Agreement, effective as of February 1, 1998, between the
         Company and Richard H. Wiley.(13)
 10.38   Employment Agreement, effective as of February 1, 1998, between the
         Company and Carlo Zezza.(13)
 10.39   Trademark Purchase and Assignment Agreement, dated as of October 31,
         1997, between the Company's subsidiary, McGregor L.L.C. and McGregor
         International Licensing N.V.(11)
 10.40   Trademark Option Agreement, dated as of October 31, 1997, between the
         Company's subsidiary, McGregor L.L.C. and McGregor International
         Licensing N.V.(11)
 12.1    Statements re: Computation of Ratios.*
 21.1    Subsidiaries of the Company.(12)
 23.1    Consent of KPMG Peat Marwick LLP in respect of the Company.
 23.2    Consent of KPMG Peat Marwick LLP in respect of Holdings.
 23.3    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).*
 25.1    Form T-1 Statement of Eligibility of Trustee with respect to the
         Indenture for the 13 7/8% Junior Subordinated Debentures due 2010 of
         the Company.
 25.2    Form T-1 Statement of Eligibility of Trustee with respect to the Form of Indenture for the 13 7/8% Senior Debentures due 2010 of Holdings.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Letter to Clients.*
 99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees.*

--------

 *  Filed previously.
 (1) Incorporated by reference from the Registration Statement on Form S-4 (Registration No. 33-95642).
 (2) Incorporated by reference from the Application for Qualification of Indenture on Form T-3 (File No. 22-24448).
 (3) Incorporated by reference from the Registration Statement on Form S-1 (Registration No. 33-71224).
 (4) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 (File No. 0-23214).
 (5) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended April 30, 1996 (File No. 0-23214).
 (6) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended July 31, 1996 (File No. 0-23214).
 (7) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended October 31, 1996 (File No. 0-23214).
 (8) Incorporated by reference from the Registration Statement on Form S-8 filed June 7, 1996 (File No. 333-05467).

 (9) Incorporated by reference from the Registration Statement on Form S-8 filed January 30, 1997 (File No. 333-20775).
(10) Incorporated by reference from the Proxy Statement filed May 24, 1996.
(11) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended October 31, 1997 (File No. 0-23214).
(12) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (File No. 0-23214).
(13) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (File No. 0-23214).
(14) Incorporated by reference from the Company's Report on Form 8-K filed May 13, 1998 (File No. 0-23214).

ITEM 22. UNDERTAKINGS.

  The undersigned registrants hereby undertake as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado on the 24th day of August, 1998.

                                          SAMSONITE CORPORATION

                                              /s/ D. Michael Clayton
                                          By: _________________________________
                                             Name:  D. Michael Clayton

                                             Title: General Counsel and Vice
                                                     President - Legal


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON ITS BEHALF BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
                                          Chairman of the
                *                              Board           August 24, 1998
      ---------------------------
      Richard R. Nicolosi

                                          President and Chief
                *                          Executive Officer   August 24, 1998
      ---------------------------          and Director
      Luc Van Nevel                        (principal
                                           executive officer)


                *                          Director            August 24, 1998
      ---------------------------
      R. Theodore Ammon


                *                          Director            August 24, 1998
      ---------------------------
      Bernard Attal


                *                          Director            August 24, 1998
      ---------------------------
      Leon D. Black


                *                          Director            August 24, 1998
      ---------------------------
      Robert H. Falk



              SIGNATURE                         TITLE                DATE


                    *                         Director         August 24, 1998
          ---------------------------
          Mark H. Rachesky


                    *                         Director         August 24, 1998
          ---------------------------
          Robert L. Rosen


                    *                         Director         August 24, 1998
          ---------------------------
          Marc J. Rowan


                    *                         Director         August 24, 1998
          ---------------------------
          Stephen J. Solarz


                    *                     Chief Financial      August 24, 1998
          ---------------------------      Officer (principal
          Richard H. Wiley                 financial and
                                           accounting officer)


          *By: /s/ D. Michael Clayton     Attorney-in-Fact     August 24, 1998
          ---------------------------
          D. Michael Clayton


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado on the 24th day of August, 1998.

                                         SAMSONITE HOLDINGS INC.

                                            /s/ Thomas R. Sandler
                                         By: __________________________________
                                            Name: Thomas R. Sandler
                                            Title: Senior Vice President and
                                                    Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON ITS BEHALF BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                  TITLE                 DATE

                   *                     President and       August 24, 1998
      ---------------------------         Director
      Luc Van Nevel                       (principal
                                          executive officer)

      /s/ Thomas R. Sandler              Senior Vice         August 24, 1998
      ---------------------------         President and
      Thomas R. Sandler                   Secretary


                   *                     Chief Financial     August 24, 1998
      ---------------------------         Officer and
      Richard H. Wiley                    Treasurer
                                          (principal
                                          financial and
                                          accounting
                                          officer)


      *By: /s/ Thomas R. Sandler         Attorney-in-Fact    August 24, 1998
      ---------------------------
      Thomas R. Sandler

                               INDEX TO EXHIBITS

 EXHIBIT                         DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  2.1    Distribution Agreement, dated as of July 14, 1995, between the Company and Culligan Water Technologies, Inc.(1)
  2.2    Tax Sharing Agreement, dated as of July 14, 1995, between the Company and Culligan Water Technologies, Inc.(1)
  2.3    Company's Second Amended Plan of Reorganization Under Chapter 11 of
         the Bankruptcy Code, dated February 17, 1993 (the "Plan").(2)
  2.4    Modification of the Plan, dated May 21, 1993.(3)
  2.5    Notice to holders of Notes regarding the Stock Elections described in the Plan.(3)
  2.6    Order of the United States Bankruptcy Court for the Southern District
         of New York, dated May 25, 1993, confirming the Plan and authorizing and directing certain actions in connection therewith.(3)
  3.1    Amended and Restated Certificate of Incorporation of the Company.(4)
  3.2    Certificate of Ownership and Merger dated July 14, 1995.(1)
  3.3    By-Laws of the Company.(4)
  3.4    Certificate of Incorporation of Samsonite Holdings Inc.*
  3.5    By-Laws of Samsonite Holdings Inc.*
  4.1    Certificate of Designation of the Powers, Preferences and Relative,
         Participating, Optional and other Special Rights of 13 7/8% Senior
         Redeemable Exchangeable Preferred Stock and Qualifications,
         Limitations and Restrictions thereof.*
  4.2    Certificate of Correction to the Certificate of Designation of the
         Powers, Preferences and Relative, Participating, Optional and other
         Special Rights of 13 7/8% Senior Redeemable Exchangeable Preferred
         Stock and Qualifications, Limitations and Restrictions thereof.*
  4.3    Indenture, in respect of the 13 7/8% Junior Subordinated Debentures due 2010 of the Company, dated as of June 24, 1998, between the
         Company and United States Trust Company of New York.*
  4.4    Form of Indenture, in respect of the 13 7/8% Senior Debentures due
         2010 of Holdings, to be dated as of the Exchange Date, between
         Samsonite Holdings Inc. and United States Trust Company of New York.*
  4.5    Registration Rights Agreement, in respect of the 13 7/8% Senior
         Redeemable Exchangeable Preferred Stock, dated as of June 24, 1998, between the Company and CIBC Oppenheimer Corp.*
  4.6    Indenture, in respect of the 10 3/4% Senior Subordinated Notes due
         2008, dated as of June 24, 1998, between the Company and United States
         Trust Company of New York.*
  4.7    Registration Rights Agreement, in respect of the 10 3/4% Senior
         Subordinated Notes due 2008, dated as of June 24, 1998, by and among the Company, CIBC Oppenheimer Corp., BancAmerica Robertson Stephens,
         BancBoston Securities Inc. and Goldman, Sachs & Co.*
  5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
 10.1    Second Amended and Restated Multicurrency Revolving Credit and Term
         Loan Agreement, dated as of June 24, 1998, between the Company,
         Samsonite Europe N.V. and Bank of America National Trust and Savings
         Association, BankBoston N.A. and various other lending institutions,
         Bank of America National Trust and Savings Association, as
         Administrative Agent, BankBoston, N.A., as Syndication Agent, Canadian
         Imperial Bank of Commerce, as Documentation Agent and BancAmerica
         Robertson Stephens and BancBoston Securities Inc., as Arrangers.*
 10.2    Rights Agreement, dated as of May 12, 1998, between the Company and
         BankBoston, N.A. as Rights Agent, including the form of Certificate of
         Designation, Preferences and Rights setting forth the terms of the
         Series B Junior Participating Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series B Junior Participating
         Preferred Stock as Exhibit C.(14)
 10.3    Stock Option Agreement, dated as of May 15, 1996, between the Company and Richard R. Nicolosi.(8)

 EXHIBIT                         DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.4    Form of Indemnification Agreement entered into or to be entered into by the Company with each of R. Theodore Ammon, Leon D. Black, Robert
         H. Falk, Thomas J. Leonard, Marc J. Rowan, Stephen J. Solarz, Gregory
         Wm. Hunt, Carl C. Ichan, Mark H. Rachesky and Robert L. Rosen.(3)
 10.5    Employment Agreement, dated as of February 1, 1998, between the
         Company and Thomas R. Sandler.(13)
 10.6    Consulting Agreement, dated as of February 1, 1998, between Samsonite
         Europe N.V. and Luc Van Nevel.(13)
 10.7    Executive Management Agreement, dated February 1, 1998, between the
         Company and Luc Van Nevel.(13)
 10.8    Employment Agreement, dated as of February 1, 1998, between Samsonite
         GmbH and Karlheinz Tretter.(13)
 10.9    Overall Agreement, dated as of February 1, 1998, between the Company and Karlheinz Tretter.(13)
 10.10   Samsonite Corporation 1995 Stock Option and Incentive Award Plan (as
         amended in 1996).(10)
 10.11   Samsonite Corporation 1995 Stock Option and Incentive Award Plan,
         Second Amendment.(9)
 10.12   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Thomas J. Leonard.(4)
 10.13   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Thomas R. Sandler.(4)
 10.14   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Luc Van Nevel.(4)
 10.15   Stock Option Agreement, dated as of February 20, 1996, between the
         Company and Karlheinz Tretter.(4)
 10.16   Registration Rights Agreement, dated as of May 15, 1996, between the
         Company and Richard R. Nicolosi.(5)
 10.17   Stock Sale Agreement, dated as of May 16, 1996, between the Company and Richard R. Nicolosi.(5)
 10.18   Agreement, made as of June 11, 1998, between the Company and Luc Van
         Nevel.*
 10.19   Agreement, made as of June 11, 1998, between the Company and Thomas R.
         Sandler.*
 10.20   Form of Stock Option Agreement for Awards under the 1995 Stock Option and Incentive Award Plan (as amended in 1996).(8)
 10.21   Samsonite Corporation 1996 Directors' Stock Plan.(10)
 10.22   Final Settlement Agreement, made as of June 20, 1996, among the
         Company, the Pension Benefit Guaranty Corporation and others named therein (including exhibits thereto), with respect to the Schenley
         Pension Plan.(6)
 10.23   Final Settlement Agreement, made as of June 20, 1996, among the
         Company, the Pension Benefit Guaranty Corporation and others named therein (including exhibits thereto), with respect to the McCrory
         Pension Plan.(6)
 10.24   Purchase Agreement, dated as of June 13, 1996, between the Company and
         Artemis America Partnership and Apollo Investment Fund, L.P.(6)
 10.25   Employment Agreement, effective as of August 1, 1996, between the
         Company and John P. Murtagh.(7)
 10.26   Amended and Restated Employment Agreement, dated as of October 1,
         1997, between the Company and John P. Murtagh.(11)
 10.27   Employment Agreement, effective as of September 16, 1996, between the
         Company and Robert P. Baird, Jr.(7)
 10.28   Employment Agreement, effective as of August 4, 1996, between the
         Company and James E. Barch.(7)
 10.29   Employment Agreement, effective as of September 10, 1996, between the
         Company and Gary D. Ervick.(7)

 EXHIBIT                         DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.30   Amended and Restated Option Agreement, dated as of October 1, 1997, between the Company and John P. Murtagh.(11)
 10.31   Stock Option Agreement, dated as of September 16, 1996, between the
         Company and Robert P. Baird, Jr.(7)
 10.32   Stock Option Agreement, dated as of August 5, 1996, between the
         Company and James E. Barch.(7)
 10.33   Stock Option Agreement, dated as of August 21, 1996, between the
         Company and Gary D. Ervick.(7)
 10.34   Stock Option Agreement, dated as of October 29, 1996, between the
         Company and Thomas R. Sandler.(12)
 10.35   Stock Option Agreement, dated as of October 29, 1996, between the
         Company and Karlheinz Tretter.(12)
 10.36   Stock Option Agreement, dated as of January 16, 1997, between the
         Company and Gary D. Ervick.(12)
 10.37   Employment Agreement, effective as of February 1, 1998, between the
         Company and Richard H. Wiley.(13)
 10.38   Employment Agreement, effective as of February 1, 1998, between the
         Company and Carlo Zezza.(13)
 10.39   Trademark Purchase and Assignment Agreement, dated as of October 31,
         1997, between the Company's subsidiary, McGregor L.L.C. and McGregor
         International Licensing N.V.(11)
 10.40   Trademark Option Agreement, dated as of October 31, 1997, between the
         Company's subsidiary, McGregor L.L.C. and McGregor International
         Licensing N.V.(11)*
 12.1    Statements re: Computation of Ratios.*
 21.1    Subsidiaries of the Company.(12)
 23.1    Consent of KPMG Peat Marwick LLP in respect of the Company.
 23.2    Consent of KPMG Peat Marwick LLP in respect of Holdings.
 23.3    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).*
 25.1    Form T-1 Statement of Eligibility of Trustee with respect to the
         Indenture for the 13 7/8% Junior Subordinated Debentures due 2010 of
         the Company.
 25.2    Form T-1 Statement of Eligibility of Trustee with respect to the Form of Indenture for the 13 7/8% Senior Debentures due 2010 of Holdings.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Letter to Clients.*
 99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees.*

--------

 *Previously filed.
 (1) Incorporated by reference from the Registration Statement on Form S-4 (Registration No. 33-95642).
 (2) Incorporated by reference from the Application for Qualification of Indenture on Form T-3 (File No. 22-24448).
 (3) Incorporated by reference from the Registration Statement on Form S-1 (Registration No. 33-71224).
 (4) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 (File No. 0-23214).
 (5) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended April 30, 1996 (File No. 0-23214).
 (6) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended July 31, 1996 (File No. 0-23214).
 (7) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended October 31, 1996 (File No. 0-23214).
 (8) Incorporated by reference from the Registration Statement on Form S-8 filed June 7, 1996 (File No. 333-05467).

 (9) Incorporated by reference from the Registration Statement on Form S-8 filed January 30, 1997 (File No. 333-20775).
(10) Incorporated by reference from the Proxy Statement filed May 24, 1996.
(11) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended October 31, 1997 (File No. 0-23214).
(12) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (File No. 0-23214).
(13) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (File No. 0-23214).
(14) Incorporated by reference from the Company's Report on Form 8-K filed May 13, 1998 (File No. 0-23214).